As filed with the U.S. Securities and Exchange Commission on September 20, 2024

Registration No. 333-280834

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Pre-Effective Amendment No. 1 to

Form F-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Metros Development Co., Ltd.

(Exact name of Registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English)

Japan	6552	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Metros Development Co., Ltd.

Tolerance Ginza Building 6F

3-9-7, Ginza, Chuo-ku

Tokyo 1040061, Japan

Telephone: +81 3-6457-9420

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

Telephone: (800) 221-0102

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Laura Anthony, Esq. Craig D. Linder, Esq. Anthony, Linder & Cacomanolis, PLLC 1700 Palm Beach Lakes Blvd., Suite 820 West Palm Beach, Florida 33401 Telephone: (561) 514-0936	Louis A. Bevilacqua, Esq. Bevilacqua PLLC 1050 Connecticut Avenue, NW, Suite 500 Washington, DC 20036 Telephone: (202) 869-0888

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant files a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement becomes effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This preliminary prospectus does not constitute an offer to sell or a solicitation of an offer to purchase securities in any jurisdiction where offer or sale is not authorized.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED SEPTEMBER 20, 2024

METROS DEVELOPMENT CO., LTD.

2,500,000 Common Shares

We are offering 2,500,000 common shares, no par value. This is our initial public offering. Prior to the offering, there has been no public market for our common shares. We expect the initial public offering price to be between $5.50 and $6.50 per share. For purposes of this prospectus, the assumed initial public offering price per share is $6.00, the midpoint of the anticipated price range.

We have applied to list our common shares on The Nasdaq Capital Market (the “Nasdaq”) under the symbol “MTRS”. We believe that upon the completion of the offering contemplated by this prospectus, we will meet the standards for listing on the Nasdaq. We cannot guarantee that we will be successful in listing our common shares on the Nasdaq; however, we will not complete this offering unless we are so listed.

Currently, Yoshihiro Koshiba, our Chief Executive Officer and a member of our board of directors, beneficially owns 35,000,000 common shares, which represent approximately 71.43% of the voting power of our outstanding common shares. Following this offering, Mr. Koshiba will control approximately 67.96% of the voting power of our outstanding common shares if all the common shares are sold (or 67.47% of our outstanding voting power if the underwriters exercise the over-allotment option in full). As a result of his voting power, he will be able to control any action requiring the general approval of our shareholders, including the election of our board of directors, the adoption of amendments to our articles of incorporation and the approval of any merger or sale of substantially all of our assets. If we are approved to list our common shares on the Nasdaq, we will be a “controlled company” as defined in Rule 5615(c)(1) of the Nasdaq listing standards because more than 50% of our voting power will be held by Mr. Koshiba after the offering. As a “controlled company,” we are exempt by Rule 5615(c)(2) of the Nasdaq listing standards from certain corporate governance requirements. Accordingly, you may not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of the Nasdaq. See “Prospectus Summary—Implications of Being a Controlled Company.”

We are an “emerging growth company” under the federal securities laws and, as such, we have elected to comply with certain reduced public company reporting requirements for this prospectus and future filings. See “Prospectus Summary— Implications of Being an Emerging Growth Company and a Foreign Private Issuer.”

Investing in our common shares involves a high degree of risk. Before purchasing any shares, potential investors should carefully read the discussion of the material risks of investing in our common shares under the heading “Risk Factors” beginning on page 13 of this prospectus.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or recognized the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

	Per share		Total
Public offering price	$	[●]	$	[●]
Underwriting discounts and commissions (1)	$	[●]	$	[●]
Proceeds, before expenses, to us	$	[●]	$	[●]

(1)	See “Underwriters” beginning on page 92 of this prospectus for additional information regarding the compensation payable to the underwriters.

We have granted a 45-day option to the underwriters to purchase up to 375,000 additional common shares solely to cover over-allotments, if any. If the underwriters exercise the option in full, the total underwriting cash discounts and commissions payable by us will be $1,207,500, and the total proceeds to us, before expenses, will be $16,042,500.

Delivery of the common shares is expected to be made on or about [●], 2024.

Joint Book-Runners

Loop Capital Markets	Kingswood Capital Partners, LLC

The date of this prospectus is              , 2024

You should rely only on the information contained in this prospectus and any free writing prospectus prepared by us. Neither we nor the underwriters have authorized anyone to provide you with information that is different, and neither we nor the underwriters take any responsibility for, and provide any assurance as to the reliability of, any information, other than the information in this prospectus and any free writing prospectus prepared by us. We are offering to sell our common shares, and seeking offers to buy our common shares, only in jurisdictions where such offers and sales are permitted. This prospectus is not an offer to sell, or a solicitation of an offer to buy, our common shares in any jurisdiction where, or under any circumstances under which, the offer, sale, or solicitation is not permitted. The information in this prospectus and in any free writing prospectus prepared by us is accurate only as of the date on its respective cover, regardless of the time of delivery of this prospectus or any free writing prospectus or the time of any sale of our common shares. Our business, results of operations, financial condition, or prospects may have changed since those dates.

Before you invest in our common shares, you should read the registration statement (including the exhibits thereto and the documents incorporated by reference therein) of which this prospectus forms a part.

For investors outside of the United States: Neither we nor the underwriters have done anything that would permit this offering, or the possession or distribution of this prospectus, in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about, and observe any restrictions relating to, this offering and the distribution of this prospectus.

Notice to prospective investors in Japan: Our common shares have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act of Japan. Accordingly, none of our common shares nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations, and ministerial guidelines of Japan in effect at the relevant time.

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Cautionary Note Regarding Forward-Looking Statements

This prospectus contains forward-looking statements that reflect our current expectations and views of future events, all of which are subject to risks and uncertainties. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. You can find many (but not all) of these statements by the use of words such as “approximates,” “believes,” “hopes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “plans,” “will,” “would,” “should,” “could,” “may” or other similar expressions in this prospectus. These statements are likely to address our growth strategy, financial results, and product and development programs. You must carefully consider any such statements and should understand that many factors could cause actual results to differ from our forward-looking statements. These factors may include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not. No forward-looking statement can be guaranteed, and actual future results may vary materially. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

●	the size and growth potential of the markets for our products or services, and our ability to serve those markets;

●	the rate and degree of market acceptance of our products or services;

●	our ability to expand our sales organization to address effectively existing and new markets that we intend to target;

●	the impact from future regulatory, judicial, and legislative changes or developments in the U.S. and foreign countries;

●	our ability to compete effectively in a competitive industry;

●	our ability to obtain funding for our operations;

●	our ability to attract collaborators and strategic partnerships;

●	our ability to continue to meet the Nasdaq requirements;

●	our ability to meet our other financial operating objectives;

●	the availability of qualified employees for our business operations;

●	general business and economic conditions;

●	our ability to meet our financial obligations as they become due;

●	positive cash flows and financial viability of our operations and new business opportunities;

●	ability to secure intellectual property rights over our proprietary services;

●	our ability to be successful in new markets; and

●	our ability to avoid infringement of intellectual property rights.

We describe certain material risks, uncertainties, and assumptions that could affect our business, including our financial condition and results of operations, under “Risk Factors.” We base our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. We caution you that actual outcomes and results may, and are likely to, differ materially from what is expressed, implied or forecast by our forward-looking statements. Accordingly, potential investors should be careful about relying on any forward-looking statements. Except as required under the federal securities laws, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this prospectus, whether as a result of new information, future events, changes in assumptions, or otherwise.

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ABOUT THIS PROSPECTUS

As used in this prospectus, unless the context otherwise requires or otherwise states, references to the “Company,” “we,” “us,” “our,” and similar references refer to Metros Development Co., Ltd., a joint stock corporation with limited liability organized under the laws of Japan, and its subsidiaries.

Our functional currency is the Japanese yen (which we refer to as “¥”). Our reporting currency is the U.S. dollar. The terms “$” refer to U.S. dollars, the legal currency of the United States. Consistent with ASC 830, the reporting currency is converted at the following rates:

($1= ¥)	November 30, 2023	November 30, 2022	November 30, 2021	May 31, 2024	May 31, 2023
Spot rate	¥147.87	¥139.31	¥113.22	¥157.19	¥139.78
Average rate	¥139.75	¥129.69	¥109.00	¥150.04	¥133.83

We make no representation that the Japanese yen or U.S. dollar amounts referred to in this prospectus could have been or could be converted into U.S. dollars or Japanese yen, as the case may be, at any particular rate or at all.

Our financial statements are prepared in accordance with U.S. generally accepted accounting principles (which we refer to as “US GAAP”). Our fiscal year ends on November 30 of each year as does our reporting year. Therefore, any references to 2023, 2022 and 2021 are references to the fiscal and reporting years ended November 30, 2023, 2022 and 2021, respectively. Our most recent fiscal year ended on November 30, 2023. See Note 2 in our audited consolidated financial statements as of and for the years ended November 30, 2023, 2022 and 2021, included elsewhere in this prospectus for a discussion of the basis of presentation of financial statements.

We have made rounding adjustments to some of the figures included in this prospectus. Accordingly, numerical figures shown as totals in some tables may not be an arithmetic aggregation of the figures that precede them.

MARKET AND INDUSTRY DATA

This prospectus contains references to market data and industry forecasts and projections, which were obtained or derived from publicly available information, reports of governmental agencies, market research reports, and industry publications and surveys. These sources generally state that the information contained therein has been obtained from sources believed to be reliable, but that the accuracy and completeness of that information is not guaranteed. Although we believe such information to be accurate, we have not independently verified the data from these sources. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and additional uncertainties and risks regarding the other forward-looking statements in this prospectus due to a variety of factors, including those described in the section entitled “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” and elsewhere in this prospectus. These and other factors could cause results to differ materially from those expressed in the forecasts and estimates.

TRADEMARKS AND COPYRIGHTS

The names and marks of Metros and Metros Development mentioned in this prospectus are not registered as trademarks. We intend to register the names and marks of Metros and the potential real estate crowdfunding services as trademarks in Japan. This prospectus may also contain trademarks, service marks, and trade names of other companies that are the property of their respective owners. The use or display of trademarks, service marks, trade names or services of third parties in this prospectus does not imply, and should not be construed to imply, any affiliation, endorsement or sponsorship by the Company. For the convenience of readers only, some copyrights, trade names, and trademarks mentioned in this prospectus may appear without their ©, ® and ™ symbols.

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PROSPECTUS SUMMARY

This summary highlights certain information about us, this offering, and selected information contained in this prospectus. This summary is not complete and does not contain all of the information that potential investors should consider before deciding whether to invest in our common shares. For a more complete understanding of us and this offering, we encourage you to read and consider the more detailed information in this prospectus, including “Risk Factors” and the financial statements and related notes. Unless the context otherwise requires, “Metros,” the “Company,” “we,” “us,” and “our,” refer to Metros Development Co., Ltd., a Japanese corporation (“Metros Development”), and its direct subsidiaries, including Royal House Co., Ltd. (“Royal House”) and Metros Resort LLC (“Metros Resort”), each a Japanese corporation.

Business Overview

We are an urban redevelopment consulting company. We purchase small parcels and create readily available sites for development and sell them to developers for a large-scale development site.

We are positioned in the “upstream” of the real estate development industry, which means that we proactively look for potential development sites and negotiate with landowners to purchase them in order to create readily available sites for development. To do that, we identify and purchase what we believe to be underdeveloped real estate properties (land and/or buildings) and re-sell such properties to real estate developers so that they can redevelop those properties. Without our service, developers would have to look for potential development sites by themselves and negotiate with landowners one by one. Therefore, we create and offer them readily available site for development. We do not develop, redevelop or participate in the building or construction of any real properties. We also do not engage in realtor-services nor do we provide services such as title services.

Our mission is to maximize the values of the land and building of real estate owners by first identifying their real estate holdings as underdeveloped and proposing the most effective use of the identified real estate. For example, if a real estate property is located in an upscale residential area, but the property, whether it be a building or land, is being used for low-value single-family homes, low-rise buildings or is at the moment just a plot of land, we do not believe that this is the most effective use of the land and we bring that to the attention of the property owner.

Once we identify an underdeveloped property, we negotiate diligently with the landowner to purchase that property. We often purchase separate small parcels of land and sell them to a developer as a single large lot. Selling the land as a single large lot often increases the value of the property and allows us to sell it at a higher price to developers that will develop the property for high-end condominiums or commercial buildings.

Below is an example of our business. Before this site was developed, it was a collection of small parcels owned by six different owners, and each parcel was too small to develop. We negotiated with each landowner and purchased all of the parcels to create a suitable development site. We sold all the parcels collectively to a developer that sought to construct a condominium. Even though each parcel was small, by combining them together, the developer was able to develop the land on larger scale. This example took us approximately six months to flip the land from purchase of the six parcels to the sale of the collective site to the developer.

Japan is a dense country where majority of plots owned by landowners are not big in size. Therefore, each plot is too small and not suited to development unless it is combined with adjacent plot.  Our CEO previously worked in a real estate development company, but started this business because he realized the importance of creating lands for development in Japan where he believed suitable development sites are rare.

We believe that we also contribute to the creation of safe and comfortable urban environments by purchasing old buildings that lack fire resistance and earthquake resistance and selling them as land for development. By encouraging construction of fire resistance and earthquake resistance buildings, we aim to be beneficial to society as a whole. We are operating under the slogan of “Make the first step for safer and more secure cities.” In Japan, which is prone to earthquakes, typhoons, and other natural disasters, building “safer and more secure cities” is a constant objective, one that requires perseverance over many years and a steady, step-by-step buildup of efforts. We believe that the real estate redevelopment projects that we facilitate are the first steps toward creating “safer and more secure cities.”

In making the first step for safer and more secure cities, we value and conform to a philosophy called “Sampo-yoshi,” which is a traditional Japanese business philosophy. “Sampo” is the Japanese word for three parties: the seller, the buyer, and society. “Yoshi” means “good” or “beneficial” in Japanese. Therefore, it refers to the philosophy of doing good business, which is intended to be a win-win situation for the seller, the buyer, and society. It is essential for the seller and buyer to be satisfied, and that a good business can only be said to be good if it contributes to society as well. In our business, for landowners, the value of their property is expected to increase by the proposed redevelopment. For us, we can profit from the increased value of property. For society, it generally becomes safer and more secure by the redevelopment. “Good for the people, good for the city, and good for society.” This philosophy of “Sampo-yoshi” is our most valued corporate spirit and the very company we are striving to become.

For the years ended November 30, 2023, 2022 and 2021, we reported revenues of $477,599,829, $472,858,985, and $309,378,119, respectively, net income of $39,367,996, $36,365,067, and $14,775,265, respectively, and net cash provided by operating activities to be $39,819,023 and net cash used in operating activities to be $45,665,390 and $29,758,668, respectively. For the six months ended May 31, 2024, we reported revenues of $239,698,482, net income of $14,939,774, and net cash used in operating activities of $13,720,700. As stated in the unaudited consolidated financial statements, as of May 31, 2024, we had retained earnings of $160,972,724.

Organizational Structure

The following diagram reflects our current organizational structure as of the date of this prospectus:

1

Metros Development Co., Ltd., a Japanese corporation (“Metros”), was formed in Japan on March 29, 2013. In February 2020, Metros completed an acquisition of 100% equity interest of Yuryo Shoji Co., a Japanese corporation. Metros was merged with and into Yuryo Shoji Co. on June 1, 2020 with Metros being the surviving entity in such merger. The acquisition of Yuryo Shoji Co. was accounted for as an asset acquisition.

Metros has two wholly owned subsidiaries, Royal House Co., Ltd., a Japanese corporation which was established on October 1, 2015, and Metros Resort LLC, a Japanese limited liability company which was established on February 14, 2020 as an SPC named Metros 1 LLC, on December 28, 2022, it was renamed to Metros Resort LLC.

Metros operates our business directly, as well as through Royal House Co., Ltd., where we also identify what we believe to be underdeveloped real estate properties and purchase and then re-sell such properties to real estate developers.

Metros Resort LLC is a non-operating entity at this time and we are exploring various business opportunities for this entity at this time, but have not yet identified any specific business opportunity.

Our Strategy

We identify and purchase what we believe to be underutilized land and buildings, such as low-rise buildings, from landowners and sell them for redevelopment, such as high-rise buildings. Moreover, we identify and purchase the lands that are not used in accordance with the intended use pursuant to applicable zoning regulations, and sell the lands to developers for development. We also purchase small adjacent individual lots in bulk and sell them to developers as large lots that can be developed on a large scale. By selling the land in such a way that it can be effectively utilized by the developers, we are able to add value and sell the property at a higher price than the price at which we purchased it.

The real estate industry is susceptible to economic trends, policy interest rate trends, land price trends, real estate sales price trends, real estate taxation, etc. Therefore, a downturn in the real estate market, a significant increase in interest rates, or other similar changes could negatively affect the Company’s performance. In addition, since our Company adopts a style of purchase/sales in which we primarily visit landowners one by one and negotiate with them, our purchase/sales may be restricted by the effects of the continued coronavirus pandemic. Specifically, the revenue and net income in 2020 decreased by 12.6% and 32.2%, respectively, from 2019. In 2021, the revenue recovered to the 2019 level but net income was still 39.0% lower than 2019. Therefore, it is our policy to properly identify and evaluate the possibility of occurrence of risks and to take appropriate measures aiming to deal with them.

We are considering the following strategies seeking to steadily expand our business and increase our corporate value even in the environment described above.

Further development of our core business

We will strive for steady growth of our core business by increasing the number of purchase/sales personnel, mainly in Tokyo, Osaka, Nagoya and Fukuoka, in order to increase the number of approaches to landowners, which we believe will lead to an increase in the number of purchase contracts and settlements, thereby further expanding sales. We are considering the use of real estate crowdfunding in order to provide alternate funding to purchase additional properties.

We plan to use a portion of the proceeds of this Offering for the development and marketing of the crowdfunding platform. For additional information on this, please see “Use of Proceeds” on page 31. Currently, we are searching for a manager who will be in charge of the development of the real estate crowdfunding business. Once we hire the manager, we intend to initiate the development of the real estate crowdfunding platform. We intend to hire engineers and developers to build out the crowdfunding platform, who will also be in charge of system updates and maintenance of the platform. We estimate the cost of the development of the real estate crowdfunding platform will be approximately $3.81 million. We expect it will take approximately one and one-half years from initiation of the platform development to the launch of the real estate crowdfunding business. For potential risks involved with the development and operation of a crowdfunding business, please see “Risk Factors – Risks Related to the Prospective Crowdfunding Platform” on page 22. We intend to internally handle the administration of the platform including planning, designing, and marketing of the real estate crowdfunding business and handling of customer service. After the business is launched, we intend to mainly use internet advertising to attract potential users to our website in order to acquire users. We estimate the cost to market the new real estate crowdfunding platform will be approximately $1.27 million. We will strive for further growth by earning revenue from both our steady sales style and eventually real estate tech, if possible. As stated above, we intend to primarily use the crowdfunding platform in order to grow our core business. Secondarily, we anticipate that others will be able to utilize our crowd funding platform to raise funds to acquire real estate.

Strategies to increase sales contracts

Our revenue is greatly affected by the number of sales contracts that we enter into with developers. Therefore, growth in sales contracts is key to our revenue growth. We aim to increase the number of sales contracts by increasing the number of approaches to landowners, i.e., the number of times we approach landowners for potential purchases of their land . We do this by increasing the number of our employees and opening new branches that are focused on this endeavor. We believe that as long as we can find and purchase properties with strong potential for development, we can find developers that will purchase those properties. Therefore, we believe that increasing the number of approaches and the number of land purchases that we make are crucial to increasing our sales contracts and, in turn, our revenue, which we can invest in our business to further increase the number of approaches.

In addition to increasing the number of approaches to landowners, we also strive to improve the professional capabilities of employees in order to increase the number of sales contracts. Since our business requires a lot of interaction with landowners, it is imperative to train and secure personnel who are trusted by landowners, and accordingly we plan to train personnel who we believe can build people-to-people connections with landowners and propose the most effective use of their properties, which we believe is crucial in our business. Because products we handle are high-priced, we need to be trusted by landowners so that they allow us to acquire their property. Also, since a majority of landowners in Japan are elderly people who may be less comfortable with technology, face-to-face communication is essential. Lastly, each project needs a tailored approach in order to increase the value of the property because real estate is a unique item with a high sales price. For those reasons, we believe employees who can build people-to-people connections is key to increasing sales contracts.

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Reverse approach to determine purchase price

We believe we can attain high gross profit margin by determining the purchase price backward from sales price. When we determine the sales price first, we assess how much the property can be sold for to a developer. Then, we can determine how much we can pay landowners to purchase the land after subtracting our gross profit margin. This way, we can maintain stable gross profit margin.

Diversification of funding methods and securing a sound financial base

We anticipate immediately generating revenues from the real estate crowdfunding platform in the form of commission fees which we will charge to users of our platform. However, the main purpose of launching the real estate crowdfunding platform is to diversify our financing for the purchase of real estate, rather than to generate revenues from commissions that we may charge. When purchasing properties to date, we had only two options: using our own funds or borrowing funds from financial institutions. As a result, the amount of cash on hand and the amount available for borrowing from financial institutions have been limiting factors for the Company’s growth. In order to reduce or eliminate the impact of the above limiting factors and to maximize the outcome of effort we put on our core business, we are considering the use of real estate crowdfunding. We believe that diversifying our funding sources through real estate crowdfunding will contribute to further growth as we can aim to leverage the funds in an effort to maximize sales. We intend to promptly sell properties we purchase to the crowdfunding platform, where we will offer investors a certain amount of yield on their investments in the properties. After we finalize the negotiation for redevelopment, our Company and the crowdfunding business will jointly sell the real estate to a developer and we expect to offer the investors profit from the sale of the real estate. Our services on the real estate crowdfunding platform are only intended for investors in Japan in accordance with the Act on Specified Joint Real Estate Ventures in Japan. We do not plan to allow U.S. persons or persons located in the United States to obtain access to posted offering materials on the crowdfunding platform. We anticipate restricting access to the posted offering materials (from the crowdfunding site) to those viewers who first provide their residence information and, in doing so, do not provide information such as a U.S. area code or address that indicates that they are a U.S. person.

Proactive recruitment of human resources and building an organization that supports further growth in corporate value.

The business we conduct is greatly affected by the number of purchasing/sales personnel. By increasing the number of purchase/sales personnel, mainly in Tokyo, Osaka, Nagoya and Fukuoka we aim to increase the number of approaches to landowners, which we believe will lead to an increase in the number of purchase contracts and settlements and further sales growth. In addition, it is imperative to train and secure personnel who have expertise in purchasing operations and who are trusted by landowners, and accordingly we plan to train personnel who we believe can support the medium-to-long-term growth of the Company and strengthen young and mid-career personnel.

Strengthening Internal Controls and Compliance

As part of our corporate social responsibility, we plan to work to strengthen internal control and compliance. To this end, we believe it is important to establish a management control system and strengthen corporate governance. In order to develop and operate a system that can appropriately respond to these management issues, we will strengthen recruitment and establish various regulations and internal systems.

Risk Management

In order to appropriately respond to changes in the business environment, we will identify, assess, and respond to risks, and take risks under an appropriate risk management system in an effort to achieve sustainable growth and enhance our corporate value. In addition, in the event of an emergency such as a new type of coronavirus pandemic, we plan to properly assess the impact on our Company and take appropriate actions.

Distinctive Contractual Arrangements

We believe there are two main obstacles associated with the real estate business. The first obstacle is inventory risk – we may not be able to find a developer to purchase from us a property that we purchased from a landowner. In this case, we bear the risk of holding expensive inventory. Regarding the inventory risk, we had real estate inventories of $186,692,599 as of November 30, 2023, and $190,339,535 as of May 31, 2024. If we cannot find developers to buy those real estate inventories through our normal sales process, we may have to discount the sales price significantly, even if the sales are at a loss, in order to reduce inventory risk. The second obstacle is the large amounts of funds required in our business operation. Because the product we handle is expensive, we need to secure large amounts of funds to leverage business. In order to eliminate these obstacles, we have the following distinctive contractual arrangements that allow us to leverage our business without using our own capital or borrowing funds.

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Indivisible Unit Transaction Agreement

An Indivisible Unit Transaction is an agreement that allows us to terminate the contract outright if we are unable to reach an agreement with all landowners who own real estate in the development area in cases where there are multiple landowners in the development area suitable for redevelopment and redevelopment is not possible with only one landowner’s land. This agreement prevents the risk of having an inventory of land that is not suitable for construction by a developer.

Contracts for Third Parties

A contract for a third party is, in principle, no different from a typical real estate sales contract, but the final buyer is “our company or a third party designated by our company.” This third party could be the developer, which is the ultimate buyer. Since the sale to the buyer and payment to the seller are made on the same day, there is no need for separate borrowing by us or use of our own capital.

Deferral of Surrender and Settlement

We offer the following features to facilitate smooth purchase of properties from landowners and smooth sales to developers and other parties.

Deferral of surrender

With respect to the redevelopment projects, landowners in Japan are often elderly and often have limited financial resources. Therefore, although “property vacancy” (no occupants) is the standard when transferring ownership in conjunction with real estate settlement, we negotiate with a landowner a 2-to-3-month grace period from the date of transfer of ownership. This allows the landowner to look for a relocation site after receiving the proceeds from the sale from us, eliminating the need for the landowner to come up with the funds in advance to find a relocation site.

Settlement prior to the filing of an action

When there is a deferral of surrender, our selling party (developer) is concerned about whether the previous owner will be able to reliably vacate the property on the surrender date. Therefore, we will set the eviction date and submit it to the court in advance, and if the previous owner does not vacate the property on the date of vacating, the court will execute a compulsory execution and the occupant will be removed from the property immediately. If we do not apply for this settlement prior to the filing of an action, we will have to go to court after the eviction date, which may take more than one year to evict the occupant.

Industry Overview

The Japanese real estate industry is unpredictable. Even though the market is growing moderately, developers may perceive negative impact from rising construction costs. The real estate industry is susceptible to economic trends, policy interest rate trends, land price trends, real estate sales price trends, real estate taxation, and other factors. Therefore, deterioration in real estate market conditions, significant increases in interest rates, or other changes in conditions could affect our business performance.

The market size of the real estate industry in Japan is estimated to be ¥46,268.2 billion ($447.9 billion) in 2022, (Excerpt from the Annual Survey of Corporate Statistics) and therefore we believe that there is room for us to expand our business. https://www.mof.go.jp/pri/reference/ssc/results/r4.pdf In addition, in Japan, interest rates have been as low as approximately 1% for the past 20 years due to the yield curve control (“YCC”) practice by the government. We believe this contributes to a stable real estate market. The YCC is a monetary policy action whereby a central bank in Japan purchases variable amounts of government bonds or other financial assets in order to target interest rates at a certain level.

https://www.mof.go.jp/jgbs/reference/interest_rate/index.htm

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Due to these favorable factors, according to Ministry of Land, Infrastructure, Transport and Tourism, the official land price in the three major metropolitan areas (Tokyo, Osaka, and Nagoya) has increased in 2022 and 2023 by 0.7% and 2.1% respectively. https://www.mlit.go.jp/statistics/content/001613942.pdf In addition, demand for condominiums remains high. The price of newly constructed condominiums in the Tokyo metropolitan area and the Osaka metropolitan area are rising. Moreover, rent in the same areas are also rising. https://www.mlit.go.jp/statistics/content/001613942.pdf

On the other hand, construction costs have increased due to cost-push inflation caused by a weak yen. According to construction cost deflater, in 2022, construction costs have risen by 20.5% since 2015. This has a negative impact on developers, who are our customers, as their profit margins shrink. This may cause a decrease in real estate prices. https://www.mlit.go.jp/sogoseisaku/jouhouka/sosei_jouhouka_tk4_000112.html

Customers

The customers to whom we sell real estate are primarily developers of condominiums (for rent or for sale) and corporations.

Competition

There are many competitors in the real estate industry, ranging from major companies to new entrants. In Japan, in order to operate a real estate business, one needs a license issued by Prefectural Governor or Ministry of Land, Infrastructure, Transport and Tourism in accordance with Japan’s Real Estate Transaction Business Act. According to the Ministry of Land, Infrastructure, Transport and Tourism, the number of licenses issued as of end of May 2023 is 129,604. https://www.mlit.go.jp/report/press/content/001633378.pdf

Our Competitive Advantages

We believe that our biggest competitive advantage is our ability to build people-to-people connections. Because products we handle are high-priced, we need to be trusted by landowners so that they can allow us to acquire their property. Also, since a majority of landowners in Japan are elderly people who may be less comfortable with technology, face-to-face communication is essential. Lastly, each project needs a tailored approach in order to increase the value of the property because real estate is a unique item with a large sales price and no two properties are alike. For those reasons, we believe that the key to our success relies on how many people-to-people connections we can build.

There are three ways we build people-to-people connections. First, we are committed to an analog approach, including the search for suitable development sites and negotiations with landowners. To search for potential redevelopment sites, we walk through town to town and assess the feasibility by observing directly without relying on technology. Also, to negotiate with landowners, we talk directly with them, face-to-face, so that we can propose the redevelopment plan that we believe is best suited to each landowner and will increase the value of their property. We believe that the more we value “people-to-people connections,” the more we need to respond in an analog manner.

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Second is the alliance we have with certain major real estate developers. Not only we are able to introduce our project to them in a speedy manner, but we can also negotiate with landowners and purchase real estate based on the social credibility gained from the partnerships/alliances.

Lastly, we provide a large incentive to motivate employees and optimize the company. We pay 7% to 12% of the gross profit from each project to our purchasing/sales staff as an incentive. We believe that by providing an incentive based on the profit from each project, our staff will take responsibility for each project they participate in. This will increase their sense of professionalism and would lead to improving their communication skills to build people-to-people connections.

Our Growth Strategy

The main focus of our growth strategy is expansion of our business scale in Japan. Our current focus is on increasing our presence in the Japanese real estate industry. Until there is a slowdown in our growth potential, we plan to develop our core domain of supplying readily suitable sites for development to developers, as well as supplying readily suitable sites for commercial real estate development. We also intend to expand the scale of our business, focusing on real estate and related business in countries other than Japan, mainly through mergers and acquisitions.

With regard to expanding core business, the first strategy is increasing the number of employees. We believe it is imperative to train and secure personnel who have expertise in purchasing operations and who are trusted by landowners, and accordingly we plan to train personnel who we believe can support the medium-to-long-term growth of the Company and develop our young and mid-career personnel. The second strategy is opening new branches in the areas we have not yet covered. In addition to the existing Tokyo, Osaka, Nagoya and Fukuoka areas, we intend to focus on other major metropolitan areas that we have not yet accessed. After our business becomes matured and growth starts slowing down, we will consider mergers and acquisitions with other real estate companies that have synergy with our core business in order to continue our growth.

In addition to the expansion of the core business we are planning to launch crowdfunding merchandise. Until now, we have only had two options for purchasing properties: using our own funds or borrowing from a financial institution. As a result, our own funds and the amount we can borrow from financial institutions have been limiting factors in our growth. Therefore, we believe that real estate crowdfunding will enable us to further grow by raising risk money from general investors for each project and reducing or eliminating the effects of the above limiting factors. We consider the technology segment of our strategy as a multiplier of our analog segment. We will focus mainly on increasing the number of employees and exploring new regions. However, due to the hindrance of limited funds source, we will utilize technology so that we can leverage the efforts we put in analog strategy.

Intellectual Property

The names and marks of Metros and Metros Development mentioned in this prospectus are not registered as trademarks. We intend to register the names and marks of Metros and the potential real estate crowdfunding services as trademarks in Japan. The trade names referred to in this prospectus may be presented without the ®, ™ or SM symbols for convenience, but such references in no way imply that we do not fully assert our rights in such trade names or those of the applicable licensors under applicable law. Our use or display of the trade names of others should not be construed as implying our affiliation with, or their endorsement or sponsorship of, such others.

COVID-19, Impact of the Pandemic

Since the Company employs a style of purchasing sales in which purchasing salespeople visit landowners one by one to negotiate with them, and many landowners in Japan are elderly, the Company’s purchasing sales may be restricted by the effects of the COVID-19 pandemic. In such a case, our business performance could be significantly affected.

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Recent Developments

For a detailed description of recent developments of the Company, see “Description of Business—Recent Developments” on page 59 of this prospectus.

Implications of Being an Emerging Growth Company and a Foreign Private Issuer

We are an “emerging growth company”, as defined in Section 2(a) of the Securities Act of 1933, as amended (which we refer to as the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (which we refer to as the “JOBS Act”). As such, we are eligible to take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to reporting companies that make filings with the U.S. Securities and Exchange Commission (which we refer to as the “SEC”). For so long as we remain an emerging growth company, we will not be required to, among other things:

●	present more than two years of audited financial statements and two years of related selected financial data and management’s discussion and analysis of financial condition and results of operations disclosure in our registration statement of which this prospectus forms a part;

●	have an auditor report on our internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002 (which we refer to as the “Sarbanes-Oxley Act”);

●	disclose certain executive compensation related items; and

●	seek shareholder non-binding advisory votes on certain executive compensation matters and golden parachute arrangements, to the extent applicable to our Company as a foreign private issuer.

The JOBS Act also permits emerging growth companies to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies. We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the JOBS Act. This election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result, our financial statements may not be comparable to companies that comply with public company effective dates.

We will remain an emerging growth company until the earlier of (i) the last day of the fiscal year following the fifth anniversary of the completion of this offering, (ii) the last day of the fiscal year during which we have total annual gross revenue of at least $1.235 billion, (iii) the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, as amended (which we refer to as the “Exchange Act”), which means the market value of our common shares that are held by non-affiliates exceeds $700.0 million as of the last business day of our most recently completed second fiscal quarter, and (iv) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three- year period.

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In addition, we report in accordance with SEC rules and regulations applicable to a “foreign private issuer.” As a foreign private issuer, we will take advantage of certain provisions under the rules that allow us to follow the laws of Japan for certain corporate governance matters. Even when we no longer qualify as an emerging growth company, as long as we continue to qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

●	the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations with respect to a security registered under the Exchange Act;

●	the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, and current reports on Form 8-K upon the occurrence of specified significant events; and

●	Regulation Fair Disclosure (which we refer to as “Regulation FD”), which regulates selective disclosures of material information by issuers.

As a foreign private issuer, we have four months after the end of each fiscal year to file our annual report on Form 20-F with the SEC. In addition, our executive officers, directors, and principal shareholders are exempt from the requirements to report transactions in our equity securities and from the short-swing profit liability provisions contained in Section 16 of the Exchange Act.

Foreign private issuers, like emerging growth companies, are exempt from certain more stringent executive compensation disclosure rules. As such, even when we no longer qualify as an emerging growth company, as long as we continue to qualify as a foreign private issuer under the Exchange Act, we will continue to be exempt from the more stringent compensation disclosures required of public companies that are not a foreign private issuer.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We are required to determine our status as a foreign private issuer on an annual basis at the end of our second fiscal quarter. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies:

(i)	the majority of our executive officers or directors are U.S. citizens or residents;

(ii)	more than 50% of our assets are located in the United States; or

(iii)	our business is administered principally in the United States.

In this prospectus, we have taken advantage of certain of the reduced reporting requirements as a result of being an emerging growth company and a foreign private issuer. Accordingly, the information that we provide in this prospectus may be different than the information you may receive from other public companies in which you hold equity interests. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

Implications of Being a Controlled Company

The “controlled company” exception to the rules of the Nasdaq provides that a company of which more than 50% of the voting power is held by an individual, group or another company, a “controlled company,” need not comply with certain requirements of the corporate governance rules of the Nasdaq. As of the date of this prospectus, Yoshihiro Koshiba, the Chief Executive Officer and a director of the Company, beneficially owned an aggregate of 35,000,000 common shares, which represents approximately 71.43% of the voting power of our outstanding common shares. Following this offering, Mr. Koshiba will control approximately 67.96% of the voting power of our outstanding common shares if all the common shares are sold (or 67.47% of our outstanding voting power if the underwriters exercise the over-allotment option in full). Accordingly, if we obtain listing on the Nasdaq, we will be a “controlled company” within the meaning of the corporate governance rules of the Nasdaq. Controlled companies are exempt from the corporate governance rules of the Nasdaq requiring that listed companies have (i) a majority of the board of directors consist of “independent” directors under the listing standards of the Nasdaq, (ii) a nominating/corporate governance committee composed entirely of independent directors and a written nominating/corporate governance committee charter meeting the requirements of the Nasdaq, and (iii) a compensation committee composed entirely of independent directors and a written compensation committee charter meeting the requirements of the Nasdaq. We currently utilize and presently intend to continue to utilize these exemptions. As a result, we may not have a majority of independent directors, our nomination and corporate governance committee and compensation committee may not consist entirely of independent directors and such committees may not be subject to annual performance evaluations. Accordingly, you may not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of the Nasdaq. See also “Management – Foreign Private Issuer Status and Controlled Company Exemption.”

Corporate Information

Metros Development Co., Ltd. was founded in Japan on March 29, 2013. Metros has two wholly owned subsidiaries, Royal House Co., Ltd., a Japanese corporation which was established on October 1, 2015 and Metros Resort LLC, a Japanese limited liability company, which was established on February 14, 2020 as an SPC named Metros 1 LLC, which on December 28, 2022 was renamed to Metros Resort LLC. Our agent for service of process in the United States is Cogency Global Inc. located at 122 East 42nd Street, 18th Floor, New York, NY 10168. Our principal place of business is located on the Tolerance Ginza Building 6F, 3-9-7, Ginza, Chuo-ku, Tokyo 1040061, Japan, and our telephone number is +81 3-6457-9420. Our website is https://metros61.com/. Information on our website or accessible via our website is not reflected in this prospectus and is not part of this prospectus. Any information on our website should not be considered part of this prospectus. The address of our website is included in this prospectus for informational purposes only. We operate pursuant to the Companies Act of Japan (which we refer to as the “Companies Act”).

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THE OFFERING

Issuer:	Metros Development Co., Ltd.

Securities offered by us:	2,500,000 common shares (or up to 2,875,000 shares if the underwriters exercise the over-allotment option in full) based on an assumed initial public offering price per share of $6.00, the midpoint of the anticipated price range.

Public offering price:	For purposes of this prospectus, the assumed initial public offering price per common share is $6.00 (which is the midpoint of the price range set forth on the cover page of this prospectus). The actual offering price per common share will be determined between the underwriters and us based on market conditions at the time of pricing. Therefore, the assumed public offering price used throughout this prospectus may not be indicative of the final offering price.

Over-allotment option:	We have granted to the underwriters an option to purchase up to an additional 375,000 common shares exercisable solely to cover over-allotments, if any, at the applicable public offering price less the underwriting discounts and commissions shown on the cover page of this prospectus. The underwriters may exercise this option in full or in part at any time and from time to time until 45 days after the date of this prospectus.

Common shares outstanding before this offering:	49,000,000 common shares(1)

Common shares expected to be outstanding immediately after this offering:	51,500,000 common shares (or 51,875,000 common shares if the underwriters exercise in full their option to purchase additional common shares).

Use of proceeds:	We expect to receive net proceeds from this offering of $12,691,696 (or $14,784,196 if the underwriters exercise the over-allotment option in full) after deducting estimated underwriting discounts and commissions of $1,050,000 (or $1,207,500 if the underwriters exercise the over-allotment option in full) (7.0% of the gross proceeds of the offering) and after our offering expenses, estimated at $1,258,304. We intend to use the net proceeds from this offering to fund property acquisitions, investment into technology stack and capabilities (including, but not limited to, developing a real estate crowdfunding platform and marketing the new real estate crowdfunding platform), human resources, and working capital and general corporate purposes, including, but not limited to, potential global expansion into new markets across North America and Asia-Pacific (APAC) through partnerships, joint ventures, strategic alliances and/or mergers and acquisitions. See “Use of Proceeds.”

Risk factors:	See “Risk Factors” beginning on page 13 of this prospectus for a discussion of some of the factors you should carefully consider before deciding to invest in our common shares.

Listing:	We have applied to list our common shares on the Nasdaq under the symbol “MTRS”. The approval of our listing on the Nasdaq is a condition of closing this offering.

Lock-Ups:	We, all of our directors and executive officers, and holders of our outstanding securities (or securities convertible or exercisable into our common shares) have agreed not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of our common shares or securities convertible or exercisable into common shares without the prior written consent of the representative for a period of twelve (12) months from the date on which the trading of the common shares on the Nasdaq commences, subject to certain limited exceptions. See “Underwriting—Lock-Up Agreements.”

Dividend policy:	Although we have paid annual dividends to shareholders in the past, following our public offering, the payment of future dividends on our common shares, if any, will approved by our common shareholders at the annual meeting of the shareholders, or our board of directors only once during a business year, and will depend on many factors on which the common shareholders may determine not to do so.

(1) Unless we indicate otherwise, all information in this prospectus:

●	is based on 49,000,000 common shares issued and outstanding as of September 20, 2024;

●	assumes no exercise by the underwriters of the option to purchase up to an additional 375,000 common shares to cover over-allotments, if any;

●	excludes the number of common shares underlying 735,000 stock acquisition rights (with an exercise price of ¥1 ($0.01) per common share) equal to 1.5% of the issued and outstanding common shares on a fully diluted basis as of the day prior to the successful listing on the Nasdaq, subject to adjustment as provided in the stock acquisition rights agreement; and

●	excludes the number of common shares underlying 8,280,000 stock acquisition rights (with an exercise price of ¥241($1.73) per common share) on September 20, 2024.

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SELECTED CONSOLIDATED FINANCIAL INFORMATION AND OPERATING DATA

The following tables set forth our selected consolidated financial information and operating data as of November 30, 2023 and 2022 and for the years ended November 30, 2023, 2022 and 2021, and the six months ended May 31, 2024 and 2023. You should read the following selected consolidated financial information and operating data in conjunction with, and it is qualified in its entirety by reference to, our audited consolidated financial statements and the related notes thereto, our unaudited consolidated financial statements and the related notes thereto, and the sections entitled “Capitalization” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, each of which are included elsewhere in this prospectus.

Our selected consolidated statements of operations and comprehensive income information and operating data for the years ended November 30, 2023, 2022 and 2021, and our related selected consolidated balance sheets information as of November 30, 2023 and 2022, have been derived from our audited consolidated financial statements as of November 30, 2023 and 2022 and for the years ended November 30, 2023, 2022 and 2021, prepared in accordance with US GAAP, which are included elsewhere in this prospectus.

Our selected consolidated statements of operation and comprehensive income information and operating data for the six months ended May 31, 2024 and 2023, and our related selected consolidated balance sheets information as of May 31, 2024 have been derived from our unaudited consolidated financial statements for the six months ended May 31, 2024 and 2023, prepared in accordance with US GAAP, which are included elsewhere in this prospectus.

Our historical results for the periods presented below are not necessarily indicative of the results to be expected for any future periods.

Consolidated statements of operations and comprehensive income information:

	Year Ended November 30,			Six Months Ended May 31,
(In dollars)	2023 ($)	2022 ($)	2021 ($)	2024 ($)	2023 ($)
				(unaudited)	(unaudited)
Revenues	477,599,829	472,858,985	309,378,119	239,698,482	291,655,644
Cost of revenues	(346,965,810)	(349,511,552)	(240,387,432)	(183,346,875)	(210,535,210)
Gross profit	130,634,019	123,347,433	68,990,687	56,351,607	81,120,434

Operating expenses
Selling, general and administrative expenses (including selling, general and administrative expenses resulting from transactions with a related party of $26,548,057, $25,235,001 and $16,680,567 for the years ended November 30, 2023, 2022 and 2021, respectively, and $13,081,966 and $15,869,285 for the six months ended May 31, 2024 and 2023, respectively)	(66,742,382)	(61,707,664)	(41,479,195)	(32,022,180)	(38,101,920)
Total operating expenses	(66,742,382)	(61,707,664)	(41,479,195)	(32,022,180)	(38,101,920)

Income from operations	63,891,637	61,639,769	27,511,492	24,329,427	43,018,514

Other income (expenses)
Other income (including other income resulting from transactions with related parties of $21,712, $84,728 and $101,687 for the years ended November 30, 2023, 2022 and 2021, respectively, and $673 and $18,077 for the six months ended May 31, 2024 and 2023, respectively)	834,153	497,186	596,801	601,653	172,470
Other expenses	(779,467)	(6,915)	(10,992)	(9,547)	(283)
Interest expenses	(2,488,434)	(2,232,328)	(1,374,628)	(1,156,069)	(1,377,735)
Gain (loss) from equity method investments	1,566,533	(415,159)	(2,931,849)	522,918	1,402,826
Total other income (expenses)	(867,215)	(2,157,216)	(3,720,668)	(41,045)	197,278
Income before income taxes	63,024,422	59,482,553	23,790,824	24,288,382	43,215,792
Income tax expense	(23,656,426)	(23,117,486)	(9,015,559)	(9,348,608)	(15,786,178)
Net income	39,367,996	36,365,067	14,775,265	14,939,774	27,429,614

Consolidated balance sheets information:

	As of November 30,		As of May 31,
(In dollars)	2023 ($)	2022 ($)	2024 ($)
			(unaudited)
Total assets	256,376,947	243,345,398	262,620,066
Total liabilities	135,701,071	152,643,478	136,709,348
Total shareholders’ equity	120,675,876	90,701,920	125,910,718

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SUMMARY OF RISK FACTORS

Below is a summary of material risks, uncertainties and other factors that could have a material effect on the Company and its operations:

●	Our ability to raise capital in the future may be limited, and our failure to raise capital when needed could prevent us from growing.

●	Public health epidemics or outbreaks (such as the novel strain of coronavirus (COVID-19)) could adversely impact our business.

●	It may not be possible for investors to effect service of process within the United States upon most our directors, corporate auditors and executive officers, or to enforce against us or those persons judgments obtained in U.S. courts predicated upon the civil liability provisions of the federal securities laws of the United States.

●	We may be incorrect in our determination of whether a certain property may be redeveloped, which could cause us to be unable to resell such property, without incurring a loss.

●	We may not be able to attract and retain a sufficient number of purchase/sales personnel needed to maintain and grow our business.

●	The illiquidity of real estate properties could significantly impede our ability to resell properties that we purchase.

●	We may not make a profit if we sell a property.

●	A property that we purchase may turn out to be subject to litigation or liens that we failed to identify prior to our purchase or become subject to litigation or liens after our purchase, which would cause us to suffer a loss.

●	A property that we purchase may turn out to have structural or other issues that we failed to identify prior to our purchase or may become subject to damage due to factors outside of our control, which would cause us to suffer a loss.

●	If land is not available at competitive prices, our sales and results of operations could be adversely affected.

●	If the value of our land inventory decreases, our results of operations could be adversely affected by impairments and write-downs.

●	A material amount of our revenues may be concentrated in one or more large purchasers. If we lose or experience a significant reduction in sales to such key purchasers, our revenues may decrease substantially and our results of operations and financial condition may be harmed.

●	Lots that we purchase may become subject to damage due to factors outside of our control, which would cause us to suffer a loss.

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●	We rely on our ability and the ability of our purchasing developers to obtain needed financing from financial institutions.

●	If properties are not available at competitive prices, our sales and results of operations could be adversely affected.

●	A downturn in the real estate market or changes in industry trends would negatively impact our business.

●	Competition for properties may result in fewer opportunities for us to either purchase properties or increase prices for properties, which may impede our growth and materially and adversely affect us.

●	The consideration paid for properties that we purchase may exceed fair market value, which may harm our financial condition and operating results.

●	Inflation may adversely affect us by increasing costs beyond what we can recover through price increases.

●	We may incur significant costs in seeking purchasers for the properties that we purchase.

●	We will compete with numerous other persons and entities for properties that we seek to purchase.

●	We face risks associated with property purchases.

●	If third parties fail to develop and deliver a user-friendly online real estate crowdfunding platform in a timely manner for investors to invest on, we may be unable to execute on our real estate crowdfunding business strategy.

●	The prospective crowdfunding platform may not operate as we anticipate.

●	If the security of our investors’ confidential information stored on the prospective crowdfunding platform is breached or otherwise subjected to unauthorized access, their secure information may be stolen.

●	Any significant disruption in service on the prospective crowdfunding platform or in its computer or communications systems could reduce their attractiveness and result in a loss of users.

●	Inappropriate business behavior of entrepreneurs raising funds via our prospective crowdfunding platform could result in reputational or financial damage to our business.

●	Our prospective crowdfunding platform will operate on an online distribution model and will, therefore, be subject to internet cyber risk.

●	Increasing competition within the emerging real estate crowd funding industry could have an impact on our business prospects.

●	Even if the common shares are listed on the Nasdaq, there can be no assurance that we will be able to comply with the continued listing standards.

●	The price of our common shares could be subject to rapid and substantial volatility.

●	The price of the common shares may fluctuate substantially.

●	As a controlled company, we are not subject to all of the corporate governance rules of the Nasdaq.

●	If the voting power of our capital stock continues to be highly concentrated, it may prevent you and other minority shareholders from influencing significant corporate decisions and may result in conflicts of interest.

●	We may incur significant taxation from an investigation by the tax authority in Japan.

●	We may face restrictions on foreign investment related to Foreign Exchange and Foreign Trade Act in Japan.

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RISK FACTORS

An investment in the common shares is highly speculative and involves a high degree of risk. We operate in a dynamic and rapidly changing industry that involves numerous risks and uncertainties. You should carefully consider the factors described below, together with all of the other information contained in this prospectus, including the audited financial statements and the related notes included in this prospectus, before deciding whether to invest in the common shares. These risk factors are not presented in the order of importance or probability of occurrence. If any of the following risks actually occur, our business, financial condition and results of operations could be materially and adversely affected. In that event, the market price of the common shares could decline, and you could lose part or all of your investment. Some statements in this prospectus, including statements in the following risk factors, constitute forward-looking statements. Please refer to the section entitled “Cautionary Statement Regarding Forward-Looking Statements.”

General Risks Related to our Business

Our ability to raise capital in the future may be limited, and our failure to raise capital when needed could prevent us from growing.

Our business and operations may consume resources faster than we anticipate. In the future, we may need to raise additional funds to invest in future growth opportunities. Additional financing may not be available on favorable terms, if at all. If adequate funds are not available on acceptable terms, we may be unable to invest in future growth opportunities, which could seriously harm our business and operating results. If we incur debt, the debt holders would have rights senior to common shareholders to make claims on our assets, and the terms of any debt could restrict our operations, including our ability to pay dividends on our common shares. Furthermore, if we issue equity securities, shareholders will experience dilution, and the new equity securities could have rights senior to those of our common shares. Any additional equity or equity-linked financings would be dilutive to our shareholders. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. As a result, our shareholders bear the risk of our future securities offerings reducing the market price of our common shares and diluting their interest.

Public health epidemics or outbreaks (such as the novel strain of coronavirus (COVID-19)) could adversely impact our business.

The Company’s operations may be affected by the recent and ongoing outbreak of the coronavirus disease 2019 (COVID-19) which in March 2020, has been declared a pandemic by the World Health Organization. The ultimate disruption which may be caused by the outbreak is uncertain; however, it may result in a material adverse impact on the Company’s financial position, operations and cash flows. Possible areas that may be affected include, but are not limited to, disruption to the Company’s ability to make investments through its subsidiaries, negative impact to revenue related to real estate holdings, negative impact on its workforce, unavailability of professional services and other resources, disruption to credit markets necessary for success of the Company’s business model, and the decline in value of assets held by the Company’s subsidiaries.

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The supply of real estate inventory may become further restricted by purchase/sale staff inability to meet with land or building owners to negotiate the sale of their properties for redevelopment. Additionally, a moratorium on real estate transactions may be imposed in reaction to the pandemic. These housing market impacts may limit the Company’s ability to acquire or dispose of real estate assets.

General employment in the region may continue to suffer as the pandemic continues. Some local governments have proposed rent or eviction moratoria, or similar programs of rent abatement, in response to the sudden upturn in unemployment. Any of these factors could cause a future decline in the market rate for residential rentals negatively impacting the Company’s income and cash flow from its real estate holdings.

Employees could be medically or mentally affected by the pandemic and may be required to continue to work remotely, particularly given the potential for complete or partial lockdown. This situation could cause of reduction in productivity or the inability to complete critical tasks for the Company.

There is a risk that we will be a passive foreign investment company (which we refer to as “PFIC”) for the current or any future taxable year, which could result in material adverse U.S. federal income tax consequences if you are a U.S. holder.

A non-U.S. corporation, such as our Company, is classified as a PFIC for any taxable year in which, after applying relevant look-through rules with respect to the income and assets of its subsidiaries, either:

(i) 50% or more of the value of the corporation’s assets either produce passive income or are held for the production of passive income, based on the quarterly average of the fair market value of such assets; or

(ii) at least 75% of the corporation’s gross income is passive income. “Passive income” generally includes, for example, dividends, interest, certain rents and royalties, certain gains from the sale of stock and securities, and certain gains from commodities transactions. In determining the value and composition of our assets, the cash we raise in this offering will generally be considered to be held for the production of passive income and thus will be considered a passive asset.

The determination of whether a corporation is a PFIC for a taxable year depends, in part, on the application of complex U.S. federal income tax rules that are subject to differing interpretations. In addition, the determination of whether a corporation will be a PFIC for any taxable year can only be made after the close of such taxable year. Our PFIC status will depend, in part, on the amount of cash that we raise in this offering and how quickly we utilize the cash in our business. Furthermore, because we may value our goodwill based on the market price of the common shares in this offering, a decrease in the market price of the common shares may also cause us to be classified as a PFIC for the current or any future taxable year. Based upon the foregoing, it is uncertain whether we will be a PFIC for our current taxable year or any future taxable year. We believe we were not a PFIC in prior taxable year 2023 because less than 75% of our gross income was passive income and less than 50% of the average value of our assets consisted of assets that would produce passive income in 2023.

If we are a PFIC for any taxable year during which a U.S. holder (as defined below) owns common shares, certain adverse U.S. federal income tax consequences could apply to such U.S. holder. See “Certain Tax Considerations — Certain U.S. Federal Income Tax Considerations for U.S. Holders” for further information. We have not determined, if we were to be classified as a PFIC for a taxable year, whether we will provide information necessary for a U.S. holder to make a “qualified electing fund” election which, if available, would result in tax treatment different from (and generally less adverse than) the general tax treatment for PFICs. Accordingly, U.S. holders should assume that they will not be able to make a qualified electing fund election with respect to the common shares. The PFIC rules are complex, and each U.S. holder should consult its own tax advisor regarding the PFIC rules, the elections which may be available to it, and how the PFIC rules may affect the U.S. federal income tax consequences relating to the ownership and disposition of our common shares.

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It may not be possible for investors to effect service of process within the United States upon all our directors, corporate auditors and executive officers, or to enforce against us or those persons judgments obtained in U.S. courts predicated upon the civil liability provisions of the federal securities laws of the United States.

We are a joint stock corporation organized under Japanese law. All of our directors, corporate auditors and executive officers reside in Japan, and significantly all of our assets and the assets of such persons are located outside of the United States. As a result, it may not be possible for investors to effect service of process within the United States upon these persons or us, or to enforce against them or us judgments obtained in U.S. courts, whether or not predicated upon the civil liability provisions of the federal securities laws of the United States or of the securities laws of any state of the United States. There is doubt as to the enforceability in Japan, either in original actions or in actions for enforcement of judgments of U.S. courts, of civil liabilities predicated solely on the federal securities laws of the United States or the securities laws of any state of the United States. A Japanese court may refuse to apply provisions of U.S. securities laws in original actions, or to enforce judgments of U.S. courts that are based on such provisions, if it considers such provisions to be contrary to the public policy of Japan. The United States and Japan do not currently have a treaty providing for reciprocal recognition and enforcement of judgments, other than arbitration awards, in civil and commercial matters, and a Japanese court may deem that there is not sufficient basis for the reciprocity on the enforcement of judgments. Therefore, if you obtain a civil judgment by a U.S. court, you may not be able to enforce it in Japan.

Rights of shareholders under Japanese law may be different from rights of shareholders in other jurisdictions.

Our articles of incorporation and the Companies Act of Japan govern our corporate affairs. Legal principles relating to matters such as the validity of corporate procedures, directors’ fiduciary duties and obligations, and shareholders’ rights under Japanese law may be different from, or less clearly defined than, those that would apply to a company incorporated in any other jurisdiction. Shareholders’ rights under Japanese law may not be as extensive as shareholders’ rights under the laws of other countries. For example, under the Companies Act, only holders of 3% or more of our total voting rights or our outstanding shares are entitled to examine our accounting books and records. Furthermore, there is a degree of uncertainty as to what duties the directors of a Japanese joint stock corporation may have in response to an unsolicited takeover bid, and such uncertainty may be more pronounced than that in other jurisdictions.

Substantially all of our revenues are generated in Japan, but an increase of our international presence could expose us to fluctuations in foreign currency exchange rates, or a change in monetary policy may harm our financial results.

Our functional currency is Japanese yen and reporting currency is US dollar. Substantially all of our revenues are generated in Japan, but we adopt US dollar as reporting currency. We are exposed to fluctuations in the foreign currency exchange rate. We are subject to the effects of exchange rate fluctuations with respect to any of these currencies which, among other factors, may be influenced by governmental policies and domestic and international economic and political developments. Any significant change in the value of the currencies of the countries in which we do business against the Japanese yen could adversely affect our financial condition and results of operations due to translational and transactional differences in exchange rates.

We cannot predict the effects of exchange rate fluctuations upon our future operating results because of the number of currencies involved, the amount of our revenues that will be generated in other countries, the variability of currency exposures, and the potential volatility of currency exchange rates. We do not take any actions to manage our foreign currency exposure, such as entering into hedging transactions.

As a “foreign private issuer” we are permitted, and intend, to follow certain home country corporate governance and other practices instead of otherwise applicable SEC and the Nasdaq requirements, which may result in less protection than is accorded to investors under rules applicable to domestic U.S. issuers.

Our status as a foreign private issuer exempts us from compliance with certain SEC laws and regulations and certain regulations of the Nasdaq, including certain governance requirements such as independent director oversight of the nomination of directors and executive compensation. Further, consistent with corporate governance practices in Japan, we do not have a standalone compensation committee or nomination and corporate governance committee under our board. In addition, we are not required under the Exchange Act to file current reports and financial statements with the U.S. Securities and Exchange Commission (which we refer to as the “SEC”) as frequently or as promptly as U.S. domestic companies whose securities are registered under the Exchange Act and we are generally exempt from filing quarterly reports with the SEC. Also, we are not required to provide the same executive compensation disclosures regarding the annual compensation of our five most highly compensated senior executives on an individual basis as are required of U.S. domestic issuers. As a foreign private issuer, we are permitted to disclose executive compensation on an aggregate basis and need not supply a Compensation Discussion & Analysis, as is required for domestic companies. Furthermore, as a foreign private issuer, we are also not subject to the requirements of Regulation FD (Fair Disclosure) promulgated under the Exchange Act. These exemptions and accommodations will reduce the frequency and scope of information and protections to which you are entitled as an investor. For a detailed description of our home country corporate governance practices see “Management - Corporate Governance Practices” on page 63 of this prospectus.

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As an “emerging growth company” under the JOBS Act, we are permitted to rely on exemptions from certain disclosure requirements.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

●	have an auditor report on our internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

●	comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the consolidated financial statements (i.e., an auditor discussion and analysis);

●	submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency”; and

●	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the chief executive officer’s compensation to median employee compensation.

In addition, Section 102 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our consolidated financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1.235 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our membership interests that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Until such time, however, we cannot predict if investors will find our securities less attractive because we may rely on these exemptions. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the price of our securities may be more volatile.

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If we are unable to implement and maintain effective internal control over financial reporting in the future, investors may lose confidence in the accuracy and completeness of our financial reports and have an adverse effect on the value of our securities.

As a public company, we would be required to maintain internal control over financial reporting and to report any material weaknesses in such internal control. Further, we will be required to report any changes in internal controls on an annual basis. In addition, we would be required to furnish a report by management on the effectiveness of internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act. We will design, implement, and test the internal controls over financial reporting required to comply with these obligations. If we identify material weaknesses in our internal control over financial reporting, if we are unable to comply with the requirements of Section 404 in a timely manner, or assert that our internal control over financial reporting is effective, or if our independent registered public accounting firm is unable to express an opinion as to the effectiveness of its internal control over financial reporting when required, investors may lose confidence in the accuracy and completeness of our financial reports and the value of our securities could be negatively affected. We also could become subject to investigations by the Commission or other regulatory authorities, which could require additional financial and management resources.

As an emerging growth company, our auditor will not be required to attest to the effectiveness of our internal controls.

Our independent registered public accounting firm will not be required to attest to the effectiveness of our internal control over financial reporting while we are an emerging growth company. This means that the effectiveness of our financial operations may differ from our peer companies in that they may be required to obtain independent registered public accounting firm attestations as to the effectiveness of their internal controls over financial reporting and we are not. While our management will be required to attest to internal control over financial reporting and we will be required to detail changes to our internal controls in our annual reports on Form 20-F (commencing with the filing for the year ended 2024), we cannot provide assurance that the independent registered public accounting firm’s review process in assessing the effectiveness of our internal controls over financial reporting, if obtained, would not find one or more material weaknesses or significant deficiencies. Further, once we cease to be an emerging growth company (as described below), we will be subject to independent registered public accounting firm attestation regarding the effectiveness of our internal controls over financial reporting. Even if management finds such controls to be effective, our independent registered public accounting firm may decline to attest to the effectiveness of such internal controls and issue a qualified report.

Upon becoming a public company, we will incur significantly increased costs as a result of operating as a public company, and our management will be required to devote substantial time to new compliance initiatives.

Upon becoming a public company, we will incur significant legal, accounting and other expenses that we did not incur as a private company. In addition, the Sarbanes-Oxley Act has imposed various requirements on public companies including requiring establishment and maintenance of effective disclosure and financial controls. Our management and other personnel will need to devote a substantial amount of time to these compliance initiatives. Moreover, these rules and regulations have increased and will continue to increase our legal and financial compliance costs and will make some activities more time-consuming and costly. For example, we expect that these rules and regulations may make it more difficult and more expensive for us to obtain directors’ and officers’ liability insurance, which could make it more difficult for us to attract and retain qualified members of our board of directors. We cannot predict or estimate the amount of additional costs we will incur as a public company or the timing of such costs.

The Sarbanes-Oxley Act requires, among other things, that we maintain effective internal control over financial reporting and disclosure controls and procedures. In particular, we must perform system and process evaluation and testing of our internal control over financial reporting to allow management to report on the effectiveness of our internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act. In addition, we will be required to have our independent registered public accounting firm attest to the effectiveness of our internal control over financial reporting the later of our second annual report on Form 20-F or the first annual report on Form 20-F following the date on which we are no longer an emerging growth company. Our compliance with Section 404 of the Sarbanes-Oxley Act will require that we incur substantial accounting expense and expend significant management efforts. We currently do not have an internal audit group, and we will need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge. If we are not able to comply with the requirements of Section 404 in a timely manner, or if we or our independent registered public accounting firm identify deficiencies in our internal control over financial reporting that are deemed to be material weaknesses, the value of our securities could decline and we could be subject to sanctions or investigations by the SEC or other regulatory authorities, which would require additional financial and management resources.

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Our ability to successfully implement our business plan and comply with Section 404 requires us to be able to prepare timely and accurate financial statements. We expect that we will need to continue to improve our existing, and implement new, operational and financial systems, procedures and controls to manage our business effectively. Any delay in the implementation of, or disruption in the transition to, new or enhanced systems, procedures or controls, may cause our operations to suffer and we may be unable to conclude that our internal control over financial reporting is effective and to obtain an unqualified report on internal controls from our auditors as required under Section 404 of the Sarbanes-Oxley Act. This, in turn, could have an adverse impact on the value of our securities, and could adversely affect our ability to access the capital markets.

We depend on certain officers of the Company, the loss of whom could materially harm our business.

We rely upon the accumulated knowledge, skills and experience of the officers and personnel of our Company and its affiliates. If Yoshihiro Koshiba, our Chief Executive Officer, or any of the other officers or personnel were to leave the Company or become incapacitated, we might suffer in our planning and execution of business strategy and operations, impacting our brand and financial results.

Risks Related to Our Real Estate Business

We may be incorrect in our determination of whether a certain property may be redeveloped, which could cause us to be unable to resell such property without incurring a loss.

We are a real estate consulting company that identifies what we believe to be underdeveloped real estate properties which may be redeveloped and purchase and then re-sell such properties to real estate developers for redevelopment. When identifying a property that we believe may be redeveloped we look for certain factors, for example, if a real estate property is located in an upscale residential area, but the property, whether it be a building or land, is being used for low-value single-family homes, low-rise buildings or is at the moment just a plot of land, we do not believe that this is the most effective use of the land. However, we may be incorrect in our determination of whether a certain property may be redeveloped, and if we proceed with purchasing such property, we may be unable to resell it to a developer for redevelopment at a higher price than which we paid for it, which would cause us to incur a loss on such property.

We may not be able to attract and retain a sufficient number of purchase/sales personnel needed to maintain and grow our business.

The business we conduct is greatly dependent on the number of purchasing/sales personnel that we can attract and retain. In our core business, we plan to increase the number of purchase/sales personnel, mainly in Tokyo, Osaka, Nagoya, and Fukuoka, in order to increase the number of approaches to landowners, which we believe will lead to an increase in the number of purchase contracts and settlements, thereby further expanding sales and increasing our revenues. In addition, it is imperative to train and secure personnel who have expertise in purchasing operations and who are trusted by landowners, an accordingly we plan to train personnel who we believe can support the medium-to long-term growth of the Company and strengthen young and mid-career personnel. However, if we are unable to attract and retain a sufficient number of purchase/sales personnel needed to maintain and grow our business, it would have an adverse effect on our business operations as well as our ability to grow our business.

The illiquidity of real estate properties could significantly impede our ability to resell properties that we purchase.

Once we identify an underdeveloped property, we negotiate diligently with the landowner to purchase that property. As a result of these negotiations, we purchase and then sell the high-value land collectively to the developer for redevelopment. Real estate properties may be relatively illiquid. As a result, we may not be able to sell a property or facilitate the sale of a property quickly or on favorable terms in response to changing economic, financial and investment conditions when it otherwise may be prudent to do so. Deteriorating conditions in the Japanese economy and credit markets may make it difficult to sell properties or facilitate the sale of properties at attractive prices. We cannot predict whether we will be able to sell or facilitate the sale of any property for the price or on the terms set by us or whether any price or other terms offered by a prospective purchaser would be acceptable to us or an identified seller. We also cannot predict the length of time needed to find a willing purchaser and to close the sale of a property. We may be required to expend funds to correct defects before a property can be sold, and we cannot provide any assurances that we will have funds available to correct such defects. Our inability to dispose of properties or facilitate the sale of properties at opportune times or on favorable terms could adversely affect our cash flows and results of operations.

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We may not make a profit if we sell a property.

The prices that we can obtain when we sell a property will depend on many factors that are presently unknown, including, among other things, the economy, demographic trends in the area, tax treatment of real estate investments, and available financing to purchasers. There is a risk that we will not realize any significant profit on any specific property when we sell it.

A property that we purchase may turn out to be subject to litigation or liens that we failed to identify prior to our purchase or become subject to litigation or liens after our purchase, which would cause us to suffer a loss.

A property that we purchase may turn out to be subject to litigation or liens that we failed to identify prior to our purchase or become subject to litigation or liens after our purchase. If this occurs, we will have to expend our own funds in order to remove such liens or contest or settle such litigation, and we may not have such funds available to us at that time. Additionally, we may not be able to sell that property at a price higher than what we paid for it, or at all, which would cause us to suffer a loss.

A property that we purchase may turn out to have structural or other issues that we failed to identify prior to our purchase or may become subject to damage due to factors outside of our control, which would cause us to suffer a loss.

A property that we purchase may turn out to have structural or other issues that we failed to identify prior to our purchase. If we do not identify such issues until after we have already purchased the property, we would have to expend our own funds in order to correct such structural issues, and we may not have sufficient funds available at that time. Additionally, we may not be able to resell that property to a purchasing developer. Accordingly, we may not be able to sell that property at a price higher than what we paid for it, or at all, which would cause us to suffer a loss. Additionally, if a property that we purchase become subject to damage due to factors outside of our controls, such as fires, flooding, weather related damage such as wind damage, or damage due to vandalism, we may not be able to sell such property at a price higher than which we paid for it, or at all, which would cause us to suffer a loss.

A material amount of our revenues may be concentrated in one or more large purchasers. If we lose or experience a significant reduction in sales to such key purchasers, our revenues may decrease substantially and our results of operations and financial condition may be harmed.

A high concentration of our revenue comes from the sale of real estate to certain large developers purchasing real estate from us. Accordingly, in each year there may be a small number of developers who purchase from us from whom we generate our revenue. These developers may not be repeat purchasers and in each year it may be a different single purchaser or small number of purchasers from which we generate a large percentage of our revenues. We rely on these purchasers and there is a risk that these purchasers may be unable to make payment under their obligations to us, thereby affecting our revenues.

In 2021, we sold various real properties to Louis Corporation, a real estate developer, which accounted for 14.37% of our total revenues in 2021. The contracts were separate sales contracts for each of the properties. The purchase price for each property was paid in a lump sum at the time of delivery of each property.

In 2022, we sold various real properties to Kashiwabara Ground, a real estate developer, which accounted for 11.99% of our total revenues in 2022. The contracts were separate sales contracts for each of the real properties. The purchase price for each property was paid in a lump sum at the time of delivery of each property.

In 2023, we sold various real properties to Saison Realty, a real estate developer, which accounted for 9.58% of our total revenues in 2023. The contracts were separate sales contracts for each of the real properties. The purchase price for each property was paid in a lump sum at the time of delivery of each property.

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Any payment issues encountered by these large purchasers would likely harm our financial condition and results of operations.

We intend to have significant operations in certain geographic areas, which will subject us to an increased risk of loss of revenue or decreases in the market value of properties we purchase or identify in these regions from factors which may affect any of these regions.

We anticipate that our operations and real properties we purchase will be concentrated in Tokyo, Osaka, Nagoya, and Fukuoka. Some or all of these regions could be affected by:

●	severe weather;

●	natural disasters;

●	climate change;

●	shortages in the availability or increased costs in obtaining properties and finding purchasing developers;

●	unemployment;

●	changes to the population growth rates and therefore the demand for properties in these regions; and

●	changes in the regulatory and fiscal environment.

Due to our business and real properties that we purchased being concentrated in these areas, negative factors affecting one or a number of these geographic regions at the same time could result in decreased market value of properties we purchase or identify negatively affecting our results of operations. To the extent that regions in which our business is concentrated are impacted by an adverse event, we could be disproportionately affected compared to companies whose operations are less geographically concentrated.

Lots that we purchase may become subject to damage due to factors outside of our control, which would cause us to suffer a loss.

As part of our business, we purchase small adjacent individual lots in bulk and sell them to developers as large lots that can be developed by them on a large scale. If such lots that we purchase become subject to damage due to factors outside of our controls, such as fires, flooding, weather related damage such as wind damage, or damage due to vandalism, we may not be able to sell such lots at a price higher than which we paid for them, or at all, which would cause us to suffer a loss.

We rely on our ability and the ability of our purchasing developers to obtain needed financing from financial institutions.

When purchasing properties to date, we had only two options: using our own funds or borrowing funds from financial institutions. As a result, the amount of cash on hand and the amount available for borrowing from financial institutions have been limiting factors for the Company’s growth. Additionally, our purchasing developers also rely on either their own funds or borrowing funds from financial institutions in order to make property purchases, and for funds to redevelop such properties. Accordingly, each of the Company and our purchasing developers rely on borrowing funds from financial institutions in order to make property purchases, and for our purchasing developers, for funds to redevelop such properties. Accordingly, a portion of our business is dependent on us, as well as purchasing developers being able to obtain loans from financial institutions. Therefore, in the event that a financial institution is unable to provide financing either to us or a purchasing developer as needed, our business performance would be adversely affected. Additionally, if either the Company or our purchasing developers are unable to obtain needed financing in order to purchase property, it would have a negative effect on the Company’s ability to maintain and grow our business.

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If properties are not available at competitive prices, our sales and results of operations could be adversely affected.

Our long-term profitability depends in large part on the price at which we are able to purchase or identify underdeveloped properties for which we facilitate the sale and purchase of the property between the owner and the developer. Increases in the price (or decreases in the availability) of suitable properties could adversely affect our profitability. Moreover, changes in the general availability of desirable underdeveloped properties, competition for available properties, limited availability of financing to acquire such properties, zoning regulations that limit housing density, environmental requirements and other market conditions may hurt our ability to identify and obtain, either for purchase or for the facilitation of a purchase, at prices that will allow us to be profitable. If the supply properties that are appropriate for development become more limited because of these factors, or for any other reason, the cost of such properties could adversely affect our results of operations and financial condition.

A downturn in the real estate market or changes in industry trends would negatively impact our business.

The real estate industry is susceptible to economic trends, policy interest rate trends, land price trends, real estate sales price trends, real estate taxation, etc. Therefore, a downturn in the real estate market, a significant increase in interest rates, or other changes in the situation could affect the Company’s performance. In addition, since our Company adopts a style of purchase/sales in which we visit landowners one by one and negotiate with them, our purchase/sales may be restricted by the effects of the continued coronavirus pandemic or other similar pandemics.

Competition for properties may result in fewer opportunities for us to either purchase properties or increase prices for properties, which may impede our growth and materially and adversely affect us.

Our growth depends in part on our ability to identify underdeveloped properties that may be redeveloped, and we may not be successful in identifying such properties or purchasing such properties on favorable terms, if at all. In addition, we can provide no assurances regarding the availability of, or our ability to source and close real estate deals. Failure to identify or purchase properties on favorable terms, or at all, would impede our growth and materially and adversely affect us.

The consideration paid for properties that we purchase may exceed fair market value, which may harm our financial condition and operating results.

The consideration that we pay for a property will be based upon numerous factors, and the target property may be purchased in a negotiated transaction rather than through a competitive bidding process. We cannot assure anyone that the purchase price that we pay for a property or its appraised value will be a fair price. As a result, a property we purchase may not be able to be sold at a profit, which may substantially harm our operating results and financial condition.

Inflation may adversely affect us by increasing costs beyond what we can recover through price increases.

Inflation can adversely affect us by increasing the costs of property such that we will not be able to afford to purchase properties. In addition, significant inflation is often accompanied by higher interest rates, which have a negative impact on demand for properties that we attempt to purchase and sell.

We may incur significant costs in seeking purchasers for the properties that we purchase.

In order to identify potential purchasers for our properties, we will have to use funds to conduct the necessary research, make connections in the industry and market our properties to potential purchasers. The cost of these activities may be significant and in turn may reduce the profit we are able to realize upon the sale of any of our properties.

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We will compete with numerous other persons and entities for properties that we seek to purchase.

We will be subject to significant competition when we are attempting to purchase properties. We will compete with many third parties engaged in similar business activities. Many of our competitors may have substantially greater financial and other resources than we have and may have substantially more operating experience than us. They may also enjoy significant competitive advantages that result from, among other things, a lower cost of capital. There is no assurance that we will be able to acquire or facilitate the purchase of properties on favorable terms, if at all. These factors could adversely affect our results of operations and financial condition.

We face risks associated with property purchases.

We intend to purchase properties and our business activities and their success are subject to the following risks:

●	we may be unable to complete any purchases of properties after making a non-refundable deposit and incurring certain other acquisition-related costs;

●	we may be unable to obtain financing for acquisitions on commercially reasonable terms or at all;

●	acquired properties may fail to sell as expected;

●	the actual costs of selling any of our purchased properties may be greater than our estimates; and

●	acquired properties may be located in new markets in which we may face risks associated with a lack of market knowledge or understanding of the local economy, lack of business relationships in the area and unfamiliarity with local governmental and permitting procedures.

Environmental contamination on properties that we own or have sold could adversely affect our results of operations.

In Japan, under the Soil Contamination Countermeasures Act of Japan (Act No. 53 of 2002, as amended), or the Soil Contamination Countermeasures Act, if a local governor finds that the level of soil pollution in a given area of land due to hazardous or toxic substances exceeds the standards prescribed by the Ministry of the Environment of Japan and that area of land is polluted to such an extent that it has caused or may cause harm to human health, the governor must designate the area of land as a polluted area and the governor may order the current owner of such land to remove or remediate hazardous or toxic substances on or under the land in accordance with a plan for removal and remediation, in principle, whether or not the current owner knew of, or was responsible for, the presence of such hazardous or toxic substances. The environmental surveys that we generally conduct in connection with our properties to discover hazardous or toxic substances in the soil, groundwater, and buildings, may be inadequate to fully uncover the types of problems they are intended to identify, which are often difficult or impossible to detect without special expertise and equipment. The presence of hazardous or toxic substances on our properties, or our failure to properly remediate any such contamination, may adversely affect our ability to sell our properties or borrow using the affected properties as collateral. If hazardous or toxic substances are discovered on any of our properties, the affected properties could fall in value and we may be required to incur substantial unforeseen costs to remediate the underlying hazard and discharge the related environmental liabilities. Furthermore, if actual harm to human health results from the presence of hazardous or toxic substances on our properties, we may incur significant damages, regulatory sanctions, or damage to our brand and reputation. The realization of any of such risks related to environmental contamination could have a material adverse effect on our business, financial condition, and results of operations.

We may incur losses due to defects relating to our properties.

We may be liable for unforeseen losses, damages, or injuries suffered by third parties at properties that we own or sell as a result of defects in such properties. In Japan, pursuant to the Civil Code of Japan (Act No. 89 of 1896, as amended), or the Civil Code, the owner of a structure or property attached to land is strictly liable to a third party who suffers damages due to defects in such structure or property. Our business, financial condition, or results of operations could be adversely affected as a result of our incurring any such liability. We may also incur significant costs to remedy construction defects in properties that we own or sell under warranty.

Risks Related to the Prospective Crowdfunding Platform

If third parties fail to develop and deliver a user-friendly online real estate crowdfunding platform in a timely manner for investors to invest on, we may be unable to execute on our real estate crowdfunding business strategy.

The Company currently depends on third party engineers and developers to develop and deliver a user-friendly online real estate crowdfunding platform in a timely manner for investors to invest on. To successfully execute our real estate crowdfunding business strategy, we must not only have third party engineers and developers produce and deliver the platform timely when needed, but we must also continue to further upgrade and evolve the technology of the platform to remain competitive. We cannot be certain that these third parties will be successful in their development efforts. If these third parties are unable or unwilling to develop the real estate crowdfunding platform on a timely basis that performs according to our expectations, we may be unable to deploy the real estate crowdfunding business when we expect, or at all. Any failure by our third-party engineers and developers to meet these needs may impair our ability to execute our business strategy. If we are unable to deploy the platform in a timely manner, we may be unable to execute our business strategy.

The prospective crowdfunding platform may not operate as we anticipate.

When we purchase properties, we only have two options: using our own funds or borrowing from financial institutions. As a result, the amount of cash on hand and the amount available for borrowing from financial institutions have been limiting factors for the Company’s growth. In order to reduce or eliminate the impact of the above limiting factors and achieve further growth, we anticipate using a portion of the net proceeds of this offering to fund the development of a real estate crowdfunding platform in order to raise funds to purchase properties, thereby creating an additional source of funds. We believe that diversifying our funding sources through real estate crowdfunding will contribute to further growth as we can leverage the funds to maximum sales.

In addition, we anticipate potential sponsors of real estate opportunities will come directly to the prospective crowdfunding platform to seek financing for their projects. We anticipate that sponsors of real estate opportunities will continue to seek financing for their projects through the prospective crowdfunding platform. If the asset management platforms experience technical challenges resulting in sponsors not continuing to seek financing through the prospective crowdfunding platform, we may need to implement more manpower-intensive strategies to source investments, which could lead to an increase in expenses and a corresponding decrease in the value of our common shares.

If the security of our investors’ confidential information stored on the prospective crowdfunding platform is breached or otherwise subjected to unauthorized access, their secure information may be stolen.

The prospective crowdfunding platform may store investors’ bank information and other personally-identifiable sensitive data. The prospective crowdfunding platform will be hosted in data centers that are compliant with payment card industry security standards and the website will use daily security monitoring services. However, any accidental or willful security breach or other unauthorized access could cause investors’ secure information to be stolen and used for criminal purposes, and investors would be subject to increased risk of fraud or identity theft. Because techniques used to obtain unauthorized access or to sabotage systems change frequently and generally are not recognized until they are launched against a target, the prospective crowdfunding platform and its third party hosting facilities may be unable to anticipate these techniques or to implement adequate preventative measures. In addition, many prefectures have enacted laws requiring companies to notify individuals of data security breaches involving their personal data. These mandatory disclosures regarding a security breach are costly to implement and often lead to widespread negative publicity, which may cause our prospective investors and real estate companies to lose confidence in the effectiveness of our data security measures. Any security breach, whether actual or perceived, would harm our reputation, could result in a loss of investors, and the value of your investment in us could be adversely affected.

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Any significant disruption in service on the prospective crowdfunding platform or in its computer or communications systems could reduce their attractiveness and result in a loss of users.

If a catastrophic event resulted in the prospective crowdfunding platform outage and physical data loss, the prospective crowdfunding platform’s ability to perform its obligations would be materially and adversely affected. The satisfactory performance, reliability, and availability of our prospective technology and our underlying hosting services infrastructure will be critical to our operations, level of customer service, reputation and ability to attract new users and retain existing users. Our hosting services infrastructure will be provided by a third party hosting provider (the “Hosting Provider”). We also anticipate maintaining a backup system at a separate location that is owned and operated by a third party. There is no guarantee that access to the prospective crowdfunding platform will be uninterrupted, error-free or secure. Our prospective crowdfunding platform operations will depend on the Hosting Provider’s ability to protect its and our systems in its facilities against damage or interruption from natural disasters, power or telecommunications failures, air quality, temperature, humidity and other environmental concerns, computer viruses or other attempts to harm our systems, criminal acts and similar events. If our arrangement with the Hosting Provider is terminated, or there is a lapse of service or damage to its facilities, the prospective crowdfunding platform could experience interruptions in their service as well as delays and additional expense in arranging new facilities. Any interruptions or delays in our service, whether as a result of an error by the Hosting Provider or other third party error, our own error, natural disasters or security breaches, whether accidental or willful, could harm our ability to perform any services for corresponding project investments or maintain accurate accounts, and could harm our relationships with our prospective users and our reputation. Additionally, in the event of damage or interruption, our insurance policies may not adequately compensate us for any losses that we may incur. Our disaster recovery plan has not been tested under actual disaster conditions, and it may not have sufficient capacity to recover all data and services in the event of an outage at a facility operated by the Hosting Provider. Any of these factors could prevent us from processing or posting payments on the corresponding investments, damage us and our brand and reputation, divert our employees’ attention, and cause users to abandon the prospective crowdfunding platform.

Inappropriate business behavior of entrepreneurs raising funds via our prospective crowdfunding platform could result in reputational or financial damage to our business.

By providing a real estate crowdfunding platform in the future for matching investors and entrepreneurs, there is a possibility that inappropriate business behavior exhibited by any of the entrepreneurs who are raising capital through our real estate crowdfunding platform could result in reputational or financial damages to us. We anticipate enforcing a thorough due diligence process for all companies raising funds via our prospective platform and we anticipate requiring participating entrepreneurs to sign legally binding terms of use releasing us from any responsibility for entrepreneur impropriety or misdeed. Nevertheless, the prospective clients of the crowdfunding platform might regard us as being responsible for any inappropriate behavior of the entrepreneur and this could result in reputation damage to us that could impact our future revenues.

Our prospective crowdfunding platform will operate on an online distribution model and will, therefore, be subject to internet cyber risk.

Our prospective online crowdfunding distribution model could be subject to cyber-attacks aiming to breach our security protocols. We anticipate taking reasonable and commercial precautions to make our online crowdfunding system as secure as possible, including but not limited to daily back-ups, banking grade hosting solutions, divisions between systems to ensure, for example, that our banking backend cannot be reached via our online distribution network, and continuous monitoring of the systems as well as sequential system checks. However, we cannot fully exclude the possibility of cyber-attacks, third party breaches, software bugs or other forms of internet malfeasance. If any of these events occur, our reputation could be negatively impacted and our future revenues could suffer as a result.

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Increasing competition within the emerging real estate crowd funding industry could have an impact on our business prospects.

The crowdfunding market is an emerging industry where new competitors are entering the market frequently. These competing companies may have significantly greater financial and other resources than we will have and may have been developing their products and services longer than we have been developing ours. Increasing competition may have a negative impact on our profit margins.

Risks Related to Our Indebtedness

Our level of indebtedness could materially and adversely affect our business, financial condition and results of operations.

The total debt outstanding as of May 31, 2024 was approximately $101,870,126 on a consolidated basis. Our indebtedness could have significant effects on our business, such as:

●	limiting our ability to borrow additional amounts to fund working capital, capital expenditures, acquisitions, debt service requirements, execution of our growth strategy and other purposes;

●	requiring us to dedicate a substantial portion of our cash flow from operations to pay principal and interest on our debt, which would reduce availability of our cash flow to fund working capital, capital expenditures, acquisitions, execution of our growth strategy and other general corporate purposes;

●	making us more vulnerable to adverse changes in general economic, industry and competitive conditions, in government regulation and in our business by limiting our ability to plan for and react to changing conditions;

●	diluting the economic and voting rights of our existing shareholders or reduce the market price of the common shares or both upon redemption of the convertible bonds; and

●	placing us at a competitive disadvantage compared with our competitors that have less debt.

In addition, we may not be able to generate sufficient cash flow from our operations to repay our indebtedness when it becomes due and to meet our other cash needs. If we are not able to pay our debts as they become due, we will be required to pursue one or more alternative strategies, such as selling assets, refinancing or restructuring our indebtedness or selling additional debt or equity securities. We may not be able to refinance our debt or sell additional debt or equity securities or our assets on favorable terms, if at all, and if we must sell our assets, it may negatively affect our ability to generate revenues.

Our outstanding debt agreements may limit our flexibility in operating and expanding our business.

As of May 31, 2024, we had a total of 63 loans and two bonds with 20 Japanese financial institutions for an aggregate principal amount of $101,870,126 on a consolidated basis. None of the loan agreements contain any material financial covenants, although certain of the government-sponsored loans set a limit on the total loan amount we may borrow from other government-sponsored lenders. However, 29 of the loan agreements have our Chief Executive Officer as a personal guarantor of such debt obligations of our Company. If we release our Chief Executive Officer from such a guarantor burden, the lenders may request us to provide them with alternative collateral and/or seek additional negative covenants on the existing loan agreements. This could limit our discretion to invest, utilize, and/or dispose of our assets for business.

Furthermore, the potential restrictive covenants to be contained in our existing and future loan agreements may restrict our access to future debt financing, on which our business operations and expansion plans, in part, depend. If our revenues decrease materially or we experience a significant increase in our interest expenses, we may not have enough available cash or be able to raise additional funds on satisfactory terms, if at all, through equity or debt financings to make any required prepayment or repay such indebtedness at the time any such event of default occurs. In such an event, we may be required to delay, limit, reduce or terminate our business development or expansion efforts. Our business, financial condition and results of operations could be materially adversely affected as a result.

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Risks Related to Financing

We might obtain lines of credit and other borrowings, which increases our risk of loss due to potential foreclosure.

We may obtain lines of credit and long-term financing that may be secured by our assets. As with any liability, there is a risk that we may be unable to repay our obligations from the cash flow of our assets. Therefore, when borrowing and securing such borrowings with our assets, we risk losing such assets in the event we are unable to repay such obligations or meet such demands.

We have broad authority to incur debt.

Our policies do not limit us or our subsidiary entities from incurring debt. We intend to borrow as much as possible. High debt levels would cause us to incur higher interest charges and higher debt service payments and may also be accompanied by restrictive covenants.

Risks Related to our Corporate Structure

Investors will not receive the benefit of the regulations provided to real estate investment trusts or investment companies.

We are not a real estate investment trust and enjoy a broader range of permissible activities. Under the Investment Company Act of 1940, an “investment company” is defined as an issuer which is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting, or trading in securities; is engaged or proposes to engage in the business of issuing face-amount certificates of the installment type, or has been engaged in such business and has any such certificate outstanding; or is engaged or proposes to engage in the business of investing, reinvesting, owning, holding, or trading in securities, and owns or proposes to acquire investment securities having a value exceeding 40 percent of the value of such issuer’s total assets (exclusive of Government securities and cash items) on an unconsolidated basis.

We intend to operate in such manner as not to be classified as an “investment company” within the meaning of the Investment Company Act of 1940 as we intend on only buying and selling real estate. The investment practices and policies of ours are not supervised or regulated by any federal or state authority. As a result, investors will be exposed to certain risks that would not be present if we were subjected to a more restrictive regulatory situation.

If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted.

If we are ever deemed to be an investment company under the Investment Company Act of 1940, we may be subject to certain restrictions including:

●	restrictions on the nature of our investments; and

●	restrictions on the issuance of securities.

In addition, we may have imposed upon us certain burdensome requirements, including:

●	registration as an investment company;

●	adoption of a specific form of corporate structure; and

●	reporting, record keeping, voting, proxy, compliance policies and procedures and disclosure requirements and other rules and regulations.

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The exemption from the Investment Company Act of 1940 may restrict our operating flexibility. Failure to maintain this exemption may adversely affect our profitability.

We do not believe that at any time we will be deemed an “investment company” under the Investment Company Act of 1940 as we do not intend on trading or selling securities. Rather, we intend to only buy and sell real estate. However, if at any time we may be deemed an “investment company,” we believe we will be afforded an exemption under Section 3(c)(5)(C) of the Investment Company Act of 1940, as amended (referred to in this Offering as the “1940 Act”). Section 3(c)(5)(C) of the 1940 Act excludes from regulation as an “investment company” any entity that is primarily engaged in the business of purchasing or otherwise acquiring “mortgages and other liens on and interests in real estate”. To qualify for this exemption, we must ensure our asset composition meets certain criteria. Generally, 55% of our assets must consist of qualifying mortgages and other liens on and interests in real estate and the remaining 45% must consist of other qualifying real estate-type interests. Maintaining this exemption may adversely impact our ability to acquire or hold investments, to engage in future business activities that we believe could be profitable, or could require us to dispose of investments that we might prefer to retain. If we are required to register as an “investment company” under the 1940 Act, then the additional expenses and operational requirements associated with such registration may materially and adversely impact our financial condition and results of operations in future periods.

Risks Related to Insurance

We may suffer losses that are not covered by insurance.

Certain weather and environmental events, such as fire, lightning, bursts and explosions, wind, hail, snow, and water damage, can cause damage to real estate. Fire insurance policies can be acquired to prepare for such events. In addition, earthquake insurance can be purchased along with fire insurance. Even in the event of an unprecedented disaster such as the Great East Japan Earthquake, earthquake insurance is a highly public insurance policy operated under the Earthquake Insurance Law, which by law as of November 30, 2023 guarantees insurance payments of up to ¥12 trillion ($81 billion) per earthquake. However, not all perils are covered by insurance, as some are subject to insurance exclusions. For example, earthquake insurance does not pay out if there is no damage to the building itself, but only to gates, fences, or hedges, nor does it pay out for damage caused by war, civil war, or other similar events or riots. Damage caused by land subsidence, uplift, movement, or vibration. will also not be paid.

In the event of a significant loss, insurance coverage may be insufficient to pay the full market value or general reacquisition cost of the underlying property. Factors such as inflation, changes in building codes and ordinances, and environmental considerations may make it impossible to replace the underlying property with insurance proceeds if the underlying property is damaged or destroyed. Under these circumstances, the insurance proceeds received may be insufficient to restore the property.

Risks Related to this Offering and Ownership of the Common Shares

Even if the common shares are listed on the Nasdaq, there can be no assurance that we will be able to comply with the continued listing standards of the Nasdaq.

Prior to this offering, there has been no public market for our common shares. As a condition to consummating this offering, our common shares offered in this prospectus must be listed on the Nasdaq. Accordingly, in connection with the filing of the registration statement of which this prospectus forms a part, we have applied to list our common shares on the Nasdaq under the symbol “MTRS.” Assuming that our common shares are listed, after the consummation of this offering there can be no assurance any broker will be interested in trading our common shares. Therefore, it may be difficult to sell your common shares if you desire or need to sell them. Our underwriters are not obligated to make a market in our common shares, and even if it makes a market, it can discontinue market making at any time without notice. Neither we nor the underwriters can provide any assurance that an active and liquid trading market in our common shares will develop or, if developed, that such market will continue.

Once our common shares are approved for listing on the Nasdaq, there is no guarantee that we will be able to maintain such listing for any period of time by perpetually satisfying the continued listing requirements of the Nasdaq. Our failure to continue to meet these requirements may result in our common shares being delisted from the Nasdaq.

The price of our common shares could be subject to rapid and substantial volatility.

There have been instances of extreme stock price run-ups followed by rapid price declines and strong stock price volatility with recent initial public offerings, especially among those with relatively smaller public floats. As a relatively small-capitalization company with relatively small public float, we may experience greater stock price volatility, extreme price run-ups, lower trading volume and less liquidity than large-capitalization companies. In particular, our common shares may be subject to rapid and substantial price volatility, low volumes of trades and large spreads in bid and ask prices. Such volatility, including any stock-run up, may be unrelated to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of the common shares.

In addition, if the trading volumes of the common shares are low, persons buying or selling in relatively small quantities may easily influence prices of the common shares. This low volume of trades could also cause the price of the common shares to fluctuate greatly, with large percentage changes in price occurring in any trading day session. Holders of the common shares may also not be able to readily liquidate their investment or may be forced to sell at depressed prices due to low volume trading. Broad market fluctuations and general economic and political conditions may also adversely affect the market price of the common shares. As a result of this volatility, investors may experience losses on their investment in the common shares. A decline in the market price of the common shares also could adversely affect our ability to sell additional common shares or other securities and our ability to obtain additional financing in the future. No assurance can be given that an active market in the common shares will develop or be sustained. If an active market does not develop, holders of the common shares may be unable to readily sell the common shares they hold or may not be able to sell their common shares at all.

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Even if the common shares are approved for listing on the Nasdaq, there is no guarantee that we will be able to maintain such listing for any period of time by perpetually satisfying the Nasdaq’s continued listing requirements. Our failure to continue to meet these requirements may result in the common shares being delisted from the Nasdaq.

The price of the common shares may fluctuate substantially.

The price for the common shares in this offering will be determined by us and the representative of the underwriters, and it may not be indicative of prices that will prevail in the open market following this offering. You may not be able to sell your common shares at or above the offering price or at any other price or at the time that you would like to sell. You should consider an investment in the common shares to be risky, and you should invest in the common shares only if you can withstand a total loss and wide fluctuations in the market value of your investment. Some factors that may cause the market price of the common shares to fluctuate, in addition to the other risks mentioned in this section of the prospectus, are:

●	any failure to meet or exceed revenue and financial projections we provide to the public;

●	actual or anticipated variations in our quarterly financial condition and operating results or those of other companies in our industry;

●	our failure to meet or exceed the estimates and projections of the investment community;

●	announcements of significant acquisitions, strategic partnerships, joint ventures or capital commitments by us or our competitors;

●	additions or departures of our key management personnel;

●	issuances by us of debt or equity securities;

●	litigation involving our Company, including shareholder litigation; investigations or audits by regulators into the operations of our Company; or proceedings initiated by our competitors, franchisees, or customers;

●	changes in the market valuations of similar companies;

●	common shares price and volume fluctuations attributable to inconsistent trading volume levels of the common shares;

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●	significant sales of the common shares by our insiders or our shareholders in the future;

●	the trading volume of the common shares in the United States; and

●	general economic and market conditions.

These and other market and industry factors may cause the market price and demand for the common shares to fluctuate substantially, regardless of our actual operating performance, which may limit or prevent investors from readily selling their common shares and may otherwise negatively affect the liquidity of the common shares. Future market fluctuations may also materially adversely affect the market price of the common shares.

In the past, following periods of volatility in the market price of a company’s securities, shareholders have often instituted securities class action litigation against that company. Any such class action suit or other securities litigation would divert the attention of our senior management, require us to incur significant expense and, whether or not adversely determined, could materially adversely affect our business, financial condition, results of operations and prospects.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, the price of the common shares and trading volume could decline.

The trading market for the common shares depends in part on the research and reports that securities or industry analysts publish about us or our business. If few or no securities or industry analysts cover us, the trading price for the common shares would be negatively impacted. If one or more of the analysts who covers us downgrades the common shares, publishes incorrect or unfavorable research about our business, ceases coverage of our Company, or fails to publish reports on us regularly, demand for the common shares could decrease, which could cause the price of the common shares or trading volume to decline.

Management will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.

Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of the common shares. Our failure to apply these funds effectively could have a material adverse effect on our business, delay the development of our businesses and cause the price of the common shares to decline.

As a controlled company, we are not subject to all of the corporate governance rules of the Nasdaq.

The “controlled company” exception to the rules of the Nasdaq provides that a company of which more than 50% of the voting power is held by an individual, group or another company, a “controlled company,” need not comply with certain requirements of the Nasdaq corporate governance rules. As of the date of this prospectus, Mr. Yoshihiro Koshiba, our Chief Executive Officer and a director, beneficially owned an aggregate of 35,000,000 common shares, which represents 71.43% of the voting power of our outstanding common shares. Following this offering, Mr. Koshiba will control approximately 67.96% of the voting power of our outstanding common shares if all the common shares being offered are sold (or 67.47% of our outstanding voting power if the underwriters exercise the over-allotment option in full). If we obtain listing on the Nasdaq, we will be a “controlled company” within the meaning of the corporate governance rules of the Nasdaq. Controlled companies are exempt from the corporate governance rules of the standards of the Nasdaq, (ii) a nominating/corporate governance committee composed entirely of independent directors and a written nominating/corporate governance committee charter meeting the requirements of the Nasdaq, and (iii) a compensation committee composed entirely of independent directors and a written compensation committee charter meeting the requirements of the Nasdaq. We currently utilize and presently intend to continue to utilize these exemptions. As a result, we may not have a majority of independent directors and we may not have a nomination and corporate governance committee and compensation committees. Accordingly, you may not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of the Nasdaq. See “Management—Foreign Private Issuer Status and Controlled Company Exemption”.

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If the voting power of our capital stock continues to be highly concentrated, it may prevent you and other minority shareholders from influencing significant corporate decisions and may result in conflicts of interest.

Following the completion of this Offering, management will control approximately 67.96% of the voting power of our outstanding common shares if all the common shares being offered are sold. As a result, management will have majority voting power over all matters requiring shareholder votes, including: the election of directors; mergers, consolidations and acquisitions; the sale of all or substantially all of our assets and other decisions affecting our capital structure; amendments to our certificate of incorporation or our bylaws; and our winding up and dissolution.

This concentration of voting power may delay, deter or prevent acts that would be favored by our other shareholders. The interests of management may not always coincide with our interests or the interests of our other shareholders. This concentration of voting power may also have the effect of delaying, preventing or deterring a change in control of us. Also, management may seek to cause us to take courses of action that, in their judgment, could enhance their investment in us, but which might involve risks to our other shareholders or adversely affect us or our other shareholders, including investors in this offering. As a result, the market price of our common shares could decline or shareholders might not receive a premium over then-current market price of our common shares upon a change in control. In addition, this concentration of voting power may adversely affect the trading price of our common shares because investors may perceive disadvantages in owning shares in a company with significant shareholders. See “Executive Compensation” and “Description of Share Capital.”

Our common shares may be subject to the “penny stock” rules in the future. It may be more difficult to resell securities classified as “penny stock.”

Our common shares may be subject to “penny stock” rules (generally defined as non-exchange traded stock with a per-share price below $5.00) in the future. While our common shares will not be considered “penny stock” following this offering since they will be listed on the Nasdaq, if we are unable to maintain that listing and our common shares is no longer listed on the Nasdaq, unless we maintain a per-share price above $5.00, our common shares will become “penny stock.” These rules impose additional sales practice requirements on broker-dealers that recommend the purchase or sale of penny stocks to persons other than those who qualify as “established customers” or “accredited investors.” For example, broker-dealers must determine the appropriateness for non-qualifying persons of investments in penny stocks. Broker-dealers must also provide, prior to a transaction in a penny stock not otherwise exempt from the rules, a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, disclose the compensation of the broker-dealer and its salesperson in the transaction, furnish monthly account statements showing the market value of each penny stock held in the customer’s account, provide a special written determination that the penny stock is a suitable investment for the purchaser, and receive the purchaser’s written agreement to the transaction.

Legal remedies available to an investor in “penny stocks” may include the following:

● If a “penny stock” is sold to the investor in violation of the requirements listed above, or other federal or states securities laws, the investor may be able to cancel the purchase and receive a refund of the investment.

● If a “penny stock” is sold to the investor in a fraudulent manner, the investor may be able to sue the persons and firms that committed the fraud for damages.

These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit the market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common shares and may affect your ability to resell our common shares.

Many brokerage firms will discourage or refrain from recommending investments in penny stocks. Most institutional investors will not invest in penny stocks. In addition, many individual investors will not invest in penny stocks due, among other reasons, to the increased financial risk generally associated with these investments.

For these reasons, penny stocks may have a limited market and, consequently, limited liquidity. We can give no assurance at what time, if ever, our common shares will not be classified as a “penny stock” in the future.

If you purchase common shares in this offering, you will experience immediate dilution.

If you purchase common shares in this offering, you will experience immediate dilution of $3.31 per common share in the net tangible book value of your common shares after giving effect to this offering at an assumed public offering price of $6.00 per common share because the price that you pay will be substantially greater than the net tangible book value per common share that you acquire. For a further description of the dilution that you will experience immediately after this offering, see the section of this prospectus titled “Dilution.”

If the benefits of any proposed acquisition do not meet the expectations of investors, shareholders or financial analysts, the market price of our common shares may decline.

If the benefits of any proposed acquisition do not meet the expectations of investors or securities analysts, the market price of our common shares prior to the closing of the proposed acquisition may decline. The market values of our common shares at the time of the proposed acquisition may vary significantly from their prices on the date the acquisition target was identified.

In addition, broad market and industry factors may materially harm the market price of our common shares irrespective of our operating performance. The stock market in general has experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected. The trading prices and valuations of these stocks, and of our securities, may not be predictable. A loss of investor confidence in the market for retail stocks or the stocks of other companies which investors perceive to be similar to us could depress our stock price regardless of our business, prospects, financial conditions or results of operations. A decline in the market price of our securities also could adversely affect our ability to issue additional securities and our ability to obtain additional financing in the future.

The payment of future dividends on our common shares, if any, must be approved by our common shareholders at the annual meeting of the shareholders, or our board of directors only once during a business year, and will depend on many factors on which the common shareholders may determine not to do so.

The payment of future dividends on our common shares, if any, must be approved by our common shareholders at the annual meeting of the shareholders, or our board of directors only once during a business year, and will depend on, among other things, our results of operations, cash requirements and surplus, financial condition, contractual restrictions and other factors that our common shareholders may deem relevant, including retaining future earnings, if any, for reinvestment in the development and expansion of our business. Therefore, you may not receive any dividends on your common shares for the foreseeable future, and the success of an investment in the common shares will depend upon any future appreciation in its value. Moreover, any ability to pay may be restricted by the terms of any future credit agreement or any future debt or preferred equity securities of us or our subsidiaries. Consequently, investors may need to sell all or part of their holdings of our common shares after price appreciation, which may never occur, as the only way to realize any future gains on their investment. There is no guarantee that the common shares will appreciate in value or even maintain the price at which our shareholders have purchased the common shares.

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Sales of a substantial number of our common shares in the public markets by our existing shareholders in the future could cause the price of the common shares to fall.

Sales of a substantial number of our common shares in the public market in the future or the perception that these sales might occur, could depress the market price of the common shares and could impair our ability to raise capital through the sale of additional equity securities from time to time. We are unable to predict the effect that any such sales may have on the prevailing market price of the common shares.

The future issuance of additional common shares in connection with our stock acquisition rights or other incentives, convertible bonds, acquisitions or otherwise may adversely affect the market of the common shares.

At the time of this filing, we had 735,000 common shares issuable upon exercise of outstanding stock acquisition rights at a weighted average exercise price of ¥1($0.01) per share. In addition, we had an aggregate of 8,280,000 common shares issuable upon exercise of outstanding stock acquisition rights at a weighted average exercise price of ¥241($1.73) per share. If and when these stock acquisition rights are exercised for our common shares, the number of common shares outstanding will increase. Such an increase in our outstanding securities, and any sales of such shares, could have a material adverse effect on the market for the common shares, and the market price of the common shares.

We currently plan to continue granting stock acquisition rights and other incentives so that we can continue to secure talented personnel in the future. Any common shares issued in connection with the exercise of outstanding stock acquisition rights would dilute your ownership interest.

The right of holders of common shares to participate in any future rights offerings may be limited, which may cause dilution to their holdings.

We may, from time to time, distribute rights to our shareholders, including rights to acquire our securities. However, we cannot make any such rights available to the holders of common shares in the United States unless we register such rights and the securities to which such rights relate under the Securities Act or an exemption from the registration requirements is available. We are under no obligation to file a registration statement with respect to any such rights or securities or to endeavor to cause such a registration statement to be declared effective. Moreover, we may not be able to establish an exemption from registration under the Securities Act.

Risks Related to Tax

We may incur significant taxation from an investigation by the tax authority in Japan.

In Japan, every two to five years, the Japanese tax authority investigates Japanese companies to check the tax filing and determine whether their tax treatment is appropriate. If the tax authority investigates our tax treatment and determines our tax treatment is not appropriate, or if we and the tax authority have different views on tax treatments, we may have to pay a burden taxation.

The Company underwent a tax investigation by the Japanese tax authorities for its income tax returns for the years ended November 30, 2018 through November 30, 2022. The liabilities on the income tax exposure were determined to be in the aggregate ¥314 million ($2.1 million) over such 5-year period based on the outcome of the tax investigation. Such liabilities are recognized and reported in the consolidated financial statements for the year ended November 30, 2023, as provided herein. For more information, please see the discussion under “Description of Business - Recent Developments - Tax Investigation” on page 60 of this prospectus.

These additional taxes may materially and adversely impact our financial condition and results of operations in future periods.

Risks Related to Restrictions on Foreign Investment

We may face restrictions on foreign investment related to Foreign Exchange and Foreign Trade Act in Japan.

If we develop a new business or plan a merger or acquisition, we have to consider the impact from restrictions of foreign investment under the Foreign Exchange and Foreign Trade Act, as amended (the “FEFTA”), in Japan. We have applied to list our common shares, not American Depository Receipt, on the Nasdaq. In this case, an investment in our Company may be deemed as an inward direct investment as set forth in the FEFTA. When it is applicable, certain acquisitions of shares in Japan from foreign investors may be subject to prior notification or a post-investment report. Under the FEFTA, when foreign investors acquire our common shares in a transaction that is considered as an inward direct investment or a specified acquisition, they are required to file a notification or report with the Japanese government via the Bank of Japan, subject to limited exemptions. Therefore, if we develop a new business or plan a merger or acquisition in the future, we have to consider the impact from restriction of foreign investment in Japan, and if there is any impact due to the application of this regulation, we may have to forego such new business or plans, which may materially and adversely impact our financial condition and results of operations in future periods.

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USE OF PROCEEDS

We estimate that we will receive approximately $12.7 million in net proceeds from the assumed sale of 2,500,000 common shares offered by us in this offering (or approximately $14.8 million if the underwriters exercise in full their option to purchase up to 375,000 additional common shares from us), based on an assumed public offering price of $6.00 per common share (which is the midpoint of the price range set forth on the cover page of this prospectus), after deducting estimated underwriting discounts and commissions and offering expenses of approximately $2.3 million payable by us if the underwriters do not exercise the over-allotment option (approximately $2.5 million payable by if the underwriters exercise the over-allotment option in full).

We intend to use the net proceeds from this offering for working capital and general corporate purposes, which may include developing a real estate crowdfunding platform, marketing the new real estate crowdfunding platform, as well as the development and marketing of new services.

We have no agreements or commitments for particular uses of the net proceeds from this offering, and our management will have discretion in allocating the net proceeds. The amounts and timing of our actual expenditures will depend upon numerous factors, including the progress of our expansion and development efforts, whether or not we enter into strategic transactions, our general operating costs and expenditures, and the changing needs of our businesses.

The estimated percentages of the net amount of proceeds that we intend to use for the following purposes are as follows:

●	20% for investment into technology stack and capabilities (including, but not limited to, development of the real estate crowdfunding platform and marketing the new real estate crowdfunding platform);
●	50% for property acquisitions;
●	10% for human resources; and
●	20% for working capital and general corporate purposes, including, but not limited to, potential global expansion into new markets across North America and Asia-Pacific (APAC) through partnerships, joint ventures, strategic alliances and/or mergers and acquisitions.

Each $1.00 increase (decrease) in the assumed initial public offering price of $6.00 per share (which is the midpoint of the price range set forth on the cover page of this prospectus) would increase (decrease) the net proceeds to us from this offering by approximately $2.33 million, assuming the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting the underwriting discounts and commissions payable by us. We may also increase or decrease the number of shares we are selling in this offering. An increase (decrease) of 100,000 in the number of shares offered by us in this offering, as set forth on the cover page of this prospectus, would increase (decrease) the net proceeds to us from this offering by approximately $0.56 million, assuming the assumed initial public offering price of $6.00 per shares (which is the midpoint of the price range set forth on the cover page of this prospectus) remains the same, and after deducting the underwriting discounts and commissions payable by us. Any increase or decrease in the estimated proceeds from the offering is not expected to have a material effect on our operations given the discretion we will have in the application and use thereof.

We believe that our funds and the net proceeds from this offering will be sufficient to continue our businesses and operations as currently conducted through 2025; however, changing circumstances may cause us to consume capital significantly faster than we currently anticipate.

To the extent that the net proceeds we receive from this offering are not immediately used for the above purposes, we intend to invest our net proceeds in short-term, interest-bearing bank deposits or debt instruments.

The intended use of proceeds in this section takes into account the potential impacts of COVID-19.

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DIVIDEND POLICY

Although we have paid annual dividends to shareholders since 2022 as reflected in the table below, the payment of future dividends on our common shares, if any, will be approved by our common shareholders at the annual meeting of the shareholders, or our board of directors only once during a business year, and will depend on, among other things, our results of operations, cash requirements and surplus, financial condition, contractual restrictions and other factors that our common shareholders or our directors may deem relevant, including retaining future earnings, if any, for reinvestment in the development and expansion of our business. The agreements into which we may enter in the future, including indebtedness, may impose limitations on our ability to pay dividends or make other distributions on our capital stock. Currently, there are no restrictions on payment of dividends under our existing debt agreements. However, Articles 446 and 461 of Companies Act in Japan set forth the regulations for restricting dividend payments and companies are required to calculate distributable amount of dividend accordingly. See “Description of Share Capital—Dividend Rights” for calculating distributable amount of dividends. The Companies Act in Japan specifically prohibits dividend payment exceeding the distributable amount. Currently, we believe that we have a sufficient distributable amount based on the calculation in accordance with the provision of the Companies Act in order to pay future dividends on our common shares. See “Risk Factors—Risks Related to this Offering and Ownership of the Common Shares—The payment of future dividends on our common shares, if any, will be approved by our common shareholders at the annual meeting of the shareholders, or our board of directors only once during a business year, and will depend on many factors on which the common shareholders may determine not to do so.”

We may issue dividends upon a resolution of our common shareholders or our board of directors. Although we have paid dividends to shareholders in the past, the payment of future dividends on our common shares, if any, will be approved by our common shareholders at the annual meeting of the shareholders, or our board of directors only once during a business year, and will depend on, among other things, our results of operations, cash requirements and surplus, financial condition, contractual restrictions and other factors that our common shareholders may deem relevant, including retaining future earnings, if any, for reinvestment in the development and expansion of our business.

	Dividend Amount Paid	Dividend Per Share	% of Net Income of Prior Fiscal Year

January 27, 2022	$1,756,238	$0.036	11.9%
January 30, 2023	$2,259,800	$0.046	6.2%
February 29, 2024	$1,988,233	$0.041	5.1%

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CAPITALIZATION

The following table sets forth our cash and cash equivalents, debt and capitalization as of May 31, 2024:

●	on an actual basis; and

●	on a pro forma basis to give effect to the above and the assumed issuance of 2,500,000 common shares in this offering at an assumed initial public offering price of $6.00 per share, after deducting underwriting discounts and commissions of $1,050,000 and estimated offering expenses of $1,258,304 payable by us, as set forth in this prospectus.

You should read the following table in conjunction with the sections entitled “Use of Proceeds”, “Selected Consolidated Financial Information and Operating Data”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, and our financial statements and the related notes thereto included elsewhere in this prospectus.

	As of May 31, 2024
(In dollars, except share amounts)	Actual	Pro Forma(1)
	(Unaudited)
Cash and cash equivalents	$34,088,621	$46,780,317

Bank and other borrowings	101,870,126	101,870,126

Shareholders’ equity:
Common shares, 196,000,000 shares authorized, 49,000,000 shares issued and outstanding, with no stated value, on an actual basis; and 196,000,000 shares authorized, 51,500,000 shares issued and outstanding, with no stated value, on a pro forma basis	469,439	13,161,135
Additional-paid-in capital	6,627	6,627
Retained earnings	160,972,724	160,972,724
Accumulated other comprehensive loss	(35,538,072)	(35,538,072)
Total shareholders’ equity	125,910,718	138,602,414
Total capitalization	$227,780,844	$240,472,540

(1)	The pro forma information above is illustrative only and will be further adjusted based on the actual public offering price and other terms of this offering determined at pricing. The number of common shares to be outstanding immediately after this offering is based on the assumed issuance of 2,500,000 common shares in this offering and does not include (i) up to 375,000 common shares issuable upon the exercise in full by the underwriters of their option to purchase additional common shares from us based upon an assumed offer and sale of 2,500,000 common shares at an assumed public offering price of $6.00 per share (which is the midpoint of the price range set forth on the cover page of this prospectus), (ii) the number of common shares underlying 735,000 stock acquisition rights (with an exercise price of ¥1($0.01) per common share) equal to 1.5% of the issued and outstanding common shares on a fully diluted basis as of the day prior to the successful listing on the Nasdaq Capital Market, subject to adjustment as provided in the stock acquisition rights agreement, and (iii) excludes the number of common shares underlying 8,280,000 stock acquisition rights (with an exercise price of ¥241($1.73) per common share).

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DILUTION

Purchasers of common shares in this offering will experience immediate and substantial dilution to the extent of the difference between the initial public offering price per common share paid by the purchasers of the common shares in this offering and the pro forma, as adjusted net tangible book value per common share immediately after, and giving effect to, this offering. Dilution results from the fact that the initial public offering price per common share in this offering is substantially in excess of the net tangible book value per common share attributable to the issued and outstanding common shares held by our existing shareholders.

Our historical net tangible book value per common share is determined by dividing our net tangible book value, which is the book value of our total assets less the book value of our goodwill, intangible assets, deferred initial public offering costs and total liabilities, by the number of outstanding common shares. As of May 31, 2024, the historical net tangible book value of our common shares was $125,910,718, or $2.57 per common share.

After giving effect to the (i) assumed sale by us of 2,500,000 common shares in this offering at an assumed initial public offering price of $6.00 per common share (which is the midpoint of the price range set forth on the cover page of this prospectus), and (ii) receipt by us of the net proceeds of this offering, after deduction of the underwriting discounts and commissions and the estimated offering expenses payable by us, our pro forma net tangible book value as of May 31, 2024 would have been $138,602,414, or $2.69 per common share. The pro forma net tangible book value per common share immediately after the offering is calculated by dividing the pro forma net tangible book value of $138,602,414 by 51,500,000 common shares (which is the pro forma common shares outstanding as of May 31, 2024). The difference between the initial public offering price per common share and the pro forma net tangible book value per common share represents an immediate increase in net tangible book value of $0.12 per common share to our existing shareholders, and an immediate dilution in net tangible book value of $3.31 per common share to purchasers of common shares in this offering.

The following table illustrates this dilution to purchasers in this offering on a per common share basis (in $):

Assumed initial public offering price per common share		$6.00

Net tangible book value per common share before this offering (as of May 31, 2024)	$2.57

Increase in net tangible book value per common share attributable to purchasers in this offering	$0.12

Pro forma net tangible book value per common share immediately after this offering		$2.69

Dilution in pro forma net tangible book value per common share to purchasers in this offering		$3.31

The following table summarizes, as of May 31, 2024, on the pro forma basis described above, the differences between the number of common shares purchased from us, the total consideration paid to us in cash, and the weighted average price per common share that our existing shareholders and the new purchasers in this offering paid. The total consideration below is based on an assumed initial public offering price of $6.00 per common share (which is the midpoint of the price range set forth on the cover page of this prospectus), before deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

	Common Shares		Total Consideration		Weighted Average
In $	Number	Percentage	Amount	Percentage	Price per Share
Existing shareholders	49,000,000	95.15%	$469,439	3.03%	$0.01
New investors	2,500,000	4.85%	$15,000,000	96.97%	$6.00
Total	51,500,000	100.00%	15,469,439	$100.00%	$0.30

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The table and information above assume no exercise by the underwriters of their option to purchase additional common shares in this offering. If the underwriters exercise in full their option to purchase up to 375,000 additional shares from us based upon an assumed offer and sale of 2,500,000 common shares at an offering price of $6.00 per shares, the pro forma net tangible book value per share immediately after this offering would be $2.71 per share, and the dilution in pro forma net tangible book value per share to purchasers in this offering would be $3.29 per share, in each case assuming an assumed initial public offering price of $6.00 per share (which is the midpoint of the price range set forth on the cover page of this prospectus), and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

Based upon an assumed offer and sale of 2,500,000 common shares at an offering price of $6.00 per common share (which is the midpoint of the price range set forth on the cover page of this prospectus), if the underwriters exercise in full their option to purchase up to 375,000 additional common shares from us, the number of common shares underlying the common shares held by purchasers in this offering would be increased to 2,875,000 common shares, or 5.54% of the total number of common shares outstanding immediately after this offering, and the percentage of common shares held by our existing shareholders would be reduced to 94.46% of the total number of common shares outstanding immediately after this offering.

Each $1.00 increase (decrease) in the assumed initial public offering price of $6.00 per common share (which is the midpoint of the price range set forth on the cover page of this prospectus) would increase (decrease) the net proceeds to us from this offering by approximately $2.33 million, assuming the number of common shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting the underwriting discounts and commissions payable by us. We may also increase or decrease the number of common shares we are selling in this offering. An increase (decrease) of 100,000 in the number of common shares offered by us in this offering, as set forth on the cover page of this prospectus, would increase (decrease) the net proceeds to us from this offering by approximately $0.56 million, assuming the assumed initial public offering price of $6.00 per common share (which is the midpoint of the price range set forth on the cover page of this prospectus) remains the same, and after deducting the underwriting discounts and commissions payable by us. Any increase or decrease in the estimated proceeds from the offering is not expected to have a material effect on our operations given the discretion we will have in the application and use thereof.

The foregoing tables and calculations are based on the number of common shares that will be outstanding immediately following the offering, and exclude (i) up to 375,000 common shares issuable upon the exercise in full by the underwriters of their option to purchase additional common shares from us based upon an assumed public offering price of $6.00 per share (which is the midpoint of the price range set forth on the cover page of this prospectus), (ii) the number of common shares underlying 735,000 stock acquisition rights (with an exercise price of ¥1($0.01) per common share) equal to 1.5% of the issued and outstanding common shares on a fully diluted basis as of the day prior to the successful listing on the Nasdaq, subject to adjustment as provided in the stock acquisition rights agreement, and (iii) excludes the number of common shares underlying 8,280,000 stock acquisition rights (with an exercise price of ¥241($1.73) per common share).

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis summarize the significant factors affecting our operating results, financial condition, liquidity, and cash flows for the periods presented below. The following discussion and analysis should be read in conjunction with our consolidated financial statements and related notes included elsewhere in this prospectus. The forward-looking statements contained herein are based on management’s judgment, assumptions made by management and information currently available to it. Actual results could differ materially from those discussed or implied in the forward-looking statements as a result of various factors, including those described below and elsewhere in this prospectus, particularly in the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements.”

Business Overview

We are an urban redevelopment consulting company. We purchase small parcels and create readily available sites for development.

We are positioned in the “upstream” of the real estate development industry, which means that we proactively look for potential development sites and negotiate with landowners to purchase them in order to create readily available sites for development. To do that, we identify and purchase what we believe to be underdeveloped real estate properties (land and/or buildings) and re-sell such properties to real estate developers so that they can redevelop those properties. Without our service, developers would have to look for potential development sites by themselves and negotiate with landowners one by one. Therefore, we create and offer them readily available site for development. We do not develop, redevelop or participate in the building or construction of any real properties. We also do not engage in realtor-services nor do we provide services such as title services.

Our mission is to maximize the values of the land and building of real estate owners by first identifying their real estate holdings as underdeveloped and proposing the most effective use of the identified real estate. For example, if a real estate property is located in an upscale residential area, but the property, whether it be a building or land, is being used for low-value single-family homes, low-rise buildings or is at the moment just a plot of land, we do not believe that this is the most effective use of the land and we bring that to the attention of the property owner.

Once we identify an underdeveloped property, we negotiate diligently with the landowner to purchase that property. We often purchase separate small parcels of land and sell them to a developer as a single large lot. Selling the land as a single large lot often increases the value of the property and allows us to sell it at a higher price to developers that will develop the property for high-end condominiums or commercial buildings.

Below is an example of our business. Before this site was developed, it was a collection of small parcels owned by six different owners, and each parcel was too small to develop. We negotiated with each landowner and purchased all of the parcels to create a suitable development site. We sold all the parcels collectively to a developer that sought to construct a condominium. Even though each parcel was small, by combining them together, the developer was able to develop the land on larger scale. This example took approximately six months to flip the land from purchase of the six parcels to the sale of the collective site to the developer.

Japan is a dense country where majority of plots owned by landowners are not big in size. Therefore, each plot is too small and not suited to development unless it is combined with adjacent plot. Our CEO previously worked in a real estate development company but started this business because he realized the importance of creating lands for development in Japan where he believed suitable development sites are rare.

We believe that we also contribute to the creation of safe and comfortable urban environments by purchasing old buildings that lack fire resistance and earthquake resistance and selling them as land for development. By encouraging construction of fire resistance and earthquake resistance buildings, we aim to be beneficial to society as a whole. We are operating under the slogan of “Make the first step for safer and more secure cities.” In Japan, which is prone to earthquakes, typhoons, and other natural disasters, building “safer and more secure cities” is a constant objective, one that requires perseverance over many years and a steady, step-by-step buildup of efforts. We believe that the real estate redevelopment projects that we facilitate are the first steps toward creating “safer and more secure cities.”

In making the first step for safer and more secure cities, we value and conform to a philosophy called “Sampo-yoshi,” which is a traditional Japanese business philosophy. “Sampo” is the Japanese word for three parties: the seller, the buyer, and society. “Yoshi” means “good” or “beneficial” in Japanese. Therefore, it refers to the philosophy of doing good business, which is intended to be a win-win situation for the seller, the buyer, and society. It is essential for the seller and buyer to be satisfied, and that a good business can only be said to be good if it contributes to society as well. In our business, for landowners, the value of their property is expected to increase by the proposed redevelopment. For us, we can profit from the increased value of property. For society, it generally becomes safer and more secure by the redevelopment. “Good for the people, good for the city, and good for society.” This philosophy of “Sampo-yoshi” is our most valued corporate spirit and the very company we are striving to become.

For the years ended November 30, 2023, 2022 and 2021, we reported revenues of $477,599,829, $472,858,985, and $309,378,119, respectively, net income of $39,367,996, $36,365,067, and $14,775,265, respectively, and net cash provided by operating activities to be $39,819,023 and net cash used in operating activities to be $45,665,390 and $29,758,668, respectively. For the six months ended May 31, 2024, we reported revenues of $239,698,482, net income of $14,939,774, and net cash used in operating activities of $13,720,700. As stated in the unaudited consolidated financial statements, as of May 31, 2024, we had retained earnings of $160,972,724.

Organizational Structure

The following diagram reflects our current organizational structure as of the date of this prospectus:

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Metros Development Co., Ltd., a Japanese corporation (“Metros”), was formed in Japan on March 29, 2013. In February 2020, Metros completed an acquisition of 100% equity interest of Yuryo Shoji Co., a Japanese corporation. Metros was merged with and into Yuryo Shoji Co. on June 1, 2020 with Metros being the surviving entity in such merger. The acquisition of Yuryo Shoji Co. was accounted for as an asset acquisition.

Metros has two wholly owned subsidiaries, Royal House Co., Ltd., a Japanese corporation which was established on October 1, 2015, and Metros Resort LLC, a Japanese limited liability company which was established on February 14, 2020 as an SPC named Metros 1 LLC, on December 28, 2022, it was renamed to Metros Resort LLC.

Metros operates our business directly, as well as through Royal House Co., Ltd., where we also identify what we believe to be underdeveloped real estate properties and purchase and then re-sell such properties to real estate developers.

Metros Resort LLC is a non-operating entity at this time and we are exploring various business opportunities for this entity at this time, but have not yet identified any specific business opportunity.

Our Strategy

We identify and purchase what we believe to be underutilized land and buildings, such as low-rise buildings, from landowners and sell them to developers for redevelopment, such as high-rise buildings. Moreover, we identify and purchase the lands which are not used in accordance with the intended use pursuant to applicable zoning regulations, and sell the lands to developers for development. We also purchase small adjacent individual lots in bulk and sell them to developers as large lots that can be developed on a large scale. By selling the land in such a way that it can be effectively utilized by the developers, we are able to add value and sell the property at a higher price than the price at which we purchased it.

The real estate industry is susceptible to economic trends, policy interest rate trends, land price trends, real estate sales price trends, real estate taxation, etc. Therefore, a downturn in the real estate market, a significant increase in interest rates, or other similar changes could negatively affect the Company’s performance. In addition, since our Company adopts a style of purchase/sales in which we primarily visit landowners one by one and negotiate with them, our purchase/sales may be restricted by the effects of the continued coronavirus pandemic. Specifically, the revenue and net income in 2020 decreased by 12.6% and 32.2%, respectively, from 2019. In 2021, the revenue recovered to the 2019 level but net income was still 39.0% lower than 2019. Therefore, it is our policy to properly identify and evaluate the possibility of occurrence of risks and to take appropriate measures aiming to deal with them.

Factors Affecting Operating Results

The Company believes that the following factors could affect our financial position and results of operations:

Number of sales contracts

We are an urban redevelopment consulting company. We purchase small parcels to create readily available sites for development and sell them to developers for a large-scale development site. Real estate sales account for more than 99% of our total revenue. Therefore, a change in revenue is mainly attributed to a change in number of real estate sales contracts.

Our ability to maintain gross profit margin high

Our gross profit margin has been stable at approximately 25% and relatively higher than other companies in real estate industry. We believe we can attain high gross profit margin by determining the purchase price backward from sales price. When we determine the sales price, first, we assess how much the property can be sold for to a developer. Then, we can determine how much we can pay landowners after subtracting our gross profit margin. This way, we can maintain stable gross profit margin.

Nature of fixed costs in SG&A expenses

Company’s SG&A expenses, which are generally defined as fixed costs, have the nature of variable costs related to real estate sales. Therefore, there is not much leverage effect of fixed costs with an increase or a decrease in revenues.

Fluctuation of exchange rate

Our functional currency is the Japanese yen and our reporting currency is the US dollar. Fluctuations in the exchange rate exchange rate has a direct impact on our financial statements when the Japanese yen is converted to the US dollar. As of May 31, 2024, our business is fully conducted in Japan and sales and purchases of real estate related to our core business are made in Japanese yen. For investor readability, we converted our financial information from the Japanese yen to the US dollar.

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Comparison of results of operations for the six months ended May 31, 2024 and 2023

The following table summarizes our operating income as reflected in our unaudited consolidated statements of operations and comprehensive income information and operating data for the six months ended May 31, 2024 and 2023, and presents information regarding amounts and percentage changes during those periods.

	For the Six Months Ended May 31,
	2024		2023		Variance

	Amount	% of revenue	Amount	% of revenue	Amount	%

Revenues	$239,698,482	100%	$291,655,644	100%	$(51,957,162)	(18)%
Cost of revenues	183,346,875	76%	210,535,210	72%	(27,188,335)	(13)%
Gross profit	56,351,607	24%	81,120,434	28%	(24,768,827)	(31)%

Operating expenses	32,022,180	13%	38,101,920	13%	(6,079,740)	(16)%

Income from operations	24,329,427	11%	43,018,514	15%	(18,689,087)	(43)%

Other income (expenses)	(41,045)	0%	197,278	0%	(238,323)	(121)%

Income before income taxes	24,288,382	11%	43,215,792	15%	(18,927,410)	(44)%

Income tax expense	9,348,608	5%	15,786,178	5%	(6,437,570)	(41)%

Net income	$14,939,774	6%	$27,429,614	10%	$(12,489,840)	(46)%

Revenues

Our revenues generated from different revenue streams consist of the following:

	For the Six Months Ended
	May 31,		Variance
	2024	2023	Amount	%
Real estate sales	$238,764,603	$290,936,895	$(52,172,292)	(18)%
Rental revenue	894,830	671,446	223,384	33%
Real estate brokerage revenue	39,049	47,303	(8,254)	(17)%
	$239,698,482	$291,655,644	$(51,957,162)	(18)%

Changes in revenues by factors consist of the following:

	For the Six Months Ended
	May 31,
	2023	Impact on increase in the price of sales	Impact on increase in the number of sales	Impact on the fluctuation of currency rate	2024
Revenues	$291,655,644	$(1,252,061)	$(21,671,909)	$(29,033,191)	$239,698,482

Our revenue stream consists of real estate sales, rental revenue, and real estate brokage revenue. Real estate sales account for more than 99% of total revenue. Therefore, the decrease in revenue is mainly attributed to a decrease in real estate sales.

The decrease in revenue was attributable to a decrease of $52.2 million in real estate sales due to a decrease in the number of sales contracts to 62 for the six months ended May 31, 2024, compared to 67 for the six months ended May 31, 2023. The reason for the decrease is because the process of fixing the property boundaries for some projects took longer than expected and we could not settle those projects during the six months ended May 31, 2024. Moreover, due to the fluctuation of the currency rate, revenue decreased by $29.0 million. Since our functional currency is the Japanese yen and our reporting currency is the US dollar, the exchange rate has a direct impact on our financial statements when the Japanese yen is converted to the US dollar. There was no unusual or infrequent event attributed to the decrease in sales.

Cost of Revenues

Cost of revenues, for the six months ended May 31, 2024, was $183.3 million compared to $210.5 million for the same period in 2023. The decrease in cost of revenues by $27.2 million or 13% was in line with the decrease of real estate sales due to the fluctuation of exchange rate and due to the number of sales contracts decreased to 62 for the six months ended May 31, 2024, compared to 67 for the six months ended May 31, 2023. There was no unusual or infrequent event attributed to the decrease in cost of revenues.

Gross Profit

Gross profit, for the six months ended May 31, 2024, was $56.4 million compared to $81.1 million for the same period in 2023. The decrease in gross profit by $24.8 million or 31% was in line with a decrease of real estate sales due to the fluctuation of exchange rate and due to the number of sales contracts decreased to 62 for the six months ended May 31, 2024, compared to 67 for the six months ended May 31, 2023. In addition to that, our gross profit margin decreased by 4.3% from 27.8% for the six months ended May 31, 2023 to 23.5% for the six months ended May 31, 2024. The reason for the decrease is that we sold large projects with relatively higher gross profit margin in the six months ended May 31, 2023, while no such high-profit projects were sold in the current period. There was no unusual or infrequent event attributed to the decrease in gross profit.

38

Selling, General and Administrative Expenses

Operating expenses for the six months ended May 31, 2024 and 2023 were as follows:

	For the Six Months Ended
	May 31,		Variance
	2024	2023	Amount	%
Consulting fees (including consulting fees resulting from transactions with a related party of $13,081,966 and $15,869,285 for the six months ended May 31, 2024 and 2023, respectively)	$15,495,364	$20,274,149	$(4,778,785)	(24)%
Salaries and welfare expenses	9,066,032	9,271,906	(205,874)	(2)%
Taxes and dues	3,580,045	4,678,670	(1,098,625)	(23)%
Handling expenses	1,664,466	2,163,512	(499,046)	(23)%
Rent and lease expenses	688,548	545,279	143,269	26%
Travel expenses	305,711	201,093	104,618	52%
Depreciation expenses	145,845	196,662	(50,817)	(26)%
Other	1,076,169	770,649	305,520	40%
	$32,022,180	$38,101,920	$(6,079,740)	(16)%

The decrease in selling, general and administrative expenses was mainly due to a decrease in consulting fees and taxes and due as a result of business contraction and fluctuation of exchange rate. The consulting fees decreased by $4.8 million from $20.3 million for the six months ended May 31, 2023 to $15.5 million for the six months ended May 31, 2024. This decrease was mainly attributed to the decrease of consulting fees from a related party that was engaged by the Company to provide consulting services to cooperate and promote our business. The consulting fee from the related party is calculated based on our revenue. Therefore, due to the revenue decrease, consulting fees from the related party decreased accordingly. The decrease in taxes and dues was mainly due to the decrease in non-deductible consumption tax, the decrease in the number of sales contracts and depreciation of Japanese yen.

Other Income (Expenses)

Other income (expenses) for the six months ended May 31, 2024 and 2023, were as follows:

	For the Six Months Ended
	May 31,		Variance
	2024	2023	Amount	%
Other income (including other income resulting from transactions with related parties of $673 and $18,077 for the six months ended May 31, 2024 and 2023, respectively)	$601,653	$172,470	$429,183	249%
Other expenses	(9,547)	(283)	(9,264)	3,273%
Interest expenses	(1,156,069)	(1,377,735)	221,666	(16)%
Income from equity method investments	522,918	1,402,826	(879,908)	(63)%
	$(41,045)	$197,278	$(238,323)	(121)%

The change in other income to other expenses for the six months ended May 31, 2024 was mainly due to the decrease in income from equity method investments. The decrease in income from equity method investments for the six months ended May 31, 2024 was due to the impact on net income on the investees in that period. There was no unusual or infrequent event attributed to equity method investments.

39

Income Tax Expense

Income tax expense, for the six months ended May 31, 2024, was $9.3 million compared to $15.8 million for the same period in 2023. The decrease in income tax expense by $6.4 million, or 41%, was mainly due to the decrease in revenues and the decrease in earnings that was mainly due to a deterioration in the gross profit margin.

Net Income

As a result of the foregoing, we reported a net income of $14.9 million for the six months ended May 31, 2024, representing a $12.5 million or 46% decrease from $27.4 million for the six months ended May 31, 2023.

Comparison of results of operations for the years ended November 30, 2023 and 2022

The following table summarizes our operating income as reflected in our audited consolidated statements of operations and comprehensive income for the fiscal years ended November 30, 2023 and 2022, and presents information regarding amounts and percentages during those periods.

	For the Fiscal Years Ended November 30,
	2023		2022		Variance
	Amount	% of revenue	Amount	% of revenue	Amount	%

Revenues	$477,599,829	100%	$472,858,985	100%	$4,740,844	1%

Cost of revenues	(346,965,810)	73%	(349,511,552)	74%	2,545,742	(1)%

Gross profit	130,634,019	27%	123,347,433	26%	7,286,586	6%

Operating expenses	(66,742,382)	14%	(61,707,664)	13%	(5,034,718)	8%

Income from operations	63,891,637	13%	61,639,769	13%	2,251,868	4%

Other expenses	(867,215)	0%	(2,157,216)	0%	1,290,001	(60)%

Income before income taxes	63,024,422	13%	59,482,553	13%	3,541,869	6%

Income tax expense	(23,656,426)	5%	(23,117,486)	5%	(538,940)	2%

Net income	$39,367,996	8%	$36,365,067	8%	$3,002,929	8%

40

Revenues

Our revenues generated from different revenue streams consist of the following:

	For the fiscal years ended November 30,		Variance
	2023	2022	Amount	%
Real estate sales	$476,294,249	$471,984,562	$4,309,687	1%
Rental revenue	1,224,503	757,606	466,897	62%
Real estate brokerage revenue	81,077	116,817	(35,740)	(31)%
	$477,599,829	$472,858,985	$4,740,844	1%

Changes in revenues by factors consist of the following:

	For the fiscal years ended November 30,
	2022	Impact on increasing in the price of sales	Impact on increasing in the number of sales	Impact on the fluctuation of currency rate	2023
Revenues	$472,858,985	$(64,543,969)	$106,332,035	$(37,047,222)	$477,599,829

Our revenue stream consists of real estate sales, rental revenue, and real estate brokage revenue. Real estate sales account for more than 99% of total revenue. Therefore, a change in revenue is mainly attributed to a change in real estate sales.

Revenue increased by $4.7 million from $472.9 million for the fiscal year ended November 30, 2022 to $477.6 million for the fiscal year ended November 30, 2023. The number of sales contracts increased to 121 for the fiscal year ended November 30, 2023, compared to 96 for the fiscal year ended November 30, 2022, attributed to a revenue increase of $106.3 million. The increase in the sales contracts is because we actively conducted sales operations with an increased number of employees and an increased number of approaches to landowners in order to buy their land and sell the land as consolidated parcels to developers. On the other hand, sales per project decreased from $4.9 million for the fiscal year ended November 30, 2022 to $4.0 million for the fiscal year ended November 30, 2023, causing a revenue decrease of $64.5 million, Moreover, due to the fluctuation of the currency rate, revenue decreased by $37.0 million. Since our functional currency is the Japanese yen and our reporting currency is the US dollar, the exchange rate has a direct impact on our financial statements when the Japanese yen is converted to the US dollar. Even though our growth appears to be very subtle in US dollar basis comparison, under Japanese yen basis comparison, our revenue increased by 8.8% from ¥61 billion for the fiscal year ended November 30, 2022 to ¥67 billion for the fiscal year ended November 30, 2023. There was no unusual or infrequent event that attributed to the increase in sales. Regarding rental revenue, we completed construction of rental apartments in July 2022 and revenue increased as the number of tenants increased.

41

Cost of Revenues

Cost of revenues, for the fiscal year ended November 30, 2023, was $347.0 million compared to $349.5 million for the fiscal year ended November 30, 2022. The decrease in cost of revenues by $2.5 million, or 1%, was attributed in a decrease of purchase prices. The average purchase price decreased from $3.6 million to $2.9 million. This decrease is due to successful negotiations with landowners. There was no unusual or infrequent event attributed to the increase in cost of revenues.

Gross Profit

Gross profit for the fiscal year ended November 30, 2023 was $130.6 million compared to $123.3 million for the fiscal year ended November 30, 2022. The increase in gross profit by $7.3 million, or 6%, was in line with an increase of real estate sales due to the number of sales contracts, which increased to 121 for the fiscal year ended November 30, 2023, compared to 96 for the fiscal year ended November 30, 2022. The increase in the sales contracts is because we actively conducted sales operations with an increased number of employees and an increased number of approaches to landowners in order to buy their lands and sell them collectively to developers. There was no unusual or infrequent event attributed to the increase in gross profit.

Selling, General and Administrative Expenses

Operating expenses for the fiscal years ended November 30, 2023 and 2022, were as follows:

	For the fiscal years ended November 30,		Variance
	2023	2022	Amount	%
Consulting fee (including consulting fee resulting from transactions with a related party of $26,548,057 and $25,235,001 for the years ended November 30, 2023 and 2022, respectively)	$35,441,145	29,724,858	$5,716,287	19%
Salaries and welfare expenses	17,837,791	17,688,379	149,412	1%
Taxes and dues	8,966,958	9,270,011	(303,053)	(3)%
Handling expenses	1,094,873	1,400,626	(305,753)	(22)%
Rent and lease expenses	1,189,053	986,131	202,922	21%
Travel expenses	508,164	429,418	78,746	18%
Depreciation expenses	328,161	328,943	(782)	(0)%
Other	1,376,237	1,879,298	(503,061)	(26)%
	$66,742,382	61,707,664	$5,034,718	8%

The increase in selling, general and administrative expenses was due to an increase in consulting fees, salaries and welfare expenses, rent and lease expenses, and travel expense as a result of business expansion. The increase of selling, general and administrative expenses was also due to an increase of professional service fees relating to this offering.

The consulting fees increased by $5.7 million from $29.7 million for the fiscal year ended November 30, 2022 to $35.4 million for the fiscal year ended November 30, 2023. This increase is attributed to the increase of consulting fees from a related party and outsourcing company related to the sales projects. We have entered into a partnership agreement with a related party in order to cooperate and promote our business. In accordance with the partnership agreement, the consulting fee from the related party is calculated based on our revenue. Therefore, due to the revenue increase, consulting fees from the related party increased accordingly. The increase in professional service fees was due to an increase in professional service fees paid to professional parties in connection with going public. The increase in salaries and welfare expenses was due to an increase in sales commission paid to employees according to the increase in revenue. The increase in commission fee was due to an increase in loan fees from financial institutions associated with new borrowings for the purchase of land and buildings due to an increase in transaction volume. The increase in rent and lease expenses was due to the relocation of our head office. The increase in travel expenses was mainly attributed to travel related to this offering and several business trips to Fukuoka prefecture for preparation of the launch of a new branch office.

42

Other Income (Expenses)

Other income (expenses) for the fiscal years ended November 30, 2023 and 2022, were as follows:

	For the fiscal years ended November 30,		Variance
	2023	2022	Amount	%
Other income (including other income resulting from transactions with related parties of $21,712 and $84,728 for the years ended November 30, 2023 and 2022, respectively)	$834,153	497,186	$336,967	68%
Other expenses	(779,467)	(6,915)	(772,552)	11,172%
Interest expenses	(2,488,434)	(2,232,328)	(256,106)	11%
Income (loss) from equity method investments	1,566,533	(415,159)	1,981,692	(477)%
	$(867,215)	(2,157,216)	$1,290,001	(60)%

The decrease in other expenses for the fiscal year ended November 30, 2023 was due to a gain from equity method investments offset by an increase in interest expenses. The change in loss from equity method investments to gain from equity method investments for the fiscal year ended November 30, 2023 was due to the impact on receiving the liquidation dividend of a silent partnership.

Income Tax Expense

Income tax expense for the fiscal year ended November 30, 2023 was $23.7 million compared to $23.1 million for the fiscal year ended November 30, 2022. The increase in income tax expense by $0.5 million or 2% was due to the increase in revenue and an increase in earnings due to an improvement in the gross profit margin.

Net Income

As a result of the foregoing, we reported a net income of $39.4 million for the fiscal year ended November 30, 2023, representing a $3.0 million or 8% increase from $36.4 million for the fiscal year ended November 30, 2022.

Comparison of results of operations for the years ended November 30, 2022 and 2021

The following table summarizes our operating income as reflected in our audited consolidated statements of operations and comprehensive income for the years ended November 30, 2022 and 2021, and presents information regarding amounts and percentage changes during those periods.

	For the Years Ended November 30,
	2022		2021		Variance
	Amount	% of revenue	Amount	% of revenue	Amount	%

Revenues	$472,858,985	100%	$309,378,119	100%	$163,480,866	53%
Cost of revenues	349,511,552	74%	240,387,432	78%	109,124,120	45%
Gross profit	123,347,433	26%	68,990,687	22%	54,356,746	79%

Operating expenses	61,707,664	13%	41,479,195	13%	20,228,469	49%

Income from operations	61,639,769	13%	27,511,492	9%	34,128,277	124%

Other expenses	(2,157,216)	0%	(3,720,668)	(1)%	1,563,452	(42)%

Income before income taxes	59,482,553	13%	23,790,824	8%	35,691,729	150%

Income tax expense	23,117,486	5%	9,015,559	3%	14,101,927	156%

Net income	$36,365,067	8%	$14,775,265	5%	$21,589,802	146%

Our revenues generated from different revenue streams consist of the following:

	For the Years ended
	November 30,		Variance
	2022	2021	Amount	%
Real estate sales	$471,984,562	$308,156,934	$163,827,628	53%
Rental revenue	757,606	931,849	(174,243)	(19)%
Real estate brokerage revenue	116,817	289,336	(172,519)	(60)%
	$472,858,985	$309,378,119	$163,480,866	53%

43

Revenues

Our revenue stream consists of real estate sales, rental revenue, and real estate brokage revenue., Real estate sales account for more than 99% of total revenue, almost all of our revenue comes from real estate sales. Therefore, the increase in revenue is mainly attributed to an increase of real estate sales. The increase in the real estate sales revenues was mainly due to the overall development and expansion of our business. The increase was attributable to an increase of $164 million in real estate sales due to the number of sales contracts increasing to 96 for the fiscal year ended November 30, 2022, compared to 65 for the fiscal year ended November 30, 2021. The increase in the sales contracts is because we actively conducted sales operations with an increased number of employees and an increased number of approaches to landowners in order to buy their lands and sell them collectively to developers. There was no unusual or infrequent event attributed to the increase in sales.

Cost of Revenues

Cost of revenue, for the year ended November 30, 2022, was $349.5 million compared to $240.4 million for the same period in 2021. The increase in cost of revenues by $109 million or 45% was in line with the increase of real estate sales due to the number of sales contracts increased to 96 for the fiscal year ended November 30, 2022, compared to 65 for the fiscal year ended November 30, 2021. The increase in the sales contracts is because we actively conducted sales operations with an increased number of employees and an increased number of approaches to landowners in order to buy their lands and sell them collectively to developers. There was no unusual or infrequent event attributed to the increase in cost of revenues.

Gross Profit

Gross profit, for the year ended November 30, 2022, was $123.3 million compared to $69.0 million for the same period in 2021. The increase in gross profit by $54 million or 79% was in line with an increase of real estate sales due to the number of sales contracts increased to 96 for the fiscal year ended November 30, 2022, compared to 65 for the fiscal year ended November 30, 2021. The increase in the sales contracts is because we actively conducted sales operations with an increased number of employees and an increased number of approaches to landowners in order to buy their lands and sell them collectively to developers. There was no unusual or infrequent event attributed to the increase in gross profit.

Selling, General and Administrative Expenses

Operating expenses for the years ended November 30, 2022 and 2021 were as follows:

	For the Years ended
	November 30,		Variance
	2022	2021	Amount	%
Consulting fees (including consulting fees resulting from transactions with a related party of $25,235,001 and $16,680,567 for the years ended November 30, 2022 and 2021, respectively)	$29,724,858	$18,215,467	$11,509,391	63%
Salaries and welfare expenses	17,688,379	14,174,230	3,514,149	25%
Taxes and dues	9,270,011	4,977,189	4,292,822	86%
Commission fee	1,400,626	747,885	652,741	87%
Rent and lease expenses	986,131	1,067,544	(81,413)	(8)%
Travel expenses	429,418	459,495	(30,077)	(7)%
Depreciation expenses	328,943	209,249	119,694	57%
Others	1,879,298	1,628,136	251,162	15%
	$61,707,664	$41,479,195	$20,228,469	49%

The increase in selling, general and administrative expenses was due to an increase in consulting fees, salaries and welfare expenses, taxes and dues, commission fee, depreciation expenses and others as a result of business expansion.

The consulting fees increased by $11,509,391 from $18,215,467 for the fiscal year ended November 30, 2021 to $29,724,858 for the fiscal year ended November 30, 2022. This increase is attributed to the increase of consulting fees from a related party. We have entered into a partnership agreement with a related party in order to cooperate and promote our business. In accordance with the partnership agreement, the consulting fees from the related party are calculated based on our revenue. Therefore, due to the revenue increase, consulting fees from the related party increased accordingly. The increase in salaries and welfare expenses was due to an increase in sales commission paid to employees according to the increase in revenue. The increase in taxes and dues was mainly due to the increase in non-deductible consumption tax and the increase in the number of sales contracts.

44

Other Income (Expenses)

Other income (expenses) for the years ended November 30, 2022 and 2021, were as follows:

	Years ended
	November 30,		Variance
	2022	2021	Amount	%
Other income (including other income resulting from transactions with related parties of $84,728 and $101,687 for the years ended November 30, 2022 and 2021, respectively)	$497,186	$596,801	$(99,615)	(17)%
Other expenses	(6,915)	(10,992)	4,077	(37)%
Interest expenses	(2,232,328)	(1,374,628)	(857,700)	62%
Loss from equity method investments	(415,159)	(2,931,849)	2,516,690	(86)%
	$(2,157,216)	$(3,720,668)	$1,563,452	(42)%

The decrease in other expenses was due to a decrease in losses from equity method investments offset by an increase in interest expenses.

The increase in interest expenses was due to the significant increase in borrowings attributable to active purchases of real estate. In addition, the decrease in loss from equity method investments was due to the impact of a decrease in net loss of investee. There was no unusual or infrequent event attributed to interest expenses and equity method investments.

Income Tax Expense

Income tax expense, for the year ended November 30, 2022, was $23.1 million compared to $9.0 million for the same period in 2021. The increase in income tax expense by $14 million or 156% was due to the increase in revenue and an increase in earnings due to an improvement in the gross profit margin.

Net Income

As a result of the foregoing, we reported a net income of $36 million for the fiscal year ended November 30, 2022, representing a $22 million or 146% increase from $15 million for the fiscal year ended November 30, 2021.

Liquidity and Capital Resources

Our cash requirements include operating expenses for real estate sales and finance costs from loans for purchases of real estate inventories. The sources of liquidity to fund these cash requirements include real estate sales and borrowings from banks and other financial institutions, which are our primary source of cash flow.

As of May 31, 2024, the Company had $34.1 million in cash and cash equivalents compared to $31.1 million as of November 30, 2023. In addition, the Company had $190.3 million in real estate inventories as of May 31, 2024 compared to $186.7 million as of November 30, 2023. The Company had $101.9 million in bank and other borrowings as of May 31, 2024 compared to $86.8 million as of November 30, 2023.

The Company formulates funding policies that are designed to maintain and improve procurement stability and reduce liquidity risk. As a concrete measure to maintain and improve procurement stability, we engage in various activities such as developing connection with new financial institutions, maintaining good relationship with financial institutions with which we do business, regularly exchanging information with financial institutions on our financial situation and real estate market. We utilize borrowings from Japanese financial institutions to mainly purchase real estate from landowners. To reduce liquidity risk, we use project financing tied to individual real estate properties as much as possible. We take into account the time it takes for those real estate properties to become available for sale, after securing sufficient working capital. In addition, we diversify funding sources in order not only to reduce funding costs but also to improve funding stability and reduce liquidity risk. Furthermore, we monitor central bank monetary policy developments and consider the need for interest rate swaps.

Uncertainties caused by the real estate market remain. To be precise, real estate developers may be materially affected by the inflation of development cost as well as the economic situation around the world which can be largely impacted by central monetary policy. Depending on future developments, we expect an increase in liquidity risk, including higher procurement costs. Specifically, we may be unable to borrow new funds or roll-over existing funds; and we expect there will be an increase in the amount of interest we need to pay if we are able to borrow such funding. Notwithstanding the current environment, we are working to maintain stable procurement and reduce liquidity risk in accordance with the above policy. In addition, with respect to rising interest costs, we are working to maintain good communications with financial institutions so that we can raise funds at favorable interest rates.

45

Source of Liquidity

The Company borrows from a variety of sources, including regional banks, shinkin (Japanese deposit institution) banks, credit unions, government financial institutions in Japan. We have adopted regular face-to-face communications and established positive working relationships with financial institutions in Japan.

We use project financing tied to individual real estate properties as much as possible. We take into account the time it takes for those real estate properties to become available for sale, after securing sufficient working capital. All of the project financing comes from financial institutions, and the timing and amount of real estate to be acquired and sold have a significant impact on financing activities.

In assessing liquidity, management monitors and analyzes the Company’s cash and cash equivalents, ability to generate sufficient future earnings, and operating and capital investment commitments. The Company believes that its current cash and cash equivalents from operations and borrowings from banks will be sufficient to meet its working capital needs for the next 12 months from the date of issuance of the unaudited consolidated financial statements.

Over the next few years, the Company intends to consider other sources of financing to meet its cash needs, including raising additional capital through equity issuances. While we face uncertainties regarding the size and timing of our fundraising, we are confident that we will be able to continue to meet our business needs solely through the use of cash flows generated from operations and shareholder working capital, as needed.

Cash Flows for the Six months ended May 31, 2024 and 2023

The following table provides a summary of our cash flows for the periods indicated.

	Six months ended
	May 31,		Variance
	2024	2023	Amount	%
Net cash provided by (used in) operating activities	$(13,720,700)	$49,900,607	$(63,621,307)	(127)%
Net cash provided by (used in) investing activities	(417,914)	319,443	(737,357)	(231)%
Net cash provided by (used in) financing activities	19,162,989	(20,158,546)	39,321,535	(195)%
Effect of changes in foreign currency exchange rate	(2,133,868)	(1,246,861)	(887,007)	71%
Net change in cash, cash equivalents and restricted cash	2,890,507	28,814,643	(25,924,136)	(90)%
Cash, cash equivalents and restricted cash, beginning of the period	32,598,002	8,189,958	24,408,044	298%
Cash, cash equivalents and restricted cash, end of the period	$35,488,509	$37,004,601	$(1,516,092)	(4)%

Operating Activities

Net cash used in operating activities was $13.7 million for the six months ended May 31, 2024 as compared to the $49.9 million net cash provided by operating activities for the six months ended May 31, 2023, representing a decrease of $63.6 million, which was mainly due to the decrease of net income, accounts and other payables, and the increase in real estate inventories and prepaid expenses.

Investing Activities

During the six months ended May 31, 2024, net cash used in investing activities of $0.4 million was mainly the results of purchase of investments of $0.7 million, purchase of term deposits of $0.2 million, and offset by proceeds from sales of investments of $0.5 million. During the six months ended May 31, 2023, net cash provided by investing activities of $0.3 million was mainly the results of distribution from silent partnerships of $1.6 million and offset by purchase of term deposits of $1.5 million.

Financing Activities

During the six months ended May 31, 2024, net cash provided by financing activities of $19.2 million was the results of proceeds from bank loans and other borrowings of $80.7 million and offset by repayments of bank loans and other borrowings of $59.5 million. During the six months ended May 31, 2023, net cash used in financing activities of $20.2 million was the results of repayments for bank loans and other borrowings of $74.3 million and offset by proceeds from bank loans and other borrowings of $56.4 million.

Cash Flows for the Years Ended November 30, 2023 and 2022

The following table provides a summary of our cash flows for the periods indicated.

	Fiscal Years Ended November 30,		Variance
	2023	2022	Amount	%
Net cash provided by (used in) operating activities	$39,819,023	$(45,665,390)	$85,484,413	(187)%
Net cash used in investing activities	(2,463,241)	(6,575,857)	4,112,616	(63)%
Net cash provided by (used in) financing activities	(11,151,868)	43,030,183	(54,182,051)	(126)%
Effect of changes in foreign currency exchange rate	(1,795,870)	(2,982,104)	1,186,234	(40)%
Net change in cash, cash equivalents and restricted cash	24,408,044	(12,193,168)	36,601,212	(300)%
Cash, cash equivalents and restricted cash, beginning of the year	8,189,958	20,283,126	(12,193,168)	(60)%
Cash, cash equivalents and restricted cash, end of the year	$32,598,002	$8,189,958	$24,408,044	298%

Operating Activities

During the year ended November 30, 2023, net cash provided by operating activities of $39.8 million was mainly due to the $39.4 million of net income generated. During the year ended November 30, 2022, net cash used in operating activities of $45.7 million was mainly due to the $100.4 million increase in real estate inventories offset by the $36.4 million net income generated. The increase of $85.5 million in net cash provided by operating activities was because we became conservative when purchasing properties for the year ended November 30, 2023 in order to keep sufficient cash positions based on our strategy, which led to a $99.2 million decrease in the change in real estate inventories.

Investing Activities

During the year ended November 30, 2023, net cash used in investing activities of $2.5 million was mainly the result of purchase of property and equipment of $2.1 million, the purchase of investments of $1.7 million and offset by the distribution from silent partnerships of $1.6 million. During the year ended November 30, 2022, net cash used in investing activities of $6.6 million was mainly the result of purchase of property and equipment of $5.9 million.

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Financing Activities

During the year ended November 30, 2023, net cash used in financing activities of $11.2 million was the result of repayments for bank loans and other borrowings of $119.2 million, distribution of dividends of $2.3 million and offset by proceeds from bank loans and other borrowings of $110.3 million. During the year ended November 30, 2022, net cash provided by financing activities of $43.0 million was the result of proceeds from bank loans and other borrowings of $125.6 million offset by repayments for bank loans and other borrowings of $80.8 million.

Cash Flows for the Years Ended November 30, 2022 and 2021

The following table provides a summary of our cash flows for the periods indicated.

	Fiscal Years Ended November 30,		Variance
	2022	2021	Amount	%
Net cash used in operating activities	$(45,665,390)	$(29,758,668)	$(15,906,722)	53%
Net cash used in investing activities	(6,575,857)	(1,696,997)	(4,878,860)	287%
Net cash provided by financing activities	43,030,183	26,822,126	16,208,057	60%
Effect of changes in foreign currency exchange rate	(2,982,104)	(1,931,343)	(1,050,761)	54%
Net change in cash, cash equivalents and restricted cash	(12,193,168)	(6,564,882)	(5,628,286)	86%
Cash, cash equivalents and restricted cash, beginning of the year	20,383,126	26,948,008	(6,564,882)	(24)%
Cash, cash equivalents and restricted cash, end of the year	$8,189,958	$20,383,126	$(12,193,168)	(60)%

Operating Activities

Net cash used in operating activities increased $15.9 million to $45.7 million for the year ended November 30, 2022, mainly due to an increase in changes in real estate inventories and prepaid expenses, offset by an increase in net income and changes in accounts and other payables and income tax payables.

Investing Activities

During the year ended November 30, 2022, net cash used in investing activities of $6.6 million was mainly the result of purchase of property and equipment of $5.9 million. During the year ended November 30, 2021, net cash used in investing activities of $1.7 million was mainly the result of purchase of term deposits of $1.1 million and purchase of investments of $1.9 million offset by proceeds from sales of investments of $1.0 million.

Financing Activities

During the year ended November 30, 2022, net cash provided by financing activities of $43.0 million was the result of proceeds from bank loans and other borrowings of $125.6 million offset by repayments for bank loans and other borrowings of $80.8 million. During the year ended November 30, 2021, net cash provided by financing activities of $26.8 million was the result of proceeds from bank loans and other borrowings of $91.6 million offset by repayments for bank loans and other borrowings of $64.8 million.

Contractual Obligations

The Company has 16 leases classified as operating leases for offices and sublease purposes.

As of May 31, 2024, the future maturity of lease liabilities is as follows:

Year Ended November 30,	Operating Lease
Remaining of 2024	$548,629
2025	899,053
2026	397,973
2027	78,802
2028	65,668
Thereafter	-
Total lease payments	1,990,125
Less: imputed interest	(42,159)
Total operating lease liabilities	$1,947,966

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Bank and Other Borrowings

The Company borrowed loans from various financial institutions and issued bonds for the purpose of purchasing real estate properties, and for working capital purposes.

As of May 31, 2024, future minimum borrowing payments are as follows:

Year Ended November 30,	Principal Repayment
Remaining of 2024	$24,668,745
2025	62,557,910
2026	5,869,569
2027	1,022,214
2028	1,012,815
Thereafter	6,738,873
Total	$101,870,126

Off-Balance Sheet Arrangements (Off-Balance Sheet Transactions)

There were no off-balance sheet arrangements as of May 31, 2024 and November 30, 2023.

Trend Information

In addition to the new coronavirus, current global conflicts and the imposition of broad economic sanctions could lead to higher energy prices and disruptions in global markets. It is unclear how the continued development and complexity of this situation will affect the Japanese economy and our business in the future. In particular, there is a risk that changes related to the acquisition of new customers and additional purchases by existing customers could adversely affect the Company’s results of operations; that deteriorating global economic conditions could have an adverse effect on the Company’s industry, business and results of operations; and that many of the other risks listed under “Risk Factors” could have an incremental effect.

Other than as disclosed in the consolidated financial statements, we are not aware of any other trends, uncertainties, demands, commitments or events for the six months ended May 31, 2024 and 2023 that are reasonably likely to have a material adverse effect on our net revenues, income, profitability, liquidity or capital resources, or that caused the disclosed financial information to be not necessarily indicative of future operating results or financial condition.

Critical Accounting Estimates

We prepare our consolidated financial statements in conformity with US GAAP, which requires us to make judgments, estimates and assumptions. We continually evaluate these estimates and assumptions based on the most recently available information, our own historical experiences and various other assumptions that we believe to be reasonable under the circumstances. Since the use of estimates is an integral component of the financial reporting process, actual results could differ from our expectations as a result of changes in our estimates. Some of our accounting policies require a higher degree of judgment than others in their application and require us to make significant accounting estimates. We believe that critical accounting policies as disclosed in this prospectus reflect the more significant judgements and estimates used in preparation of our consolidated financial statements.

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The following descriptions of critical accounting policies and estimates should be read in conjunction with our consolidated financial statements and other disclosures included in this prospectus. When reviewing our consolidated financial statements, you should consider our selection of critical accounting policies, the judgments and other uncertainties affecting the application of such policies and the sensitivity of reported results to changes in conditions and assumptions.

Valuation of Inventories

Real estate inventories represent mainly small adjacent individual lots, which consist of lands and/or lands with buildings attached, that will be grouped into larger lots for the purpose of selling to developers. Substantially all of our real estate inventories are in the process of combining into larger lots. Real estate inventories are recorded at the lower of cost or fair value less cost to sell. If an asset’s fair value less cost to sell, based on discounted future cash flows, management estimates or market comparisons, is less than its carrying amount, an allowance is recorded against the asset.

The cost basis of the real estate inventories includes all direct acquisition costs including but not limited to the property purchase price, acquisition costs, dismantlement costs, capitalized interest, capitalized real estate taxes and other costs. Interests and real estate taxes are not capitalized unless active redevelopment is underway. When acquiring real estate with existing buildings, we allocate the purchase price between land, building and intangibles related to in-place leases, if any, based on their relative fair values. Management’s judgment is necessary in purchase price allocation to arrive at the proper valuation of real estate inventories.

Revenue Recognition

The Company recognizes revenue from sales of real estate, providing real estate brokerage service under the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 606, “Revenue from Contracts with Customers”.

To determine revenue recognition for contracts with customers, the Company performs the following five steps: (i) identify the contract(s) with the customer, (ii) identify the performance obligations in the contract, (iii) determine the transaction price, including variable consideration to the extent that it is probable that a significant future reversal will not occur, (iv) allocate the transaction price to the respective performance obligations in the contract, and (v) recognize revenue when (or as) the Company satisfies the performance obligation. Revenue amount represents the invoiced value, net of consumption tax and applicable local government levies, if any. The consumption tax on sales is calculated at 10% of gross sales.

The Company reports revenue on a gross or net basis based on management’s assessment of whether the Company acts as a principal or agent in the transaction. The determination of whether the Company acts as a principal or an agent in a transaction is based on the evaluation of whether (i) the Company is primarily responsible for fulfilling the promise to provide the specified goods or service, (ii) the Company has inventory risk before the specified good or service has been transferred to a customer or after transfer of control to the customer and (iii) the Company has discretion in establishing the price for the specified good or service. If the terms of a transaction do not indicate the Company is acting as a principal in the transaction, then the Company is acting as an agent in the transaction and the associated revenues are recognized on a net basis.

The Company has utilized the practical expedient in ASC Topic 606 and elected not to capitalize contract costs for contracts with customers with durations less than one year. The Company does not have significant remaining unfulfilled performance obligations or contract balances.

The Company recognizes revenue from rental services under ASC Topic 842, “Leases”.

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The Company currently generates its revenue from the following main sources:

Real estate sales

Revenues from real estate sales are recognized when the parties are bound by the terms of a contract, consideration has been exchanged, title and other attributes of ownership have been conveyed to the buyer by means of a closing and the Company is not obligated to perform further significant development of the specific property sold, which is generally upon the delivery of the real estate, which generally coincides with the receipt of cash consideration from the customer. Our contracts with customers contain a single performance obligation and we do not provide warranties for sold real estate.

Rental revenue

We commence recognition of income from rentals related to the operating leases at the date the property is ready for its intended use by the tenant and the tenant takes possession of or controls the physical use of the leased asset. Income from rentals related to fixed rental payments under operating leases is recognized on a straight-line basis over the respective operating lease terms.

Real estate brokerage revenue

We recognize commission-based brokerage revenue upon closing of a brokerage transaction. The transaction price is either fixed or calculated by taking the agreed upon commission rate and applying that to the real estate’s selling price. Brokerage revenue primarily contains a single performance obligation that is satisfied upon the closing of a real estate services transaction, at which point the entire transaction price is earned. We are not entitled to any commission until the performance obligation is satisfied and are not owed any commission for unsuccessful transactions, even if services have been provided.

DESCRIPTION OF BUSINESS

Unless the context otherwise requires, “Metros,” the “Company,” “we,” “us,” and “our,” refer to Metros Development Co., Ltd., a Japanese corporation (“Metros Development”), and its direct subsidiaries, including Royal House Co., Ltd. (“Royal House”) and Metros Resort LLC (“Metros Resort”), each a Japanese corporation.

Business Overview

We are an urban redevelopment consulting company. We purchase small parcels and create readily available sites for development.

We are positioned in the “upstream” of the real estate development industry, which means that we proactively look for potential development sites and negotiate with landowners to purchase them in order to create readily available sites for development. To do that, we identify and purchase what we believe to be underdeveloped real estate properties (land and/or buildings) and re-sell such properties to real estate developers so that they can redevelop those properties. Without our service, developers would have to look for potential development sites by themselves and negotiate with landowners one by one. Therefore, we create and offer them readily available site for development. We do not develop, redevelop or participate in the building or construction of any real properties. We also do not engage in realtor-services nor do we provide services such as title services.

Our mission is to maximize the values of the land and building of real estate owners by first identifying their real estate holdings as underdeveloped and proposing the most effective use of the identified real estate. For example, if a real estate property is located in an upscale residential area, but the property, whether it be a building or land, is being used for low-value single-family homes, low-rise buildings or is at the moment just a plot of land, we do not believe that this is the most effective use of the land and we bring that to the attention of the property owner.

Once we identify an underdeveloped property, we negotiate diligently with the landowner to purchase that property. We often purchase separate small parcels of land and sell them to a developer as a single large lot. Selling the land as a single large lot often increases the value of the property and allows us to sell it at a higher price to developers that will develop the property for high-end condominiums or commercial buildings.

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Below is an example of our business. Before this site was developed, it was a collection of small parcels owned by six different owners, and each parcel was too small to develop. We negotiated with each landowner and purchased all of the parcels to create a suitable development site. We sold all the parcels collectively to a developer that sought to construct a condominium. Even though each parcel was small, by combining them together, the developer was able to develop the land on larger scale. This example took approximately six months to flip the land from purchase of the six parcels to the sale of the collective site to the developer.

Japan is a dense country where majority of plots owned by landowners are not big in size. Therefore, each plot is too small and not suited to development unless it is combined with adjacent plot. Our CEO previously worked in a real estate development company but started this business because he realized the importance of creating lands for development in Japan where he believed suitable development sites are rare.

We believe that we also contribute to the creation of safe and comfortable urban environments by purchasing old buildings that lack fire resistance and earthquake resistance and selling them as land for development. By encouraging construction of fire resistance and earthquake resistance buildings, we aim to be beneficial to society as a whole. We are operating under the slogan of “Make the first step for safer and more secure cities.” In Japan, which is prone to earthquakes, typhoons, and other natural disasters, building “safer and more secure cities” is a constant objective, one that requires perseverance over many years and a steady, step-by-step buildup of efforts. We believe that the real estate redevelopment projects that we facilitate are the first steps toward creating “safer and more secure cities.”

In making the first step for safer and more secure cities, we value and conform to a philosophy called “Sampo-yoshi,” which is a traditional Japanese business philosophy. “Sampo” is the Japanese word for three parties: the seller, the buyer, and society. “Yoshi” means “good” or “beneficial” in Japanese. Therefore, it refers to the philosophy of doing good business, which is intended to be a win-win situation for the seller, the buyer, and society. It is essential for the seller and buyer to be satisfied, and that a good business can only be said to be good if it contributes to society as well. In our business, for landowners, the value of their property is expected to increase by the proposed redevelopment. For us, we can profit from the increased value of property. For society, it generally becomes safer and more secure by the redevelopment. “Good for the people, good for the city, and good for society.” This philosophy of “Sampo-yoshi” is our most valued corporate spirit and the very company we are striving to become.

For the years ended November 30, 2023, 2022 and 2021, we reported revenues of $477,599,829, $472,858,985, and $309,378,119, respectively, net income of $39,367,996, $36,365,067, and $14,775,265, respectively, and net cash provided by operating activities to be $39,819,023 and net cash used in operating activities to be $45,665,390 and $29,758,668, respectively. For the six months ended May 31, 2024, we reported revenues of $239,698,482, net income of $14,939,774, and net cash used in operating activities of $13,720,700. As stated in the unaudited consolidated financial statements, as of May 31, 2024, we had retained earnings of $160,972,724.

Organizational Structure

The following diagram reflects our current organizational structure as of the date of this prospectus:

Metros Development Co., Ltd., a Japanese corporation (“Metros”), was formed in Japan on March 29, 2013. In February 2020, Metros completed an acquisition of 100% equity interest of Yuryo Shoji Co., a Japanese corporation. Metros was merged with and into Yuryo Shoji Co. on June 1, 2020 with Metros being the surviving entity in such merger. The acquisition of Yuryo Shoji Co. was accounted for as an asset acquisition.

Metros has two wholly owned subsidiaries, Royal House Co., Ltd., a Japanese corporation which was established on October 1, 2015, and Metros Resort LLC, a Japanese limited liability company which was established on February 14, 2020 as an SPC named Metros 1 LLC, on December 28, 2022, it was renamed to Metros Resort LLC.

Metros operates our business directly, as well as through Royal House Co., Ltd., where we also identify what we believe to be underdeveloped real estate properties and purchase and then re-sell such properties to real estate developers.

Metros Resort LLC is a non-operating entity at this time and we are exploring various business opportunities for this entity at this time, but have not yet identified any specific business opportunity.

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Our Strategy

We identify and purchase what we believe to be underutilized land and buildings, such as low-rise buildings, from landowners and sell them for redevelopment, such as high-rise buildings. Moreover, we identify and purchase the lands that are not used in accordance with the intended use pursuant to applicable zoning regulations, and sell the land to developers for development. We also purchase small adjacent individual lots in bulk and sell them to developers as large lots that can be developed on a large scale. By selling the land in such a way that it can be effectively utilized by the developers, we are able to add value and sell the property at a higher price than the price at which we purchased it.

The real estate industry is susceptible to economic trends, policy interest rate trends, land price trends, real estate sales price trends, real estate taxation, etc. Therefore, a downturn in the real estate market, a significant increase in interest rates, or other similar changes could negatively affect the Company’s performance. In addition, since our Company adopts a style of purchase/sales in which we primarily visit landowners one by one and negotiate with them, our purchase/sales may be restricted by the effects of the continued coronavirus pandemic. Specifically, the revenue and net income in 2020 decreased by 12.6% and 32.2%, respectively, from 2019. In 2021, the revenue recovered to the 2019 level but net income was still 39.0% lower than 2019. Therefore, it is our policy to properly identify and evaluate the possibility of occurrence of risks and to take appropriate measures aiming to deal with them.

We are considering the following strategies seeking to steadily expand our business and increase our corporate value even in the environment described above.

Further development of our core business

We will strive for steady growth of our core business by increasing the number of purchase/sales personnel, mainly in Tokyo, Osaka, Nagoya and Fukuoka, in order to increase the number of approaches to landowners, which we believe will lead to an increase in the number of purchase contracts and settlements, thereby further expanding sales. We are considering the use of real estate crowdfunding in order to provide alternate funding to purchase additional properties.

We plan to use a portion of the proceeds of this Offering for the development and marketing of the crowdfunding platform. For additional information on this, please see “Use of Proceeds” on page 31. Currently, we are searching for a manager who will be in charge of the development of the real estate crowdfunding business. Once we hire the manager, we intend to initiate the development of the real estate crowdfunding platform. We intend to hire engineers and developers to build out the crowdfunding platform, who will also be in charge of system updates and maintenance of the platform. We estimate the cost of the development of the real estate crowdfunding platform will be approximately $3.81 million. We expect it will take approximately one and one-half years from initiation of the platform development to the launch of the real estate crowdfunding business. For potential risks involved with the development and operation of a crowdfunding business, please see “Risk Factors – Risks Related to the Prospective Crowdfunding Platform” on page 22. We intend to internally handle the administration of the platform including planning, designing, and marketing of the real estate crowdfunding business and handling of customer service. After the business is launched, we intend to mainly use internet advertising to attract potential users to our website in order to acquire users. We estimate the cost to market the new real estate crowdfunding platform will be approximately $1.27 million. We will strive for further growth by earning revenue from both our steady sales style and eventually real estate tech, if possible. As stated above, we intend to primarily use the crowdfunding platform in order to grow our core business. Secondarily, we anticipate that others will be able to utilize our crowd funding platform to raise funds to acquire real estate.

Strategies to increase sales contracts

Our revenue is greatly affected by the number of sales contracts that we enter into with developers. Therefore, growth in sales contracts is key to our revenue growth. We aim to increase the number of sales contracts by increasing the number of approaches to landowners, i.e., the number of times we approach landowners for potential purchases of their land . We do this by increasing the number of our employees and opening new branches that are focused on this endeavor. We believe that as long as we can find and purchase properties with strong potential for development, we can find developers that will purchase those properties. Therefore, we believe that increasing the number of approaches and the number of land purchases that we make are crucial to increasing our sales contracts and, in turn, our revenue, which we can invest in our business to further increase the number of approaches. Thus, increasing approach is the first step to turn business development cycle.

In addition to increasing approach, we are also striving to improve professional capability of employees in order to increase sales contract. Since our business requires a lot of interaction with landowners, it is imperative to train and secure personnel who are trusted by landowners, and accordingly we plan to train personnel who we believe can build people-to-people connection with landowners as people-to-people connection is crucial in our business to propose the most effective use of properties. Because products we handle are high-priced, we need to be trusted by landowners so that they can allow us to acquire their property. Also, since a majority of landowners in Japan are elderly people who may be less comfortable with technology, face-to-face communication is essential. Lastly, each project needs a tailored approach in order to increase the value of the property because real estate is a unique item with a large sales price and no two properties are alike. For those reasons, we believe employees who can build people-to-people connection is key to increase sales contracts.

Reverse approach to determine purchase price

Gross profit margin has been stable at approximately 25% and relatively higher than other companies in real estate industry.  We believe we can attain high gross profit margin by determining the purchase price backward from sales price. When we determine the sales price, first, we assess how much the property can be sold for to a developer. Then, we can determine how much we can pay landowners to purchase the land after subtracting our gross profit margin. This way, we can maintain stable gross profit margin.

Diversification of funding methods and securing a sound financial base

We anticipate immediately generating revenues from the real estate crowdfunding platform in the form of commission fees which we will charge to users of our platform. However, the main purpose of launching the real estate crowdfunding platform is to diversify our financing for the purchase of real estate, rather than to generate revenues from commissions that we may charge. When purchasing properties to date, we had only two options: using our own funds or borrowing funds from financial institutions. As a result, the amount of cash on hand and the amount available for borrowing from financial institutions have been limiting factors for the Company’s growth. In order to reduce or eliminate the impact of the above limiting factors and to maximize the outcome of effort we put on our core business, we are considering the use of real estate crowdfunding. We believe that diversifying our funding sources through real estate crowdfunding will contribute to further growth as we can aim to leverage the funds in an effort to maximize sales. We intend to promptly sell properties we purchase to the crowdfunding platform, where we will offer investors a certain amount of yield on their investments in the properties. After we finalize the negotiation for redevelopment, our Company and the crowdfunding business will jointly sell the real estate to a developer and we expect to offer the investors profit from the sale of the real estate. Our services on the real estate crowdfunding platform are only intended for investors in Japan in accordance with the Act on Specified Joint Real Estate Ventures in Japan. We do not plan to allow U.S. persons or persons located in the United States to obtain access to posted offering materials on the crowdfunding platform. We anticipate restricting access to the posted offering materials (from the crowdfunding site) to those viewers who first provide their residence information and, in doing so, do not provide information such as a U.S. area code or address that indicates that they are a U.S. person.

Proactive recruitment of human resources and building an organization that supports further growth in corporate value.

The business we conduct is greatly affected by the number of purchasing/sales personnel. By increasing the number of purchase/sales personnel, mainly in Tokyo, Osaka, Nagoya and Fukuoka we aim to increase the number of approaches to landowners, which we believe will lead to an increase in the number of purchase contracts and settlements and further sales growth. In addition, it is imperative to train and secure personnel who have expertise in purchasing operations and who are trusted by landowners, and accordingly we plan to train personnel who we believe can support the medium-to-long-term growth of the Company and strengthen young and mid-career personnel.

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Strengthening Internal Controls and Compliance

As part of our corporate social responsibility, we plan to work to strengthen internal control and compliance. To this end, we believe it is important to establish a management control system and strengthen corporate governance. In order to develop and operate a system that can appropriately respond to these management issues, we will strengthen recruitment and establish various regulations and internal systems.

Risk Management

In order to appropriately respond to changes in the business environment, we will identify, assess, and respond to risks, and take risks under an appropriate risk management system in an effort to achieve sustainable growth and enhance our corporate value. In addition, in the event of an emergency such as a new type of coronavirus pandemic, we plan to properly assess the impact on our Company and take appropriate actions.

Description of our Businesses

We are an urban redevelopment consulting company. We purchase small parcels to create readily available sites for development.

We are positioned in the “upstream” of the real estate development industry, which means that we proactively look for potential development sites and negotiate with landowners to purchase them in order to create readily available sites for development. To do that, we identify and purchase what we believe to be underdeveloped real estate properties (land and/or buildings) and re-sell such properties to real estate developers so that they can redevelop those properties. Without our service, developers would have to look for potential development sites by themselves and negotiate with landowners one by one. Therefore, we create and offer them readily available site for development. We do not develop, redevelop or participate in the building or construction of any real properties. We also do not engage in realtor-services nor do we provide services such as title services.

We believe that we also contribute to the creation of safe and comfortable urban environments by purchasing old buildings that lack fire resistance and earthquake resistance and selling them as land for development. By encouraging construction of fire resistance and earthquake resistance buildings, we aim to be beneficial to society as a whole. We are engaged in our business under the slogan of “Make the first step for safer and more secure cities.” To comply with and live up to this slogan, we strive to maximize the value of landowner’s property.

For land in commercial or residential areas where high-rise buildings have been constructed in the surrounding area, but only one corner of the area is underutilized, such as detached houses or low-rise buildings, we identify applicable properties and prepare redevelopment proposals to encourage the most efficient use of the land in the area, such as condominiums or commercial buildings, which we believe are the most appropriate uses of land in that area. We closely negotiate with each landowner to propose a redevelopment plan that will allow for the construction of condominiums, commercial buildings, and other buildings that will make the most appropriate use of the land in the area. As a result of the negotiations, the separate small parcels of land are sold to the developer as a single large lot. Selling the land as a single large lot increases the value of the property and allows us to sell it at a higher price.

During the period from December 1, 2022 through November 30, 2023, the Company entered into 375 agreements for the purchase of real estate properties. The aggregate purchase price of these real estate properties in such period was ¥44,593 million (approximately $319 million). During the period from December 1, 2022 through November 30, 2023, the Company entered into 121 agreements for the sale of real estate properties. The aggregate sales price of these real estate properties was ¥66,562 million (approximately $476 million).

During the period from December 1, 2021 through November 30, 2022, the Company entered into 426 agreements for the purchase of real estate properties. The aggregate purchase price of these real estate properties in such period was ¥59,541 million (approximately $459 million). During the period from December 1, 2021 through November 30, 2022, the Company entered into 96 agreements for the sale of real estate properties. The aggregate sales price of these real estate properties was ¥61,212 million (approximately $472 million).

During the period from December 1, 2020 through November 30, 2021, the Company entered into 225 agreements for the purchase of real estate properties. The aggregate purchase price of these real estate properties in such period was ¥32,969 million (approximately $302 million). During the period from December 1, 2020 through November 30, 2021, the Company entered into 65 agreements for the sale of real estate properties. The aggregate sales price of these real estate properties was ¥33,589 million (approximately $308 million).

We had real estate inventories of $190,339,535 as of May 31, 2024. Real estate inventories represent mainly small adjacent individual lots, which consist of lands and/or lands with buildings attached, that will be grouped into larger lots for the purpose of selling to developers. Set forth in the chart below are material real estate inventories in excess of $1,000,000 as of May 31, 2024. We own each of these properties. None of these properties is currently available for sale to developers as they require the eviction of the existing lessees prior to the sale of the respective properties. Usually, we purchase occupied real estate properties, and we take over all lease agreements accompanying the real estate property from the seller. Thereafter, we negotiate eviction with the lessees on an individual basis, taking into consideration the contents of the lease agreement and the lessee’s actual use of the real estate property. Then, the specific timing of the eviction and the eviction fee will be decided between us and the lessee. Because there are no specific provisions in Japanese law stipulating the timing of an eviction, it is determined through negotiations between the Company and the lessee and is decided on a case-by-case basis, which usually takes from three months to one year from the date of purchase of the property.

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#	Project Name	City	Location	Book Value as of May 31, 2024($)	Nature of mortgages or other liens or encumbrances against properties	Amount of all material mortgages($)
1	Minamiootsuka 1-chome	Tokyo	Toshima-ku, Tokyo	10,539,671	N/A	-
2	Fuchu-city Kotobuki-cho 2-chome	Tokyo	Fuchu-city, Tokyo	10,468,457	Mortgage	8,906,419
3	Taito 3-chome	Tokyo	Taito-ku, Tokyo	8,921,643	Mortgage	4,898,530
4	Ueno 1-chome	Tokyo	Taito-ku, Tokyo	6,731,876	N/A	-
5	Taito 3-chome	Tokyo	Taito-ku, Tokyo	6,708,383	Mortgage	5,089,382
6	Noritake 2-chome	Nagoya	Nagoya-city, Aichi	6,344,948	Mortgage	4,771,296
7	Tsukiji 2-chome	Tokyo	Chuo-ku, Tokyo	4,567,122	Mortgage	2,544,691
8	Takasago 2-chome	Saitama	Soka-city, Saitama	4,047,582	Mortgage	604,364
9	Omorihigashi 3-chome	Tokyo	Ota-ku, Tokyo	3,982,460	N/A	-
10	Omiya-ku Miyacho 5-chome	Saitama	Omiya-ku, Saitama-city, Saitama	3,923,811	Mortgage	3,365,354
11	Chuo-ku Kawarayamachi 2	Osaka	Chuo-ku, Osaka-city, Osaka	3,802,199	Mortgage	3,498,950
12	Etchujima 1-chome	Tokyo	Koto-ku, Tokyo	3,739,847	N/A	-
13	Masaki	Nagoya	Naka-ku, Nagoya-city, Aichi	3,377,709	Mortgage	3,308,098
14	Motoasakusa 4-chome	Tokyo	Taito-ku, Tokyo	3,277,281	Mortgage	2,862,778
15	Meieki 3-chome	Nagoya	Nakamura-ku, Nagoya-city, Aichi	3,091,571	Mortgage	2,544,691
16	Yotsuyasanei-cho	Tokyo	Shinju-ku, Tokyo	2,969,388	N/A	-
17	Ikebukuro 4-chome	Tokyo	Toshima-ku, Tokyo	2,805,203	Mortgage	1,577,709
18	Nishiwaseda 1-chome	Tokyo	Shinjuku-ku, Tokyo	2,758,490	Mortgage	2,353,839
19	Shinjuku-ku Katamachi	Tokyo	Shinjuku-ku, Tokyo	2,741,668	Mortgage	2,671,926
20	Kawasaki-ku, Honcho	Kanagawa	Kawasaki-ku, Kawasaki-city, Kanagawa	2,652,413	Mortgage	2,239,328
21	Koyasudori 1-chome	Kanagawa	Kanagawa-ku, Yokohama-city, Kanagawa	2,646,420	Mortgage	2,035,753
22	Akabane 1-chome	Tokyo	Kita-ku, Tokyo	2,582,768	N/A	-
23	Sumiyoshi 2-chome	Kanagawa	Naka-ku, Kanagawa	2,427,915	N/A	-
24	Kaminakazato 3-chome	Tokyo	Kita-ku, Tokyo	2,204,586	N/A	-
25	Taito-ku Taito 1	Tokyo	Taoto-ku, Tokyo	1,997,485	Mortgage	1,335,963
26	Nishiooi 2-chome	Tokyo	Shinagawa-ku, Tokyo	2,125,912	Mortgage	1,673,134
27	Higashiogu 5-chome	Tokyo	Taito-ku, Tokyo	2,091,729	Mortgage	2,035,753
28	Negishi 4-chome	Tokyo	Taito-ku, Tokyo	1,977,859	Mortgage	1,272,346
29	Tajiricho	Kanagawa	Kawasaki-city, Kanagawa	1,956,252	N/A	-
30	Nagoya-city naka-ku Heiwa 1-chome	Nagoya	Naka-ku, Nagoya-city, Aichi	1,953,459	Mortgage	1,844,901
31	Unoki 2	Tokyo	Ota-ku, Tokyo	1,949,536	Mortgage	1,781,284
32	Shimo 1-chome	Tokyo	Kita-ku, Tokyo	1,903,030	Mortgage	1,736,752
33	Mukoujima 5-chome	Tokyo	Sumida-ku, Tokyo	1,875,829	Mortgage	1,075,132
34	Nishi-ku Kawaguchi 2	Osaka	Nishi-ku, Osaka-city, Osaka	1,832,433	Mortgage	1,654,049
35	Nishinippori 5-chome	Tokyo	Arakawa-ku, Tokyo	1,794,757	N/A	-
36	Tabatashinmachi 1-chome	Tokyo	Tabatashinmachi 1-chome	1,774,173	Mortgage	1,590,432
37	Kitamachi 1-chome	Tokyo	Nerima-ku, Tokyo	1,729,312	N/A	-
38	Kawaguchi-city Motogo 1-chome	Saitama	Kawaguchi-city, Saitama	1,685,501	N/A	-
39	Sumida-ku Yokokawa 4	Tokyo	Sumida-ku, Tokyo	1,673,788	Mortgage	1,603,155
40	Naka-ku Sueyoshicho 1	Kanagawa	Naka-ku, Yokohama-city, Kanagawa	1,662,811	N/A	-
41	Honkomagome 5-chome	Tokyo	Bunkyo-ku, Tokyo	1,585,336	N/A	-
42	Yoga 2-chome	Tokyo	Setagaya-ku, Tokyo	1,552,614	Mortgage	1,017,876
43	Toyo 3-chome	Tokyo	Koto-ku, Tokyo	1,525,593	Mortgage	1,507,729
44	Kamata 5-chome	Tokyo	Ota-ku, Tokyo	1,489,294	Mortgage	1,119,664
45	Higashikanda 1-chome	Tokyo	Chiyoda-ku, Tokyo	1,481,873	N/A	-
46	Shibuya-ku Honmachi	Tokyo	Shibuya-ku, Tokyo	1,478,220	N/A	-
47	Kishikicho 2-chome	Saitama	Omiya-ku, Saitama-city, Saitama	1,468,184	Mortgage	1,463,197
48	Chiyoda 1-chome	Nagoya	Nagoya-city, Aichi	1,458,429	Mortgage	1,272,346
49	Shibaura 1-chome	Tokyo	Minato-ku, Tokyo	1,456,378	Mortgage	1,208,728
50	Kita-ku Ozone 4-chome	Nagoya	Kita-ku, Nagoya-city, Aichi	1,421,920	Mortgage	1,380,495
51	Ayase 3-chome	Tokyo	Adachi-ku, Tokyo	1,406,623	N/A	-
52	Toshima-ku Nishisugamo 2	Tokyo	Toshima-ku, Tokyo	1,400,742	N/A	-
53	Noritake 2-chome	Nagoya	Nagoya-city, Aichi	1,366,126	N/A	-
54	Toshima-ku Kamiikebukuro 4-chome	Tokyo	Toshima-ku, Tokyo	1,283,882	N/A	-
55	Nishiooi 2-chome	Tokyo	Shinagawa-ku, Tokyo	1,276,038	N/A	-
56	Nihonbashihamacho 3-chome	Tokyo	Chuo-ku, Tokyo	1,259,583	Mortgage	1,017,876
57	Nishincho	Kanagawa	Kawasaki-city, Kanagawa	1,253,393	N/A	-
58	Oyama-cho	Tokyo	Itabashi-ku, Tokyo	1,252,276	N/A	-
59	Hakusan 5-chome	Tokyo	Bunkyo-ku, Tokyo	1,228,135	N/A	-
60	Iseyama 2-chome	Nagoya	Nagoya-city, Aichi	1,148,111	N/A	-
61	Yotsuya 1-chome	Tokyo	Shinjuku-ku, Tokyo	1,123,511	Mortgage	1,081,494
62	Kitasuna 1-chome	Tokyo	Koto-ku, Tokyo	1,114,947	N/A	-
63	Taito 1-chome	Tokyo	Taito-ku, Tokyo	1,103,222	Mortgage	508,938
64	Kitashinagawa 2-chome	Tokyo	Shinagawa-ku, Tokyo	1,103,153	N/A	-
65	Bunkyo-ku Hakusan 1	Tokyo	Bunkyo-ku, Tokyo	1,095,680	N/A	-
66	Omiya-ku miyacho 5	Saitama	Omiya-ku, Saitama-city, Saitama	1,038,686	Mortgage	954,259

The following are the steps taken in our purchase/sale of real estate business for redevelopment:

1.	Our purchasing/sales staff searches for suitable development sites in areas where condominiums and commercial buildings can be built, such as land that is underutilized, such as detached houses and low-rise buildings, older buildings that are not occupied by tenants, and areas with a high concentration of buildings that are deteriorating or not well maintained.

2.	Once a suitable development site is found, we will discuss the matter internally and investigate whether redevelopment is feasible.

3.	If a site is feasible for redevelopment, we prepare an invitation letter to the landowners in the area, which we first attempt to hand-deliver to them in person. However, if we are unable to hand deliver in person after several attempts, we will mail the invitation letter to the landlord. We will then visit the property later to explain the “Redevelopment Proposal.”

4.	We then make a proposal of our purchase price, project schedule, etc. to the owners who consider the redevelopment proposal, and once they have agreed to the redevelopment proposal of the area and have expressed their willingness to sell, we conclude real estate sales contracts with them one by one.

5.	After contracts are signed with all owners in the redevelopment area, we complete the process by negotiating with tenants, if any.

6.	Once all the above five processes are completed, we proceed with the selection of a developer. Usually, we select four to five developers who may have strengths in the type of redevelopment and size of the area, etc., and interview them about the amount of money available for purchase. We then conclude a real estate purchase agreement with the developer offering the highest-price.

7.	The sale of the property is completed approximately two months after the above steps are completed.

Distinctive Contractual Arrangements

We believe there are two main obstacles associated with the real estate business. The first obstacle is inventory risk – we may not be able to find a developer to purchase from us a property that we purchased from a landowner. In this case, we bear the risk of holding expensive inventory. Regarding the inventory risk, we had real estate inventories of $186,692,599 as of November 30, 2023, and $190,339,535 as of May 31, 2024. If we cannot find developers to buy those real estate inventories through our normal sales process, we may have to discount the sales price significantly even if the sales are at a loss in order to reduce inventory risk. The second obstacle is the large amounts of funds required in our business operation. Because the product we handle is expensive, we need to secure large amounts of funds to leverage business. In order to eliminate these obstacles, we have the following distinctive contractual arrangements that allow us to leverage our business without using our own capital or borrowing funds.

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Indivisible Unit Transaction Agreement

An Indivisible Unit Transaction is an agreement that allows us to terminate the contract outright if we are unable to reach an agreement with all landowners who own real estate in the development area in cases where there are multiple landowners in the development area suitable for redevelopment and redevelopment is not possible with only one landowner’s land. This agreement prevents the risk of having an inventory of land that is not suitable for construction by a developer.

Contracts for Third Parties

A contract for a third party is, in principle, no different from a typical real estate sales contract, but the final buyer is “our company or a third party designated by our company.” This third party could be the developer, which is the ultimate buyer. Since the sale to the buyer and payment to the seller are made on the same day, there is no need for separate borrowing by us or use of our own capital.

Deferral of Surrender and Settlement

We offer the following features to facilitate smooth purchase of properties from landowners and smooth sales to developers and other parties.

Deferral of surrender

With respect to the redevelopment projects, landowners in Japan are often elderly and often have limited financial resources. Therefore, although “property vacancy” (no occupants) is the standard when transferring ownership in conjunction with real estate settlement, we negotiate with a landowner a 2-to-3-month grace period from the date of transfer of ownership. This allows the landowner to look for a relocation site after receiving the proceeds from the sale from us, eliminating the need for the landowner to come up with the funds in advance to find a relocation site.

Settlement prior to the filing of an action

When there is a deferral of surrender, our selling party (developer) is concerned about whether the previous owner will be able to reliably vacate the property on the surrender date. Therefore, we will set the eviction date and submit it to the court in advance, and if the previous owner does not vacate the property on the date of vacating, the court will execute a compulsory execution and the occupant will be removed from the property immediately. If we do not apply for this settlement prior to the filing of an action, we will have to go to court after the eviction date, which may take more than one year to evict the occupant.

Industry Overview

The Japanese real estate industry is unpredictable. Even though the market is growing moderately, developers may perceive negative impact from rising construction cost. The real estate industry is susceptible to economic trends, policy interest rate trends, land price trends, real estate sales price trends, real estate taxation, and other factors. Therefore, deterioration in real estate market conditions, significant increases in interest rates, or other changes in conditions could affect our business performance.

The market size of the real estate industry in Japan is estimated to be ¥46,268.2 billion ($447.9 billion) in 2022, (Excerpt from the Annual Survey of Corporate Statistics) and therefore believe that there is room for us to expand our business. https://www.mof.go.jp/pri/reference/ssc/results/r4.pdf

In addition, in Japan, interest rates have been as low as approximately 1% for the past 20 years due to the YCC practice by the government. We believe that this contributes to stable real estate market.

https://www.mof.go.jp/jgbs/reference/interest_rate/index.htm

Similarly, vacancy rate of office buildings in five major wards in Tokyo (Chiyoda-ku, Chuo-ku, Minato-ku, Shinjuku-ku, and Shibuya-ku) have been low at around 6% as workers are back to work in their office after Covid-19 restrictions were lifted. More than 50% of workers do not feel comfortable working remotely or do not find needs of remote work. Therefore, the demand for office buildings is high and commercial real estate in Japan is not experiencing a significant drop in real estate prices.

https://www.mlit.go.jp/statistics/content/001613942.pdf

https://www.soumu.go.jp/johotsusintokei/whitepaper/ja/r05/html/nd24b220.html

Due to these favorable factors, according to Ministry of Land, Infrastructure, Transport and Tourism, the official land price in the three major metropolitan areas (Tokyo, Osaka, and Nagoya) has increased in 2022 and 2023 by 0.7% and 2.1% respectively. https://www.mlit.go.jp/statistics/content/001613942.pdf

In addition, demand for condominiums remains high. The price of newly constructed condominiums in Tokyo metropolitan area and the Osaka metropolitan area are rising. Moreover, rent in the same areas are also rising. https://www.mlit.go.jp/statistics/content/001613942.pdf

On the other hand, construction costs have increased due to cost-push inflation caused by a weak yen. According to construction cost deflater, in 2022, construction costs have risen by 20.5% since 2015. This has negative impact on developers, who are our customers as their profit margins shrink. This may cause a decrease in real estate price. https://www.mlit.go.jp/sogoseisaku/jouhouka/sosei_jouhouka_tk4_000112.html

Customers

The customers to whom we sell real estate are primarily developers of condominiums (for rent or for sale) and corporations.

Competition

There are many competitors in the real estate industry, ranging from major companies to new entrants. In Japan, in order to operate a real estate business, one needs a license issued by  Prefectural Governor or Ministry of Land, Infrastructure, Transport and Tourism in accordance with Japan’s Real Estate Transaction Business Act. According to the Ministry of Land, Infrastructure, Transport and Tourism, the number of licenses issued as of end of May 2023 is 129,604. https://www.mlit.go.jp/report/press/content/001633378.pdf

Our Competitive Advantages

We believe that our biggest competitive advantage is our ability to build people-to-people connections. Because products we handle are high-priced, we need to be trusted by landowners so that they can allow us to acquire their property. Also, since a majority of landowners in Japan are elderly people who may be less comfortable with technology, face-to-face communication is essential. Lastly, each project needs a tailored approach in order to increase the value of the property because real estate is a unique item with a large sales price and no two properties are alike. For those reasons, we believe that the key to our success relies on how many people-to-people connections we can build.

There are three ways we build people-to-people connections. First, we are committed to an analog approach, including the search for suitable development sites and negotiations with landowners. To search for potential redevelopment sites, we walk through town to town and assess the feasibility by observing directly without relying on technology. Also, to negotiate with landowners, we talk directly with them, face-to-face, so that we can propose the redevelopment plan that we believe is best suited to each landowner and will increase the value of their property. We believe that the more we value “people-to-people connections,” the more we need to respond in an analog manner.

Second is the alliance we have with certain major real estate developers. Not only we are able to introduce our project to them in a speedy manner, but we can also negotiate with landowners and purchase real estate based on the social credibility gained from the partnerships/alliances.

Lastly, we provide a large incentive to motivate employees and optimize the company. We pay 7% to 12% of the gross profit from each project to our purchasing/sales staff as an incentive. We believe that by providing an incentive based on the profit from each project, our staff will take responsibility for each project they participate in. This will increase their sense of professionalism and would lead to improving their communication skills to build people-to-people connections.

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Our Growth Strategy

The main focus of our growth strategy is expansion of our business scale in Japan. Our current focus is on increasing our presence in the Japanese real estate industry. Until there is a slowdown in our growth potential, we plan to develop our core domain of supplying readily suitable sites for development to developers as well as supplying readily suitable sites for commercial real estate development. We intend to expand the scale of our business, focusing on real estate and related business in countries other than Japan, mainly through mergers and acquisitions.

With regard to expanding core business, the first strategy is increasing the number of employees. We believe it is imperative to train and secure personnel who have expertise in purchasing operations and who are trusted by landowners, and accordingly we plan to train personnel who we believe can support the medium-to-long-term growth of the Company and develop our young and mid-career personnel. The second strategy is opening new branches in the areas we have not yet covered. In addition to the existing Tokyo, Osaka, Nagoya and Fukuoka areas, we will focus on other major metropolitan areas that we have not yet accessed. After our business becomes matured and growth starts slowing down, we will consider mergers and acquisitions with other real estate companies that have synergy with our core business in order to continue our growth.

In addition to the expansion of the core business, we are planning to launch crowdfunding merchandise. Until now, we have only had two options for purchasing properties: using our own funds or borrowing from a financial institution. As a result, our own funds and the amount we can borrow from financial institutions have been limiting factors in our growth. Therefore, we believe that real estate crowdfunding will enable us to further grow by raising risk money from general investors for each project and reducing or eliminating the effects of the above limiting factors. We consider the technology segment of our strategy as a multiplier of our analog segment. We will focus mainly on increasing the number of employees and exploring new regions. However, due to the hindrance of limited funds source, we will utilize technology so that we can leverage the efforts we put in analog strategy.

Intellectual Property

The names and marks of Metros and Metros Development mentioned in this prospectus are not registered as trademarks. We intend to register the names and marks of Metros and the potential real estate crowdfunding services as trademarks in Japan. The trade names referred to in this prospectus may be presented without the ®, ™ or SM symbols for convenience, but such references in no way imply that we do not fully assert our rights in such trade names or those of the applicable licensors under applicable law. Our use or display of the trade names of others should not be construed as implying our affiliation with, or their endorsement or sponsorship of, such others.

COVID-19, Impact of the Pandemic

Since the Company employs a style of purchasing sales in which purchasing salespeople visit landowners one by one to negotiate with them, and many landowners in Japan are elderly, the Company’s purchasing sales may be restricted by the effects of the COVID-19 pandemic. In such a case, our business performance could be significantly affected.

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Consulting Agreement

On October 20, 2022 (“Effective Date”), the Company entered into a Consulting and Services Agreement (the “Consulting Agreement”) with HeartCore Enterprises, Inc. (“HeartCore”). Pursuant to the terms of the Consulting Agreement, HeartCore agreed to provide the Company certain services, including the following (collectively, the “Services”):

(i)	Assist with the selection and negotiation of terms for a law firm, underwriter and auditing firm for the Company;
(ii)	Assist in the preparation of documentation for internal controls required for an initial public offering by the Company;
(iii)	Attend and, if requested by the Company, lead, meetings of the Company’s management and employees;
(iv)	Provide the Company with support services related to the Company’s listing on the Nasdaq;
(v)	Assist in the preparation of S-1 or F-1 filings; and
(vi)	Assist in preparing an investor presentation/deck and executive summary of the Company’s operations.

In providing the Services, HeartCore will not perform accounting services, and will not act as an investment advisor or broker/dealer. Pursuant to the terms of the Consulting Agreement, the parties agreed that HeartCore will not provide the following services, among others: negotiation of the sale of the Company’s securities; participation in discussions between the Company and potential investors; assistance in structuring any transactions involving the sale of the Company’s securities; pre-screening of potential investors; due diligence activities; and providing advice relating to valuation of or financial advisability of any investments in the Company.

Pursuant to the terms of the Consulting Agreement, the Company agreed to compensate HeartCore as follows in return for the provision of Services during the nine-month term (the “Term”):

(a)	$300,000, to be paid as follows: (i) $100,000 on the Effective Date; (ii) $100,000 on the three-month anniversary of the Effective Date; and (iii) $100,000 on the six-month anniversary of the Effective Date; and

(b)	Issuance by the Company to HeartCore of a common share purchase warrant (the “Original Warrant”), deemed fully earned and vested as of the Effective Date, to acquire a number of shares of capital stock of Metros, to initially be equal to 1% of the fully diluted share capital of the Company as of the Effective Date, subject to adjustment as set forth in the Original Warrant.

For any Services performed by HeartCore beyond the Term, Metros will compensate HeartCore for Services at the rate of $150 per hour, based on the hours spent by personnel of HeartCore.

The Consulting Agreement’s Term shall expire unless renewed upon mutual written agreement of the parties.

Warrant

On October 20, 2022, the Company issued the Original Warrant to HeartCore in exchange for services rendered as a consultant in connection with the proposed initial public offering of the Company. At any time beginning on the date of the initial public offering (“IPO Date”) until ten years following completion of an initial public offering resulting in the Company’s shares being listed on a national stock exchange, HeartCore may exercise the Original Warrant to purchase 1% of the fully diluted share capital of the Company as of the IPO Date, for an exercise price per share of $0.01, subject to adjustment as provided in the warrant.

Amendment to Consulting Agreement

On October 26, 2022, the Company entered into Amendment No. 1 to the Consulting and Services Agreement, by and between the Company and HeartCore (“Amendment No. 1”). Pursuant to the terms of Amendment No. 1, the Company and HeartCore agreed to amend the Consulting Agreement such that the Company agreed to compensate HeartCore as follows in return for the provision of the Services during the nine-month Term:

(a)	$500,000, to be paid as follows: (i) $200,000 on the Effective Date; (ii) $150,000 on the three-month anniversary of the Effective Date; and (iii) $150,000 on the six-month anniversary of the Effective Date; and

(b)	Issuance by Metros to the Company of a warrant (the “New Company Warrant”), deemed fully earned and vested as of the Effective Date, to acquire a number of shares of capital stock of Metros, to initially be equal to 3% of the fully diluted share capital of Metros as of the Effective Date (1,440,000 shares), subject to adjustment as set forth in the New Company Warrant.

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In addition, pursuant to the terms of Amendment No. 1, the Original Warrant was terminated as of October 26, 2022.

Except as set forth in Amendment No. 1 and Amendment No. 2 (described below), the Company Consulting Agreement remains in full force and effect.

Second Amendment to Consulting Agreement

On June 23, 2023, the Company entered into Amendment No. 2 to the Consulting and Services Agreement (“Amendment No. 2”). Pursuant to the terms of Amendment No. 2, the Company and HeartCore Enterprises, Inc. (“HeartCore”) agreed to amend the Consulting Agreement such that both parties agreed to:

(a)	Extend the term until the day of the Company’s successful listing on Nasdaq; and
(b)	Amend the scope of the Services to add the following services:

(i)	Assist with the selection and negotiation of terms for a law firm, underwriter and auditing firm for the Company;
(ii)	Assist in the preparation of documentation for internal controls required for an initial public offering or de-SPAC transaction or other Fundamental Transaction (as defined in the SAR Agreement, as defined below) by the Company;
(iii)	Attend and, if requested by the Company, lead, meetings of the Company’s management and employees;
(iv)	Provide the Company with support services related to the Company’s Nasdaq listing;
(v)	Assist in the preparation of S-1 or F-1 filings;
(vi)	Providing support for investor relations activities; and
(vii)	Assist in preparing an investor presentation/deck and executive summary of the Company’s operations.

In addition, pursuant to the terms of Amendment No. 2, the New Company Warrant was terminated as of June 23, 2023.

Except as set forth in Amendment No. 1 and Amendment No. 2, the Company Consulting Agreement remains in full force and effect.

Stock Acquisition Rights (Shinkabu Yoyaku-ken)

In connection with the Consulting Agreement and amendments thereto, on June 23, 2023, the Company allotted 735,000 stock acquisition rights to HeartCore in exchange for services rendered as a consultant in connection with the proposed initial public offering of the Company under grants authorized by our shareholders and directors in substitution for the New Company Warrant. The stock acquisition right is exercisable from July 1, 2023 to June 30, 2033 upon the condition that the IPO has been completed. The stock acquisition right has an exercise price of ¥1($0.01) per common share.

On November 1, 2022, the Company allotted 980,000 warrants to Hirokazu Tsukahara in exchange for services rendered related to this offering.

This warrant was terminated upon the issuance of the stock acquisition rights to Hirokazu Tsukahara and Eiko Hanyu as of June 23, 2023. The Company allotted 900,000 stock acquisition rights to Hirokazu Tsukahara and 80,000 stock acquisition rights to Eiko Hanyu. The stock acquisition right is exercisable from September 1, 2023 to June 23, 2033 upon the conditions that the IPO has been completed and that the board of directors approves right holders have made sufficient contributions to the business with an exercise price of ¥241($1.73) per common share.

On June 23, 2023, the Company allotted 6,100,000 stock acquisition rights to one director and employees. The stock acquisition rights have all of the following vesting and exercise conditions with an exercise price of ¥241($1.73) per common share:

a.	After the completion of IPO;
b.	From June 24, 2025 to June 23, 2033;
c.	Consolidated revenues for the fiscal year ended November 30, 2023 or after exceeding ¥85 billion ($610.15 million) after the audit on the functional currency basis before the translation into the reporting currency basis in accordance with accounting principles generally accepted in the United States of America (“US GAAP”); and
d.	The total exercise payment made by the right holders is not more than ¥12 million ($86.14 thousand) during each calendar year.

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On June 23, 2023, the Company allotted 1,200,000 stock acquisition rights to its business partners. The stock acquisition rights have all of the following vesting and exercise conditions with an exercise price of ¥241($1.73) per common share:

a.	After the completion of IPO;
b.	From September 1, 2023 to June 23, 2033; and
c.	Consolidated revenues for the fiscal year ended November 30, 2023 or after exceeding ¥85 billion ($610.15 million) after the audit on the functional currency basis before the translation into the reporting currency basis in accordance with the US GAAP.

Recent Developments

Loans

During the period from June 1, 2024 through September 20, 2024, the Company entered into various loans, in a total principal amount of ¥8,563 million (approximately $54.5 million), with banks and financial institutions for working capital purpose and for the purpose of purchasing real estate properties. All of the loans the Company entered into during such period are secured. The Company paid off certain loans in an aggregate amount of approximately $13.9 million ahead of schedule. The interest rates on the loans range from 0.60% to 3.50% and the maturity dates of the loans range from October 31, 2024 to September 30, 2040.

Sales

During the period from June 1, 2024 through September 20, 2024, the Company entered into 35 agreements for the sale of real estate properties. The aggregate sales price of these real estate properties was ¥20,037 million (approximately $133.5 million), and the aggregate purchase price of these real estate properties corresponding to these sales was ¥14,927 million (approximately $99.5 million). The aggregate purchase price of these real estate properties included only the purchase price of such real estate and did not include eviction costs for tenants, boundary termination costs, brokerage commissions to real estate brokers, and other costs normally included in cost of sales.

Dividend

In February 2024, the Company declared and distributed cash dividends of ¥294 million (approximately $1.99 million).

Authorized Share Increase

Effective May 26, 2023, the Company effectuated an increase in the number of authorized common shares from 1,000,000 to 196,000,000.

Forward Stock Split

Effective May 26, 2023, the Company effectuated a stock split of the Company’s issued and outstanding common shares, at a ratio of 1-for-1000 (the “Stock Split”). As of November 30, 2022 and immediately prior to the Stock Split, there were 49,000 shares of common share issued and outstanding. As a result of the Stock Split, the Company has 49,000,000 common shares issued and outstanding. All share and per share data included within the consolidated financial statements and related footnotes have been adjusted to account for the effect of the Stock Split.

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Tax Investigation

The Company underwent a tax investigation by the Japanese tax authorities for its income tax returns for the years ended November 30, 2018 through November 30, 2022. The liabilities on the income tax exposure were determined to be in the aggregate approximately ¥314 million ($2.1 million) over such 5-year period based on the outcome of the tax investigation. Such liabilities have been recognized and reported in the consolidated financial statements for the year ended November 30, 2023. Management believes the amount in question is not material and will not have a significant impact on the Company’s operations or cash flows in light of the significant cash and cash equivalents as of November 30, 2023 (approximately ¥4,600 million ($31 million)) and cash flows provided by operating activities during the year ended November 30, 2023 (approximately ¥5,565 million ($40 million)).

 Stigmatized Rental Properties

In January 2024, a tenant committed suicide in a building held by the Company for lease purpose, which together with the related land and facilities attached recorded as property and equipment in the consolidated balance sheets with a carrying value of $6.27 million and $6.80 million as of November 30, 2023 and 2022, respectively. The management estimates there would be a significant impairment of the carrying value of such properties because a significant decrease in the future rental revenues was expected due to the properties being stigmatized by the suicide. In addition, the properties were pledged for a loan that the Company borrowed from a financial institution. In March 2024, at the lender’s request, the Company early repaid the outstanding loan balance of $4.00 million. On May 31, 2024, the Company sold the stigmatized rental properties for ¥550 million (approximately $3.72 million) to a third party introduced by a real estate broker.

Facilities

The Company’s head office is located at Tolerance Ginza Building 6F, 3-9-7, Ginza, Chuo-ku, Tokyo 1040061, Japan, and leases approximately 662.54 square meters of office space from an unrelated third party. The initial term of this lease expires on April 30, 2026. The terms of the office lease provide for a base rent of $35,852 per month and a sales tax contribution of $3,585 per month.

Employees

As of September 20, 2024, Metros Development Co., Ltd. and its subsidiaries had in aggregate 182 full-time employees as follows:

Function	Full-Time Employees
Purchase/sale Agents, including Sales Administration	173
Sales and Marketing	-
Management (Finance, HR, General Admin)	13

We have no part-time employees. None of our employees are represented by a union. We consider our relations with our employees to be good.

Government Regulation

The real estate consulting business conducted by the Company’s is regulated by Real Estate Brokerage Act in Japan (the “Real Estate Brokerage Act”). In the event of a major revision of laws and regulations, which may result in tighter regulations or cost burdens, or the cancellation of licenses, registrations, or permits for some reason, our business activities may be significantly restricted, which may affect our business performance.

Regulations Relating to Real Estate Business

Sales and Brokerage of Real Estate

Our business involving property sales and brokerage of real estate transactions is subject to the Real Estate Brokerage Act. Under this law, any person who intends to engage in the business of the sale and purchase of buildings and building lots or the brokerage of sale and purchase or leasing thereof, referred to by this law as a real estate trader, must firstly obtain a license from the Minister of Land, Infrastructure, Transport, and Tourism or the relevant governor of the municipal government in Japan. The minister or the relevant governor may revoke such license or order the suspension of business for a period of up to one year if the real estate trader enters into a transaction that violates the Real Estate Brokerage Act or otherwise engages in substantially inappropriate conduct. This law also requires real estate traders to employ, or otherwise enlist the services of, a certain number of qualified and registered real estate transaction managers.

The Real Estate Brokerage Act imposes various obligations on real estate traders in connection with their business. For instance, real estate traders must ensure that their real estate transaction managers deliver to property purchasers, lessees and/or certain relevant parties documents setting forth important matters relating to the property and provide sufficient explanations to these parties before entering into real estate contracts. In addition, the Real Estate Brokerage Act places limits on the size of deposits that may be collected from a purchaser and on liquidated damages payable to real estate traders and also provides restrictions on advertisements relating to the business of real estate traders.

In May 2022, the amendments to the Real Estate Brokerage Act and related regulations came into effect, allowing documents that were previously required to be delivered in writing, such as the documents setting forth important matters relating to the property, to be delivered by electronic means, subject to the consent of the property purchasers, lessees, and/or certain relevant parties. The amendments, in effect, allow real estate transactions to be completed entirely online.

Environmental Regulation

Our business operations are subject to Japan’s Soil Contamination Countermeasures Act (Act No. 53 of May 29, 2002, as amended). Under this law, if a local governor finds that the level of soil pollution in a given area of land due to hazardous or toxic substances exceeds the standards prescribed by the Ministry of the Environment of Japan and that area of land is polluted to such an extent that it has caused or may cause harm to human health, the governor must designate the area of land as a polluted area and the governor may order the current owner of such land to remove or remediate hazardous or toxic substances on or under the land in accordance with a plan for the removal and remediation, in principle, whether or not the current owner knew of, or was responsible for, the presence of such hazardous or toxic substances.

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Liability for Defect of Warranty and Non-Conformity to the Contract

In connection with our property sales businesses, pursuant to the Civil Code or other certain laws, we may be subject to potential liabilities for “defects” in relation to a contract for sale or work entered into on or before March 31, 2020 or “non-conformity to the contract” in relation to a contract for sale or work entered into on and after April 1, 2020. On April 1, 2020, the Act Partially Amending the Civil Code of Japan (Act No. 89 of 1896, as amended) (the “Civil Code”) came into force and the provisions of the liability for defect of warranty were wholly amended such that the concept of “defects” was replaced by the concept of “non-conformity to the contract” with clarification of liabilities arising from such non-conformity.

Under the Civil Code, if there is any latent defect or any non-conformity to the contract in the subject matter of a sale or if there is any defect or any non-conformity to the contract in the subject matter of work performed, the seller or the constructor of buildings or building lots is statutorily liable for the defect of warranty or the non-conformity to the contract vis-à-vis the purchaser or the contractee. These statutory liabilities are generally available for one year from (i) the date on which the purchaser becomes aware of the latent defect or the non-conformity to the contract with respect to the kind or quality, (ii) the time of the delivery of the subject matter of work performed with defects, or (iii) the date on which the contractee becomes aware of the non-conformity to the contract with respect to the kind or quality. In case of non-conformity to the contract, after the above-mentioned partial amendment to the Civil Code, these statutory liabilities can be enforced by a cancellation of the underlying sale, by requesting deduction of sale price, by requesting realization of conformity, or by requesting damages, which may include resale profit. The Real Estate Brokerage Act generally prohibits real estate traders, as sellers of buildings or building lots, from modifying these liabilities unfavorably to the purchaser.

Regulations Relating to Real Estate Crowdfunding Business

The Real Estate Specified Joint Enterprise Act was enacted in 1995 to protect investors in “real estate specified joint enterprises” and to develop real estate specified joint enterprises.

A real estate specified joint enterprise is a business in which an operator solicits investments from multiple investors through silent partnership or voluntary partnership agreements, acquires, leases, and manages income-producing real estate with the money collected, and distributes the profits earned through the acquisition to the investors.

Prospective real estate crowdfunding business will be licensed by the Governor of Tokyo under the Real Estate Specified Joint Enterprise Act, but the crowdfunding market is still in its infancy and the Real Estate Specified Joint Enterprise Act may be revised in the future. In the event of any such amendment, we will take immediate action to address the issue. However, if the tightening of regulations due to the amendment of the law has a significant impact on our business operations, it may affect our business activities, financial position, and business performance.

Currently, the Real Estate Specified Joint Enterprise Act does not service operator’s capital must meet the amount required for licensing, and the service operator must have the necessary financial basis to operate a real estate specified joint enterprise and the human resources to properly carry out the business.

The terms and conditions of the Real Estate Specified Joint Enterprise Agreement must meet the criteria. Each office must have a business manager who meets specific requirements, including a licensed real estate transaction specialist.

Establishing a system for electronic transaction operations so that investors can obtain sufficient information when conducting pre-contract explanations and concluding contracts over the Internet. The service provider is required to comply with the basic requirements for real estate specified joint businesses, such as the following. In addition, when changing the workflow or documents to be used, it is necessary to apply to the Tokyo Metropolitan Government each time and obtain permission. If a service provider violates this law, its license will be revoked, and in serious cases, its business will be suspended. Any service provider that violates the Real Estate Specified Joint Enterprise Act will lead to revocation of its license and, in serious cases, shutdown of its business.

Regulations Relating to Overall Business

There are various labor-related laws in Japan, including the Labor Standards Act, the Industrial Safety and Health Act, and the Labor Contracts Act. The Labor Standards Act regulates, among others, minimum standards for working conditions such as working hours, leave period, and leave days. The Industrial Safety and Health Act requires, among others, the implementation of measures to secure employee safety and protect the health of workers in the workplace. The Labor Contracts Act regulates, among others, the change of terms of employment contracts and working rules, and dismissal and disciplinary action. We comply with these regulations.

The Act on the Protection of Personal Information and related guidelines impose various requirements on businesses, including our group companies, that use databases containing personal information, such as appropriate custody of such information and restrictions on information sharing with third parties. Non-compliance with any order issued by the Personal Information Protection Commission or any other relevant authorities to take necessary measures to comply with the law could subject us to criminal and/or administrative sanctions. As a result of recent amendments, anonymously processed information (tokumei kako joho), pseudonymized information (kamei kako joho), and individual-related information (kojin kanren joho) are subject to the Personal Information Protection Act.

Legal Proceedings

From time to time, we are involved in various legal proceedings arising from the normal course of business activities. We are not presently a party to any litigation where the outcome of which, we believe, if determined adversely to us, would individually or taken together have a material adverse effect on our business, operating results, cash flows or financial condition. Defending such proceedings is costly and can impose a significant burden on management and employees. The results of any current or future litigation cannot be predicted with certainty, and regardless of the outcome, litigation can have an adverse impact on us because of defense and settlement costs, diversion of management resources, and other factors.

The Company underwent a tax investigation by the Japanese tax authorities for its income tax returns for the years ended November 30, 2018 through November 30, 2022. The liabilities on the income tax exposure were determined to be in the aggregate approximately ¥314 million ($2.1 million) over such 5-year period based on the outcome of the tax investigation. Such liabilities have been recognized and reported in the consolidated financial statements for the year ended November 30, 2023. Management believes the amount in question is not material and did not have a significant impact on the Company’s operations or cash flows in light of the significant cash and cash equivalents as of November 30, 2023 (approximately ¥4,600 million ($31 million)) and cash flows provided by operating activities during the year ended November 30, 2023 (approximately ¥5,564 million ($40 million)).

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MANAGEMENT

Our Executive Officers, Directors, and Corporate Auditors

The following table sets forth the names, ages and positions of our executive officers and members of our board of directors and of our board of corporate auditors as of the date of this prospectus. The business address of all of persons identified below is Tolerance Ginza Building 6F, 3-9-7, Ginza, Chuo-ku, Tokyo 1040061, Japan.

Name	Age	Positions Held
Officers and Directors
Yoshihiro Koshiba	54	Chief Executive Officer (CEO) and Director

Hirokazu Tsukahara	39	Chief Financial Officer (CFO) and Director

Hiroshi Tamura	59	Secretary and Director

Hidehiko Goto *	50	Corporate Auditor

Akihiro Hayakawa *	48	Corporate Auditor (full-time)

Toshikazu Takahashi *	68	Corporate Auditor

*Members of our statutory Board of Corporate Auditors are not members of our Board of Directors.

Biographical Information

The following is a summary of certain biographical information concerning our executive officers, directors, and corporate auditors.

Executive Officers

Yoshihiro Koshiba

Mr. Koshiba has served as Chief Executive Officer and a director of Metros Development Co., Ltd. since October 2016. Prior to that, he served as a director of Surftrust Co., from August 2009 to October 2016. Prior to his management career, Mr. Koshiba worked in real estate companies: ReCI Inc, from December 2008 to October 2010, C’s Create. Co., Ltd. from August 1999 to December 2008, and DIA KENSETSU Co., Ltd. from February 1993 to July 1999. Prior to that, Mr. Koshiba worked at DAI-ICHI KANGYO CREDIT COOPERATIVE from April 1991 to December 1992. He has a Certificate as a Real Estate Transaction Agent. Mr. Koshiba does not and has not previously served as a director of any reporting company.

Hirokazu Tsukahara

Mr. Tsukahara has served as Chief Financial Officer and a director of Metros Development Co., Ltd. since November 2022. Prior to joining Metros Development Co., he worked as a Finance Department Manager of LOUIS CORPORATION from June 2022 to November 2022. Before that, Mr. Tsukahara served as a senior partner at Kurosapo Hands-on Consulting from April 2017 to March 2021, CFO at apparel company from April 2014 to December 2017, and representative director of Tsukahara Hirokazu Accounting Firm from October 2013 to March 2014. Prior to that, Mr. Tsukahara worked in KPMG TAX CORPORATION from November 2010 to September 2013 and Deloitte Touche Tohmatsu Limited from December 2006 to September 2010. He has a certificate as a Japanese Certified Public Accountant and Japanese Certified Tax Accountant. Mr. Tsukahara does not and has not previously served as a director of any reporting company.

Directors

Hiroshi Tamura

Mr. Tamura has served as the Secretary and as a director of Metros Development Co., Ltd. since February 2023 and September 2021, respectively. Since August 2020, Mr. Tamura has worked as a sale staff member of Metros Development Co., Ltd. From April 1998 to August 2020, he also served as the Chief Executive Officer of Green Egg Company, a food management company in the USA. Mr. Tamura does not and has not previously served as a director of any reporting company.

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Corporate Auditors

Hidehiko Goto

Mr. Goto has served as Corporate Auditor of Metros Development Co., Ltd since March 2022. He is an Auditor of Ichi Bancho Audit Corporation. He joined Ichi Bancho Audit Corporation in July 2010. Prior to that, he worked as an auditor of Ernst & Young ShinNihon LLC from December 2005. Before the auditing career, he worked as a sales representative of KOMATSU MATERE Co., Ltd. from 1998.

Akihiro Hayakawa

Mr. Hayakawa has served as Corporate Auditor of Metros Development Co., Ltd since May 2023. Since March 2022, he has served as a representative director of KAME LLC. From July 2019 to March 2022, he served as a director of Waqoo. From January 2019 to May 2019, he served as Chief Financial Officer of Kirin Chart System Co., Ltd. From December 2015 to January 2019, he served as a director of SPRIX, Inc.

Toshikazu Takahashi

Mr. Takahashi has served as Corporate Auditor of Metros Development Co., Ltd since May 2023. He is also a representative director of Takahashi Toshikazu Tax Accounting Firm since August 2016. Prior to that, he served as various positions at various offices of National Tax Agency of Japan from April 1974. He has a certificate as a Japanese Certified Tax Accountant.

Family Relationships

There are no family relationships among our directors and executive officers.

Corporate Governance Practices

We are a “foreign private issuer” as defined under the federal securities laws of the United States and the Nasdaq listing standards. Under the federal securities laws of the United States, foreign private issuers are subject to different disclosure requirements than U.S.-domiciled public companies. We intend to take all actions necessary for us to maintain our status as a foreign private issuer under the applicable corporate governance requirements of the Sarbanes-Oxley Act, the Exchange Act and other applicable rules adopted by the SEC and the Nasdaq listing standards. Under the SEC rules and the Nasdaq listing standards, a foreign private issuer is subject to less stringent corporate governance requirements. Subject to certain exceptions, the SEC and the Nasdaq permit a foreign private issuer to follow its home country practice in lieu of their respective rules and listing standards. In general, our articles of incorporation and the Companies Act govern our corporate affairs.

In particular, as a foreign private issuer, we will follow Japanese law and corporate practice in lieu of the corporate governance provisions set out under Nasdaq Rule 5600, the requirement in Nasdaq Rule 5250(b)(3) to disclose third party director and nominee compensation, and the requirement in Nasdaq Rule 5250(d) to distribute annual and interim reports. Of particular note, the following rules under Nasdaq Rule 5600 are exempt from Japanese law requirements:

●	Nasdaq Rule 5605(b)(1) requires that at least a majority of a listed company’s board of directors be independent directors. Under our current corporate structure, the Companies Act does not require independent directors.

●	Nasdaq Rule 5605(c)(2)(A) requires a listed company to have an audit committee composed entirely of not less than three directors, each of whom must be independent. Under Japanese law, a company may have a statutory auditor or a board of auditors. We have a three-member Board of Corporate Auditors, each member of which will meet the requirements of Rule 10A-3 under the Exchange Act. See “Management—Board of Corporate Auditors” below for additional information.

●	Nasdaq Rule 5605(d) requires, among other things, that a listed company’s compensation committee be comprised of at least two members, each of whom is an independent director as defined under such rule. Our board of directors will collectively participate in the discussions and determination of compensation for our executive and directors (subject to the maximum aggregate compensation amount resolved by our shareholders meetings), and other compensation related matters. Likewise, our corporate auditors discuss and determine compensation of each corporate auditor (subject to the maximum aggregate compensation amount resolved by our shareholders meetings) without involvement of our board of directors.

●	Nasdaq Rule 5605(e) requires that a listed company’s nomination and corporate governance committee be comprised solely of independent directors. Our board of directors will not have a standalone nomination and corporate governance committee. Our board of directors will collectively participate in the nomination process of potential directors and corporate auditors (in the cases of corporate auditors, consent of board of corporate auditors is required) and oversee our corporate governance practices

●	Nasdaq Rule 5620(c) provides a one-third quorum requirement applicable to shareholder meetings. In accordance with Japanese law and generally accepted business practices, our articles of incorporation provide that there is no quorum requirement for a general resolution of our shareholders. However, under the Companies Act and our articles of incorporation a quorum of not less than one-third or more of the total number of voting rights is required in connection with the election of directors, corporate auditors and certain other matters.

The Company intends to avail itself of these exemptions. More specifically, the Company will not have a compensation committee or a nominating and corporate governance committee. Therefore, for as long as the Company remains a “foreign private issuer,” the Company will not have the same protections afforded to shareholders of companies that are subject to all of these corporate governance requirements. If at any time the Company ceases to be a “foreign private issuer” under the rules of the Nasdaq, the Company intends to avail itself of the “controlled company” exception to the rules of the Nasdaq.

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The “controlled company” exception to the rules of the Nasdaq provides that a company of which more than 50% of the voting power is held by an individual, group or another company, a “controlled company,” need not comply with certain requirements of the corporate governance rules of the Nasdaq. Following this offering, Yoshihiro Koshiba will control approximately 67.96% of the voting power of our outstanding shares if all the common shares being offered are sold (or 67.47% of our outstanding voting power if the underwriters exercise the over-allotment option in full). Accordingly, we expect to be a “controlled company” within the meaning of the corporate governance standards of the Nasdaq.

As a “controlled company” (which is a company of which more than 50% of the voting power is held by an individual, group or another company), we may elect not to comply with certain corporate governance standards, including the requirements: (1) that a majority of our board of directors consist of independent directors; (2) that our board of directors have a compensation committee that is comprised entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and (3) that our board of directors have a nominating and corporate governance committee that is comprised entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities. For so long as we qualify as a controlled company, we may take advantage of these exemptions. Accordingly, our shareholders may not have the same protections afforded to shareholders of companies that are subject to all of these corporate governance requirements.

In the event that we cease to be a “foreign private issuer” under the rules of the Nasdaq and cease to be a “controlled company” and our common shares continue to be listed on the Nasdaq, the Company’s Board of Directors will take all action necessary to comply with the corporate governance rules of the Nasdaq, including, but not limited to, establishing certain committees composed entirely of independent directors, subject to a permitted “phase-in” period.

Board of Directors

Our board of directors has the ultimate responsibility for the administration of our affairs. Our board of directors meets no less than once every three months. Under the Companies Act and our articles of incorporation, our Company shall have no more than ten directors on our board of directors. Our board of directors is currently comprised of three directors. Directors are typically nominated at the board level and are elected at general meetings of the shareholders. The term of office of any director expires at the close of the ordinary general meeting of shareholders held with respect to the last fiscal year ended within two years after such director’s election to office. Our directors may, however, serve any number of consecutive terms.

Our board of directors appoints from among its members one or more representative directors, who serve as head administrator(s) over our Company’s affairs and represent our Company in accordance with the resolutions of our board of directors. Our board of directors may appoint from among its members a chairman, a president or one or more deputy presidents, senior managing directors, or managing directors.

Under our Company’s current corporate structure, the Companies Act does not require our board of directors to have any independent directors. Our board of directors is currently comprised of three directors, all of whom (Yoshihiro Koshiba, Hirokazu Tsukahara, and Hiroshi Tamura) are considered non-independent.

Board of Corporate Auditors

As permitted under the Companies Act, we have elected to structure our corporate governance system as a company with a separate board of corporate auditors instead of an audit committee of our board of directors. Our articles of incorporation provide for no more than five corporate auditors. Corporate auditors are typically nominated at the board level and are elected at general meetings of shareholders by a majority of shareholders entitled to vote, where a quorum is established by shareholders holding one-third or more of the voting rights of those who are entitled to vote are present at the shareholders’ meeting. The normal term of office of any corporate auditor expires at the close of the annual general meeting of shareholders held with respect to the last fiscal year ended within four years after such corporate auditor’s election to office. Our corporate auditors may, however, serve any number of consecutive terms. Corporate auditors may be removed by a special resolution of a general meeting of shareholders.

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Our corporate auditors are not required to be certified public accountants. Our corporate auditors may not concurrently serve as directors, employees or accounting advisors (kaikei sanyo) of our Company or any of our subsidiaries or serve as corporate officers of our subsidiaries. Under the Companies Act, at least one-half of the corporate auditors of a company must be persons who satisfy the requirements for an outside corporate auditor under the Companies Act, and at least one of the corporate auditors must be a full-time corporate auditor.

The function of our board of corporate auditors and each corporate auditor is similar to that of independent directors, including those who are members of the audit committee of a U.S. public company. Each corporate auditor has a statutory duty to supervise the administration by the directors of our affairs, to examine our financial statements and business reports to be submitted by a representative director at the general meetings of shareholders, and to prepare an audit report. Our corporate auditors are obligated to participate in meetings of our board of directors and, if necessary, to express their opinion at such meetings, but are not entitled to vote. Our corporate auditors must inspect the proposals, documents and any other materials to be submitted by our board of directors to the shareholders at the shareholders’ meeting. If a corporate auditor finds a violation of statutory regulations or our articles of incorporation, or another significant improper matter, such auditor must report those findings to the shareholders at the shareholders’ meeting.

Furthermore, if a corporate auditor believes that a director has engaged in, or is likely to engage in, misconduct or acts that are significantly improper, or that there has been a violation of statutory regulations or our articles of incorporation, the corporate auditor: (i) must report that fact to our board of directors; (ii) can demand that a director convene a meeting of our board of directors; and (iii) if no such meeting is convened in response to the demand, can convene the meeting under the corporate auditor’s own authority. If a director engages in, or is likely to engage in, an activity outside the scope of the objectives of our Company or otherwise in violation of laws or regulations or our articles of incorporation, and such act is likely to cause significant damage to our Company, then a corporate auditor can demand that the director cease such activity.

Our board of corporate auditors has a statutory duty to prepare an audit report based on the audit reports issued by the individual corporate auditors and, in the case of audit reports related to financial statements, the independent auditors of our Company each year, and submit such audit reports to a relevant director. A corporate auditor may note an opinion in an audit report issued by our board of corporate auditors, if the opinion expressed in such corporate auditor’s individual audit report is different from the opinion expressed in the audit report issued by our board of corporate auditors. Our board of corporate auditors is empowered to establish the audit principles, the method of examination by our corporate auditors of our affairs and financial position, and any other matters relating to the performance of our corporate auditors’ duties.

Additionally, our corporate auditors must represent our Company in: (i) any litigation between our Company and a director; (ii) dealing with shareholders’ demands seeking a director’s liability to our Company; and (iii) dealing with notices of litigation and settlement in a derivative suit seeking a director’s liability to our Company. A corporate auditor can file court actions relating to our Company within the authority of our corporate auditors, such as an action to nullify the incorporation of our Company, the issuance of shares, or a merger, or to cancel a resolution at a shareholders’ meeting.

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Differences in Corporate Governance from the Nasdaq Listing Rules

Companies listed on the Nasdaq must comply with certain standards regarding corporate governance under Rule 5605 of the Nasdaq Listing Rules. However, listed companies that are foreign private issuers, such as we will be, are permitted to follow home country practice in lieu of certain provisions of Rule 5605 of the Nasdaq Listing Rules.

The following table shows the significant differences between the corporate governance practices followed by U.S. listed companies under Rule 5605 of the Nasdaq Listing Rules and those followed by Metros.

Corporate Governance Practices Followed by Nasdaq-listed U.S. Companies	Corporate Governance Practices Followed by Metros

1. A Nasdaq-listed U.S. company must have a majority of directors meeting the independence requirements under Rule 5605(a)(2) of the Nasdaq Listing Rules.

For Japanese companies, including Metros, which employ a corporate governance system based on a board of corporate auditors (the board of corporate auditor system), the Companies Act of Japan (the Companies Act) has no independence requirement with respect to directors. The task of overseeing management and independent auditors is assigned to the members of the board of corporate auditors, who are separate from Metros’ management.

All members of the board of corporate auditors must meet certain independence requirements under the Companies Act.

For Japanese companies with a board of corporate auditors, including Metros, at least half of the members of such board must be “outside” corporate auditors. Such “outside” corporate auditors of the board of corporate auditors must meet additional independence requirements under the Companies Act. An “outside” corporate auditor of the board of corporate auditors means a member of the board of corporate auditors who, among other things, (i) has not been a director or employee, including a manager, of Metros or any of its subsidiaries within 10 years prior to assuming the position of a member of the board of corporate auditors, (ii) (in case of a person who has formerly served as a member of the board of corporate auditors of Metros or any of its subsidiaries within 10 years prior to assuming the position of a member of the board of corporate auditors) has not been a director or employee, including a manager, of Metros or any of its subsidiaries within 10 years prior to assuming such former position of a member of the board of corporate auditors and (iii) is not currently spouse or relative within two degrees of a director or important employee, including a manager, of Metros.

As of May 19, 2023, Metros had three members of the board of corporate auditors, all of whom were “outside” members of the board of corporate auditors.

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Corporate Governance Practices Followed by Nasdaq-listed U.S. Companies	Corporate Governance Practices Followed by Metros

2. A Nasdaq-listed U.S. company must have an audit committee composed entirely of independent directors, and the audit committee must have at least three members.

Metros employs the board of corporate auditor system as described above. Under this system, the board of corporate auditors is a legally separate and independent body from the board of directors. The main function of the board of corporate auditors is similar to that of independent directors, including those who are members of the audit committee of a U.S. company: to monitor the performance of the directors, and review and express opinions on the method of auditing by Metros’ independent auditors and on such independent auditors’ audit reports, for the protection of Metros’ shareholders.

As of May 19, 2023, Metros had three members of the board of corporate auditors. Each member of the board of corporate auditors serves a four-year term of office. In contrast, the term of office of each director of Metros is two years.

With respect to the requirements of Rule 10A-3 under the U.S. Securities Exchange Act of 1934 relating to listed company audit committees, Metros relies on an exemption under that rule which is available to foreign private issuers with board of corporate auditors meeting certain requirements.

3. A Nasdaq-listed U.S. company must have a nominating/corporate governance committee composed of entirely independent directors and the compensation committee must have at least two members.	Metros’ directors are elected at a general meeting of shareholders. Its board of directors does not have the power to fill vacancies thereon. The members of the board of corporate auditors are also elected at a general meeting of shareholders of Metros. A proposal by Metros’ board of directors to elect a member to the board of corporate auditors must be approved by a resolution of its board of corporate auditors. The board of corporate auditors is empowered to adopt a resolution requesting that Metros’ directors submit a proposal for election of a member of the board of corporate auditors to a general meeting of shareholders. The members of the board of corporate auditors have the right to state their opinions concerning election of a member of the board of corporate auditors at the general meeting of shareholders.

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Corporate Governance Practices Followed by Nasdaq-listed U.S. Companies	Corporate Governance Practices Followed by Metros

4. A Nasdaq-listed U.S. company must have a compensation committee composed entirely of independent directors and the compensation committee must have at least three members. Compensation committee members must satisfy the additional independence requirements under Rule 5605(d)(2)(A) of the Nasdaq Listing Rules.

A compensation committee must also have authority to retain or obtain the advice compensation and other advisers, subject to prescribed independence criteria that the committee must consider prior to engaging any such adviser.

The total amount of compensation for Metros’ directors and the total amount of compensation for the members of the Metros’ board of corporate auditors are proposed to, and voted upon by, a general meeting of shareholders. Once the proposal for each of such total amount of compensation is approved at the general meeting of shareholders, each of the board of directors and board of corporate auditors allocates the respective total amount among its respective members.

There are no procedural or disclosure requirements with respect to the use of compensation to consultants, independent legal counsel or other advisors.

Risk Management

One of the key functions of our board of directors is informed oversight of our risk management process. Our board of directors has a standing risk management committee. In particular, our risk management committee is responsible for monitoring and assessing strategic risk exposure, including risks associated with cybersecurity and data protection, and our board of corporate auditors is responsible for overseeing and evaluating our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. Our board of corporate auditors also reviews legal, regulatory and compliance matters that could have a significant impact on our financial statements. While each standing committee of our board of directors will be responsible for evaluating certain risks and overseeing the management of such risks, our entire board of directors will be regularly informed through committee reports about such risks.

Code of Business Conduct

Following the consummation of this offering, our board of directors will adopt a written code of business conduct that applies to our directors, corporate auditors, officers, and employees (including our principal executive officer, principal financial officer, principal accounting officer or controller, and other persons performing similar functions), and our agents.

Limitation of Liability of Directors and Corporate Auditors

In accordance with our articles of incorporation, and pursuant to the provisions of Article 427 of the Companies Act, we are authorized to enter into agreements with corporate auditors, to limit his or her liability to our Company for any losses or damages arising from the conduct specified under Article 423 of the Companies Act; provided, that, the amount of such limited liability is the amount stipulated in applicable laws and regulations, whichever is higher. We have entered into limited liability agreement with corporate auditors.

Our articles of incorporation include limitation of liability provisions for independent directors and corporate auditors, pursuant to which our board of directors can authorize our Company to exempt the independent directors and corporate auditors from liabilities arising in connection with any failure to execute their respective duties in good faith or due to simple negligence (excluding gross negligence and willful misconduct), within the limits stipulated by applicable laws and regulations, including Article 426, Paragraph 1 of the Companies Act.

Compensation of our Executive Officers, Directors and Corporate Auditors

Remuneration to our executive officers is comprised of base compensation. In the fiscal year ended November 30, 2023, we paid an aggregate of approximately $315,142 to our executive officers who were paid over $100,000 in 2023, namely Mr. Yoshihiro Koshiba and Hirokazu Tsukahara. In the fiscal year ended November 30, 2022, we paid an aggregate of approximately $194,310 to our executive officers who were paid over $100,000 in 2022, namely Mr. Yoshihiro Koshiba. The Company did not grant any stock options or warrants to employees except for a warrant granted to Hirokazu Tsukahara and did not provide discretionary bonuses during the fiscal years ended November 30, 2023 and 2022. We have not set aside pension, retirement, or other benefits for our executive officers. On November 1, 2022, the Company granted 980,000 warrants to Hirokazu Tsukahara in exchange for services rendered related to this offering. This warrant was terminated upon the issuance of the stock acquisition rights to Hirokazu Tsukahara and one employee as of June 23, 2023. The Company granted 900,000 stock acquisition rights to Hirokazu Tsukahara and 80,000 stock acquisition rights to Eiko Hanyu, an employee. The stock acquisition right is exercisable after the completion of IPO and under the condition that board of directors approve right holders have made sufficient contributions to the business with an exercise price of ¥241($1.73) per common share.

In accordance with the Companies Act and our articles of incorporation, the amount of compensation for our directors and corporate auditors is decided by first setting the maximum amount of total compensation for all of our directors and corporate auditors through a resolution adopted by our shareholders at a shareholders meeting. The representative director authorized by our board of directors and our board of directors then decide on the amount of compensation for each director based on certain criteria established by our Company, and the amount of compensation for each corporate auditor is decided through discussions among the corporate auditors.

The amount of compensation for executive officers, excluding directors, is determined by the Board of Directors.

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The following table summarizes the total amount of remuneration paid to our directors and corporate auditors in fiscal year 2023, including by the type of remuneration and the number of persons in each category.

(Except stock options and number of persons in category) Category of directors and corporate auditors	Total amount of remuneration	Base compensation	Number of persons in category
Directors(1)	$348,752	$348,752	3
Outside corporate auditors(2)	$20,964	$20,964	3

(1) Consist of Messrs. Yoshihiro Koshiba, Hirokazu Tsukahara, and Hiroshi Tamura.

(2) Consist of Messrs. Hidehiko Goto, Akihiro Hayakawa, and Toshikazu Takahashi.

Convenience translations of Japanese yen into U.S. dollars in this “Compensation of our Executive Officers, Directors and Corporate Auditors” subsection of “Management” have been made at the exchange rate of ¥147.87 = US$1.00, which was the foreign exchange rate on November 30, 2023 as reported by the Board of Governors of the Federal Reserve System in its weekly release on December 4, 2023 at www.federalreserve.gov/releases/h10/.

Stock Acquisition Right

From 2013 to the timing of this filing, the Company granted stock acquisition rights for the purchase of shares of the Company’s common shares approved by its shareholders four times as shown in the table below.

Issue name	Issue Date	Expiration date	Exercise price (Per share)	Common shares (Grant Number)
Batch 1 (1)	6/23/2023	6/30/2033	$0.01	735,000
Batch 2 (2)	6/23/2023	6/23/2033	$1.73	980,000
Batch 3 (3)	6/23/2023	6/23/2033	$1.73	6,100,000
Batch 4 (4)	6/23/2023	6/23/2033	$1.73	1,200,000

(1)	On June 23, 2023, the Company allotted 735,000 stock acquisition rights to HeartCore in exchange for services rendered as a consultant in connection with the proposed initial public offering of the Company under grants authorized by our shareholders and directors in substitution for the New Warrant executed as of October 26, 2022 between the Company and HeartCore. The stock acquisition right is exercisable from July 1, 2023 to June 30, 2033 upon the condition that the IPO has been completed. The stock acquisition right has an exercise price of ¥1($0.01) per common share.

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(2)	On November 1, 2022, the Company allotted 980,000 warrants to Hirokazu Tsukahara in exchange for services rendered related to this offering. This warrant was terminated upon the issuance of the stock acquisition rights to Hirokazu Tsukahara and Eiko Hanyu as of June 23, 2023. The Company allotted 900,000 stock acquisition rights to Hirokazu Tsukahara and 80,000 stock acquisition rights to Eiko Hanyu. The stock acquisition right is exercisable from September 1, 2023 to June 23, 2033 upon the conditions that the IPO has been completed and that the board of directors approves right holders have made sufficient contributions to the business with an exercise price of ¥241($1.73) per common share.

(3)	On June 23, 2023, the Company allotted 6,100,000 stock acquisition rights to one director and employees. The stock acquisition rights have all of the following vesting and exercise conditions with an exercise price of ¥241($1.73) per common share:

a.	After the completion of IPO;

b.	From June 24, 2025 to June 23, 2033;

c.	Consolidated revenues for the fiscal year ended November 30, 2023 or after exceeding ¥85 billion ($610.15 million) after the audit on the functional currency basis before the translation into the reporting currency basis in accordance with the US GAAP; and

d.	The total exercise payment made by the right holders is not more than ¥12 million ($86.14 thousand) during each calendar year.

(4)	On June 23, 2023, the Company allotted 1,200,000 stock acquisition rights to its business partners. The stock acquisition rights have all of the following exercise conditions with an exercise price of ¥241($1.73) per common share:

a.	After the completion of IPO;

b.	From September 1, 2023 to June 23, 2033; and

c.	Consolidated revenues for the fiscal year ended November 30, 2023 or after exceeding ¥85 billion ($610.15 million) after the audit on the functional currency basis before the translation into the reporting currency basis in accordance with the US GAAP.

(5)	Of the stock acquisition rights granted as per the above table, stock acquisition rights to acquire 9,015,000 shares of the Company’s common shares remain outstanding at the timing of the filing.

The balance of stock acquisition rights with respect to common shares granted to the directors of the Company is as follows:

Name	Date of grant	Exercise Period Start Date	Exercise Period End Date	Exercise Price (Per share)	Stock Acquisition Rights Tab. Grant Total	Stock Acquisition Rights Tab. To be the basis Normal Shares Total
Batch 2	6/23/2023	9/1/2023	6/23/2033	$1.73	900,000	900,000
Batch 3	6/23/2023	6/24/2025	6/23/2033	$1.73	60,200	60,200

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PRINCIPAL SHAREHOLDERS

The following table and accompanying footnotes set forth certain information with respect to the beneficial ownership of our common shares, immediately prior to and immediately after the completion of this offering, by:

●	each of our named executive officers, directors, and corporate auditors;

●	all of our named executive officers, directors, and corporate auditors as a group; and

●	each person or entity (or group of affiliated persons or entities) known by us to be the beneficial owner of 5% or more of our common shares.

To our knowledge, each shareholder named in the table has sole voting and investment power with respect to all of our common shares shown as “beneficially owned” (as determined by the rules of the SEC) by such shareholder, except as otherwise set forth in the footnotes to the table. The SEC has defined “beneficial” ownership of a security to mean the possession, directly or indirectly, of voting power and/or investment power.

The percentages reflect beneficial ownership (as determined in accordance with Rule 13d-3 under the Exchange Act) immediately prior to, and immediately after, the completion of this offering. Shares immediately prior to the completion of this offering are based on 49,000,000 common shares outstanding. Shares immediately following the completion of this offering are based on the shares immediately prior to the completion of this offering and an assumed offering of 2,500,000 common shares at an offering price of $6.00 per common share, assuming no exercise by the underwriters of their option to purchase additional common shares from us in this offering.

Except as noted in the footnotes to the table below, the address for all of the shareholders in the table below is c/o Metros Development Co., Ltd., Tolerance Ginza Building 6F, 3-9-7, Ginza, Chuo-ku, Tokyo 1040061, Japan.

	Common Shares Beneficially Owned Immediately Prior to this Offering(1)		Common Shares Beneficially Owned Immediately After this Offering(1)
Name of Beneficial Owner	Shares	Percentage	Shares	Percentage
Named Executive Officers, Directors, and Corporate Auditors:
Yoshihiro Koshiba (2)	35,000,000	71.43%	35,000,000	67.96%
Hirokazu Tsukahara	-	-%	-	-%
Hiroshi Tamura	-	-%	-	-%
Akihiro Hayakawa	-	-%	-	-%
Hidehiko Goto	-	-%	-	-%
Toshikazu Takahashi	-	-%	-	-%

All named executive officers, directors, and corporate auditors as a group six persons	35,000,000	71.43%	35,000,000	67.96%
5% or more Shareholders:
K-ASSET Co., Ltd. (2)	30,000,000	61.22%	30,000,000	58.25%

* Represents less than 1% of the number of common shares outstanding.

(1) Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act. A person is deemed to be the beneficial owner of any common shares if that person has or shares voting power or investment power with respect to those shares or has the right to acquire beneficial ownership at any time within 60 days.

(2) Represents: (i) 5,000,000 common shares directly beneficially owned by Yoshihiro Koshiba; and (ii) 30,000,000 common shares held by K-Asset Co., Ltd., which is 100% owned by Yoshihiro Koshiba, our Chief Executive Officer. As Yoshihiro Koshiba has sole voting and dispositive power over these common shares, thus is deemed to be the beneficial owner of these common shares.

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CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS

Transactions with Related Parties

The related parties had material transactions for the years ended November 30, 2023, 2022, and 2021 consisted of the following:

Name of Related Party	Nature of Relationship at November 30, 2023
Nagata Co., Ltd.	A company significantly influenced by the Company
Sanae Kobayashi	Director of Royal House
Yoshihiro Koshiba	CEO of the Company
Metros Development Holdings Inc.	A company 100% controlled by the CEO of the Company (deregistered in November 2023)

As of November 30, 2023, 2022 and 2021, loan receivables due from a related party, which were included in other assets in the consolidated financial statements, are as follows:

		November 30,	November 30,	November 30,
Loan receivables due from related party		2023	2022	2021
Sanae Kobayashi	Loan receivables	$276,207	$602,674	$800,413

During the years ended November 30, 2023, 2022 and 2021, Sanae Kobayashi borrowed $Nil from the Company, and repaid $321,177, $51,386 and $38,927, of which $22,393, $42,458 and $28,431 was withheld from his payroll, respectively, to the Company. Interest income generated from this related party amounted to $4,189, $7,621 and $9,944 for the years ended November 30, 2023, 2022 and 2021, respectively.

During the year ended November 30, 2023, Metros Development Holdings Inc. repaid $8,098 to the Company.

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Accounts and other payables to a related party as of November 30, 2023, 2022 and 2021 are as follows:

		November 30,	November 30,	November 30,
Accounts and other payables to related party		2023	2022	2021
Nagata Co., Ltd.	Consulting service provided by related party	$26,537,663	$25,841,648	$17,664,724

Loan from a related party, which was included in bank and other borrowings in the consolidated financial statements, as of November 30, 2023, 2022 and 2021, is as follows:

		November 30,	November 30,	November 30,
Loan from related party		2023	2022	2021
Nagata Co., Ltd.	Loan payable	$-	$3,589	$4,416

The Company borrowed JPY500,000 ($4,587) from Nagata Co., Ltd. during the year ended November 30, 2021 and repaid JPY500,000 ($3,578) during the year ended November 30, 2023.

Other income generated from related parties for the years ended November 30, 2023, 2022 and 2021 is as follows:

		For the Years Ended
		November 30,
Other income from related parties		2023	2022	2021
Nagata Co., Ltd.	Other income	$17,523	$77,107	$91,743
Sanae Kobayashi	Interest income	4,189	7,621	9,944

Selling, general and administrative expenses incurred with a related party for the years ended November 30, 2023, 2022 and 2021 are as follows:

		For the Years Ended
		November 30,
Expenses with related party		2023	2022	2021
Nagata Co., Ltd.	Consulting fee	$26,548,057	$25,235,001	$16,680,567

Nagata Co., Ltd. was engaged by the Company for consulting services, such as providing real estate industrial operating strategies, in exchange for commission-based compensation.

Refer to Note 5, 6, 7, 8 and 11 to the audited consolidated financial statements for additional details regarding the related party transactions.

The related parties had material transactions for the six months ended May 31, 2024 and 2023 consist of the following:

Name of Related Party	Nature of Relationship at May 31, 2024
Nagata Co., Ltd.	A company significantly influenced by the Company
Sanae Kobayashi	Director of Royal House

As of May 31, 2024 and November 30, 2023, loan receivables due from a related party, which were included in other assets in the unaudited consolidated financial statements, are as follows:

Loan receivables due from a related party		May 31, 2024	November 30, 2023
Sanae Kobayashi	Loan receivables	$249,801	$276,207

During the six months ended May 31, 2024 and 2023, Sanae Kobayashi repaid $10,507 and $310,869, of which $10,507 and $12,085 was withheld from her payroll, respectively, to the Company. Interest income generated from this related party amounted of $673 and $449 for the six months ended May 31, 2024 and 2023, respectively.

Accounts and other payables to a related party as of May 31, 2024 and November 30, 2023 are as follows:

Accounts and other payables to a related party		May 31, 2024	November 30, 2023
Nagata Co., Ltd.	Consulting service provided by related party	$16,150,324	$26,537,663

Other income generated from related parties for the six months ended May 31, 2024 and 2023 are as follows:

		For the Six Months Ended
		May 31,
Other income from related parties		2024	2023
Nagata Co., Ltd.	Other income	$-	$17,628
Sanae Kobayashi	Interest income	673	449

Selling, general and administrative expenses incurred with a related party for the six months ended May 31, 2024 and 2023 are as follows:

		For the Six Months Ended
		May 31,
Expenses with a related party		2024	2023
Nagata Co., Ltd.	Consulting fee	$13,081,966	$15,869,285

Nagata Co., Ltd. was engaged by the Company for consulting services, such as providing real estate industrial operating strategies, in exchange for commission-based compensation.

Also see Note 5, 6, 7 and 8 to the unaudited consolidated financial statements for additional details regarding the related party transactions.

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DESCRIPTION OF SHARE CAPITAL

The following is a summary of the material terms of our capital stock and our articles of incorporation, including a summary of the relevant provisions of applicable share handling regulations, of the Companies Act and the Act on Book-Entry Transfer of Company Bonds, Shares, etc. of Japan (Shasai Kabushiki tou no Furikae ni kansuru Houritsu) (Act No. 75 of 2001, as amended) (including regulations promulgated thereunder, the “Book-Entry Act”) relating to joint-stock corporations (kabushiki kaisha), and of certain related laws and legislation, each as currently in effect. Because it is a summary, this discussion should be read together with our articles of incorporation and the applicable share handling regulations.

We are a joint-stock corporation incorporated in Japan under the Companies Act. The rights of our shareholders are represented by our common shares as described below, and our shareholders’ liability is limited to the amount of their respective holdings in such shares.

Description of Our Share Capital

As of September 20, 2024, our authorized capital stock consisted of 196,000,000 common shares, and there were 49,000,000 common shares outstanding. As of September 20, 2024, our total registered capital was $469,439. As of September 20, 2024, there were approximately 29 record holders of our common shares.

Based upon the assumed offer and sale of 2,500,000 common shares in this offering at an initial public offering price of $6.00 per share (which is the midpoint of the range set forth on the cover page of this prospectus), following this offering, there will be 51,500,000 common shares outstanding.

All currently outstanding common shares are fully-paid and non-assessable.

Changes in Capital

Under our articles of incorporation, any changes in capital, such as a share issuance, stock split, consolidation of shares, or issuance of share options, among others, require a majority vote of our common shareholders, as described under “—Voting Rights and Shareholder Meetings” below.

Voting Rights and Shareholder Meetings

Our articles of incorporation provide that each annual meeting of our shareholders must be held within three months after the end of each fiscal year. Our fiscal year ends on November 30, and therefore, we must hold our annual shareholders’ meeting by the end of February of each following year. In addition, shareholders meetings to consider and vote on extraordinary matters may be held as necessary, provided that we satisfy all of the procedural requirements under both our articles of incorporation and the Companies Act.

Our common shares allocate one vote per share at shareholders’ meetings. Our articles of incorporation provide for a simple majority approval on most matters submitted for shareholder vote, unless otherwise required by laws or regulations. As required by law, and as referenced in our articles of incorporation, a two-thirds majority approval is required for any votes on matters specified in Article 309, Paragraph (2) of the Companies Act, which cover, in relevant part, treasury stock purchases, purchases of an entire class of shares, and stock consolidations. Any amendment to our articles of incorporation must be approved by our shareholders at a shareholders’ meeting.

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Pre-Emptive Rights

Holders of common shares have no pre-emptive rights under our articles of incorporation.

Dividend Rights

We may issue dividends upon a resolution of our common shareholders. Although we have paid dividends to shareholders in the past, the payment of future dividends on our common shares, if any, will be approved by our common shareholders at the annual meeting of the shareholders, or our board of directors only once during a business year, and will depend on, among other things, our results of operations, cash requirements and surplus, financial condition, contractual restrictions and other factors that our common shareholders may deem relevant, including retaining future earnings, if any, for reinvestment in the development and expansion of our business.

Under the Companies Act, we may distribute surplus up to the excess of the aggregate of (a) and (b) below, less the aggregate of (c) through (f) below, as of the effective date of such distribution, if our net assets are not less than ¥3,000,000:

(a)	the amount of surplus, as described below;

(b)	in the event that extraordinary financial statements as of, or for a period from the beginning of the fiscal year to, the specified date are approved, the aggregate amount of (i) the aggregate amount as provided for by an ordinance of the Ministry of Justice as the net income for such period described in the statement of income constituting the extraordinary financial statements, and (ii) the amount of consideration that we received for the treasury shares that we disposed of during such period;

(c)	the book value of our treasury shares;

(d)	in the event that we disposed of treasury shares after the end of the previous fiscal year, the amount of consideration that we received for such treasury shares;

(e)	in the event described in (b) in this paragraph, the aggregate amount as provided for by an ordinance of the Ministry of Justice as the net loss for such period described in the statement of income constituting the extraordinary financial statements; and

(f)	certain other amounts set forth in the ordinances of the Ministry of Justice, including (if the sum of one-half of goodwill and the deferred assets exceeds the total of share capital, additional paid-in capital and legal earnings reserve, each such amount as it appears on the balance sheet as of the end of the previous fiscal year) all or a certain part of such excess amount as calculated in accordance with the ordinances of the Ministry of Justice.

For the purposes of this section, the amount of “surplus” is the excess of the aggregate of (I) through (IV) below, less the aggregate of (V) through (VII) below:

(I)	the aggregate of other capital surplus and other retained earnings at the end of the previous fiscal year;

(II)	in the event that we disposed of treasury shares after the end of the previous fiscal year, the difference between the book value of such treasury shares and the consideration that we received for such treasury shares;

(III)	in the event that we reduced our share capital after the end of the previous fiscal year, the amount of such reduction less the portion thereof that has been transferred to additional paid-in capital and/or legal earnings reserve (if any);

(IV)	in the event that we reduced additional paid-in capital and/or legal earnings reserve after the end of the previous fiscal year, the amount of such reduction less the portion thereof that has been transferred to share capital (if any);

(V)	in the event that we cancelled treasury shares after the end of the previous fiscal year, the book value of such treasury shares;

(VI)	in the event that we distributed surplus after the end of the previous fiscal year, the aggregate of the following amounts:

(1)	the aggregate amount of the book value of the distributed assets, excluding the book value of such assets that would be distributed to shareholders but for their exercise of the right to receive dividends in cash instead of dividends in kind;

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(2)	the aggregate amount of cash distributed to shareholders who exercised the right to receive dividends in cash instead of dividends in kind; and

(3)	the aggregate amount of cash paid to shareholders holding fewer shares than the shares that were required in order to receive dividends in kind;

(VII)	the aggregate amounts of (1) through (4) below, less (5) and (6) below:

(1)	in the event that the amount of surplus was reduced and transferred to additional paid-in capital, legal earnings reserve and/or share capital after the end of the previous fiscal year, the amount so transferred;

(2)	in the event that we distributed surplus after the end of the previous fiscal year, the amount set aside in additional paid-in capital and/or legal earnings reserve;

(3)	in the event that we disposed of treasury shares in the process of (x) a merger in which we acquired all rights and obligations of a company, (y) a corporate split in which we acquired all or a part of the rights and obligations of a split company, or (z) a share exchange (kabushiki kokan) in which we acquired all shares of a company after the end of the previous fiscal year, the difference between the book value of such treasury shares and the consideration that we received for such treasury shares;

(4)	in the event that the amount of surplus was reduced in the process of a corporate split in which we transferred all or a part of our rights and obligations after the end of the previous fiscal year, the amount so reduced;

(5)	in the event of (x) a merger in which we acquired all rights and obligations of a company, (y) a corporate split in which we acquired all or a part of the rights and obligations of a split company, or (z) a share exchange in which we acquired all shares of a company after the end of the previous fiscal year, the aggregate amount of (i) the amount of the other capital surplus after such merger, corporate split or share exchange, less the amount of other capital surplus before such merger, corporate split or share exchange, and (ii) the amount of the other retained earnings after such merger, corporate split or share exchange, less the amount of other retained earnings before such merger, corporate split or share exchange; and

(6)	in the event that an obligation to cover a deficiency, such as the obligation of a person who subscribed newly issued shares with an unfair amount to be paid in, was fulfilled after the end of the previous fiscal year, the amount of other capital surplus increased by such payment.

In Japan, the “ex-dividend” date and the record date for any distribution of surplus come before the date a company determines the amount of distribution of surplus to be paid.

Liquidation Rights

In accordance with the Companies Act, liquidations must be approved by common shareholders holding at least a two-thirds majority of the shares present at a meeting where a quorum of one-third of the issued and outstanding shares with voting rights is present.

Transfer Agent

Under Article 8 of our articles of incorporation, we are required to have a shareholder registry administrator. The shareholder registry administrator and the shareholder registry administrator’s location for handling share-related affairs must be determined pursuant to a resolution of our board of directors. The preparation and keeping of the register of shareholders and the register of stock acquisition rights of the Company and other administrative affairs relating to the register of shareholders and the register of stock acquisition rights shall be entrusted to shareholder registry administrator, and such administrative affairs shall not be handled by the Company unless it is deemed necessary by the Company. The current shareholder registry administrator for our Company is Computershare Trust Company, N.A.

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Limitations on Liability

Our articles of incorporation permit us to exempt, by resolution of our board of directors, corporate auditors from liabilities arising in connection with their failure to execute their duties in good faith (but without gross negligence), to the fullest extent permitted by the Companies Act. In addition, our articles of incorporation permit us to exempt, by resolution of our board of directors, directors from liabilities arising in connection with any failure to execute their duties in good faith or due to simple negligence (excluding gross negligence and willful misconduct), to the fullest extent permitted by the Companies Act. Should our board of directors, exempt a corporate auditor or director from any such liabilities, our rights and those of our shareholders to file shareholders’ derivative suits on behalf of our Company to recover monetary damages from such director or corporate auditor for breach of their duties under the Companies Act will be eliminated or reduced. However, exculpation does not apply to any director or corporate auditor if they have breached their duties under the Companies Act intentionally (koi) or by gross negligence (ju-kashitsu). Furthermore, we may enter into agreements for the limitation of liabilities with our independent directors and corporate auditors. If we do so, we expect that these agreements will eliminate or reduce our rights and those of our shareholders as described above.

Articles of Incorporation

Objective of our Company under our Articles of Incorporation

We have broad authority under Article 2 of our articles of incorporation to conduct our lines of business.

Provisions Regarding Our Directors

With respect to the election of directors of our Company, each director must be voted in by a majority of our common shareholders entitled to vote at a common shareholders’ meeting where shareholders holding one-third or more of the voting rights entitled to vote are present. Additionally, any resolution regarding the election of a director cannot be adopted by cumulative voting.

Rights of Shareholders of our Common Shares

Under the Companies Act and our articles of incorporation, holders of our common shares have, among others, the following rights:

●	the right to receive dividends when the payment of dividends has been approved at a shareholders’ meeting;

●	the right to vote at a shareholders’ meeting (cumulative voting for the election of directors is not allowed under our articles of incorporation);

●	the right to receive surplus in the event of a liquidation; and

●	the right to require us to purchase shares subject to certain requirements under the Companies Act when a shareholder opposes certain resolutions, including (i) the transfer of all or material part of our business, (ii) an amendment to our articles of incorporation to establish a restriction on share transfer, (iii) a share exchange or share transfer to establish a holding company, (iv) a company split, or (v) a merger, all of which must, as a general rule, be approved by a special resolution adopted at a shareholders’ meeting.

Under the Companies Act, a company is permitted to make a distribution of surplus to the extent that the aggregate book value of the assets to be distributed to shareholders does not exceed the distributable amount provided for under the Companies Act and the applicable ordinance of the Ministry of Justice as of the effective date of such distribution of surplus. The amount of surplus at any given time shall be the amount of the Company’s assets and the book value of the Company’s treasury stock after subtracting and adding the amounts of the items provided for under the Companies Act and the applicable ordinance of the Ministry of Justice.

A shareholder is generally entitled to one vote per share at a shareholders’ meeting. In general, under the Companies Act and our articles of incorporation, a shareholders’ meeting may adopt an ordinary resolution by a majority of the voting rights presented at the meeting. The Companies Act and our articles of incorporation require a quorum of not less than one-third of the total number of voting rights in connection with the election of directors and statutory auditors. Under the Companies Act, to avoid exercising improper control in a form of mutual shareholding, an institutional shareholder, 25% or more voting rights of which are directly or indirectly held by us, does not have voting rights at our shareholders’ meeting. We have no voting rights with respect to our own common shares that we hold. Shareholders may exercise their voting rights through proxies, provided that a shareholder may appoint only one other shareholder who has voting rights as its proxy.

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With respect to a special resolution, while the Companies Act generally requires a quorum of the majority of the total number of voting rights and approval of two-thirds of the voting rights presented at the meeting in connection with any material corporate actions, it allows a company to reduce the quorum for such special resolutions pursuant to its articles of incorporation to one-third (or greater than one-third) of the total number of voting rights.

The Companies Act provides additional specific rights for shareholders owning a substantial number of voting rights.

A shareholder holding 90% or more of the total number of voting rights of all shareholders has the right to demand that all other shareholders sell their shares to such shareholder who holds 90% or more of the voting rights.

Shareholders holding 10% or more of the total number of voting rights of all shareholders, or 10% or more of the total number of our outstanding shares, have the right to apply to a court of competent jurisdiction for our dissolution.

Shareholders who have held 3% or more of the total number of voting rights of all shareholders for six months or more have the right to demand the convening of a shareholders’ meeting.

Shareholders who have held 3% or more of the total number of voting rights of all shareholders, or 3% or more of the total number of our outstanding shares, for six months or more have certain rights under the Companies Act, which include the right to:

●	apply to a competent court for removal of a director or a corporate auditor where a fraudulent act or a significant event violating laws and regulations or the Company’s Articles of Incorporation exists with respect to performance of duties of such director or corporate auditor, and removal by shareholders at a meeting has been denied; and

●	apply to a competent court for removal of a liquidator.

Shareholders holding 3% or more of the total number of voting rights of all shareholders have the right to object to the exculpation of a director or a corporate auditor from certain liabilities.

Shareholders holding 3% or more of the total number of voting rights of all shareholders, or 3% or more of the total number of our outstanding shares, have certain rights under the Companies Act, which include the right to:

●	examine our accounting books and documents and make copies of them; and

●	apply to a competent court for the appointment of an inspector to inspect our operation and/or financial condition where an event casting doubt on a fraudulent act or a significant fact violating laws and regulations or the Company’s Articles Incorporation exists with respect to operation of the Company.

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Shareholders who have held 1% or more of the total number of voting rights of all shareholders for six months or more have the right to apply to a competent court for the appointment of an inspector to review the correctness of the convocation and voting procedures of a shareholders’ meeting.

Shareholders who have held 1% or more of the total number of voting rights of all shareholders, or 300 or more voting rights, for six months or more have the right to demand that certain matters be added to the agenda items at a shareholders’ meeting.

Shareholders who have held any number of shares for six months or more have the right to demand that we take certain actions under the Companies Act, which include the rights to demand:

●	the institution of an action to enforce the liabilities of our directors or corporate auditors;

●	the institution of an action to disgorge from a recipient the benefit of a proprietary nature given in relation to the exercise of the right of a shareholder; and

●	on our behalf, that a director ceases an illegal or ultra vires action.

There are no provisions under the Companies Act or our articles of incorporation which force shareholders to make additional contributions when requested by us.

Under the Companies Act, in order to change the rights of shareholders which are stipulated and defined in our articles of incorporation, we must amend our articles of incorporation. Amendments must, as a general rule, be approved by a special resolution of our shareholders.

Annual meetings and special meetings of shareholders are convened by our Chief Executive Officer based on a resolution of our board of directors. Under our articles of incorporation, shareholders of record as of November 30 of each year have the right to attend our annual shareholders’ meeting. We may, by prescribing a record date, determine the shareholders who are stated or recorded in the shareholder registry on the record date as the shareholders entitled to attend and take action at a special shareholders’ meeting, and in this case, we are required to make a public notice of the record date at least two weeks prior to the record date. A convocation notice will be sent to these shareholders at least two weeks prior to the date of the shareholders’ meeting.

Our Acquisition of our Common Shares

Under applicable laws of Japan, we may acquire our common shares:

(i)	from a specific shareholder (other than any of our subsidiaries), pursuant to a special resolution of a shareholders’ meeting; or

(ii)	from any of our subsidiaries, pursuant to a resolution of our board of directors.

In the case of any acquisition made by way of (i) above, any other shareholder may request within a certain period of time provided under the applicable ordinance of the Ministry of Justice before a shareholders’ meeting that we also purchase the shares held by the requesting shareholder, unless the purchase price or any other consideration to be delivered in exchange for the acquisition of common shares does not exceed the market price of our common shares calculated by the method prescribed in the applicable ordinance of the Ministry of Justice.

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In general, an acquisition by us of our common shares must satisfy certain requirements, including that the total amount of the acquisition price may not exceed the distributable amount.

We may hold the common shares which we acquired pursuant to (i) and (ii) above, or we may cancel such shares by a resolution of our board of directors. We may also dispose of such shares pursuant to a resolution of our board of directors, subject to other requirements applicable to the issuance of shares under the Companies Act.

Restrictions on Holders of our Common Shares

There are no restrictions with respect to non-residents of Japan or foreign shareholders holding our common shares or on the exercise of voting rights. However, pursuant to a provision of our share handling regulations, a shareholder who does not have an address or residence in Japan is required to file with our transfer agent its temporary address to receive notices in Japan or that of a standing proxy having any address or residence in Japan.

There are no provisions in our articles of incorporation that would have the effect of delaying, deferring or preventing a change in control that would operate only with respect to a merger, acquisition or corporate restructuring involving us.

There are no provisions in our articles of incorporation or other subordinated rules regarding an ownership threshold, above which shareholder ownership must be disclosed.

There are no provisions in our articles of incorporation governing changes in our Company’s capital that are more stringent than is required by law.

Exchange Controls

The Foreign Exchange and Foreign Trade Act and related regulations (which we refer to as “FEFTA”) regulate certain transactions involving a “Non-Resident of Japan” or a “Foreign Investor”, including “inward direct investments” by Foreign Investors, and payments from Japan to foreign countries or by residents of Japan to Non-Residents of Japan.

“Non-Residents of Japan” are defined as individuals who are not residents in Japan and corporations whose principal offices are located outside of Japan. Generally, branches and other offices of Japanese corporations which are located outside of Japan are regarded as Non-Residents of Japan, and branches and other offices of non-resident corporations which are located within Japan are regarded as residents of Japan.

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“Foreign Investors” are defined as:

● individuals who are Non-Residents of Japan;

● entities which are organized under the laws of foreign countries or whose principal offices are located outside of Japan;

● companies of which 50% or more of their voting rights are held by individuals who are Non-Residents of Japan and/or corporations which are organized under the laws of foreign countries or whose principal offices are located outside of Japan;

● partnerships engaging in investment activities and investment limited partnerships (including partnerships formed under the laws of foreign countries) which satisfy one of the following conditions:

● 50% or more of contributions to the partnership were made by (i) individuals who are Non-Residents of Japan, (ii) entities which are organized under the laws of foreign countries or whose principal offices are located outside of Japan, (iii) companies of which 50% or more of their voting rights are held by individuals who are Non-Residents of Japan and/or corporations which are organized under the laws of foreign countries or whose principal offices are located outside of Japan, (iv) entities a majority of whose officers, or officers having the power of representation, are individuals who are Non-Residents of Japan, or (v) partnerships a majority of whose executive partners fall within items (i) through (iv) above; and

● a majority of the executive partners of the partnership are (A) any persons or entities who fall within items (i) through (v) above, (B) any partnerships to which 50% or more of contribution were made by persons or entities who fall within items (i) through (v) above, or (C) limited partnerships a majority of whose executive partners fall within Non-Residents of Japan, persons or entities who fall within (A) or (B), or any officers of entities which fall within (A) or (B).

● entities, a majority of whose officers are individuals who are Non-Residents of Japan.

Under FEFTA, among other triggering events, a Foreign Investor who desires to acquire shares in a Japanese company which is not listed on any stock exchange in Japan, is subject to a prior filing requirement, regardless of the acquired amount of shares, if such Japanese company engages any business in certain industries related to the national security. Such industries include, among other things, manufacturing in relation to weapons, aircraft, space, and nuclear power, as well as agriculture, fishery, mining, and utility service. Additionally, due to today’s growing awareness of cybersecurity, the recent amendment to FEFTA expanded the scope of the prior filing requirement, broadly covering industries related to data processing businesses and information and communication technologies services. Since our prospective real estate crowdfunding platform could potentially involve the processing of data by collecting, processing, and retaining prospective customer information, direct acquisition of our common shares, by a Foreign Investor could be subject to the prior filing requirement under FEFTA.

A Foreign Investor wishing to acquire or hold our common shares directly will be required to make a prior filing with the relevant government authorities through the Bank of Japan and wait until clearance for the acquisition is granted by the applicable governmental authorities, unless the certain exemptions below apply. Without such clearance, the Foreign Investor will not be permitted to acquire or hold our common shares directly. Once clearance is obtained, the Foreign Investor may acquire shares in the amount and during the period indicated in the filing. While the standard waiting period to obtain clearance is 30 days, the waiting period could be expedited to two weeks, at the discretion of the applicable governmental authorities, depending on the level of potential impact to national security.

In addition to the prior filing requirement above, when a Foreign Investor who completed a prior filing and received clearance has acquired shares in accordance with the filed information, such Foreign Investor will be required to make a post-acquisition notice filing to report the completed purchase. Such post-acquisition notice filing must be made no later than 45 days after the acquisition of the shares.

However, the above prior filing and post-acquisition notice filing related thereto may be in principle exempted if (i) the Foreign Investor or its related persons do not assume the office of our director or corporate auditor, (ii) the Foreign Investor does not propose the transfer or abolition of the business in the designated industry at our shareholders meeting, and (iii) the Foreign Investor does not have access to non-public technical information related to the business in the designated industry. In such case, a post-investment report must be made no later than 45 days after the acquisition of the shares.

Under FEFTA, in each case where a resident of Japan receives a single payment of more than ¥30 million from a Non-Resident of Japan for a transfer of shares in a Japanese company, such resident of Japan is required to report each receipt of payment to the Minister of Finance of Japan.

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Historical Common Equity Transactions

Since January 1, 2019, the Company engaged in the following unregistered stock issuances:

●	On June 23 2023, the Company allotted 735,000 stock acquisition rights to HeartCore in exchange for services rendered as a consultant in connection with the proposed initial public offering of the Company under grants authorized by our shareholders and directors in substitution for the New Warrant executed as of October 26, 2022 between the Company and HeartCore. The stock acquisition right is exercisable from July 1, 2023 to June 30, 2033 upon the condition that the IPO has been completed. The stock acquisition right has an exercise price of ¥1($0.01) per common share.

●	On November 1, 2022, the Company allotted 980,000 warrants to Hirokazu Tsukahara in exchange for services rendered related to this offering. This warrant was terminated upon the issuance of the stock acquisition rights to Hirokazu Tsukahara and Eiko Hanyu as of June 23, 2023. The Company allotted 900,000 stock acquisition rights to Hirokazu Tsukahara and 80,000 stock acquisition rights to Eiko Hanyu. The stock acquisition right is exercisable from September 1, 2023 to June 23, 2033 upon the conditions that the IPO has been completed and that the board of directors approves right holders have made sufficient contributions to the business with an exercise price of ¥241($1.73) per common share.

●	On June 23, 2023, the Company allotted 6,100,000 stock acquisition rights to one director and employees. The stock acquisition rights have all of the following vesting and exercise conditions with an exercise price of ¥241($1.73) per common share:

a.	After the completion of IPO;

b.	From June 24, 2025 to June 23, 2033;

c.	Consolidated revenues for the fiscal year ended November 30, 2023 or after exceeding ¥85 billion ($610.15 million) after the audit on the functional currency basis before the translation into the reporting currency basis in accordance with the US GAAP; and

d.	The total exercise payment made by the right holders is not more than ¥12 million ($86.14 thousand) during each calendar year.

●	On June 23, 2023, the Company allotted 1,200,000 stock acquisition rights to its business partners. The stock acquisition rights have all of the following vesting and exercise conditions with an exercise price of ¥241($1.73) per common share:

a.	After the completion of IPO;

b.	From September 1, 2023 to June 23, 2033; and

c.	Consolidated revenues for the fiscal year ended November 30, 2023 or after exceeding ¥85 billion ($610.15 million) after the audit on the functional currency basis before the translation into the reporting currency basis in accordance with the US GAAP.

We believe that each of the following issuances was exempt from registration under the Securities Act pursuant to Regulation S under the Securities Act regarding sales by an issuer in offshore transactions. No underwriters were involved in these issuances of securities.

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SHARES ELIGIBLE FOR FUTURE SALE

Before this offering, there has not been a public market for our common shares. Future sales of substantial amounts of our common shares, including shares issued upon the conversion of any convertible notes, the exercise of outstanding options and warrants, in the public market after this offering, or the possibility of these sales occurring, could cause the prevailing market price for our common shares to fall or impair our ability to raise equity capital in the future.

Immediately following the closing of this offering, we will have 51,500,000 common shares issued and outstanding. In the event the underwriters exercise the over-allotment option in full to purchase additional common shares, we will have 51,875,000 common shares issued and outstanding. The common shares sold in this offering will be freely tradable without restriction or further registration or qualification under the Securities Act.

Previously issued common shares that were not offered and sold in this offering, as well as shares issuable upon the exercise of warrants and subject to employee stock options, are or will be upon issuance, “restricted securities,” as that term is defined in Rule 144 under the Securities Act. These restricted securities are eligible for public sale only if such public resale is registered under the Securities Act or if the resale qualifies for an exemption from registration under Rule 144 or Rule 701 under the Securities Act, which are summarized below.

Rule 144

In general, a person who has beneficially owned restricted common shares of our Company for at least twelve months, or at least six months in the event we have been a reporting company under the Exchange Act for at least ninety (90) days before the sale, would be entitled to sell such securities, provided that such person is not deemed to be an affiliate of ours at the time of sale or to have been an affiliate of ours at any time during the ninety (90) days preceding the sale. A person who is an affiliate of ours at such time would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of shares that does not exceed the greater of the following:

●	1% of the number of our common shares then outstanding; which will equal approximately 515,000 common shares immediately after this offering (assuming no exercise by the underwriters of their option to purchase additional common shares from us); or

●	1% of the average weekly trading volume of our common shares on the Nasdaq, during the four calendar weeks preceding the filing by such person of a notice on Form 144 with respect to the sale;

provided that, in each case, we are subject to the periodic reporting requirements of the Exchange Act for at least 90 days before the sale. Rule 144 trades must also comply with the manner of sale, notice and other provisions of Rule 144, to the extent applicable.

Affiliate resales under Rule 144 are also subject to the availability of current public information about us. In addition, if the number of shares being sold under Rule 144 by an affiliate during any three-month period exceeds 5,000 shares or has an aggregate sale price in excess of US$50,000, the seller must file a notice on Form 144 with the SEC and the Nasdaq, concurrently with either the placing of a sale order with the broker or the execution directly with a market maker.

Under Rule 144, a person who is not an affiliate of ours at the time of sale, and has not been an affiliate at any time during the 90 days preceding a sale, and who has beneficially owned our common shares for at least six months but less than a year, is entitled to sell such shares subject only to the availability of current public information about us. If such person has held our shares for at least one year, such person can resell without regard to any Rule 144 restrictions, including the 90-day public company requirement and the current public information requirement. Non-affiliate resales are not subject to the manner of sale, volume limitation or notice filing provisions of Rule 144.

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Rule 701

In general, Rule 701 allows a shareholder who purchased our common shares pursuant to a written compensatory plan or contract and who is not deemed to have been an affiliate of ours during the immediately preceding 90 days to sell those shares in reliance upon Rule 144, but without being required to comply with the public information, holding period, volume limitation or notice provisions of Rule 144. All holders of Rule 701 shares, however, are required to wait until ninety (90) days after the date of this prospectus before selling shares pursuant to Rule 701.

Lock-Up Agreements

We, all of our directors and officers and holders of our outstanding securities (or securities convertible or exercisable into our common shares) have agreed with the representative, subject to certain exceptions, not to sell, transfer or dispose of, directly or indirectly, any of our common shares or securities convertible or exercisable into or exercisable or exchangeable for our common shares for a period of twelve (12) months from the date on which the trading of the common shares on the Nasdaq commences. See the “Underwriting” section below for more information.

Form S-8 Registration Statements

Following the completion of this offering, we may file one or more registration statements on Form S-8 under the Securities Act to register the common shares issued or reserved for issuance under any future plan. The registration statement on Form S-8 will become effective automatically upon filing. Common shares issued upon exercise of a stock option and registered under the Form S-8 registration statement will, subject to vesting and lock-up provisions, and Rule 144 volume limitations applicable to our affiliates, be available for sale in the open market immediately unless they are subject to the lock-up restrictions described under “Underwriting—No Sales of Similar Securities”, in which case, after the expiration of such lock-up.

THE DISCUSSION ABOVE IS A GENERAL SUMMARY. IT DOES NOT COVER ALL MATTERS RELATING TO SHARE TRANSFER RESTRICTIONS THAT MAY BE OF IMPORTANCE TO A PROSPECTIVE INVESTOR. EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN LEGAL ADVISOR REGARDING THE PARTICULAR SECURITIES LAWS AND TRANSFER RESTRICTION CONSEQUENCES OF PURCHASING, HOLDING, AND DISPOSING OF OUR COMMON SHARES, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

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CERTAIN TAX CONSIDERATIONS

The following description is not intended to constitute a complete analysis of all tax consequences relating to the ownership or disposition of our common shares. You should consult your own tax advisor concerning the tax consequences of your particular situation, as well as any tax consequences that may arise under the laws of any local, state, foreign, including Japan, or other taxing jurisdiction.

Taxation in Japan

Generally, a non-resident of Japan or non-Japanese entity (which we refer to as a “Non-Resident Holder”) is subject to Japanese withholding tax on dividends paid by Japanese corporations. Stock splits are not subject to Japanese income tax. A conversion of retained earnings or legal reserve (but not additional paid-in capital, in general) into stated capital (whether made in connection with a stock split or otherwise) is not treated as a deemed dividend payment to shareholders for Japanese tax purposes. Thus, such a conversion does not trigger Japanese withholding taxation.

If distributions were made from our capital surplus, rather than retained earnings, for the Companies Act purposes, the portion of such distributions in excess of the amount corresponding to a pro rata portion of return of capital as determined under Japanese tax laws would be deemed dividends for Japanese tax purposes, while the rest would be treated as return of capital for Japanese tax purposes. The deemed dividend portion, if any, would generally be subject to the same tax treatment as dividends as described above, and the return of capital portion would generally be treated as proceeds derived from the sale of common shares and subject to the same tax treatment as sale of our common shares as described below. Distributions made in consideration of repurchase by us of our own shares or in connection with certain reorganization transactions will be treated substantially in the same manner.

Pursuant to the Convention Between the Government of the United States of America and the Government of Japan for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with Respect to Taxes on Income (which we refer to as the “Treaty”), dividend payments made by a Japanese corporation to a U.S. resident or entity, unless the recipient of the dividend has a “permanent establishment” in Japan, and the common shares with respect to which such dividends are paid are effectively connected with such “permanent establishment”, are generally subject to a withholding tax at rate of: (i) 10% for portfolio investors who are qualified U.S. residents eligible for benefits of the Treaty; and (ii) 0% (i.e., no withholding) for pension funds which are qualified U.S. residents eligible for benefits of the Treaty, provided that the dividends are not derived from the carrying on of a business, directly or indirectly, by such pension funds. Japan is a party to a number of income tax treaties, conventions and agreements, (which we refer to collectively as the “Tax Treaties”), whereby the maximum withholding tax rate for dividend payments is set at, in most cases, 15% for portfolio investors who are Non-Resident Holders. Specific countries with which such Tax Treaties have been entered into include Canada, Denmark, Finland, Germany, Ireland, Italy, Luxembourg, New Zealand, Norway, and Republic of Singapore. Japan’s income tax treaties with Australia, Belgium, France, The Netherlands, Sweden, Switzerland and the United Kingdom have been amended to generally reduce the maximum withholding tax rate to 10%.

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On the other hand, unless one of the applicable Tax Treaties reducing the maximum rate of withholding tax applies, the standard tax rate applicable to dividends paid with respect to listed shares, such as those paid by our Company on shares, to Non-Resident Holders is 15% under the Japanese Income Tax Law, except for dividends paid to any individual shareholder who holds 3% or more of the issued shares, in which case the applicable rate is 20% (Article 182(2) of the Japanese Income Tax Law and Article 9-3(1)(i) of the Japanese Special Tax Measures Law, including its relevant temporary provision for these withholding rates). On December 2, 2011, the “Special measures act to secure the financial resources required to implement policy on restoration of the East Japan Earthquake” (Act No. 117 of 2011) was promulgated and special surtax measures on income tax and withholding tax were introduced thereafter to fund the restoration effort for the earthquake. Income tax and withholding taxpayers need to pay a surtax, calculated by multiplying the standard tax rate by 2.1% for 25 years starting from January 1, 2013 (which we refer to as “Surtax”). As a result, the withholding tax rate applicable to dividends paid with respect to listed shares to Non-Resident Holders increased to 15.315% (which we refer to as “Withholding Tax Rate”) which is applicable for the period from January 1, 2014 until December 31, 2037.

Taking this Withholding Tax Rate into account, the treaty rates such as the 15% rate (or 10% for eligible U.S. residents subject to the Treaty and/or eligible residents subject to other similarly renewed treaties mentioned above) apply, in general, except for dividends paid to any individual holder who holds 3% or more of the total issued shares, in which case the applicable rate is 20.42% (standard tax rate of 20% imposed by Surtax). The treaty rate normally overrides the domestic rate, but due to the so-called “preservation doctrine” under Article 1(2) of the Treaty, and/or due to Article 3-2 of the Special Measures Law for the Income Tax Law, Corporation Tax Law and Local Taxes Law with respect to the Implementation of Tax Treaties, if the tax rate under the domestic tax law is lower than that promulgated under the applicable income tax treaty, then the domestic tax rate is still applicable. Currently, the tax rate under the applicable tax treaty is lower than that under the domestic tax law and thus the treaty override treatment applies. As such, the tax rate under the Treaty applies for most holders of shares who are U.S. residents or entities. In the case where the treaty rate is applicable, no Surtax is imposed, but in order to enjoy the lower treaty rate, the taxpayer must file a treaty application in advance with the Japanese National Tax Agency through our Company. Gains derived from the sale outside Japan of a Japanese corporation’s shares by Non-Resident Holders, or from the sale of a Japanese corporation’s shares within Japan by a non-resident of Japan as an occasional transaction or by a non-Japanese entity not having a permanent establishment in Japan, are generally not subject to Japanese income or corporation taxes, provided that the seller is an investor who is a qualified U.S. resident eligible for benefit of the Treaty. Japanese inheritance and gift taxes at progressive rates may apply to an individual who has acquired a Japanese corporation’s shares as a distributee, legatee or donee.

Certain U.S. Federal Income Tax Considerations for U.S. Holders

The following discussion is a summary of U.S. federal income tax considerations generally applicable to the ownership and disposition of our common shares by a U.S. holder (as defined below) that acquires our common shares in this offering. This summary is for general information purposes only and does not purport to be a complete discussion of all potential tax considerations that may be relevant to a particular person’s decision to acquire common shares.

This summary is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), the regulations promulgated under the Code (the “U.S. Treasury Regulations”), the income tax treaty between Japan and the United States (the “Treaty”), published rulings of the U.S. Internal Revenue Service (the “IRS”), published administrative positions of the IRS, and U.S. court decisions that are applicable and, in each case, as in effect and available, as of the date hereof. Any of the authorities on which this summary is based could be changed in a material and adverse manner at any time, and any such change could be applied on a retroactive or prospective basis which could affect the U.S. federal income tax considerations described in this summary. We have not requested a ruling from the IRS with respect to any of the U.S. federal income tax considerations described below and, as a result, the IRS could disagree with portions of this discussion.

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For purposes of this discussion, a “U.S. holder” is a beneficial owner of the common shares or that is, for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) that is created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

●	an estate the income of which is includable in gross income for U.S. federal income tax purposes regardless of its source; or

●	a trust (i) the administration of which is subject to the primary supervision of a court within the United States and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust, or (ii) that has validly elected to be treated as a U.S. person under the Code.

If an entity or arrangement that is classified as a partnership for U.S. federal income tax purposes holds the common shares, the U.S. federal income tax consequences to such partnership and its partners of the ownership and disposition of the common shares generally will depend in part on the activities of the partnership and the status of such partners. This summary does not address the tax consequences to any such partner or partnership. Partners of entities or arrangements that are classified as partnerships for U.S. federal income tax purposes should consult their own tax advisors regarding the U.S. federal income tax consequences of the ownership and disposition of the common shares.

This discussion applies only to a U.S. holder that holds common shares as “capital assets” under the Code (generally, property held for investment). Unless otherwise provided, this summary does not discuss reporting requirements. In addition, this discussion does not address any tax consequences other than U.S. federal income tax consequences, such as U.S. state and local tax consequences, U.S. estate and gift tax consequences, and non-U.S. tax consequences, and does not describe all of the U.S. federal income tax consequences that may be relevant in light of a U.S. holder’s particular circumstances, including alternative minimum tax consequences, the Medicare tax on certain net investment income, and tax consequences to holders that are subject to special provisions under the Code, including, but not limited to, holders that:

●	are tax exempt organizations, qualified retirement plans, individual retirement accounts, or other tax deferred accounts;

●	are financial institutions, underwriters, insurance companies, real estate investment trusts, or regulated investment companies;

●	are brokers or dealers in securities or currencies or holders that are traders in securities that elect to apply a mark-to-market accounting method;

●	have a “functional currency” for U.S. federal income tax purposes that is not the U.S. dollar;

●	own common shares as part of a straddle, hedging transaction, conversion transaction, constructive sale, or other arrangement involving more than one position;

●	acquire common shares in connection with the exercise of employee stock options or otherwise as compensation for services;

●	are partnerships or other pass-through entities for U.S. federal income tax purposes (or investors in such partnerships and entities);

●	are required to accelerate the recognition of any item of gross income with respect to the common shares as a result of such income being recognized on an applicable financial statement;

●	own or will own (directly, indirectly, or constructively) 10% or more of our total combined voting power or value;

●	hold the common shares in connection with trade or business conducted outside of the United States or in connection with a permanent establishment or other fixed place of business outside of the United States; or

●	are former U.S. citizens or former long-term residents of the United States.

Each U.S. holder is urged to consult its tax advisor regarding the application of U.S. federal taxation to its particular circumstances, and the state, local, non-U.S. and other tax considerations of the ownership and disposition of our common shares.

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Passive Foreign Investment Company Considerations

A non-U.S. corporation, such as our Company, is classified as a passive foreign investment company (“PFIC”) for any taxable year in which, after applying relevant look-through rules with respect to the income and assets of its subsidiaries, either: (i) 50% or more of the value of the corporation’s assets either produce passive income or are held for the production of passive income, based on the quarterly average of the fair market value of such assets; or (ii) at least 75% of the corporation’s gross income is passive income. “Passive income” generally includes, for example, dividends, interest, certain rents and royalties, certain gains from the sale of stock and securities, and certain gains from commodities transactions. In determining the value and composition of our assets, the cash we raise in this offering will generally be considered to be held for the production of passive income and thus will be considered a passive asset.

The determination of whether a corporation is a PFIC for a taxable year depends, in part, on the application of complex U.S. federal income tax rules that are subject to differing interpretations. In addition, the determination of whether a corporation will be a PFIC for any taxable year can only be made after the close of such taxable year. Our PFIC status will depend, in part, on the amount of cash that we raise in this offering and how quickly we utilize the cash in our business. Furthermore, because we may value our goodwill based on the expected market price of the common shares in this offering, a decrease in the market price of our common shares may also cause us to be classified as a PFIC for the current or any future taxable year. Based upon the foregoing, it is uncertain whether we will be a PFIC for our current taxable year or any future taxable year.

We must make a separate determination each year as to whether we are a PFIC. As a result, our PFIC status may change. If we are a PFIC for any year during which you hold the common shares, we will generally continue to be treated as a PFIC for all succeeding years during which you hold such common shares. However, if we cease to be a PFIC, provided that you have not made a mark-to-market election, as described below, you may avoid some of the adverse effects of the PFIC regime by making a deemed sale election with respect to the common shares. We believe we were not a PFIC in prior taxable year 2023 because less than 75% of our gross income was passive income and less than 50% of the average value of our assets consisted of assets that would produce passive income in 2023.

The discussion below under “—Distributions on the Common Shares” and “—Sale or Other Disposition of the Common Shares” is written on the basis that we will not be classified as a PFIC for U.S. federal income tax purposes. The U.S. federal income tax rules that generally would apply if we are treated as a PFIC are discussed below under “—Passive Foreign Investment Company Rules.”

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Distributions on the Common Shares

The gross amount of any distributions paid on our common shares will generally be included in the gross income of a U.S. holder as dividend income on the date actually or constructively received by the U.S. holder, in the case of common shares, but only to the extent that the distribution is paid out of our current or accumulated earnings and profits (computed on the basis of U.S. federal income tax principles). Because we do not intend to determine our earnings and profits on the basis of U.S. federal income tax principles, we expect that distributions will generally be reported to U.S. holders as dividends. Dividends received on our common shares generally will not be eligible for the dividends received deduction allowed to corporations in respect of dividends received from U.S. corporations.

Individuals and other non-corporate U.S. holders will be subject to tax on any such dividends at the lower capital gains tax rate applicable to “qualified dividend income,” provided that certain conditions are satisfied, including that (i) the common shares on which the dividends are paid are readily tradable on an established securities market in the United States or we are eligible for the benefits of the Treaty, (ii) we are not a PFIC nor treated as such with respect to a U.S. holder (as discussed below) for either our taxable year in which the dividend was paid or for the preceding taxable year, and (iii) certain holding period requirements are met. For this purpose, common shares listed on the Nasdaq will generally be considered to be readily tradable on an established securities market in the United States. You should consult your tax advisor regarding the availability of the lower rate for dividends paid with respect to our common shares.

For U.S. foreign tax credit purposes, dividends paid on our common shares generally will be treated as foreign source income and generally will constitute passive category income. The amount of a dividend will include any amounts withheld by us in respect of Japanese income taxes. Subject to applicable limitations, some of which vary depending upon the U.S. holder’s particular circumstances, Japanese income taxes withheld from dividends on the common shares, at a rate not exceeding any reduced rate pursuant to the Treaty, will be creditable against the U.S. holder’s U.S. federal income tax liability. In lieu of claiming a foreign tax credit, U.S. holders may, at their election, deduct foreign taxes, including any Japanese income taxes, in computing their taxable income, subject to generally applicable limitations under U.S. law. An election to deduct foreign taxes instead of claiming foreign tax credits applies to all foreign taxes paid or accrued in the taxable year. The rules governing foreign tax credits are complex and U.S. holders should consult their tax advisers regarding the creditability or deductibility of foreign taxes in their particular circumstances.

The amount of any dividend paid in Japanese yen will equal the U.S. dollar value of the Japanese yen received, calculated by reference to the exchange rate in effect on the date the dividend is received by you, in the case of common shares, regardless of whether the Japanese yen are converted into U.S. dollars. If the Japanese yen received as a dividend are converted into U.S. dollars on the date of receipt, a U.S. holder generally will not be required to recognize foreign currency gain or loss in respect of the dividend income. If the Japanese yen received as a dividend are not converted into U.S. dollars on the date of receipt, a U.S. holder will have a basis in the Japanese yen equal to their U.S. dollar value on the date of receipt. Any gain or loss realized on a subsequent conversion or other disposition of the Japanese yen will be treated as U.S. source ordinary income or loss.

Sale or Other Disposition of the Common Shares

A U.S. holder will recognize gain or loss on the sale or other disposition of a common share equal to the difference between the amount realized for the common share and the holder’s tax basis in the common share. Such gain or loss will generally be capital gain or loss and will be long-term capital gain or loss if the U.S. holder’s holding period for such common share was more than one year as of the date of the sale or other disposition. Long-term capital gain recognized by a non-corporate U.S. holder is subject to U.S. federal income tax at rates lower than the rates applicable to ordinary income and short-term capital gains, while short-term capital gains are subject to U.S. federal income tax at the rates applicable to ordinary income. The deductibility of capital losses is subject to various limitations. Any gain or loss recognized will generally be U.S. source gain or loss for foreign tax credit purposes. Consequently, a U.S. holder may not be able to use the foreign tax credit arising from any Japanese tax imposed on the disposition of the common share unless such credit can be applied (subject to applicable limitations) against tax due on other income treated as derived from non-U.S. sources.

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Passive Foreign Investment Company Rules

If we are a PFIC for any taxable year during which you hold our common shares, you will be subject to special tax rules with respect to any “excess distribution” that you receive and any gain you realize from a sale or other disposition (including a pledge) of the common shares, unless you make a mark-to-market election as discussed below. Distributions you receive from us in a taxable year that are greater than 125% of the average annual distributions you received from us during the shorter of the three preceding taxable years or your holding period for the common shares will be treated as an excess distribution. Under these special tax rules:

●	the excess distribution or gain will be allocated ratably over your holding period for the common shares,

●	the amount allocated to the current taxable year, and any taxable year prior to the first taxable year in which we became a PFIC, will be treated as ordinary income, and

●	the amount allocated to each of the other taxable years will be subject to tax at the highest rate of tax in effect for you for such year and will be increased by an additional tax calculated as an interest charge on the resulting tax deemed deferred with respect to each such other taxable year at the rates generally applicable to underpayments of tax payable in those years.

If we are a PFIC for any taxable year during which a U.S. holder holds our common shares and any of our subsidiaries or other corporate entities in which we own equity interests is also a PFIC, such U.S. holder would be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC for purposes of the application of these rules. U.S. holders are urged to consult their tax advisors regarding the application of the PFIC rules to any of our subsidiaries.

As an alternative to the foregoing rules, a U.S. holder may make a mark-to-market election with respect to our common shares, provided such common shares are treated as “marketable stock.” The common shares generally will be treated as marketable stock if the common shares are regularly traded on a “qualified exchange or other market,” as defined in applicable U.S. Treasury Regulations. Our common shares will be marketable stock as long as they remain listed on the Nasdaq, which is a qualified exchange for this purpose, and are regularly traded. We anticipate that our common shares should qualify as being regularly traded but no assurances can be given in this regard.

If a U.S. holder makes a valid mark-to-market election with respect to the common shares, the holder generally will (i) include as ordinary income for each taxable year that we are a PFIC the excess, if any, of the fair market value of common shares held at the end of the taxable year over the adjusted tax basis of such common shares and (ii) deduct as an ordinary loss in each such taxable year the excess, if any, of the adjusted tax basis of the common shares over the fair market value of such common shares held at the end of the taxable year, but such deduction will only be allowed to the extent of the net amount previously included in income as a result of the mark-to-market election. The U.S. holder’s adjusted tax basis in the common shares would be adjusted to reflect any income or loss resulting from the mark-to-market election. If a U.S. holder makes a mark-to-market election in respect of our common shares and we cease to be classified as a PFIC, the holder will not be required to take into account the gain or loss described above during any period that we are not classified as a PFIC. If a U.S. holder makes a mark-to-market election, any gain such U.S. holder recognizes upon the sale or other disposition of our common shares in a year when we are a PFIC will be treated as ordinary income and any loss will be treated as ordinary loss, but such loss will only be treated as ordinary loss to the extent of the net amount previously included in income as a result of the mark-to-market election.

Because a mark-to-market election cannot be made for any lower-tier PFICs that we may own, a U.S. holder may continue to be subject to the general PFIC rules described above with respect to such U.S. holder’s indirect interest in any investments held by us that are treated as an equity interest in a PFIC for U.S. federal income tax purposes.

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We have not determined whether, if we were to be classified as a PFIC for a taxable year, we will provide information necessary for a U.S. holder to make a “qualified electing fund” election which, if available, would result in tax treatment different from (and generally less adverse than) the general tax treatment for PFICs described above. Accordingly, U.S. holders should assume that they will not be able to make a qualified electing fund election with respect to the common shares.

If a U.S. holder owns common shares during any year in which we are a PFIC, the holder generally must file an annual report containing such information as the U.S. Treasury may require on IRS Form 8621 (or any successor form). A failure to file this report generally will suspend the statute of limitations with respect to any tax return, event, or period to which such report relates (potentially including with respect to items that do not relate to a U.S. holder’s investment in common shares).

The PFIC rules are complex, and each U.S. holder should consult its own tax advisor regarding the PFIC rules, the elections which may be available to it, and how the PFIC rules may affect the U.S. federal income tax consequences relating to the ownership and disposition of common shares.

Information Reporting and Backup Withholding

Payments of dividends or sales proceeds that are made within the United States or through certain U.S.-related financial intermediaries may be subject to information reporting and backup withholding, unless (i) the U.S. holder is a corporation or other exempt recipient, or (ii) in the case of backup withholding, the U.S. holder provides a correct U.S. taxpayer identification number and certifies that it is not subject to backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the U.S. backup withholding rules will be allowed as a credit against a U.S. holder’s U.S. federal income tax liability, if any, or will be refunded, if such U.S. holder furnishes required information to the IRS in a timely manner. Each U.S. holder should consult its own tax advisor regarding the information reporting and backup withholding rules in their particular circumstances and the availability of and procedures for obtaining an exemption from backup withholding.

Reporting Obligations for Certain Owners of Foreign Financial Assets

Certain U.S. holders may be required to file information returns with respect to their investment in common shares. For example, U.S. return disclosure obligations (and related penalties) are imposed on individuals who are U.S. holders that hold certain specified foreign financial assets in excess of certain thresholds. The definition of “specified foreign financial assets” includes not only financial accounts maintained in non-U.S. financial institutions, but also, unless held in accounts maintained by a financial institution, any stock or security issued by a non-U.S. person, any financial instrument or contract held for investment that has an issuer or counterparty other than a U.S. person, and any interest in a non-U.S. entity. U.S. holders may be subject to these reporting requirements unless their common shares are held in an account at certain financial institutions.

The discussion of reporting obligations set forth above is not intended to constitute an exhaustive description of all reporting obligations that may apply to a U.S. holder. A failure to satisfy certain reporting obligations may result in an extension of the period during which the IRS can assess a tax, and under certain circumstances, such an extension may apply to assessments of amounts unrelated to any unsatisfied reporting obligation. Penalties for failure to comply with these reporting obligations are substantial. U.S. holders should consult with their own tax advisors regarding their reporting obligations under these rules, including the requirement to file an IRS Form 8938.

U.S. Holders should consult their tax advisors regarding any reporting obligations that may arise with respect to the acquisition, ownership or disposition of our common shares. Failure to company with applicable reporting requirements could result in substantial penalties.

The foregoing discussion of certain U.S. federal income tax considerations is for general information only and is not intended to constitute a complete analysis of all tax consequences relating to the acquisition, ownership and disposition of our common shares. U.S. Holders should consult their own tax advisors concerning the tax consequences applicable to their particular situations.

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UNDERWRITING

In connection with this offering, we expect to enter into an underwriting agreement with Loop Capital Markets LLC, as the representative of the underwriters named in this prospectus, with respect to the common shares in this offering. Under the terms and subject to the conditions contained in the underwriting agreement, the representative will agree to purchase from us on a firm commitment basis the respective number of common shares at the public price less the underwriting discounts set forth on the cover page of this prospectus, and each of the underwriters has severally and not jointly agreed to purchase, and we have agreed to sell to the underwriters, at the public offering price per share less the underwriting discount set forth on the cover page of this prospectus, the number of common shares listed next to its name in the following table:

Name of Underwriter	Number of Shares
Loop Capital Markets LLC	[●]
Kingswood Capital Partners, LLC	[●]
Total:	[●]

The common shares sold by the underwriters to the public will initially be offered at the public offering price set forth on the cover page of this prospectus. Any common shares sold by the underwriters to securities dealers may be sold at a discount from the initial public offering price not to exceed US$[●] per share. If all of the shares are not sold at the initial offering price, the representative may change the offering price and the other selling terms. The representative has advised us that the underwriters do not intend to make sales to discretionary accounts.

The underwriting agreement will provide that the obligations of the underwriters to pay for and accept delivery of the common shares are subject to the passing upon certain legal matters by counsel and certain conditions such as confirmation of the accuracy of representations and warranties by us about our financial condition and operations and other matters. The obligation of the underwriters to purchase the common shares is conditioned upon our receiving approval to list the common shares on the Nasdaq.

Over-Allotment Option

If the underwriters sell more common shares than the total number set forth in the table above, we have granted to the underwriters an option, exercisable one or more times in whole or in part, not later than 45 days after the date of this prospectus, to purchase from us up to an additional 375,000 common shares (constituting up to 15% of the common shares sold in this offering excluding shares subject to this option), at the public offering price less the underwriting discounts and commissions set forth on the cover of this prospectus. The underwriters may exercise this option solely for the purpose of covering over-allotments, if any, in connection with this offering. Any common shares issued or sold under the option will be issued and sold on the same terms and conditions as the other common shares that are the subject of this offering.

Discounts and Commissions; Expenses

The underwriting discounts and commissions are a cash fee equal to seven percent (7%) of gross proceeds from the sale of securities in this offering. We have been advised by the representative that the underwriters propose to offer the common shares to the public at the public offering price set forth on the cover of this prospectus and to dealers at a price that represents a concession not in excess of US$[●] per share under the public offering price. After the offering, the representative may change the public offering price and other selling terms

The following table summarizes the public offering price and underwriting discounts and commissions payable to the underwriters by us in connection with this offering, assuming both the non-exercise and full exercise of the underwriters’ over-allotment option to purchase additional common shares.

	Per Share		Total Without Exercise of Over- Allotment Option		Total With Full Exercise of Over- Allotment Option
Public offering price	$	[●]	$	[●]	$	[●]
Underwriting discounts and commission (7%) (1)	$	[●]	$	[●]	$	[●]
Proceeds, before expenses, to us	$	[●]	$	[●]	$	[●]

(1)	Does not include amounts representing reimbursement of certain out-of-pocket expenses, each as described below.

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We have agreed to reimburse the representative for reasonable out-of-pocket expenses incurred relating to the offering, including, but not limited to, travel and communication expenses, printing expenses, roadshow expenses, due diligence expenses, background checks, courier charges, and the reasonable fees and disbursements of the representative’s legal counsel and any other consultants or third party services engaged by the representative, provided that the aggregate amount of reimbursable expenses shall not exceed $150,000 without the Company’s prior written consent. We have paid US$25,000 to the representative as a refundable advance, which shall be applied against actual out-of-pocket accountable expenses and such advance shall be reimbursed to us to the extent any portion of the advance is not actually incurred, in compliance with FINRA Rule 5110(g)(4)(A) in the event of the termination of the offering.

Indemnification

We have agreed to indemnify the representative and the other underwriters against certain liabilities, including liabilities under the Securities Act. If we are unable to provide this indemnification, we will contribute to payments the representative and the other underwriters may be required to make for these liabilities.

Right of First Refusal

During the 18 months following the date of engagement letter dated May 31, 2024 between the Company and the representative (the “Engagement Letter”), if we determine to issue any equity, debt or equity-linked securities through a Rule 144A offering or a private placement (other than this offering) or undertake any of the following types of investment banking transaction: any merger, sale, acquisition, divestiture, joint venture or other business combination, we shall first offer to engage the representative as managing underwriter and lead book running manager in the case of any such offering, as lead placement agent in the case of any such placement and as financial advisor in the case of any such investment banking transaction. If we mutually agree with the representative to such engagement, we will enter into the appropriate form of agreement with the representative relating to the type of transaction involved and containing customary terms and conditions acceptable to us and the representative, including provisions relating to the scope of the Representative’s services, representative’s compensation or other customary financial arrangements and an indemnification of the representative and the underwriters. The Right of First Refusal may be terminated by us for cause pursuant to FINRA Rule 5110(g)(5)(B)(i). For the avoidance of doubt, “for cause” termination shall include termination due to any material failure by the Representative to provide the underwriting services contemplated herein.

No Sales of Similar Securities

We have agreed not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any common shares or other securities convertible into or exercisable or exchangeable for common shares at a price per share that is less than the price per common shares in this offering, or modify the terms of any existing securities, whether in conjunction with another broker-dealer or on the Company’s own volition for a period of twelve (12) months following date on which our common shares are trading on the Nasdaq, without the prior written consent of the representative.

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Lock-Up Agreements

Our officers, directors and holders of our outstanding securities (or securities convertible or exercisable into our common shares) have agreed not to offer, sell, agree to sell, directly or indirectly, or otherwise dispose of any of our common shares for a period of twelve (12) months following the date on which the trading of the common shares on the Nasdaq commences, subject to certain exceptions, or the Lock-Up Period.

Notwithstanding the above, the representative may engage in stabilization activities as described below. The representative may in its sole discretion and at any time without notice release some or all of the shares subject to lock-up agreements prior to the expiration of the Lock-Up Period. When determining whether or not to release shares from the lock-up agreements, the representative will consider, among other factors, the security holder’s reasons for requesting the release, the number of shares for which the release is being requested and market conditions at the time.

Trading; Nasdaq Listing

We have applied to list our common shares on the Nasdaq under the symbol “MTRS.” There is no assurance that our listing application will be approved by the Nasdaq. The approval of our listing on the Nasdaq is a condition of closing this offering.

Price Stabilization, Short Positions and Penalty Bids

In connection with the offering, the underwriters may purchase and sell shares in the open market. Purchases and sales in the open market may include short sales, purchases to cover short positions, which may include purchases pursuant to the over-allotment option, and stabilizing purchases.

●	Short sales involve secondary market sales by an underwriter of a greater number of shares than they are required to purchase in the offering.

●	“Covered” short sales are sales of shares in an amount up to the number of shares represented by the over-allotment option.

●	“Naked” short sales are sales of shares in an amount in excess of the number of shares represented by the over-allotment option.

●	Covering transactions involve purchases of shares either pursuant to the over-allotment option or in the open market after the distribution has been completed in order to cover short positions.

●	To close a naked short position, an underwriter must purchase shares in the open market after the distribution has been completed. A naked short position is more likely to be created if an underwriter is concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

●	To close a covered short position, an underwriter must purchase shares in the open market after the distribution has been completed or must exercise the over-allotment option. In determining the source of shares to close the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option.

●	Stabilizing transactions involve bids to purchase shares so long as the stabilizing bids do not exceed a specified maximum.

Purchases to cover short positions and stabilizing purchases, as well as other purchases by an underwriter for its own account, may have the effect of preventing or retarding a decline in the market price of the common shares. They may also cause the price of the common shares to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

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Determination of Offering Price

In determining the initial public offering price, we and the representative has considered a number of factors, including:

●	the information set forth in this prospectus and otherwise available to the representative;

●	our prospects and the history and prospects for the industry in which we compete;

●	an assessment of our management;

●	our prospects for future revenues and earnings;

●	the general condition of the securities markets at the time of this offering;

●	the recent market prices of, and demand for, publicly traded securities of generally comparable companies; and

●	other factors deemed relevant by the representative and us.

The estimated initial public offering price set forth on the cover page of this preliminary prospectus is subject to change as a result of market conditions and other factors. Neither we nor the representative can assure investors that an active trading market will develop for our common shares, or that the shares will trade in the public market at or above the initial public offering price.

Electronic Distribution

A prospectus in electronic format may be made available on the websites maintained by the representative. In addition, common shares may be sold by the representative to securities dealers who resell common shares to online brokerage account holders. Other than the prospectus in electronic format, the information on the representative’s website and any information contained in any other website maintained by the representative is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the representative in its capacity as representative and should not be relied upon by investors.

Other Relationships

The representative and its respective affiliates may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They may in the future receive customary fees and commissions for these transactions. Except for services provided in connection with this offering, the representative has not provided any financing, investment and/or advisory services to us during the 180 day period preceding the initial filing of the registration statement of which this prospectus forms a part, and as of the date of this prospectus, we do not have any agreement or arrangement with the representative to provide any of such services during the 60 day period following the effective date of such registration statement.

Tail Financing

Promptly after the termination of the Engagement Letter, the Representative will provide to us the list of prospects that the representative introduced to us during the engagement. If, during the period that is twelve (12) months following the termination or expiration of the Engagement Letter, we consummate a financing with any of such prospects, we will pay the representative a fee equal to 7.00% of the aggregate price at which the securities are sold by the Company; however, in compliance with FINRA Rule 5110(g)(5)(B, the Representative is not entitled to the fee if the Engagement Letter is terminated for “cause,” which means a material breach by the Representative of the Engagement Letter, and the material breach is not cured. The Representative will only be entitled to such fee to the extent that the parties were directly introduced to the Company by the Representative, in accordance with FINRA Rule 2010.

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Offers Outside the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

The underwriters are expected to make offers and sales both in and outside the United States through their respective selling agents. Any offers and sales in the United States will be conducted by broker-dealers registered with the SEC.

Canada

The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

European Economic Area — Belgium, Germany, Luxembourg and Netherlands

The information in this document has been prepared on the basis that all offers of securities will be made pursuant to an exemption under the Directive 2003/71/EC (the “Prospectus Directive”), as implemented in Member States of the European Economic Area (the “Relevant Member States”), from the requirement to produce a prospectus for offers of securities.

An offer to the public of securities has not been made, and may not be made, in a Relevant Member State except pursuant to one of the following exemptions under the Prospectus Directive as implemented in that Relevant Member State:

●	to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

●	to any legal entity that has two or more of (i) an average of at least 250 employees during its last fiscal year; (ii) a total balance sheet of more than €43,000,000 (as shown on its last annual unconsolidated or consolidated financial statements) and (iii) an annual net turnover of more than €50,000,000 (as shown on its last annual unconsolidated or consolidated financial statements);

●	to fewer than 100 natural or legal persons (other than qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive) subject to obtaining the prior consent of our Company or any underwriter for any such offer; or

●	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of securities shall result in a requirement for the publication by our Company of a prospectus pursuant to Article 3 of the Prospectus Directive.

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France

This document is not being distributed in the context of a public offering of financial securities (offre au public de titres financiers) in France within the meaning of Article L.411-1 of the French Monetary and Financial Code (Code monétaire et financier) and Articles 211-1, et seq. of the General Regulation of the French Autorité des marchés financiers (the “AMF”). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France.

This document and any other offering material relating to the securities have not been, and will not be, submitted to the AMF for approval in France and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in France.

Such offers, sales and distributions have been and shall only be made in France to (i) qualified investors (investisseurs qualifiés) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-1 to D.411-3, D.744-1, D.754-1 and D.764-1 of the French Monetary and Financial Code and any implementing regulation and/or (ii) a restricted number of non-qualified investors (cercle restreint d’investisseurs non-qualifiés) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-4, D.744-1, D.754-1 and D.764-1 of the French Monetary and Financial Code and any implementing regulation.

Pursuant to Article 211-3 of the General Regulation of the AMF, investors in France are informed that the securities cannot be distributed (directly or indirectly) to the public by the investors otherwise than in accordance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 to L.621-8-3 of the French Monetary and Financial Code.

Ireland

The information in this document does not constitute a prospectus under any Irish laws or regulations and this document has not been filed with or approved by any Irish regulatory authority as the information has not been prepared in the context of a public offering of securities in Ireland within the meaning of the Irish Prospectus (Directive 2003/71/EC) Regulations 2005 (the “Prospectus Regulations”). The securities have not been offered or sold, and will not be offered, sold or delivered directly or indirectly in Ireland by way of a public offering, except to (i) qualified investors as defined in Regulation 2(l) of the Prospectus Regulations and (ii) fewer than 100 natural or legal persons who are not qualified investors.

Italy

The offering of the securities in the Republic of Italy has not been authorized by the Italian Securities and Exchange Commission (Commissione Nazionale per le Societá e la Borsa (“CONSOB”)) pursuant to the Italian securities legislation and, accordingly, no offering material relating to the securities may be distributed in Italy and such securities may not be offered or sold in Italy in a public offer within the meaning of Article 1.1(t) of Legislative Decree No. 58 of 24 February 1998 (“Decree No. 58”), other than:

●	to Italian qualified investors, as defined in Article 100 of Decree No. 58 by reference to Article 34-3 of CONSOB Regulation no. 11971 of 14 May 1999, as amended (“Regulation no. 11971”); and

●	in other circumstances that are exempt from the rules on public offer pursuant to Article 100 of Decree No. 58 and Article 34-ter of Regulation No. 11971 as amended.

Any offer, sale or delivery of the securities or distribution of any offer document relating to the securities in Italy (excluding placements where a qualified investor solicits an offer from the issuer) under the paragraphs above must be:

●	made by investment firms, banks or financial intermediaries permitted to conduct such activities in Italy in accordance with Legislative Decree No. 385 of 1 September 1993 (as amended), Decree No. 58, CONSOB Regulation No. 16190 of 29 October 2007 and any other applicable laws; and

●	in compliance with all relevant Italian securities, tax and exchange controls and any other applicable laws.

Any subsequent distribution of the securities in Italy must be made in compliance with the public offer and prospectus requirement rules provided under Decree No. 58 and the Regulation No. 11971 as amended unless an exception from those rules applies. Failure to comply with such rules may result in the sale of such securities being declared null and void and in the liability of the entity transferring the securities for any damages suffered by the investors.

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Portugal

This document is not being distributed in the context of a public offer of financial securities (oferta pública de valores mobiliários) in Portugal, within the meaning of Article 109 of the Portuguese Securities Code (Código dos Valores Mobiliários). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in Portugal. This document and any other offering material relating to the securities have not been, and will not be, submitted to the Portuguese Securities Market Commission (Comissão do Mercado de Valores Mobiliários) for approval in Portugal and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in Portugal, other than under circumstances that are deemed not to qualify as a public offer under the Portuguese Securities Code. Such offers, sales and distributions of securities in Portugal are limited to persons who are “qualified investors” (as defined in the Portuguese Securities Code). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (the “SIX”), or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering material relating to the securities may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering material relating to the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority.

This document is personal to the recipient only and not for general circulation in Switzerland.

United Kingdom

Neither the information in this document nor any other document relating to the offer has been delivered for approval to the Financial Services Authority in the United Kingdom and no prospectus (within the meaning of section 85 of the Financial Services and Markets Act 2000, as amended (the “FSMA”)) has been published or is intended to be published in respect of the securities. This document is issued on a confidential basis to “qualified investors” (within the meaning of section 86(7) of FSMA) in the United Kingdom, and the securities may not be offered or sold in the United Kingdom by means of this document, any accompanying letter or any other document, except in circumstances which do not require the publication of a prospectus pursuant to section 86(1) FSMA. This document should not be distributed, published or reproduced, in whole or in part, nor may its contents be disclosed by recipients to any other person in the United Kingdom.

Any invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) received in connection with the issue or sale of the securities has only been communicated or caused to be communicated and will only be communicated or caused to be communicated in the United Kingdom in circumstances in which section 21(1) of FSMA does not apply to our Company.

In the United Kingdom, this document is being distributed only to, and is directed at, persons (i) who have professional experience in matters relating to investments falling within Article 19(5) (investment professionals) of the Financial Services and Markets Act 2000 (Financial Promotions) Order 2005 (the “FPO”), (ii) who fall within the categories of persons referred to in Article 49(2)(a) to (d) (high net worth companies, unincorporated associations, etc.) of the FPO or (iii) to whom it may otherwise be lawfully communicated. The investments to which this document relates are available only to, and any invitation, offer or agreement to purchase will be engaged in only with, such persons. Any person who is not such a person should not act or rely on this document or any of its contents.

98

Japan

The securities have not been and will not be registered under Article 4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948), as amended (the “FIEL”), pursuant to an exemption from the registration requirements applicable to a private placement of securities to Qualified Institutional Investors (as defined in and in accordance with Article 2, paragraph 3 of the FIEL and the regulations promulgated thereunder). Accordingly, the securities may not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan other than Qualified Institutional Investors. Any Qualified Institutional Investor who acquires securities may not resell them to any person in Japan that is not a Qualified Institutional Investor, and acquisition by any such person of securities is conditional upon the execution of an agreement to that effect.

China

The information in this document does not constitute a public offer of the securities, whether by way of sale or subscription, in the People’s Republic of China (excluding, for purposes of this paragraph, Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan). The securities may not be offered or sold directly or indirectly in the People’s Republic of China to legal or natural persons other than directly to “qualified domestic institutional investors.”

Hong Kong

The securities have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the securities has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

EXPENSES RELATED TO THE OFFERING

The following table sets forth the costs and expenses, other than the underwriting discounts and commissions and expenses, payable in connection with this offering. All amounts shown are estimates and subject to future contingencies, except the U.S. Securities and Exchange Commission registration fee, the Financial Industry Regulatory Authority filing fee, and the entry fee of the Nasdaq.

Description	Amount
U.S. Securities and Exchange Commission registration fee	$2,864
Financial Industry Regulatory Authority filing fee	3,411
The Nasdaq entry fee	50,000
Accounting fees and expenses	450,000
Legal fees and expenses	415,000
Accountable expenses	150,000
Printing expenses	10,000
Miscellaneous	177,029
Total	$1,258,304

99

LEGAL MATTERS

The validity of the common shares offered in this offering and certain legal matters as to Japanese law will be passed upon for us by City-Yuwa Partners, Tokyo, Japan.

Certain legal matters in connection with this offering with respect to United States federal securities law will be passed upon for us by Anthony, Linder & Cacomanolis, PLLC, West Palm Beach, Florida. Bevilacqua PLLC, Washington, D.C., is acting as U.S. counsel to the underwriters with respect to this offering.

EXPERTS

Our consolidated financial statements as of November 30, 2023 and 2022 and for the years ended November 30, 2023, 2022 and 2021 included in this prospectus have been audited by MaloneBailey, LLP, an independent registered public accounting firm, as indicated in their report with respect thereto, and have been so included in reliance upon the report of such firm given on their authority as experts in accounting and auditing.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ENFORCEABILITY OF CIVIL LIABILITIES

We are a joint stock corporation organized under Japanese law. All of our directors, corporate auditors and executive officers reside in Japan, and significantly all of our assets and the assets of such persons are located outside of the United States. As a result, it may not be possible for investors to effect service of process within the United States upon these persons or us, or to enforce against them or us judgments obtained in U.S. courts, whether or not predicated upon the civil liability provisions of the federal securities laws of the United States or of the securities laws of any state of the United States. Our Japanese counsel, City-Yuwa Partners, has advised us that there is doubt as to the enforceability in Japan, either in original actions or in actions for enforcement of judgments of U.S. courts, of civil liabilities predicated solely on the federal securities laws of the United States or the securities laws of any state of the United States. A Japanese court may refuse to apply provisions of U.S. securities laws in original actions, or to enforce judgments of U.S. courts that are based on such provisions, if it considers such provisions to be contrary to the public policy of Japan.

We have appointed Cogency Global Inc. as our agent to receive service of process with respect to any action brought against us in the United States District Court for the Southern District of New York under the federal securities laws of the United States or of any state in the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.

City-Yuwa Partners has further advised that the United States and Japan do not currently have a treaty providing for reciprocal recognition and enforcement of judgments, other than arbitration awards, in civil and commercial matters, and a Japanese court may deem that there is not sufficient basis for the reciprocity on the enforcement of judgments. Therefore, if you obtain a civil judgment by a U.S. court, you may not be able to enforce it in Japan.

100

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the U.S. Securities and Exchange Commission (which we refer to as the “SEC”) a registration statement on Form F-1 under the Securities Act relating to the common shares being offered by this prospectus. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement. Some items included in the registration statement have been omitted from this prospectus in accordance with the rules and regulations of the SEC. For further information about our Company and our common shares being offered by this prospectus, we refer you to the registration statement, including all amendments, supplements, exhibits, and schedules thereto. Statements contained in this prospectus regarding the contents of any contract or any other document are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, please see a copy of such contract or document that has been filed. Each statement in this prospectus relating to a contract or document that is filed as an exhibit to the registration statement is qualified in all respects by reference to the full text of such contract or document filed as an exhibit to the registration statement.

You may access and read the registration statement and this prospectus, including the related exhibits and schedules, and any document we file with the SEC at the SEC’s Internet website that contains reports and other information regarding issuers that file electronically with the SEC. Our filings with the SEC are available to the public without charge through the SEC’s website at http://www.sec.gov.

Upon completion of this offering, we will be subject to the information reporting requirements of the Exchange Act that are applicable to “foreign private issuers”, and under those requirements will file reports with the SEC. Those other reports or other information may be inspected without charge at the locations described above. As a “foreign private issuer”, we will be exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors, corporate auditors, and principal shareholders will be exempt from the reporting and “short-swing” profit recovery provisions contained in Section 16 of the Exchange Act with respect to their purchases and sales of securities. In addition, as a “foreign private issuer”, we are also not subject to the requirements of Regulation FD (Fair Disclosure) promulgated under the Exchange Act. Furthermore, we will not be required under the Exchange Act to file annual or other reports and financial statements with the SEC as frequently or as promptly as U.S. companies that have securities registered under the Exchange Act. As such, we will file with the SEC, within 120 days after the end of each fiscal year, or such other applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm. We also intend to furnish to the SEC under cover of Form 6-K certain other material information.

Our corporate website is https://metros61.com/. After the consummation of this offering, you may go to our website to access our periodic reports and other information that we file with the SEC as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not incorporated by reference into, and is not a part of, this prospectus. We have included our website address in this prospectus solely for informational purposes.

101

Metros Development Co., Ltd.

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of

Metros Development Co., Ltd.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Metros Development Co., Ltd. and its subsidiaries (the “Company”) as of November 30, 2023 and 2022, and the related consolidated statements of operations and comprehensive income, changes in shareholders’ equity, and cash flows for each of the three years in the period ended November 30, 2023, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of November 30, 2023 and 2022, and the results of its operations and its cash flows for each of the three years in the period ended November 30, 2023, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ MaloneBailey, LLP

www.malonebailey.com

We have served as the Company’s auditor since 2022.

Tokyo, Japan

March 29, 2024

F-2

METROS DEVELOPMENT CO., LTD.

CONSOLIDATED BALANCE SHEETS

	November 30,	November 30,
	2023	2022
ASSETS
Cash and cash equivalents	$31,109,882	$6,610,424
Restricted cash	1,488,120	1,579,534
Term deposits	2,930,630	1,534,336
Accounts receivable	169,067	946,342
Investments	2,818,152	1,686,705
Real estate inventories	186,692,599	196,951,361
Prepaid expenses	9,457,311	15,662,013
Property and equipment, net	11,039,774	10,002,143
Operating lease right-of-use assets	2,271,647	1,349,662
Other assets (including loan receivable of $276,207 and $602,674 from a related party as of November 30, 2023 and 2022, respectively)	8,399,765	7,022,878
TOTAL ASSETS	$256,376,947	$243,345,398

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Accounts and other payables (including vendor payable of $26,537,663 and $25,841,648 to a related party as of November 30, 2023 and 2022, respectively)	$27,995,612	$27,145,398
Bank and other borrowings (including loan payable of $Nil and $3,589 to a related party as of November 30, 2023 and 2022, respectively)	86,829,213	101,091,296
Income tax payables	12,764,215	17,233,749
Operating lease liabilities	2,421,408	1,337,506
Other liabilities	5,690,623	5,835,529
TOTAL LIABILITIES	135,701,071	152,643,478

Shareholders’ Equity:
Common shares (196,000,000 shares authorized, 49,000,000 shares issued and outstanding as of November 30, 2023 and 2022, with no stated value)*	469,439	469,439
Additional paid-in capital	6,627	-
Retained earnings	148,021,183	110,912,987
Accumulated other comprehensive loss	(27,821,373)	(20,680,506)
TOTAL SHAREHOLDERS’ EQUITY	120,675,876	90,701,920
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$256,376,947	$243,345,398

*	Given effect of the Stock Split, see Note 8.

The accompanying notes are an integral part of these consolidated financial statements.

F-3

METROS DEVELOPMENT CO., LTD.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

	For the Years Ended November 30,
	2023	2022	2021

Revenues	$477,599,829	$472,858,985	$309,378,119
Cost of revenues	(346,965,810)	(349,511,552)	(240,387,432)
Gross profit	130,634,019	123,347,433	68,990,687

Operating expenses
Selling, general and administrative expenses (including selling, general and administrative expenses resulting from transactions with a related party of $26,548,057, $25,235,001 and $16,680,567 for the years ended November 30, 2023, 2022 and 2021, respectively)	(66,742,382)	(61,707,664)	(41,479,195)
Total operating expenses	(66,742,382)	(61,707,664)	(41,479,195)

Income from operations	63,891,637	61,639,769	27,511,492

Other income (expenses)
Other income (including other income resulting from transactions with related parties of $21,712, $84,728 and $101,687 for the years ended November 30, 2023, 2022 and 2021, respectively)	834,153	497,186	596,801
Other expenses	(779,467)	(6,915)	(10,992)
Interest expenses	(2,488,434)	(2,232,328)	(1,374,628)
Income (loss) from equity method investments	1,566,533	(415,159)	(2,931,849)
Total other expenses	(867,215)	(2,157,216)	(3,720,668)
Income before income taxes	63,024,422	59,482,553	23,790,824
Income tax expense	(23,656,426)	(23,117,486)	(9,015,559)
Net income	$39,367,996	$36,365,067	$14,775,265

Net income per share - basic and diluted*	$0.80	$0.74	$0.30
Weighted average shares outstanding - basic and diluted*	49,000,000	49,000,000	49,000,000

Comprehensive income
Net income	$39,367,996	$36,365,067	$14,775,265
Other comprehensive loss
Foreign currency translation adjustment	(7,140,867)	(15,621,419)	(5,419,570)
Total comprehensive income	$32,227,129	$20,743,648	$9,355,695

*	Given effect of the Stock Split, see Note 8.

The accompanying notes are an integral part of these consolidated financial statements.

F-4

METROS DEVELOPMENT CO., LTD.

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

FOR THE YEARS ENDED NOVEMBER 30, 2023, 2022 AND 2021

		Additional		Accumulated Other	Total
	Common	Paid-in	Retained	Comprehensive	Shareholders’
	Shares	Capital	Earnings	Income (Loss)	Equity
Balance as of November 30, 2020	$469,439	$-	$61,528,893	$360,483	$62,358,815
Net income	-	-	14,775,265	-	14,775,265
Foreign currency translation adjustment	-	-	-	(5,419,570)	(5,419,570)
Balance as of November 30, 2021	469,439	-	76,304,158	(5,059,087)	71,714,510
Net income	-	-	36,365,067	-	36,365,067
Distribution of dividends	-	-	(1,756,238)	-	(1,756,238)
Foreign currency translation adjustment	-	-	-	(15,621,419)	(15,621,419)
Balance as of November 30, 2022	469,439	-	110,912,987	(20,680,506)	90,701,920
Net income	-	-	39,367,996	-	39,367,996
Issuance of stock acquisition rights for cash	-	6,627	-	-	6,627
Distribution of dividends	-	-	(2,259,800)	-	(2,259,800)
Foreign currency translation adjustment	-	-	-	(7,140,867)	(7,140,867)
Balance as of November 30, 2023	$469,439	$6,627	$148,021,183	$(27,821,373)	$120,675,876

The accompanying notes are an integral part of these consolidated financial statements.

F-5

METROS DEVELOPMENT CO., LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended November 30,
	2023	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$39,367,996	$36,365,067	$14,775,265
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation expense	328,161	328,943	209,249
Fair value change of investments	(277,224)	(37,029)	(37,470)
Loss (gain) from equity method investments	(1,566,533)	415,159	2,931,849
Gain on disposal of property and equipment	(16,022)	(66,917)	(26,065)
Non-cash lease expense	719,681	660,724	672,809
Loss on modification of an operating lease contract	-	-	19
Deferred income tax	128,885	1,052,812	679,502
Changes in operating assets and liabilities:
Accounts receivable	764,472	(448,517)	(483,945)
Real estate inventories	(1,208,877)	(100,431,985)	(45,110,715)
Prepaid expenses	5,591,707	(9,937,664)	(4,694,160)
Other assets	(2,398,400)	(1,521,849)	(1,856,609)
Accounts and other payables	2,562,331	13,166,695	2,108,239
Income tax payables	(3,673,625)	15,234,276	1,254,577
Operating lease liabilities	(534,924)	(693,709)	(643,682)
Other liabilities	31,395	248,604	462,469
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	39,819,023	(45,665,390)	(29,758,668)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(2,078,255)	(5,930,453)	(465,726)
Proceeds from disposal of property and equipment	55,540	115,539	122,508
Loan provided to an employee	-	(274,121)	-
Loan provided to a related party	(8,098)	-	-
Loan repayments from employees	277,283	6,658	7,922
Loan repayments from related parties	306,882	8,928	10,496
Purchase of term deposits	(1,579,133)	(456,320)	(1,140,187)
Proceeds from maturity of term deposits	7,728	-	-
Purchase of investments	(1,703,384)	(560,213)	(1,865,561)
Proceeds from sales of investments	645,826	34,353	1,013,514
Distribution from silent partnerships	1,612,370	479,772	620,037
NET CASH USED IN INVESTING ACTIVITIES	(2,463,241)	(6,575,857)	(1,696,997)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of stock acquisition rights	6,627	-	-
Proceeds from bank loans and other borrowings	110,266,132	125,596,421	91,604,587
Borrowings from a related party	-	-	4,587
Repayments of bank loans and other borrowings	(119,161,249)	(80,810,000)	(64,787,048)
Repayment to a related party	(3,578)	-	-
Distribution of dividends	(2,259,800)	(1,756,238)	-
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	(11,151,868)	43,030,183	26,822,126

Effect of changes in foreign currency exchange rate	(1,795,870)	(2,982,104)	(1,931,343)

NET INCREASE (DECREASE) IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	24,408,044	(12,193,168)	(6,564,882)
CASH, CASH EQUIVALENTS AND RESTRICTED CASH AS OF THE BEGINNING OF THE YEAR	8,189,958	20,383,126	26,948,008
CASH, CASH EQUIVALENTS AND RESTRICTED CASH AS OF THE END OF THE YEAR	$32,598,002	$8,189,958	$20,383,126

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for interest expense	$2,488,433	$2,232,328	$1,374,628
Cash paid for income taxes	$27,135,966	$6,833,584	$7,106,707

NON-CASH INVESTING AND FINANCING ACTIVITIES
Payroll withheld as repayments of loan receivables from an employee	$-	$151,966	$-
Payroll withheld as repayments of loan receivables from a related party	$22,393	$42,458	$28,431
Operating lease right-of-use assets obtained in exchange for operating lease liabilities	$2,224,004	$45,097	$2,940,255
Remeasurement of operating lease liabilities and right-of-use assets due to lease modifications	$446,097	$-	$-

Reconciliation of cash, cash equivalents and restricted cash to the consolidated balance sheets
Cash and cash equivalents	$31,109,882	$6,610,424	$18,439,639
Restricted cash	1,488,120	1,579,534	1,943,487
Total cash, cash equivalents and restricted cash	$32,598,002	$8,189,958	$20,383,126

The accompanying notes are an integral part of these consolidated financial statements.

F-6

METROS DEVELOPMENT CO., LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

Metros Development Co., Ltd. (“Metros”) was incorporated in Japan on March 29, 2013. In February 2020, Metros completed an acquisition of 100% equity interest of Yuryo Shoji Co. (“Yuryo”), an entity incorporated in Japan in October 2015. The acquisition of Yuryo was accounted for as an asset acquisition. In June 2020, Yuryo ceased by dissolution and transferred all of its assets and liabilities to Metros. As of November 30, 2023, Metros had two wholly owned subsidiaries, Royal House Co., Ltd. (“Royal House”), which was incorporated in Japan in October 2015, and Metros Resort LLC (“Metros Resort”), previously known as Metros 1 LLC, which was incorporated in Japan in February 2020.

Metros and its subsidiaries included in the consolidated financial statements are collectively referred to herein as the “Company”, “we” and “us” unless specific reference is made to an entity. The Company is engaged in the business of real estate sales, where the Company identifies and purchases unutilized land and buildings from landowners and sells to developers for redevelopment, and purchases small adjacent individual lots in bulk and sells to developers as large lots for development on a larger scale, real estate leasing and brokerage. The Company’s operations are conducted in Japan.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a) Basis of Presentation and Principals of Consolidation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany accounts and transactions have been eliminated.

The consolidated balance sheets are presented in an unclassified format since the Company has substantial operations in the real estate industry and its operating cycle is greater than one year.

(b) Foreign Currency

The Company maintains its books and record in its local currency, Japanese YEN (“JPY” or “¥”), which is a functional currency as being the primary currency of the economic environment in which its operation is conducted. Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. The resulting exchange differences are recorded in other income (expenses) in the consolidated statements of operations and comprehensive income.

The reporting currency of the Company is the United States Dollars (“USD” or “$”), and the accompanying consolidated financial statements have been expressed in USD. In accordance with ASC Topic 830-30, “Translations of Financial Statements”, assets and liabilities of the Company whose functional currency is not USD are translated into USD, using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the period. The gains and losses resulting from the translation of financial statements are recorded as a separate component of accumulated other comprehensive income (loss) within the statements of changes in shareholders’ equity.

Translation of amounts from local currency of the Company into $1 has been made at the following exchange rates:

	November 30,	November 30,	November 30,
	2023	2022	2021
Current JPY: $1 exchange rate	147.87	139.31	113.22
Average JPY: $1 exchange rate	139.75	129.69	109.00

F-7

(c) Use of Estimates

In preparing the consolidated financial statements in conformity U.S. GAAP, the management is required to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. These estimates are based on information available as of the date of the consolidated financial statements. Significant estimates required to be made by management include, but are not limited to, the impairment of long-lived assets, useful lives of property and equipment, valuation allowance of deferred tax assets, uncertain tax positions, purchase price allocation of acquired real estates, allowance for credit losses and implicit interest rate of operating leases. Actual results could differ from those estimates.

(d) Cash and Cash Equivalents

Cash and cash equivalents include cash on hand and deposits in banks and other financial institutions that are unrestricted as to withdrawal or use, and which have original maturities of three months or less. The Company maintains all of its bank accounts in Japan. Cash balances in bank accounts in Japan are insured by the Deposit Insurance Corporation of Japan subject to certain limitations.

(e) Restricted Cash

Restricted cash represents cash pledged to financial institutions as collateral for the Company’s bank loans. The restricted cash is not available for withdrawal or the Company’s general use until after the corresponding bank loans are repaid.

(f) Term Deposits

Term deposits consist of deposits placed with financial institutions with original maturities of greater than three months.

(g) Accounts Receivable

Accounts receivable represents the Company’s right to an amount of consideration that is unconditional (i.e., only the passage of time is required before payment of the consideration is due). The Company’s accounts receivable balances are unsecured, bear no interest and are due upon normally within a year from the date of the sale.

The allowance for credit losses reflects the Company’s current estimate of credit losses expected to be incurred over the life of the receivables. The Company considers various factors in establishing, monitoring, and adjusting its allowance for credit losses including the aging of receivables and aging trends, customer creditworthiness and specific exposures related to particular customers. The Company also monitors other risk factors and forward-looking information, such as country specific risks and economic factors that may affect a customer’s ability to pay in establishing and adjusting its allowance for credit losses. Accounts receivable balances are written off after all collection efforts have ceased. No allowance for credit losses were reserved as of November 30, 2023 and 2022.

(h) Investments

Investments in funds that report net asset value (“NAV”) per share

We hold investments in Japanese pooled funds. These funds are generally readily redeemable at their net asset values. The fair value of investment funds is measured at their net asset values per share (or its equivalent) as a practical expedient.

F-8

Investments in privately held companies and organizations that do not report NAV per share

Investments in privately held entities that do not report NAV per share are accounted for using a measurement alternative, under which these investments are measured at cost, adjusted for observable price changes and impairments, with changes recognized in other income (expenses).

Investments accounted for under equity method

We use the equity method to account for investments in silent partnerships, which is a structure similar to limited partnership, that we do not have a controlling financial interest but have the ability to influence the operating and financial policies of the investees. Under the equity method of accounting, we initially recognize our investments at cost and subsequently adjust the carrying amount of the investments for our share of earnings or losses reported by the investees, distributions received, and other-than-temporary impairments. Losses in excess of the carrying amount of our equity method investments, if any, are recognized when (i) we are unlikely to abandon the investee due to operating considerations, or (ii) it is anticipated that the investee’s return to profitability is imminent. Losses in excess of the carrying amount of our equity method investments are presented as a liability in the consolidated balance sheets.

(i) Real Estate Inventories

Real estate inventories represent mainly small adjacent individual lots, which consist of lands and/or lands with buildings attached, that will be grouped into larger lots for the purpose of selling to developers. Substantially all of our real estate inventories are in the process of combining into larger lots. Real estate inventories are recorded at the lower of cost or fair value less cost to sell. If an asset’s fair value less cost to sell, based on discounted future cash flows, management estimates or market comparisons, is less than its carrying amount, an allowance is recorded against the asset.

The cost basis of the real estate inventories includes all direct acquisition costs including but not limited to the property purchase price, acquisition costs, dismantlement costs, capitalized interest, capitalized real estate taxes and other costs. Interests and real estate taxes are not capitalized unless active redevelopment is underway. When acquiring real estate with existing buildings, we allocate the purchase price between land, building and intangibles related to in-place leases, if any, based on their relative fair values.

(j) Prepaid Expenses

Prepaid expenses represent prepayments made to landowners and other suppliers for purchasing real estate inventories and other operational purpose.

(k) Property and Equipment, Net

Property and equipment, including real estate properties held for lease, are measured using the cost model and is stated at cost less accumulated depreciation. Acquisition cost includes mainly the costs directly attributable to the acquisition and the initial estimated dismantlement, removal, and restoration costs associated with the assets. Depreciation is calculated using the straight-line and declining methods over the estimated useful lives, as more details follow. Depreciation is included in cost of revenues and selling, general and administrative expenses and is allocated based on estimated usage for each class of asset.

Certain buildings were still under construction as of November 30, 2023 and 2022, and the costs of construction were reported as construction in progress. No provision for depreciation is made on the assets under construction until such time as the relevant assets are completed and ready for their intended use.

	Depreciation Method	Useful Life
Buildings, including buildings held for lease	Straight-line method	23-47 years
Facilities attached to buildings	Straight-line method	3-15 years
Vehicles	Declining balance method	5-10 years
Tools, furniture and fixture	Declining balance method	3-15 years
Land	Not depreciated	-
Software*	Straight-line method	5 years

*	Represent software that is non-detachable to the hardware.

F-9

Expenditures for maintenance and repairs, which do not materially extend the useful lives of the assets, are charged to expense as incurred. Expenditures for major renewals and betterments which substantially extend the useful life of assets are capitalized. When items are retired or otherwise disposed of, income is charged or credited for the difference between net book value of the item disposed and proceeds realized thereon.

(l) Corporate-owned Life Insurance Policies

The Company has purchased corporate-owned life insurance policies to insure the life of its Chief Executive Officer (“CEO”). Management considers these policies to be operating assets. These insurance policies are recorded at their cash surrender values, included in other assets in the consolidated balance sheets with change in cash surrender value during the period recorded in selling, general and administrative expenses.

(m) Leases

The Company determines if an arrangement is or contains a lease at inception or modification of the arrangement. An arrangement is or contains a lease if there are identified assets and the right to control the use of an identified asset is conveyed for a period in exchange for consideration. Control over the use of the identified assets means the lessee has both the right to obtain substantially all of the economic benefits from the use of the asset and the right to direct the use of the asset.

We classify our leases as either finance leases or operating leases if we are the lessee, or sale-type, direct financing, or operating leases if we are the lessor. We use the following criteria to determine if a lease is a finance lease (as a lessee) or sales-type or direct financing lease (as a lessor):

(i)	ownership is transferred from lessor to lessee by the end of the lease term;
(ii)	an option to purchase is reasonably certain to be exercised;
(iii)	the lease term is for the major part of the underlying asset’s remaining economic life;
(iv)	the present value of lease payments equals or exceeds substantially all of the fair value of the underlying assets; or
(v)	the underlying asset is specialized and is expected to have no alternative use at the end of the lease term.

If we meet any of the above criteria, we account for the lease as a finance, a sales-type, or a direct financing lease. If we do not meet any of the criteria, we account for the lease as an operating lease.

Lessee accounting

The Company recognizes right-of-use assets and lease liabilities for all leases other than those with a term of twelve months or less as the Company has elected to apply the short-term lease recognition exemption. Right-of-use assets represent the Company’s right to use an underlying asset for the lease term. Lease liabilities represent the Company’s obligation to make lease payments arising from the lease. Right-of-use assets and lease liabilities are classified and recognized at the commencement date of a lease. Lease liabilities are measured based on the present value of fixed lease payments over the lease term. Right-of-use assets consist of (i) initial measurement of the lease liability; (ii) lease payments made to the lessor at or before the commencement date less any lease incentives received; and (iii) initial direct costs incurred by the Company.

As the rates implicit on the Company’s leases for which it is the lessee are not readily determinable, the Company uses its incremental borrowing rate based on information available at the commencement date in determining the present value of lease payments. When determining the incremental borrowing rate, the Company assesses multiple variables such as lease term, collateral, economic conditions, and its creditworthiness.

From time to time, we may enter into sublease agreements with third parties. Our subleases generally do not relieve us of our primary obligations under the corresponding head lease. As a result, we account for the head lease based on the original assessment at lease inception. We determine if the sublease arrangement is either a sales-type, direct financing, or operating lease at inception of the sublease. If the total remaining lease cost on the head lease for the term of the sublease is greater than the anticipated sublease income, the right-of-use asset is assessed for impairment. Our subleases are generally operating leases and we recognize sublease income on a straight-line basis over the sublease term.

F-10

Lessor accounting – operating leases

We account for the revenue from our lease contracts by utilizing the single component accounting policy. This policy requires us to account for, by class of underlying asset, the lease component and nonlease component(s) associated with each lease as a single component if two criteria are met:

(i)	the timing and pattern of transfer of the lease component and the nonlease component(s) are the same; and
(ii)	the lease component would be classified as an operating lease if it were accounted for separately.

Lease components consist primarily of fixed rental payments, which represent scheduled rental amounts due under our leases. Nonlease components consist primarily of tenant recoveries representing reimbursements of rental operating expenses, including recoveries for utilities, repairs and maintenance and common area expenses.

If the lease component is the predominant component, we account for all revenues under such lease as a single component in accordance with the lease accounting standard. Conversely, if the nonlease component is the predominant component, all revenues under such lease are accounted for in accordance with the revenue recognition accounting standard. Our operating leases qualify for the single component accounting, and the lease component in each of our leases is predominant. Therefore, we account for all revenues from our operating leases under the lease accounting standard and classify these revenues as rental income.

We commence recognition of rental income related to the operating leases at the date the property is ready for its intended use by the tenant and the tenant takes possession or controls the physical use of the leased asset. Income from rentals related to fixed rental payments under operating leases is recognized on a straight-line basis over the respective operating lease terms. Amounts received currently but recognized as revenue in future periods are classified in other liabilities in our consolidated balance sheets.

(n) Impairment of Long-Lived Assets

Long-lived assets with finite lives, primarily real estate inventories, property and equipment, including real estate properties held for lease, and operating lease right-of-use assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If the estimated cash flows from the use of the asset and its eventual disposition are below the asset’s carrying value, then the asset is deemed to be impaired and written down to its fair value. There were no impairments of these assets during the years ended November 30, 2023, 2022 and 2021.

(o) Revenue Recognition

The Company recognizes revenue from sales of real estate, providing real estate brokerage service under ASC Topic 606, “Revenue from Contracts with Customers”.

To determine revenue recognition for contracts with customers, the Company performs the following five steps : (i) identify the contract(s) with the customer, (ii) identify the performance obligations in the contract, (iii) determine the transaction price, including variable consideration to the extent that it is probable that a significant future reversal will not occur, (iv) allocate the transaction price to the respective performance obligations in the contract, and (v) recognize revenue when (or as) the Company satisfies the performance obligation. Revenue amount represents the invoiced value, net of consumption tax and applicable local government levies, if any. The consumption tax on sales is calculated at 10% of gross sales.

The Company reports revenue on a gross or net basis based on management’s assessment of whether the Company acts as a principal or agent in the transaction. The determination of whether the Company acts as a principal or an agent in a transaction is based on the evaluation of whether (i) the Company is primarily responsible for fulfilling the promise to provide the specified goods or service, (ii) the Company has inventory risk before the specified good or service has been transferred to a customer or after transfer of control to the customer and (iii) the Company has discretion in establishing the price for the specified good or service. If the terms of a transaction do not indicate the Company is acting as a principal in the transaction, then the Company is acting as an agent in the transaction and the associated revenues are recognized on a net basis.

F-11

The Company has utilized the practical expedient in ASC Topic 606 and elected not to capitalize contract costs for contracts with customers with durations less than one year. The Company does not have significant remaining unfulfilled performance obligations or contract balances.

The Company recognizes revenue from rental services under ASC Topic 842, “Leases”.

The Company currently generates its revenue from the following main sources:

Real estate sales

Revenues from real estate sales are recognized when the parties are bound by the terms of a contract, consideration has been exchanged, title and other attributes of ownership have been conveyed to the buyer by means of a closing and the Company is not obligated to perform further significant development of the specific property sold, which is generally upon the delivery of the real estate, which generally coincides with the receipt of cash consideration from the customer. Our contracts with customers contain a single performance obligation and we do not provide warranties for sold real estate.

Rental revenue

Rental income is generally recognized on a straight-line basis over the terms of the tenancy agreements. For real estate leases, these contracts are treated as leases for accounting purposes, rather than contracts with customers subject to ASC Topic 606. Also see Note 2(m).

Real estate brokerage revenue

We recognize commission-based brokerage revenue upon closing of a brokerage transaction. The transaction price is either fixed or calculated by taking the agreed upon commission rate and applying that to the real estate’s selling price. Brokerage revenue primarily contains a single performance obligation that is satisfied upon the closing of a real estate services transaction, at which point the entire transaction price is earned. We are not entitled to any commission until the performance obligation is satisfied and are not owed any commission for unsuccessful transactions, even if services have been provided.

(p) Advertising Expenses

The Company expenses advertising costs as they incurred. Total advertising expenses were $6,787, $97,360 and $49,242 for the years ended November 30, 2023, 2022 and 2021, respectively, and have been included as part of selling, general and administrative expenses.

(q) Concentration of Credit Risk

Financial instruments that potentially subject the Company to credit risk consist primarily of accounts receivable. The Company does not require collateral or other security to support these receivables. The Company conducts periodic reviews of the financial condition and payment practices of its customers to minimize collection risk on accounts receivable.

For the year ended November 30, 2023, no customer represents more than 10% of the Company’s total revenues. For the year ended November 30, 2022, customer A accounts for 12% of the Company’s total revenues. For the year ended November 30, 2021, customer B accounts for 14% of the Company’s total revenues.

F-12

As of November 30, 2023, customer C and E represent 60% and 40% of the Company’s total outstanding accounts receivable, respectively. As of November 30, 2022, customer C and D account for 38% and 38% of the Company’s total accounts receivable, respectively.

As of November 30, 2023 and 2022, vendor A, a related party, represents 95% of the Company’s total outstanding accounts and other payables.

(r) Segment Reporting

ASC Topic 280, “Segment Reporting,” requires use of the “management approach” model for segment reporting. The management approach model is based on the way a company’s chief operating decision maker organizes segments within the company for making operating decisions assessing performance and allocating resources. Reportable segments are based on products and services, geography, legal structure, management structure, or any other manner in which management disaggregates a company.

Management determined the Company’s operations constitute a single reportable segment.

(s) Comprehensive Income or Loss

ASC Topic 220, “Comprehensive Income,” establishes standards for reporting and display of comprehensive income or loss, its components and accumulated balances. Comprehensive income or loss as defined includes all changes in shareholders’ equity during a period from non-owner sources.

(t) Net Income Per Share

Basic net income per share is computed by dividing net income by the weighted average number of common shares outstanding during the reporting period. Diluted net income per share reflects the potential dilution that could occur if stock options and other commitments to issue common shares were exercised or equity awards vest resulting in the issuance of common shares that could share in the net income of the Company.

(u) Stock Based Compensation

The Company accounts for stock based compensation awards in accordance with ASC Topic 718, “Compensation – Stock Compensation.” The cost of services received from employees and non-employees in exchange for awards of equity instruments is recognized in the consolidated statements of operations and comprehensive income based on the estimated fair value of those awards on the grant date and amortized on a straight-line basis over the requisite service period or vesting period. The Company records forfeitures as they occur.

(v) Related Parties and Transactions

The Company identifies related parties, and accounts for, discloses related party transactions in accordance with ASC Topic 850, “Related Party Disclosures” and other relevant ASC standards.

Parties, which can be an entity or individual, are considered to be related if they have the ability, directly or indirectly, to control the Company or exercise significant influence over the Company in making financial and operational decisions. Entities are also considered to be related if they are subject to common control or common significant influence.

Transactions involving related parties cannot be presumed to be carried out on an arm’s-length basis, as the requisite conditions of competitive, free market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm’s-length transactions unless such representations can be substantiated.

F-13

(w) Income Taxes

Income taxes are accounted for using an asset and liability method of accounting for income taxes in accordance with ASC Topic 740, “Income Taxes.” Under this method, income tax expense is recognized for the amount of: (i) taxes payable or refundable for the current period and (ii) deferred tax consequences of temporary differences resulting from matters that have been recognized in an entity’s financial statements or tax returns. Deferred tax assets also include the prior years’ net operating losses carried forward. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is provided to reduce the deferred tax assets reported if based on the weight of the available positive and negative evidence, it is more likely than not some portion or all of the deferred tax assets will not be realized.

The Company follows ASC Topic 740, which prescribes a more-likely-than-not threshold for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC Topic 740 also provides guidance on recognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, accounting for income taxes in interim periods, and income tax disclosures.

Under the provisions of ASC Topic 740, when tax returns are filed, it is likely that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. The benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50% likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above is reflected as a liability for unrecognized tax benefits in the accompanying balance sheets along with any associated interest and penalties that would be payable to the taxing authorities upon examination. Interest associated with unrecognized tax benefits is classified as interest expense and penalties are classified in selling, general and administrative expenses in the statements of operations.

(x) Fair Value Measurements

The Company performs fair value measurements in accordance with ASC Topic 820. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. ASC Topic 820 establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. An asset’s or a liability’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC Topic 820 establishes three levels of inputs that may be used to measure fair value:

●	Level 1: quoted prices in active markets for identical assets or liabilities;
●	Level 2: inputs other than Level 1 that are observable, either directly or indirectly; or
●	Level 3: unobservable inputs that are supported by little or no market activity and that are significant to the fair values of the assets or liabilities.

As of November 30, 2023 and 2022, the carrying values of cash and cash equivalents, accounts receivable and accounts and other payables approximated their fair values reported in the consolidated balance sheets due to the short-term maturities of these instruments. Debt that bears variable interest rates index to prime also approximates fair value as it reprices when market interest rates change.

(y) Commitments and Contingencies

Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

F-14

(z) Recent Accounting Pronouncements

In October 2023, the FASB issued ASU 2023-06, “Disclosure Improvements - Codification Amendment in Response to the SEC’s Disclosure Update and Simplification Initiative.” This ASU modified the disclosure and presentation requirements of a variety of codification topics by aligning them with the SEC’s regulations. The amendments to the various topics should be applied prospectively, and the effective date will be determined for each individual disclosure based on the effective date of the SEC’s removal of the related disclosure. If the SEC has not removed the applicable requirements from Regulation S-X or Regulation S-K by June 30, 2027, then this ASU will not become effective. Early adoption is prohibited. The Company does not expect the amendments of this accounting standard update to have a material impact on its consolidated financial statements and related disclosures.

In December 2023, the FASB issued ASU No. 2023-09, “Income Taxes (Topic 740): Improvement to Income Tax Disclosures” to enhance the transparency and decision usefulness of income tax disclosures, primarily related to the rate reconciliation and income taxes paid information. ASU 2023-09 is effective for annual periods beginning after December 15, 2024, on a prospective basis. Early adoption is permitted. The Company is currently evaluating the impact of this accounting standard update on its consolidated financial statements and related disclosures.

NOTE 3 — INVESTMENTS

Investments consist of the following:

	November 30,	November 30,
	2023	2022
Investments in funds that report NAV per share	$2,596,740	$1,438,906
Investments in private entities or organizations that do not report NAV per share:
Entities or organizations without observable price changes	207,750	198,909
Investments in silent partnerships accounted for under the equity method	13,662	48,890
Total	$2,818,152	$1,686,705

Realized and unrealized gain or loss on investments, and dividend income from investments, which were included in other income (expenses), were as follows:

	For the Years Ended
	November 30,
	2023	2022	2021
Unrealized gain	$227,785	$37,726	$41,959
Realized gain (loss)	49,439	(697)	(4,489)
Dividend income	58,434	23,699	53,053

Income (loss) from equity method investments during the years ended November 30, 2023, 2022 and 2021 were $1,566,533, $(415,159) and $(2,931,849), respectively, including losses in excess of the carrying amount of equity method investments of $104,436, $824,949 and $1,972,637, respectively.

F-15

NOTE 4 — PROPERTY AND EQUIPMENT, NET

Property and equipment, net consist of the following:

	November 30,	November 30,
	2023	2022
Land	$3,382,782	$3,590,639
Buildings, including buildings held for lease	2,836,912	3,011,228
Facilities attached to buildings	1,376,354	1,406,457
Construction in process	3,366,306	1,594,738
Vehicles	601,791	680,935
Tools, furniture, and fixture	92,532	54,981
Software	246,067	254,296
Subtotal	11,902,744	10,593,274
Less: accumulated depreciation	862,970	591,131
Property and equipment, net	$11,039,774	$10,002,143

Substantially all of the buildings consist of buildings held for lease. Certain property and equipment, mainly land and buildings, in the carrying amount of $7,064,208 and $7,198,592 as of November 30, 2023 and 2022, respectively, were pledged to secure the Company’s loans, see Note 6.

Depreciation expense was $328,161, $328,943 and $209,249 for the years ended November 30, 2023, 2022 and 2021, respectively.

NOTE 5 — ACCOUNTS AND OTHER PAYABLES AND OTHER LIABILITIES

Accounts and other payables and other liabilities consist of the following:

	November 30,	November 30,
	2023	2022
Accounts and other payables
Vendor payables (including $26,537,663 and $25,841,648 to a related party as of November 30, 2023 and 2022, respectively)	$27,484,442	$26,781,451
Accrued expenses	511,170	363,947
Total accounts and other payables	$27,995,612	$27,145,398

Other liabilities
Deferred revenue	$61,235	$88,276
Accrued eviction costs payable to tenants	68,162	205,435
Rental deposits received from tenants	193,314	154,679
Losses in excess of the carrying amount of equity method investments	2,969,548	3,208,939
Deferred income tax liabilities	1,829,764	1,738,206
Others (a)	568,600	439,994
Total other liabilities	$5,690,623	$5,835,529

(a)	Others primarily consist of accrued consumption tax, tax and social insurance expenses withheld for employees and other miscellaneous liabilities.

F-16

NOTE 6 — BANK AND OTHER BORROWINGS

The Company’s bank and other borrowings consist of the following:

Indebtedness	Weighted average interest rate*	Weighted average years to maturity*	Balance as of November 30, 2023	Balance as of November 30, 2022
Loans from banks and other financial institutions
Secured loans
Fixed rate loans	1.73%	0.36	$56,425,827	$76,084,992
Variable rate loans	0.55%	1.85	22,978,472	19,306,355
Subtotal	2.28%	2.21	79,404,299	95,391,347
Unsecured loans
Fixed rate loans	0.05%	0.44	3,676,033	2,225,253
Variable rate loans	0.03%	0.21	1,909,427	2,035,460
Non-interest bearing loans	0.00%	-	-	3,589
Subtotal	0.08%	0.65	5,585,460	4,264,302

Corporate bonds
Secured bonds with fixed rate	0.58%	6.32	1,839,454	1,435,647

Total bank and other borrowings			$86,829,213	$101,091,296

*	Pertained to information for loans and corporate bonds outstanding as of November 30, 2023.

The Company borrowed loans from various financial institutions and issued bonds for the purpose of purchasing real estate properties, and for working capital purpose.

Interest expense for loans and corporate bonds was $2,488,433, $2,232,328 and $1,374,628 for the years ended November 30, 2023, 2022 and 2021, respectively.

The pledge information for the Company’s outstanding loans as of November 30, 2023 and 2022, consists of the following:

	November 30, 2023	November 30, 2022

Loans
Pledged by real estate inventories	$66,393,021	$74,364,023
Pledged by real estate inventories and restricted cash	5,870,021	12,370,110
Pledged by restricted cash (a)	1,487,793	338,526
Pledged by property and equipment	4,300,925	4,691,467

(a)	As of November 30, 2023 and 2022, these loans were secured by restricted cash of $1,488,120 and $1,579,534, respectively.

The guarantees of the Company’s outstanding loans and bonds as of November 30, 2023 and 2022, consist of the following:

	November 30, 2023	November 30, 2022

Loans
Guaranteed by CEO of the Company	$58,182,956	$78,048,069
Jointly guaranteed by parent company within the Company’s organizational structure and Yousuke Yaguchi, former CEO of Royal House	-	19,037

Corporate bonds
Guaranteed by the respective issuance bank and Nagoya Credit Guarantee Association	1,163,184	1,435,647
Guaranteed by the respective issuance bank and Aichi Credit Guarantee Association	676,270	-

F-17

During the years ended November 30, 2023, 2022 and 2021, the Company entered into amended loan agreements which had prepayment options with financial institutions for certain loans. The amended terms mainly included changes of maturity dates and installment amount. The Company analyzed the amendments under ASC Topic 470 and concluded that these amendments were not considered substantially different and were accounted for as debt modifications.

As of November 30, 2023, future minimum payments for loans and corporate bonds are as follows:

Years ending November 30,	Principal Repayment
2024	$66,926,565
2025	10,024,958
2026	928,270
2027	910,055
2028	973,990
Thereafter	7,065,375
Total	$86,829,213

NOTE 7 — OPERATING LEASES – AS A LESSEE

The Company has entered into operating leases for offices and sublease purposes, with terms ranging from two to five years. The estimated effect of lease renewal and termination options, as applicable, that are reasonably certain to be exercised in the determination of the lease term and initial measurement of right-of-use assets and lease liabilities was included in the consolidated financials.

During the years ended November 30, 2023, 2022 and 2021, four operating leases were guaranteed by the CEO of the Company.

Operating lease expenses for lease payments are recognized on a straight-line basis over the lease term. The operating lease costs for the years ended November 30, 2023, 2022 and 2021 were $1,133,271, $696,871 and $723,215, respectively, which were included in selling, general and administrative expenses.

The following table presents supplemental information related to the Company’s operating leases:

	For the Years Ended
	November 30,
	2023	2022	2021
Cash paid for amounts included in the measurement of lease liabilities	$739,017	$732,781	$693,087

Operating lease right-of-use assets obtained in exchange for operating lease liabilities	$2,224,004	$45,097	$2,940,255

Remeasurement of operating lease liabilities and right-of-use assets due to lease modifications	$446,097	$-	$-

Weighted average remaining lease term (years)	2.63	2.89	3.65

Weighted average discount rate (per annum)	2.00%	2.00%	2.00%

F-18

As of November 30, 2023, the future maturity of lease liabilities is as follows:

Years ending November 30,	Lease Payment
2024	$921,310
2025	948,199
2026	437,379
2027	98,551
2028	82,126
Thereafter	-
Total undiscounted lease payments	2,487,565
Less: imputed interest	(66,157)
Total operating lease liabilities	$2,421,408

NOTE 8 — SHAREHOLDERS’ EQUITY

No common share was issued during the years ended November 30, 2023, 2022 and 2021.

Effective May 26, 2023, the Company approved to increase the number of authorized shares from 1,000,000 to 196,000,000.

Effective May 26, 2023, the Company approved a stock split of the Company’s issued and outstanding shares of common share, at a ratio of 1-for-1000 (the “Stock Split”). As of May 26, 2023 and immediately prior to the Stock Split, there were 49,000 shares of common share issued and outstanding. As a result of the Stock Split, the Company has 49,000,000 shares of common share issued and outstanding. All share and per share data included within the consolidated financial statements and related footnotes have been adjusted to account for the effect of the Stock Split.

During the years ended November 30, 2023, 2022 and 2021, the Company declared and distributed cash dividends of JPY294 million (approximately $2.26 million), JPY200 million (approximately $1.76 million) and $Nil, respectively.

Legal reserve set aside as appropriation of retained earnings and legal capital surplus

Retained earnings consist of legal reserves and accumulated earnings. The Companies Act provides that an amount at least equal to 10% of the aggregate amount of cash dividends and certain appropriations of retained earnings associated with cash outlays applicable to each period shall be appropriated and set aside as a legal reserve until the aggregate amount of legal reserve set aside as an appropriation of retained earnings and the legal capital surplus equals 25% of stated capital as defined in the Companies Act. Legal reserves may be used to eliminate or reduce a deficit or be transferred to other retained earnings upon approval of the General Meeting of Shareholders.

Stock-based compensation

On October 26, 2022 (“Effective Date”), the Company entered into a Common Stock Purchase Warrant Agreement (the “Warrant Agreement I”) with HeartCore Enterprise, Inc. (“HeartCore”) pursuant to which it agreed to compensate HeartCore with common share purchase warrants (the “Warrants”) in exchange for professional services to be provided by HeartCore in connection with its initial public offering (the “IPO”). HeartCore may exercise the Warrants in 10 years upon the Company’s successful listing on the Nasdaq Capital Market, or the occurrence of other fundamental events defined in the Warrant Agreement I to purchase 1% of the fully diluted shares of the Company’s common share as of the date of the IPO, for an exercise price per share of $0.01, subject to adjustment as provided in the Warrant Agreement I. The Warrants were fully vested as of the Effective Date. The Warrant Agreement I was further amended on November 28, 2022, to modify the percentage of the fully diluted shares purchasable by HeartCore from 1% to 3%. On June 23, 2023, the Company and HeartCore entered into the 1st stock acquisition rights allotment agreement pursuant to which the Company allotted 735,000 stock acquisition rights to HeartCore in substitution for the Warrants originally issued on October 26, 2022. The Warrants were also terminated upon the issuance of the stock acquisition rights. The key terms remained unchanged, except for the stock acquisition right is exercisable during the period from July 1, 2023 to June 30, 2033 and under the condition that the IPO is completed.

F-19

On November 1, 2022, the Company entered into a Common Stock Purchase Warrant Agreement (the “Warrant Agreement II”) with Hirokazu Tsukahara, the Chief Financial Officer (the “CFO”) of the Company, pursuant to which it agreed to compensate the CFO with 980 common share purchase warrants, fully vested upon the completion of the IPO, in exchange for professional services provided and to be provided by the CFO. The CFO may exercise the common share purchase warrants in 10 years upon the Company’s successful listing on the Nasdaq Capital Market or the occurrence of other fundamental events defined in the Warrant Agreement II, for an exercise price per share of $0.01, subject to adjustment as provided in the Warrant Agreement II. The warrants granted to CFO were terminated upon issuance of the stock acquisition rights on June 23, 2023, see below.

On June 23, 2023, the Company, the CFO and an employee of the Company entered into the 2nd stock acquisition rights allotment agreement pursuant to which the Company allotted 900,000 stock acquisition rights to the CFO and 80,000 stock acquisition rights to the employee in exchange for JPY1 ($0.01) as the consideration price per stock acquisition right, in substitution for the common share purchase warrants originally issued on November 1, 2022, which were terminated upon issuance of the stock acquisition rights. The key terms remained unchanged, except for (a) the per-share exercise price was changed from $0.01 to JPY241 ($1.73), and (b) the stock acquisition right is exercisable during the period from September 1, 2023 to June 23, 2033, and under the conditions that the IPO is completed and that the board of directors approves right holders have made sufficient contributions to the business. In June 2023, the Company received cash consideration of JPY980,000 ($6,627) for the issued 980,000 stock acquisition rights from the CFO and the employee, which was recorded as additional paid-in capital during the year ended November 30, 2023.

On June 23, 2023, the Company entered into the 3rd stock acquisition rights allotment agreement pursuant to which the Company allotted 6,100,000 stock acquisition rights to its director and employees for an exercise price per share of JPY241 ($1.73), among which 60,200 stock acquisition rights were allotted to the Company’s director and 100,300 stock acquisition rights were allotted to former directors. The stock acquisition rights are exercisable during the period from June 24, 2025 to June 23, 2033 and under the conditions that (a) the IPO is completed, (b) the audited consolidated revenues under U.S. GAAP for the year ended November 30, 2023 or after exceeding JPY85 billion (approximately $610.15 million) per fiscal year, and (c) the total exercise payment made by the right holders is not more than JPY12 million (approximately $86.14 thousand) per calendar year.

On June 23, 2023, the Company entered into the 4th stock acquisition rights allotment agreement pursuant to which the Company allotted 1,200,000 stock acquisition rights to its business partners for an exercise price per share of JPY241 ($1.73), among which 200,000 stock acquisition rights were allotted to Nagata Co., Ltd., a related party. The stock acquisition rights are exercisable during the period from September 1, 2023 to June 23, 2033 and under the conditions that the IPO is completed and that the audited consolidated revenues under U.S. GAAP for the year ended November 30, 2023 or after exceeding JPY85 billion (approximately $610.15 million) per fiscal year.

The Company did not recognize any stock-based compensation expense for the years ended November 30, 2023 and 2022 as the performance condition of exercisability upon a successful IPO is not considered probable until it occurs.

NOTE 9 - INCOME TAXES

The Company conducts its businesses in Japan and is subject to tax in this jurisdiction. During the years ended November 30, 2023, 2022 and 2021, all taxable income of the Company is generated in Japan. As a result of its business activities, the Company files tax returns that are subject to examination by the local tax authority. Income taxes in Japan applicable to the Company are imposed by the national, prefectural, and municipal governments, and in the aggregate resulted in an effective statutory rate of approximately 34.59% for the years ended November 30, 2023, 2022 and 2021.

F-20

For the years ended November 30, 2023, 2022 and 2021, the Company’s income tax expenses are as follows:

	For the Years Ended
	November 30,
	2023	2022	2021
Current	$23,527,541	$22,064,674	$8,336,057
Deferred	128,885	1,052,812	679,502
Total	$23,656,426	$23,117,486	$9,015,559

A reconciliation of the effective income tax rates reflected in the accompanying consolidated statements of operations and comprehensive income to the Japanese statutory tax rate for the years ended November 30, 2023, 2022 and 2021 is as follows:

	For the Years Ended
	November 30,
	2023	2022	2021
Japanese statutory tax rate	34.59%	34.59%	34.59%
Entertainment expenses not deductible	0.18%	0.14%	0.22%
Non-taxable dividend income	(0.03)%	(0.01)%	(0.08)%
Effect of additional income tax liabilities from tax examination (1)	3.56%	-	-
Other adjustments	(0.76)%	4.14%	3.17%
Effective tax rate	37.54%	38.86%	37.90%

(1)	During the year ended November 30, 2023, the Company underwent a tax examination conducted by the Japanese tax authorities for its income tax returns for the years ended November 30, 2018 through November 30, 2022. The liabilities on the income tax exposure were determined to be JPY314 million ($2.1 million) based on the outcome of the examination. Such liabilities were recognized and reported in the consolidated financial statements for the year ended November 30, 2023.

The tax effects of temporary differences that give rise to the deferred income tax assets and liabilities on November 30, 2023 and 2022 are presented below:

	November 30,	November 30,
	2023	2022
Deferred income tax assets
Revenue and expense adjustments	$308,031	$102,498
Net operating losses	130,038	25,225
Lease liabilities	879,804	484,308
Others	92,290	42,064
Total deferred income tax assets	$1,410,163	$654,095

Deferred income tax liabilities
Revenue and expense adjustments	$(59,666)	$(72,006)
Fair value change on investment securities	(44,862)	(23,504)
Change in cash surrender value of life insurance policies	(2,169,419)	(1,812,951)
Right-of-use assets	(785,763)	(466,848)
Others	(109,844)	(16,992)
Total deferred income tax liabilities	$(3,169,554)	$(2,392,301)

Deferred income tax assets, net (included in other assets)	$70,373	$-
Deferred income tax liabilities, net (included in other liabilities)	$(1,829,764)	$(1,738,206)

The realization of deferred tax assets is dependent upon the generation of sufficient taxable income of the appropriate character in future periods. The Company regularly assesses the ability to realize its deferred tax assets and establishes a valuation allowance if it is more-likely-than-not that some portion of the deferred tax assets will not be realized. The Company weighs all available positive and negative evidence, including its earnings history and results of recent operations, projected future taxable income, and tax planning strategies.

F-21

The amount of the deferred tax asset considered realizable, however, could be adjusted if estimates of future taxable income during the carryforward period are reduced or increased or if objective negative evidence in the form of cumulative losses is no longer present and additional weight may be given to subjective evidence such as the Company’s projections for growth. The adjustments of a valuation allowance against deferred tax assets may cause greater volatility in the effective tax rate in the periods in which the valuation allowance is adjusted. Based upon the level of historical taxable profit and projections for future taxable profit over the periods for which the deferred tax assets are deductible, management believes it is probable that the Company will utilize the benefits of these deferred tax assets as of November 30, 2023 and 2022. Uncertainty of estimates of future taxable profit could increase due to changes in the economic environment surrounding the Company, effects by market conditions, effects of currency fluctuations or other factors.

Uncertain tax positions

The Company evaluates each uncertain tax position (including the potential application of interest and penalties) based on the technical merits, and measures the unrecognized benefits associated with the tax positions. As of November 30, 2023 and 2022, the management considered the Company did not have any significant unrecognized uncertain tax positions. The Company does not anticipate any significant increases or decreases in unrecognized tax benefits in the next twelve months from November 30, 2023. Open tax years in Japan are five years. The Company’s income tax returns filed in Japan for the tax years prior to November 30, 2023 were examined by the relevant tax authorities.

NOTE 10 – DISAGGREGATION OF REVENUES

Revenues generated from different revenue streams consist of the following:

	For the Years Ended
	November 30,
	2023	2022	2021
Real estate sales	$476,294,249	$471,984,562	$308,156,934
Rental revenue	1,224,503	757,606	931,849
Real estate brokerage revenue	81,077	116,817	289,336
Total	$477,599,829	$472,858,985	$309,378,119

The Company’s revenues are presented net of consumption tax collected on behalf of governments. The Company has elected to adopt the practical expedient for incremental costs to obtain a contract with a customer, i.e. sales commissions, with amortization periods of one year or less to be recorded in selling, general and administrative expenses when incurred.

Changes in the Company’s deferred revenue, which was included in other liabilities in the consolidated balance sheets, for the years ended November 30, 2023, 2022 and 2021 were presented in the following table:

	November 30,	November 30,	November 30,
	2023	2022	2021
Deferred revenue as of the beginning of the year	$88,276	$129,720	$140,488
Net cash received in advance during the year	1,475,446	518,912	249,422
Revenue recognized (consumption tax included) from opening balance of deferred revenue	(91,890)	(113,247)	(65,726)
Revenue recognized (consumption tax included) from deferred revenue arising during the year	(1,410,653)	(424,088)	(183,486)
Foreign exchange effect	56	(23,021)	(10,978)
Deferred revenue as of the end of the year	$61,235	$88,276	$129,720

As of November 30, 2023, 2022 and 2021, and for the years then ended, all of our long-lived assets and revenues generated were attributed to the Company’s operation in Japan.

F-22

NOTE 11 – RELATED PARTY TRANSACTIONS

The related parties had material transactions for the years ended November 30, 2023, 2022 and 2021 consist of the following:

Name of Related Party	Nature of Relationship at November 30, 2023
Nagata Co., Ltd.	A company significantly influenced by the Company
Sanae Kobayashi	Director of Royal House
Yoshihiro Koshiba	CEO of the Company
Metros Development Holdings Inc.	A company 100% controlled by the CEO of the Company (deregistered in November 2023)

As of November 30, 2023 and 2022, loan receivables due from a related party, which were included in other assets in the consolidated financial statements, are as follows:

		November 30,	November 30,
Loan receivables due from a related party		2023	2022
Sanae Kobayashi	Loan receivables	$276,207	$602,674

During the years ended November 30, 2023, 2022 and 2021, Sanae Kobayashi borrowed $Nil from the Company, and repaid $321,177, $51,386 and $38,927, of which $22,393, $42,458 and $28,431 was withheld from his payroll, respectively, to the Company. Interest income generated from this related party amounted to $4,189, $7,621 and $9,944 for the years ended November 30, 2023, 2022 and 2021, respectively.

During the year ended November 30, 2023, Metros Development Holdings Inc. repaid $8,098 borrowed from the Company.

Accounts and other payables to a related party as of November 30, 2023 and 2022 are as follows:

		November 30,	November 30,
Accounts and other payables to related party		2023	2022
Nagata Co., Ltd.	Consulting service provided by related party	$26,537,663	$25,841,648

Loan from a related party, which was included in bank and other borrowings in the consolidated financial statements, as of November 30, 2023 and 2022 is as follows:

		November 30,	November 30,
Loan from related party		2023	2022
Nagata Co., Ltd.	Loan payable	$-	$3,589

The Company borrowed JPY500,000 ($4,587) from Nagata Co., Ltd. during the year ended November 30, 2021 and repaid JPY500,000 ($3,578) during the year ended November 30, 2023.

F-23

Other income generated from related parties for the years ended November 30, 2023, 2022 and 2021 is as follows:

		For the Years Ended
		November 30,
Other income from related parties		2023	2022	2021
Nagata Co., Ltd.	Other income	$17,523	$77,107	$91,743
Sanae Kobayashi	Interest income	4,189	7,621	9,944

Selling, general and administrative expenses incurred with a related party for the years ended November 30, 2023, 2022 and 2021 are as follows:

		For the Years Ended
		November 30,
Expenses with related party		2023	2022	2021
Nagata Co., Ltd.	Consulting fee	$26,548,057	$25,235,001	$16,680,567

Nagata Co., Ltd. was engaged by the Company for consulting services, such as providing real estate industrial operating strategies, in exchange for commission-based compensation.

Also see Note 5, 6, 7 and 8 for more transactions with related parties.

NOTE 12 – COMMITMENT AND CONTINGENCIES

Purchase commitments

As of November 30, 2023 and 2022, the amount of contractual commitments for the acquisition of real estate properties was $527,812,592 and $319,010,599, respectively.

Guarantees

As of November 30, 2023 and 2022, the Company provided guarantees on the debt of a customer totaling approximately $8.45 million and $6.75 million, respectively. As of November 30, 2023 and 2022, the Company did not record a liability in the consolidated balance sheets for these guarantees because it was not probable that the Company would be required to make payments under these guarantees.

Contingencies

The Company is involved in legal proceedings and claims in the ordinary course of business. In the opinion of management, none of such proceedings and claims will have a significant impact on the Company’s financial statements.

NOTE 13 – SUBSEQUENT EVENTS

The Company evaluated subsequent events through March 29, 2024, which is the date the consolidated financial statements are issued, except for the properties sold described below which was updated through July 16, 2024, and concluded that no subsequent events have occurred that would require recognition or disclosure in the consolidated financial statements other than as disclosed below.

During the subsequent period, the Company entered into various loans, in a total principal amount of JPY8,281 million (approximately $56.00 million), with banks and financial institutions for working capital purpose and for the purpose of purchasing real estate properties.

In January 2024, a tenant committed suicide in a building held by the Company for lease purpose, which together with the related land and facilities attached recorded as property and equipment in the consolidated balance sheets with a carrying value of $6.27 million and $6.80 million as of November 30, 2023 and 2022, respectively. The management estimates there would be a significant impairment of the carrying value of such properties resulting from the incident. In addition, the properties were pledged for a loan that the Company borrowed from a financial institution. In March 2024, at the lender’s request, the Company early repaid the outstanding loan balance of $4.00 million. In May 2024, the properties were sold to an unrelated third party for a purchase price of JPY550 million (approximately $3.72 million).

In February 2024, the Company declared cash dividends of JPY294 million (approximately $1.99 million), which were distributed in March 2024.

F-24

METROS DEVELOPMENT CO., LTD.

UNAUDITED CONSOLIDATED BALANCE SHEETS

	May 31, 2024	November 30, 2023

ASSETS
Cash and cash equivalents	$34,088,621	$31,109,882
Restricted cash	1,399,888	1,488,120
Term deposits	2,930,800	2,930,630
Accounts receivable	508,938	169,067
Investments	3,250,404	2,818,152
Real estate inventories	190,339,535	186,692,599
Prepaid expenses	12,868,570	9,457,311
Property and equipment, net	7,281,898	11,039,774
Operating lease right-of-use assets	1,651,321	2,271,647
Other assets (including loan receivable of $249,801 and $276,207 from a related party as of May 31, 2024 and November 30, 2023, respectively)	8,300,091	8,399,765
TOTAL ASSETS	$262,620,066	$256,376,947

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Accounts and other payables (including vendor payable of $16,150,324 and $26,537,663 to a related party as of May 31, 2024 and November 30, 2023, respectively)	$18,453,088	$27,995,612
Bank and other borrowings	101,870,126	86,829,213
Income tax payables	8,687,925	12,764,215
Operating lease liabilities	1,947,966	2,421,408
Other liabilities	5,750,243	5,690,623
TOTAL LIABILITIES	136,709,348	135,701,071

Shareholders’ Equity
Common shares (196,000,000 shares authorized, 49,000,000 shares issued and outstanding as of May 31, 2024 and November 30, 2023, with no stated value)	469,439	469,439
Additional paid-in capital	6,627	6,627
Retained earnings	160,972,724	148,021,183
Accumulated other comprehensive loss	(35,538,072)	(27,821,373)
TOTAL SHAREHOLDERS’ EQUITY	125,910,718	120,675,876
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$262,620,066	$256,376,947

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-25

METROS DEVELOPMENT CO., LTD.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

	For the Six Months Ended May 31,
	2024	2023

Revenues	$239,698,482	$291,655,644
Cost of revenues	(183,346,875)	(210,535,210)
Gross profit	56,351,607	81,120,434

Operating expenses
Selling, general and administrative expenses (including selling, general and administrative expenses resulting from transactions with a related party of $13,081,966 and $15,869,285 for the six months ended May 31, 2024 and 2023, respectively)	(32,022,180)	(38,101,920)
Total operating expenses	(32,022,180)	(38,101,920)

Income from operations	24,329,427	43,018,514

Other income (expenses)
Other income (including other income resulting from transactions with related parties of $673 and $18,077 for the six months ended May 31, 2024 and 2023, respectively)	601,653	172,470
Other expenses	(9,547)	(283)
Interest expenses	(1,156,069)	(1,377,735)
Income from equity method investments	522,918	1,402,826
Total other income (expenses)	(41,045)	197,278
Income before income taxes	24,288,382	43,215,792
Income tax expense	(9,348,608)	(15,786,178)
Net income	$14,939,774	$27,429,614

Net income per share - basic and diluted	$0.30	$0.56

Weighted average shares outstanding - basic and diluted	49,000,000	49,000,000

Comprehensive income
Net income	$14,939,774	$27,429,614
Other comprehensive loss
Foreign currency translation adjustment	(7,716,699)	(1,316,075)
Total comprehensive income	$7,223,075	$26,113,539

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-26

METROS DEVELOPMENT CO., LTD.

UNAUDITED CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

FOR THE SIX MONTHS ENDED MAY 31, 2024 AND 2023

	Common Shares	Additional Paid-in Capital	Retained Earnings	Accumulated Other Comprehensive Loss	Total Shareholders’ Equity
Balance as of November 30, 2023	$469,439	$6,627	$148,021,183	$(27,821,373)	$120,675,876
Net income	-	-	14,939,774	-	14,939,774
Distribution of dividends	-	-	(1,988,233)	-	(1,988,233)
Foreign currency translation adjustment	-	-	-	(7,716,699)	(7,716,699)
Balance as of May 31, 2024	$469,439	$6,627	$160,972,724	$(35,538,072)	$125,910,718

	Common Shares	Additional Paid-in Capital	Retained Earnings	Accumulated Other Comprehensive Loss	Total Shareholders’ Equity
Balance as of November 30, 2022	$469,439	$-	$110,912,987	$(20,680,506)	$90,701,920
Net income	-	-	27,429,614	-	27,429,614
Distribution of dividends	-	-	(2,259,800)	-	(2,259,800)
Foreign currency translation adjustment	-	-	-	(1,316,075)	(1,316,075)
Balance as of May 31, 2023	$469,439	$-	$136,082,801	$(21,996,581)	$114,555,659

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-27

METROS DEVELOPMENT CO., LTD.

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Six Months Ended May 31,
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$14,939,774	$27,429,614
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation expense	145,845	196,662
Fair value change of investments	(474,601)	(111,753)
Gain from equity method investments	(522,918)	(1,402,826)
Loss (gain) on disposal of property and equipment	26,768	(17,628)
Non-cash lease expense	530,750	329,490
Deferred income tax	758,690	745,653
Changes in operating assets and liabilities:
Accounts receivable	(366,569)	584,086
Real estate inventories	(12,269,957)	6,128,769
Prepaid expenses	(4,162,210)	7,790,517
Other assets	(503,306)	(3,225,353)
Accounts and other payables	(8,258,266)	11,278,455
Income tax payables	(3,477,670)	(2,653,933)
Operating lease liabilities	(366,630)	(333,312)
Other liabilities	279,600	3,162,166
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	(13,720,700)	49,900,607

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(99,729)	(5,771)
Proceeds from disposal of property and equipment	30,804	22,298
Loan provided to a related party	-	(8,098)
Loan repayments from employees	-	274,605
Loan repayments from related parties	-	298,784
Purchase of term deposits	(182,220)	(1,534,336)
Purchase of investments	(702,429)	(491,087)
Proceeds from sales of investments	535,660	168,155
Distribution from silent partnerships	-	1,594,893
NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	(417,914)	319,443

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from bank loans and other borrowings	80,685,151	56,407,382
Repayments of bank loans and other borrowings	(59,533,929)	(74,306,128)
Distribution of dividends	(1,988,233)	(2,259,800)
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	19,162,989	(20,158,546)

Effect of changes in foreign currency exchange rate	(2,133,868)	(1,246,861)

NET INCREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	2,890,507	28,814,643
CASH, CASH EQUIVALENTS AND RESTRICTED CASH AS OF THE BEGINNING OF THE PERIOD	32,598,002	8,189,958
CASH, CASH EQUIVALENTS AND RESTRICTED CASH AS OF THE END OF THE PERIOD	$35,488,509	$37,004,601

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for interest expense	$1,156,069	$1,377,735
Cash paid for income taxes	$12,157,937	$17,668,016

NON-CASH INVESTING AND FINANCING ACTIVITIES
Payroll withheld as repayments of loan receivables from a related party	$10,507	$12,085
Operating lease right-of-use assets obtained in exchange for operating lease liabilities	$21,971	$-
Remeasurement of operating lease liabilities and right-of-use assets due to lease modifications	$-	$232,180

Reconciliation of cash, cash equivalents and restricted cash to the consolidated balance sheets
Cash and cash equivalents	$34,088,621	$33,999,558
Restricted cash	1,399,888	3,005,043
Total cash, cash equivalents and restricted cash	$35,488,509	$37,004,601

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-28

METROS DEVELOPMENT CO., LTD.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

Metros Development Co., Ltd. (“Metros”) was incorporated in Japan on March 29, 2013. In February 2020, Metros completed an acquisition of 100% equity interest of Yuryo Shoji Co. (“Yuryo”), an entity incorporated in Japan in October 2015. The acquisition of Yuryo was accounted for as an asset acquisition. In June 2020, Yuryo ceased by dissolution and transferred all of its assets and liabilities to Metros. As of November 30, 2023, Metros had two wholly owned subsidiaries, Royal House Co., Ltd. (“Royal House”), which was incorporated in Japan in October 2015, and Metros Resort LLC (“Metros Resort”), previously known as Metros 1 LLC, which was incorporated in Japan in February 2020.

Metros and its subsidiaries included in the unaudited consolidated financial statements are collectively referred to herein as the “Company”, “we” and “us” unless specific reference is made to an entity. The Company is engaged in the business of real estate sales, where the Company identifies and purchases unutilized land and buildings from landowners and sells to developers for redevelopment, and purchases small adjacent individual lots in bulk and sells to developers as large lots for development on a larger scale, real estate leasing and brokerage. The Company’s operations are conducted in Japan.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a) Basis of Presentation and Principals of Consolidation

The accompanying unaudited consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). The unaudited consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany accounts and transactions have been eliminated. The unaudited consolidated financial statements do not include all of the information and disclosure required by the U.S. GAAP for complete financial statements. Interim results are not necessarily indicative of results for a full year. In the opinion of management, all adjustments consisting of a normal recurring nature considered necessary for a fair presentation of the financial position and the results of operations and cash flows for the interim periods have been included. The unaudited consolidated financial statements should be read in conjunction with the audited consolidated financial statements and related notes for the years ended November 30, 2023 and 2022.

The consolidated balance sheets are presented in an unclassified format since the Company has substantial operations in the real estate industry and its operating cycle is greater than one year.

(b) Foreign Currency

The Company maintains its books and record in its local currency, Japanese YEN (“JPY” or “¥”), which is a functional currency as being the primary currency of the economic environment in which its operation is conducted. Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. The resulting exchange differences are recorded in other income (expenses) in the unaudited consolidated statements of operations and comprehensive income.

The reporting currency of the Company is the United States Dollars (“USD” or “$”), and the accompanying unaudited consolidated financial statements have been expressed in USD. In accordance with ASC Topic 830-30, “Translations of Financial Statements”, assets and liabilities of the Company whose functional currency is not USD are translated into USD, using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the period. The gains and losses resulting from the translation of financial statements are recorded as a separate component of accumulated other comprehensive loss within the unaudited consolidated statements of changes in shareholders’ equity.

F-29

Translation of amounts from local currency of the Company into $1 has been made at the following exchange rates:

	May 31, 2024	May 31, 2023
Current JPY: $1 exchange rate	157.19	139.78
Average JPY: $1 exchange rate	150.04	133.83

(c) Use of Estimates

In preparing the unaudited consolidated financial statements in conformity U.S. GAAP, the management is required to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. These estimates are based on information available as of the date of the unaudited consolidated financial statements. Significant estimates required to be made by management include, but are not limited to, the impairment of long-lived assets, useful lives of property and equipment, valuation allowance of deferred tax assets, uncertain tax positions, purchase price allocation of acquired real estates, allowance for credit losses and implicit interest rate of operating leases. Actual results could differ from those estimates.

(d) Investments

Investments in funds that report net asset value (“NAV”) per share

We hold investments in Japanese pooled funds. These funds are generally readily redeemable at their net asset values. The fair value of investment funds is measured at their net asset values per share (or its equivalent) as a practical expedient.

Investments in privately held companies and organizations that do not report NAV per share

Investments in privately held entities that do not report NAV per share are accounted for using a measurement alternative, under which these investments are measured at cost, adjusted for observable price changes and impairments, with changes recognized in other income (expenses).

Investments accounted for under equity method

We use the equity method to account for investments in silent partnerships, which is a structure similar to limited partnership, that we do not have a controlling financial interest but have the ability to influence the operating and financial policies of the investees. Under the equity method of accounting, we initially recognize our investments at cost and subsequently adjust the carrying amount of the investments for our share of earnings or losses reported by the investees, distributions received, and other-than-temporary impairments. Losses in excess of the carrying amount of our equity method investments, if any, are recognized when (i) we are unlikely to abandon the investee due to operating considerations, or (ii) it is anticipated that the investee’s return to profitability is imminent. Losses in excess of the carrying amount of our equity method investments are presented as a liability in the unaudited consolidated balance sheets.

(e) Real Estate Inventories

Real estate inventories represent mainly small adjacent individual lots, which consist of lands and/or lands with buildings attached, that will be grouped into larger lots for the purpose of selling to developers. Substantially all of our real estate inventories are in the process of combining into larger lots. Real estate inventories are recorded at the lower of cost or fair value less cost to sell. If an asset’s fair value less cost to sell, based on discounted future cash flows, management estimates or market comparisons, is less than its carrying amount, an allowance is recorded against the asset.

The cost basis of the real estate inventories includes all direct acquisition costs including but not limited to the property purchase price, acquisition costs, dismantlement costs, capitalized interest, capitalized real estate taxes and other costs. Interests and real estate taxes are not capitalized unless active redevelopment is underway. When acquiring real estate with existing buildings, we allocate the purchase price between land, building and intangibles related to in-place leases, if any, based on their relative fair values.

F-30

When real estate inventories are leased to customers under operating leases, the real estate assets are transferred to property and equipment. A real estate asset that is reclassified is measured and recorded individually at the lower of (a) its carrying amount adjusted for any depreciation expense that would have been recognized had the real estate asset been continuously classified as held for lease or (b) the fair value at the date of the decision not to sell. During the six months ended May 31, 2024 and 2023, there was no reclassification of real estate inventories to property and equipment.

(f) Property and Equipment, Net

Property and equipment, including real estate properties held for lease, are measured using the cost model and is stated at cost less accumulated depreciation. Acquisition cost includes mainly the costs directly attributable to the acquisition and the initial estimated dismantlement, removal, and restoration costs associated with the assets. Depreciation is calculated using the straight-line and declining methods over the estimated useful lives, as more details follow. Depreciation is included in cost of revenues and selling, general and administrative expenses and is allocated based on estimated usage for each class of asset.

Certain buildings were still under construction as of May 31, 2024 and November 30, 2023, and the costs of construction were reported as construction in progress. No provision for depreciation is made on the assets under construction until such time as the relevant assets are completed and ready for their intended use.

	Depreciation Method	Useful Life
Buildings, including buildings held for lease	Straight-line method	23-47 years
Facilities attached to buildings	Straight-line method	3-15 years
Vehicles	Declining balance method	5-10 years
Tools, furniture and fixture	Declining balance method	3-15 years
Land	Not depreciated	-
Software*	Straight-line method	5 years

*	Represent software that is non-detachable to the hardware.

Expenditures for maintenance and repairs, which do not materially extend the useful lives of the assets, are charged to expense as incurred. Expenditures for major renewals and betterments which substantially extend the useful life of assets are capitalized. When items are retired or otherwise disposed of, income is charged or credited for the difference between net book value of the item disposed and proceeds realized thereon.

The Company holds certain real estate assets for the purpose of leasing and generating rental revenue, which are included in property and equipment, net. The Company reclassifies real estate assets it plans to sell to real estate inventories when management has determined that the held for sale criteria have been met and records those assets at the lower of their carrying amount of fair values less costs to sell. During the six months ended May 31, 2024 and 2023, real estate assets held for lease in the carrying amount of $6,179,266 and $Nil, respectively, were reclassified as real estate inventories and subsequently sold within the same period of reclassification.

The classification of cash flows associated with the purchase and sale of real estate assets is based on the activity that is likely to be the predominant source or use of cash flows for the assets.

(g) Presentation of Cash Flows Associated with Real Estate Assets

The Company classifies cash flows associated with real estate assets in accordance with ASC 230, Statement of Cash Flows. As cash flows associated with real estate assets may have aspects of more than one class of cash flows and cannot be further bifurcated, the Company determines the appropriate classification of cash flows associated with the acquisition, redevelopment and sale of the real estate assets based on the activity that is likely to be the predominant source or use of cash flows for the items, considering its intention of use at the time of purchase, on an individual basis. Accordingly, the Company presents payments made to acquire and redevelop the real estate assets that are expected to be leased to customers and the related cash flows from rental revenue as investing activities in the unaudited consolidated statements of cash flows. The cash proceeds received from the sale of such real estate assets, if any, are included in investing activities. Payments made to acquire and redevelop the real estate assets that are expected to be sold to customers and the related cash proceeds from the sale of such assets are presented as operating activities in the unaudited consolidated statements of cash flows.

F-31

(h) Leases

The Company determines if an arrangement is or contains a lease at inception or modification of the arrangement. An arrangement is or contains a lease if there are identified assets and the right to control the use of an identified asset is conveyed for a period in exchange for consideration. Control over the use of the identified assets means the lessee has both the right to obtain substantially all of the economic benefits from the use of the asset and the right to direct the use of the asset.

We classify our leases as either finance leases or operating leases if we are the lessee, or sale-type, direct financing, or operating leases if we are the lessor. We use the following criteria to determine if a lease is a finance lease (as a lessee) or sales-type or direct financing lease (as a lessor):

(i)	ownership is transferred from lessor to lessee by the end of the lease term;
(ii)	an option to purchase is reasonably certain to be exercised;
(iii)	the lease term is for the major part of the underlying asset’s remaining economic life;
(iv)	the present value of lease payments equals or exceeds substantially all of the fair value of the underlying assets; or
(v)	the underlying asset is specialized and is expected to have no alternative use at the end of the lease term.

If we meet any of the above criteria, we account for the lease as a finance, a sales-type, or a direct financing lease. If we do not meet any of the criteria, we account for the lease as an operating lease.

Lessee accounting

The Company recognizes right-of-use assets and lease liabilities for all leases other than those with a term of twelve months or less as the Company has elected to apply the short-term lease recognition exemption. Right-of-use assets represent the Company’s right to use an underlying asset for the lease term. Lease liabilities represent the Company’s obligation to make lease payments arising from the lease. Right-of-use assets and lease liabilities are classified and recognized at the commencement date of a lease. Lease liabilities are measured based on the present value of fixed lease payments over the lease term. Right-of-use assets consist of (i) initial measurement of the lease liability; (ii) lease payments made to the lessor at or before the commencement date less any lease incentives received; and (iii) initial direct costs incurred by the Company.

As the rates implicit on the Company’s leases for which it is the lessee are not readily determinable, the Company uses its incremental borrowing rate based on information available at the commencement date in determining the present value of lease payments. When determining the incremental borrowing rate, the Company assesses multiple variables such as lease term, collateral, economic conditions, and its creditworthiness.

From time to time, we may enter into sublease agreements with third parties. Our subleases generally do not relieve us of our primary obligations under the corresponding head lease. As a result, we account for the head lease based on the original assessment at lease inception. We determine if the sublease arrangement is either a sales-type, direct financing, or operating lease at inception of the sublease. If the total remaining lease cost on the head lease for the term of the sublease is greater than the anticipated sublease income, the right-of-use asset is assessed for impairment. Our subleases are generally operating leases and we recognize sublease income on a straight-line basis over the sublease term.

F-32

Lessor accounting – operating leases

We account for the revenue from our lease contracts by utilizing the single component accounting policy. This policy requires us to account for, by class of underlying asset, the lease component and nonlease component(s) associated with each lease as a single component if two criteria are met:

(i)	the timing and pattern of transfer of the lease component and the nonlease component(s) are the same; and
(ii)	the lease component would be classified as an operating lease if it were accounted for separately.

Lease components consist primarily of fixed rental payments, which represent scheduled rental amounts due under our leases. Nonlease components consist primarily of tenant recoveries representing reimbursements of rental operating expenses, including recoveries for utilities, repairs and maintenance and common area expenses.

If the lease component is the predominant component, we account for all revenues under such lease as a single component in accordance with the lease accounting standard. Conversely, if the nonlease component is the predominant component, all revenues under such lease are accounted for in accordance with the revenue recognition accounting standard. Our operating leases qualify for the single component accounting, and the lease component in each of our leases is predominant. Therefore, we account for all revenues from our operating leases under the lease accounting standard and classify these revenues as rental income.

We commence recognition of rental income related to the operating leases at the date the property is ready for its intended use by the tenant and the tenant takes possession or controls the physical use of the leased asset. Income from rentals related to fixed rental payments under operating leases is recognized on a straight-line basis over the respective operating lease terms. Amounts received currently but recognized as revenue in future periods are classified in other liabilities in our unaudited consolidated balance sheets.

(i) Impairment of Long-Lived Assets

Long-lived assets with finite lives, primarily real estate inventories, property and equipment, including real estate properties held for lease, and operating lease right-of-use assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If the estimated cash flows from the use of the asset and its eventual disposition are below the asset’s carrying value, then the asset is deemed to be impaired and written down to its fair value. There were no impairments of these assets during the six months ended May 31, 2024 and 2023.

(j) Revenue Recognition

The Company recognizes revenue from sales of real estate, providing real estate brokerage service under ASC Topic 606, “Revenue from Contracts with Customers”.

To determine revenue recognition for contracts with customers, the Company performs the following five steps : (i) identify the contract(s) with the customer, (ii) identify the performance obligations in the contract, (iii) determine the transaction price, including variable consideration to the extent that it is probable that a significant future reversal will not occur, (iv) allocate the transaction price to the respective performance obligations in the contract, and (v) recognize revenue when (or as) the Company satisfies the performance obligation. Revenue amount represents the invoiced value, net of consumption tax and applicable local government levies, if any. The consumption tax on sales is calculated at 10% of gross sales.

The Company reports revenue on a gross or net basis based on management’s assessment of whether the Company acts as a principal or agent in the transaction. The determination of whether the Company acts as a principal or an agent in a transaction is based on the evaluation of whether (i) the Company is primarily responsible for fulfilling the promise to provide the specified goods or service, (ii) the Company has inventory risk before the specified good or service has been transferred to a customer or after transfer of control to the customer and (iii) the Company has discretion in establishing the price for the specified good or service. If the terms of a transaction do not indicate the Company is acting as a principal in the transaction, then the Company is acting as an agent in the transaction and the associated revenues are recognized on a net basis.

F-33

The Company has utilized the practical expedient in ASC Topic 606 and elected not to capitalize contract costs for contracts with customers with durations less than one year. The Company does not have significant remaining unfulfilled performance obligations or contract balances.

The Company recognizes revenue from rental services under ASC Topic 842, “Leases”.

The Company currently generates its revenue from the following main sources:

Real estate sales

Revenues from real estate sales are recognized when the parties are bound by the terms of a contract, consideration has been exchanged, title and other attributes of ownership have been conveyed to the buyer by means of a closing and the Company is not obligated to perform further significant development of the specific property sold, which is generally upon the delivery of the real estate, which generally coincides with the receipt of cash consideration from the customer. Our contracts with customers contain a single performance obligation and we do not provide warranties for sold real estate.

Rental revenue

Rental income is generally recognized on a straight-line basis over the terms of the tenancy agreements. For real estate leases, these contracts are treated as leases for accounting purposes, rather than contracts with customers subject to ASC Topic 606. Also see Note 2(h).

Real estate brokerage revenue

We recognize commission-based brokerage revenue upon closing of a brokerage transaction. The transaction price is either fixed or calculated by taking the agreed upon commission rate and applying that to the real estate’s selling price. Brokerage revenue primarily contains a single performance obligation that is satisfied upon the closing of a real estate services transaction, at which point the entire transaction price is earned. We are not entitled to any commission until the performance obligation is satisfied and are not owed any commission for unsuccessful transactions, even if services have been provided.

(k) Concentration of Credit Risk

Financial instruments that potentially subject the Company to credit risk consist primarily of accounts receivable. The Company does not require collateral or other security to support these receivables. The Company conducts periodic reviews of the financial condition and payment practices of its customers to minimize collection risk on accounts receivable.

For the six months ended May 31, 2024, no customer represents more than 10% of the Company’s total revenues. For the six months ended May 31, 2023, customer F accounts for 10% of the Company’s total revenues.

As of May 31, 2024, customer C, G, H, I, and J represent 13%, 31%, 25%, 13%, and 13% of the Company’s total outstanding accounts receivable, respectively. As of November 30, 2023, customer C and E represent 60% and 40% of the Company’s total outstanding accounts receivable, respectively.

As of May 31, 2024 and November 30, 2023, vendor A, a related party, represents 88% and 95% of the Company’s total outstanding accounts and other payables, respectively.

F-34

(l) Stock Based Compensation

The Company accounts for stock based compensation awards in accordance with ASC Topic 718, “Compensation – Stock Compensation.” The cost of services received from employees and non-employees in exchange for awards of equity instruments is recognized in the unaudited consolidated statements of operations and comprehensive income based on the estimated fair value of those awards on the grant date and amortized on a straight-line basis over the requisite service period or vesting period. The Company records forfeitures as they occur.

(m) Fair Value Measurements

The Company performs fair value measurements in accordance with ASC Topic 820. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. ASC Topic 820 establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. An asset’s or a liability’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC Topic 820 establishes three levels of inputs that may be used to measure fair value:

●	Level 1: quoted prices in active markets for identical assets or liabilities;
●	Level 2: inputs other than Level 1 that are observable, either directly or indirectly; or
●	Level 3: unobservable inputs that are supported by little or no market activity and that are significant to the fair values of the assets or liabilities.

As of May 31, 2024 and November 30, 2023, the carrying values of cash and cash equivalents, accounts receivable and accounts and other payables approximated their fair values reported in the unaudited consolidated balance sheets due to the short-term maturities of these instruments. Debt that bears variable interest rates index to prime also approximates fair value as it reprices when market interest rates change.

(n) Commitments and Contingencies

Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

(o) Recent Accounting Pronouncements

In November 2023, the FASB issued Accounting Standards Update (“ASU”) No. 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures, which expands annual and interim disclosure requirements for reportable segments, primarily through enhanced disclosures about significant segment expenses. ASU No. 2023-09 is effective for public entities for annual reporting periods beginning after December 15, 2023, on a retrospective basis. Early adoption is permitted. The Company is currently evaluating the impact of this accounting standard update on its consolidated financial statements and related disclosures.

In December 2023, the FASB issued ASU No. 2023-09, Income Taxes (Topic 740) - Improvements to Income Tax Disclosures (“ASU 2023-09”), which is intended to enhance the transparency and decision usefulness of income tax disclosures. The amendments in ASU 2023-09 provide for enhanced income tax information primarily through changes to the rate reconciliation and income taxes paid information. ASU 2023-09 is effective for public business entities for annual periods beginning after December 15, 2024 and for other entities for annual periods beginning after December 15, 2025. Early adoption is permitted. The guidance should be applied prospectively, but entities have the option to apply it retrospectively for each period presented. The Company is currently evaluating the impact of this accounting standard update on its consolidated financial statements and related disclosures.

NOTE 3 — INVESTMENTS

Investments consist of the following:

	May 31, 2024	November 30, 2023
Investments in funds that report NAV per share	$2,959,546	$2,596,740
Investments in private entities or organizations that do not report NAV per share:	290,858	207,750
Investments in silent partnerships accounted for under the equity method	-	13,662
Total	$3,250,404	$2,818,152

F-35

Realized and unrealized gain or loss on investments, and dividend income from investments, which were included in other income (expenses), were as follows:

	For the Six Months Ended
	May 31,
	2024	2023
Unrealized gain	$413,753	$104,130
Realized gain	$60,848	$7,623
Dividend income	$45,274	$7,799

Income from equity method investments during the six months ended May 31, 2024 and 2023 were $522,918, and $1,402,826, respectively, including losses in excess of the carrying amount of equity method investments of $13,465 and $3,311, respectively.

NOTE 4 — PROPERTY AND EQUIPMENT, NET

Property and equipment, net consist of the following:

	May 31, 2024	November 30, 2023
Land	$1,502,656	$3,382,782
Buildings, including buildings held for lease	2,971,145	2,836,912
Facilities attached to buildings	1,171,337	1,376,354
Construction in process	1,469,559	3,366,306
Vehicles	573,197	601,791
Tools, furniture, and fixture	82,303	92,532
Software	251,453	246,067
Subtotal	8,021,650	11,902,744
Less: accumulated depreciation	739,752	862,970
Property and equipment, net	$7,281,898	$11,039,774

Substantially all of the buildings consist of buildings held for lease. Certain property and equipment, mainly land and buildings, in the carrying amount of $5,719,083 and $7,064,208 as of May 31, 2024 and November 30, 2023, respectively, were pledged to secure the Company’s loans, see Note 6.

As of May 31, 2024 and November 30, 2023, the Company’s property and equipment included real estate assets held for lease, including construction in process, in the carrying amount of $5,766,807 and $9,636,253, respectively.

Depreciation expense was $145,845 and $196,662 for the six months ended May 31, 2024 and 2023, respectively.

NOTE 5 — ACCOUNTS AND OTHER PAYABLES AND OTHER LIABILITIES

Accounts and other payables and other liabilities consist of the following:

	May 31, 2024	November 30, 2023
Accounts and other payables
Vendor payables (including $16,150,324 and $26,537,663 to a related party as of May 31, 2024 and November 30, 2023, respectively)	$17,068,900	$27,484,442
Accrued expenses	1,384,188	511,170
Total accounts and other payables	$18,453,088	$27,995,612

Other liabilities:
Deferred revenue	$281,175	$61,235
Accrued eviction costs payable to tenants	67,235	68,162
Rental deposits received from tenants	217,648	193,314
Losses in excess of the carrying amount of equity method investments	2,281,495	2,969,548
Deferred income tax liabilities	2,373,431	1,829,764
Others (a)	529,259	568,600
Total other liabilities	$5,750,243	$5,690,623

(a)	Others primarily consist of accrued consumption tax, tax and social insurance expenses withheld for employees and other miscellaneous liabilities.

F-36

NOTE 6 — BANK AND OTHER BORROWINGS

The Company’s bank and other borrowings consist of the following:

Indebtedness	Weighted average interest rate*	Weighted average years to maturity*	Balance as of May 31, 2024	Balance as of November 30, 2023
Loans from banks and other financial institutions
Secured loans
Fixed rate loans	1.93%	0.48	$74,960,799	$56,425,827
Variable rate loans	0.39%	1.76	20,301,426	22,978,472
Subtotal	2.32%	2.24	95,262,225	79,404,299
Unsecured loans
Fixed rate loans	0.03%	0.32	3,284,820	3,676,033
Variable rate loans	0.03%	0.15	1,726,287	1,909,427
Subtotal	0.06%	0.47	5,011,107	5,585,460

Corporate bonds
Secured bonds with fixed rate	0.58%	5.82	1,596,794	1,839,454

Total bank and other borrowings			$101,870,126	$86,829,213

*	Pertained to information for loans and corporate bonds outstanding as of May 31, 2024.

The Company borrowed loans from various financial institutions and issued bonds for the purpose of purchasing real estate properties, and for working capital purpose.

Interest expense for loans and corporate bonds was $1,156,069 and $1,377,735 for the six months ended May 31, 2024 and 2023, respectively.

The pledge information for the Company’s outstanding loans as of May 31, 2024 and November 30, 2023, consists of the following:

	May 31, 2024	November 30, 2023
Loans
Pledged by real estate inventories	$86,485,565	$66,393,021
Pledged by real estate inventories and restricted cash	1,017,876	5,870,021
Pledged by restricted cash (a)	-	1,487,793
Pledged by property and equipment	4,705,153	4,300,925

(a)	As of May 31, 2024 and November 30, 2023, these loans were secured by restricted cash of $1,399,888 and $1,488,120, respectively.

F-37

The guarantees of the Company’s outstanding loans and bonds as of May 31, 2024 and November 30, 2023, consist of the following:

	May 31, 2024	November 30, 2023
Loans
Guaranteed by CEO of the Company	$48,802,526	$58,182,956

Corporate bonds
Co-guaranteed by Aichi Bank and Nagoya City Credit Guarantee Association	1,005,153	1,163,184
Co-guaranteed by Aichi Bank and Aichi Credit Guarantee Association	591,641	676,270

During the six months ended May 31, 2024 and 2023, the Company entered into amended loan agreements which had prepayment options with financial institutions for certain loans. The amended terms mainly included changes of maturity dates and installment amount. The Company analyzed the amendments under ASC Topic 470 and concluded that these amendments were not considered substantially different and were accounted for as debt modifications.

As of May 31, 2024, future minimum payments for loans and corporate bonds are as follows:

Years ended November 30,	Principal Repayment
Remaining of 2024	$24,668,745
2025	62,557,910
2026	5,869,569
2027	1,022,214
2028	1,012,815
Thereafter	6,738,873
Total	$101,870,126

NOTE 7 — OPERATING LEASES – AS A LESSEE

The Company has entered into operating leases for offices and sublease purposes, with terms ranging from two to five years. The estimated effect of lease renewal and termination options, as applicable, that are reasonably certain to be exercised in the determination of the lease term and initial measurement of right-of-use assets and lease liabilities was included in the unaudited consolidated financials.

During the six months ended May 31, 2024 and 2023, three and four operating leases were guaranteed by the CEO of the Company, respectively.

Operating lease expenses for lease payments are recognized on a straight-line basis over the lease term. The operating lease costs for the six months ended May 31, 2024 and 2023 were $622,575 and $343,598, respectively, which were included in selling, general and administrative expenses.

F-38

The following table presents supplemental information related to the Company’s operating leases:

	For the Six Months Ended
	May 31,
	2024	2023
Cash paid for amounts included in the measurement of lease liabilities	$323,765	$354,198

Operating lease right-of-use assets obtained in exchange for operating lease liabilities	$21,971	$-

Remeasurement of the lease liabilities and right-of-use assets due to lease modifications	$-	$232,180

Weighted average remaining lease term (years)	2.22	2.40

Weighted average discount rate (per annum)	2.00%	2.00%

As of May 31, 2024, the future maturity of lease liabilities is as follows:

Years ended November 30,	Lease Payment
Remaining of 2024	$548,629
2025	899,053
2026	397,973
2027	78,802
2028	65,668
Thereafter	-
Total undiscounted lease payments	1,990,125
Less: imputed interest	(42,159)
Total operating lease liabilities	$1,947,966

NOTE 8 — SHAREHOLDERS’ EQUITY

No common shares were issued during the six months ended May 31, 2024 and 2023. As of May 31, 2024 and November 30, 2023, there were 49,000,000 shares of common shares issued and outstanding.

During the six months ended May 31, 2024 and 2023, the Company declared and distributed cash dividends of JPY294 million (approximately $1.99 million) and JPY294 million (approximately $2.26 million), respectively.

Legal reserve set aside as appropriation of retained earnings and legal capital surplus

Retained earnings consist of legal reserves and accumulated earnings. The Companies Act provides that an amount at least equal to 10% of the aggregate amount of cash dividends and certain appropriations of retained earnings associated with cash outlays applicable to each period shall be appropriated and set aside as a legal reserve until the aggregate amount of legal reserve set aside as an appropriation of retained earnings and the legal capital surplus equals 25% of stated capital as defined in the Companies Act. Legal reserves may be used to eliminate or reduce a deficit or be transferred to other retained earnings upon approval of the General Meeting of Shareholders.

F-39

Stock-based compensation

On October 26, 2022 (“Effective Date”), the Company entered into a Common Stock Purchase Warrant Agreement (the “Warrant Agreement I”) with HeartCore Enterprise, Inc. (“HeartCore”) pursuant to which it agreed to compensate HeartCore with common share purchase warrants (the “Warrants”) in exchange for professional services to be provided by HeartCore in connection with its initial public offering (the “IPO”). HeartCore may exercise the Warrants in 10 years upon the Company’s successful listing on the Nasdaq Capital Market or the occurrence of other fundamental events defined in the Warrant Agreement I to purchase 1% of the fully diluted shares of the Company’s common share as of the date of the IPO, for an exercise price per share of $0.01, subject to adjustment as provided in the Warrant Agreement I. The Warrants were fully vested as of the Effective Date. The Warrant Agreement I was further amended on November 28, 2022, to modify the percentage of the fully diluted shares purchasable by HeartCore from 1% to 3%. On June 23, 2023, the Company and HeartCore entered into the 1st stock acquisition rights allotment agreement pursuant to which the Company allotted 735,000 stock acquisition rights to HeartCore in substitution for the Warrants originally issued on October 26, 2022. The Warrants were also terminated upon the issuance of the stock acquisition rights. The key terms remained unchanged, except for the stock acquisition right is exercisable during the period from July 1, 2023 to June 30, 2033 and under the condition that the IPO is completed.

On November 1, 2022, the Company entered into a Common Stock Purchase Warrant Agreement (the “Warrant Agreement II”) with Hirokazu Tsukahara, the Chief Financial Officer (the “CFO”) of the Company, pursuant to which it agreed to compensate the CFO with 980 common share purchase warrants, fully vested upon the completion of the IPO, in exchange for professional services provided and to be provided by the CFO. The CFO may exercise the common share purchase warrants in 10 years upon the Company’s successful listing on the Nasdaq Capital Market or the occurrence of other fundamental events defined in the Warrant Agreement II, for an exercise price per share of $0.01, subject to adjustment as provided in the Warrant Agreement II. The warrants granted to CFO were terminated upon issuance of the stock acquisition rights on June 23, 2023, see below.

On June 23, 2023, the Company, the CFO and an employee of the Company entered into the 2nd stock acquisition rights allotment agreement pursuant to which the Company allotted 900,000 stock acquisition rights to the CFO and 80,000 stock acquisition rights to the employee in exchange for JPY1 ($0.01) as the consideration price per stock acquisition right, in substitution for the common share purchase warrants originally issued on November 1, 2022, which were terminated upon issuance of the stock acquisition rights. The key terms remained unchanged, except for (a) the per-share exercise price was changed from $0.01 to JPY241 ($1.73), and (b) the stock acquisition right is exercisable during the period from September 1, 2023 to June 23, 2033, and under the conditions that the IPO is completed and that the board of directors approves right holders have made sufficient contributions to the business. In June 2023, the Company received cash consideration of JPY980,000 ($6,627) for the issued 980,000 stock acquisition rights from the CFO and the employee, which was recorded as additional paid-in capital during the year ended November 30, 2023.

On June 23, 2023, the Company entered into the 3rd stock acquisition rights allotment agreement pursuant to which the Company allotted 6,100,000 stock acquisition rights to its director and employees for an exercise price per share of JPY241 ($1.73), among which 60,200 stock acquisition rights were allotted to the Company’s director and 100,300 stock acquisition rights were allotted to former directors. The stock acquisition rights are exercisable during the period from June 24, 2025 to June 23, 2033 and under the conditions that (a) the IPO is completed, (b) the audited consolidated revenues under U.S. GAAP for the year ended November 30, 2023 or after exceeding JPY85 billion (approximately $610.15 million) per fiscal year, and (c) the total exercise payment made by the right holders is not more than JPY12 million (approximately $86.14 thousand) per calendar year.

On June 23, 2023, the Company entered into the 4th stock acquisition rights allotment agreement pursuant to which the Company allotted 1,200,000 stock acquisition rights to its business partners for an exercise price per share of JPY241 ($1.73), among which 200,000 stock acquisition rights were allotted to Nagata Co., Ltd., a related party. The stock acquisition rights are exercisable during the period from September 1, 2023 to June 23, 2033 and under the conditions that the IPO is completed and that the audited consolidated revenues under U.S. GAAP for the year ended November 30, 2023 or after exceeding JPY85 billion (approximately $610.15 million) per fiscal year.

As of May 31, 2024, the Company did not recognize any stock-based compensation expense as the performance condition of exercisability upon a successful IPO is not considered probable until it occurs.

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NOTE 9 - INCOME TAXES

The Company conducts its businesses in Japan and is subject to tax in this jurisdiction. During the six months ended May 31, 2024 and 2023, all taxable income of the Company is generated in Japan. As a result of its business activities, the Company files tax returns that are subject to examination by the local tax authority. Income taxes in Japan applicable to the Company are imposed by the national, prefectural, and municipal governments, and in the aggregate resulted in an effective statutory rate of approximately 34.59% for the six months ended May 31, 2024 and 2023.

For the six months ended May 31, 2024 and 2023, the Company’s income tax expenses are as follows:

	For the Six Months Ended
	May 31,
	2024	2023
Current	$8,589,918	$15,040,525
Deferred	758,690	745,653
Total	$9,348,608	$15,786,178

The effective tax rate was 38.49% and 36.53% for the six months ended May 31, 2024 and 2023, respectively.

NOTE 10 – DISAGGREGATION OF REVENUES

Revenues generated from different revenue streams consist of the following:

	For the Six Months Ended
	May 31,
	2024	2023
Real estate sales	$238,764,603	$290,936,895
Rental revenue	894,830	671,446
Real estate brokerage revenue	39,049	47,303
Total	$239,698,482	$291,655,644

The Company’s revenues are presented net of consumption tax collected on behalf of governments. The Company has elected to adopt the practical expedient for incremental costs to obtain a contract with a customer, i.e. sales commissions, with amortization periods of one year or less to be recorded in selling, general and administrative expenses when incurred.

Changes in the Company’s deferred revenue, which was included in other liabilities in the unaudited consolidated balance sheets, for the six months ended May 31, 2024 and 2023 were presented in the following table:

	For the Six Months Ended
	May 31,
	2024	2023
Deferred revenues as of the beginning of the period	$61,235	$88,276
Net cash received in advance during the period	565,052	239,405
Revenue recognized (consumption tax included) from opening balance of deferred revenue	(61,235)	(88,276)
Revenue recognized (consumption tax included) from deferred revenue arising during current period	(270,477)	(1,726)
Foreign exchange effect	(13,400)	(10,117)
Deferred revenue as of the end of the period	$281,175	$227,562

As of May 31, 2024 and November 30, 2023, and for the periods then ended, all of our long-lived assets and revenues generated were attributed to the Company’s operation in Japan.

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NOTE 11 – RELATED PARTY TRANSACTIONS

The related parties had material transactions for the six months ended May 31, 2024 and 2023 consist of the following:

Name of Related Party	Nature of Relationship at May 31, 2024
Nagata Co., Ltd.	A company significantly influenced by the Company
Sanae Kobayashi	Director of Royal House

As of May 31, 2024 and November 30, 2023, loan receivables due from a related party, which were included in other assets in the unaudited consolidated financial statements, are as follows:

Loan receivables due from a related party		May 31, 2024	November 30, 2023
Sanae Kobayashi	Loan receivables	$249,801	$276,207

During the six months ended May 31, 2024 and 2023, Sanae Kobayashi repaid $10,507 and $310,869, of which $10,507 and $12,085 was withheld from her payroll, respectively, to the Company. Interest income generated from this related party amounted of $673 and $449 for the six months ended May 31, 2024 and 2023, respectively.

Accounts and other payables to a related party as of May 31, 2024 and November 30, 2023 are as follows:

Accounts and other payables to a related party		May 31, 2024	November 30, 2023
Nagata Co., Ltd.	Consulting service provided by related party	$16,150,324	$26,537,663

Other income generated from related parties for the six months ended May 31, 2024 and 2023 are as follows:

		For the Six Months Ended
		May 31,
Other income from related parties		2024	2023
Nagata Co., Ltd.	Other income	$-	$17,628
Sanae Kobayashi	Interest income	673	449

Selling, general and administrative expenses incurred with a related party for the six months ended May 31, 2024 and 2023 are as follows:

		For the Six Months Ended
		May 31,
Expenses with a related party		2024	2023
Nagata Co., Ltd.	Consulting fee	$13,081,966	$15,869,285

Nagata Co., Ltd. was engaged by the Company for consulting services, such as providing real estate industrial operating strategies, in exchange for commission-based compensation.

Also see Note 5, 6, 7 and 8 for more transactions with related parties.

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NOTE 12 – COMMITMENT AND CONTINGENCIES

Purchase commitments

As of May 31, 2024 and November 30, 2023, the amount of contractual commitments for the acquisition of real estate properties was $520,861,286 and $527,812,592, respectively.

Guarantees

As of May 31, 2024 and November 30, 2023, the Company provided guarantees on the debt of a customer totaling approximately $7.87 million and $8.45 million, respectively. As of May 31, 2024 and November 30, 2023, the Company did not record a liability in the unaudited consolidated balance sheets for these guarantees because it was not probable that the Company would be required to make payments under these guarantees.

Contingencies

The Company is involved in legal proceedings and claims in the ordinary course of business. In the opinion of management, none of such proceedings and claims will have a significant impact on the Company’s unaudited financial statements.

NOTE 13 – SUBSEQUENT EVENTS

The Company evaluated subsequent events through September 20, 2024, which is the date the unaudited consolidated financial statements are issued, and concluded that no subsequent events have occurred that would require recognition or disclosure in the unaudited consolidated financial statements other than as disclosed below.

During the subsequent period, the Company entered into various loans, in a total principal amount of JPY8,563 million (approximately $54.48 million), with banks and financial institutions for working capital purpose and for the purpose of purchasing real estate properties.

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2,500,000 Common Shares

Metros Development Co., Ltd.

PROSPECTUS

Joint Book-Runners

Loop Capital Markets	Kingswood Capital Partners, LLC

          , 2024

Through and including                   , 2024 (the 25th day after the date of this offering), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors and Officers.

Article 330 of the Companies Act of Japan (which we refer to as the “Companies Act”) makes the provisions of Part III, Chapter 2, Section 10 of the Civil Code of Japan applicable to the relationship between us and our directors and corporate auditors. Section 10 of the Civil Code, among other things, provides in effect that:

1.	Any director or corporate auditor of a company may demand advance payment of expenses considered necessary for the management of the affairs of such company entrusted to the director or corporate auditor;

2.	If a director or a corporate auditor of a company has defrayed any expenses considered necessary for the management of the affairs of such company entrusted to the director or corporate auditor, the director or corporate auditor may demand reimbursement therefor and interest thereon after the date of payment from such company;

3.	If a director or a corporate auditor has assumed an obligation necessary for the management of the affairs of such company, the director or corporate auditor may require such company to perform it in the director or corporate auditor’s place or, if it is not due, to furnish adequate security; and

4.	If a director or a corporate auditor, without any fault on the director or corporate auditor’s part, sustains damage through the management of the affairs of such company, the director or corporate auditor may demand compensation therefor from such company.

Pursuant to Articles 29 and 39 of the Articles of Incorporation of the Company and pursuant to Article 427 of the Companies Act, the Company may enter into agreements with non-executive directors and corporate auditors to limit their liability to the Company with respect to loss or damage caused by their acts stipulated in Article 423 of the Companies Act, respectively. However, the amount of such limited liability shall be the minimum liability limit stipulated by laws and regulations. Currently, there is no “non-executive director” under the Companies Act. Yoshihiro Koshiba (Chief Executive Officer of Metros Development Co., Ltd.), Hirokazu Tsukahara (Chief Financial Officer of Metros Development Co., Ltd.), and Hiroshi Tamura are “executive” directors.

In addition, our articles of incorporation include limitation of liability provisions, pursuant to which we can exempt, by resolution of our board of directors, our independent directors and corporate auditors from liabilities arising in connection with any failure to execute their respective duties in good faith or due to simple negligence (excluding gross negligence and willful misconduct), within the limits stipulated by applicable laws and regulations including Article 426, Paragraph 1 of the Companies Act.

We maintain, at our expense, a directors’ and officers’ liability insurance policy for each of our directors and corporate auditors. The policy insures each of our directors and corporate auditors against certain liabilities that they may incur in their capacity as a director or corporate auditor.

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Item 7. Recent Sales of Unregistered Securities.

Historical Common Equity Transactions

Since January 1, 2019, the Company engaged in the following unregistered stock issuances:

●	On June 23, 2023, the Company allotted 735,000 stock acquisition rights to HeartCore in exchange for services rendered as a consultant in connection with the proposed initial public offering of the Company under grants authorized by our shareholders and directors in substitution for the New Warrant executed as of October 26, 2022 between the Company and HeartCore. The stock acquisition right is exercisable from July 1, 2023 to June 30, 2033 upon the condition that the IPO has been completed. The stock acquisition right has an exercise price of ¥1($0.01) per common share.

●	On November 1, 2022, the Company allotted 980,000 warrants to Hirokazu Tsukahara in exchange for services related to this offering. This warrant was terminated upon the issuance of the stock acquisition rights to Hirokazu Tsukahara and Eiko Hanyu as of June 23, 2023. The Company allotted 900,000 stock acquisition rights to Hirokazu Tsukahara and 80,000 stock acquisition rights to Eiko Hanyu. The stock acquisition right is exercisable from September 1, 2023 to June 23, 2033 upon the conditions that the IPO has been completed and that the board of directors approves right holders have made sufficient contributions to the business with an exercise price of ¥241($1.73) per common share.

●	On June 23, 2023, the Company allotted 6,100,000 stock acquisition rights to one director and employees. The stock acquisition rights have all of the following vesting and exercise conditions with an exercise price of ¥241($1.73) per common share:

a.	After the completion of IPO;
b.	From June 24, 2025 to June 23, 2033; and
c.	Consolidated revenues for the fiscal year ended November 30, 2023 or after exceeding ¥85 billion ($610.15 million) after the audit on the functional currency basis before the translation into the reporting currency basis in accordance with the US GAAP; and
d.	The total exercise payment made by the right holders is not more than ¥12 million ($86.14 thousand) during each calendar year.

●	On June 23, 2023, the Company allotted 1,200,000 stock acquisition rights to its business partners. The stock acquisition rights have all of the following vesting and exercise conditions with an exercise price of ¥241($1.73) per common share:

a.	After the completion of IPO;
b.	From September 1, 2023 to June 23, 2033; and
c.	Consolidated revenues for the fiscal year ended November 30, 2023 or after exceeding ¥85 billion ($610.15 million) after the audit on the functional currency basis before the translation into the reporting currency basis in accordance with the US GAAP.

We believe that each of the following issuances was exempt from registration under the Securities Act pursuant to Regulation S under the Securities Act regarding sales by an issuer in offshore transactions. No underwriters were involved in these issuances of securities.

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Item 8. Exhibits and Financial Statement Schedules

(a)	The following documents are filed as part of this registration statement:

Exhibit Number	Description
1.1**	Form of Underwriting Agreement

3.1**	Articles of Incorporation of Metros Development Co., Ltd.

5.1**	Opinion of City-Yuwa Partners regarding the validity of common shares being registered

10.1**	Consulting and Services Agreement, dated as of October 20, 2022, between Metros Development Co., Ltd. and HeartCore Enterprises, Inc.

10.2**	Amendment No. 1 to Consulting and Services Agreement, dated as of October 26, 2022, between Metros Development Co., Ltd. and HeartCore Enterprises, Inc.

10.3**	Amendment No. 2 to Consulting and Services Agreement, dated as of June 23, 2023, between Metros Development Co., Ltd. and HeartCore Enterprises, Inc.

10.4**	1st Stock Acquisition Rights Allotment Agreement, dated June 23, 2023, between Metros Development Co., Ltd. and HeartCore Enterprises, Inc.

10.5**	2nd Stock Acquisition Rights Allotment Agreement, dated June 23, 2022, between Metros Development Co., Ltd. and Hirokazu Tsukahara

10.6**	2nd Stock Acquisition Rights Allotment Agreement, dated June 23, 2022, between Metros Development Co., Ltd. and Eiko Hanyu

10.7**	3rd Stock Acquisition Rights Allotment Agreement dated June 23, 2023, between Metros Development Co., Ltd. and its director and employees.

10.8**	4th Stock Acquisition Rights Allotment Agreement dated June 23, 2023, between Metros Development Co., Ltd. and its business partners.

21.1**	List of Subsidiaries of the Metros Development Co., Ltd.

23.1*	Consent of MaloneBailey, LLP

23.2**	Consent of City-Yuwa Partners (included in Exhibit 5.1)

24.1**	Power of Attorney (included on the signature page of this registration statement)

107**	Filing Fee Table

*	Filed herewith.
**	Previously filed.
†	Includes management contracts and compensation plans and arrangements

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Item 9. Undertakings.

(a)	The undersigned registrant (which we refer to as the “Registrant”) hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the U.S.

Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

(5)	That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The Registrant undertakes that in a primary offering of securities of the Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424 under the Securities Act;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on behalf of the Registrant; and

(iv)	Any other communication that is an offer in the offering made by the Registrant to the purchaser.

(b)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c)	The Registrant hereby undertakes:

(1)	That, for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A under the Securities Act and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	That, for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Tokyo, Japan on September 20, 2024.

Metros Development Co., Ltd.

By:	/s/ Yoshihiro Koshiba
Yoshihiro Koshiba
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Yoshihiro Koshiba	Chief Executive Officer and Director	September 20, 2024
Yoshihiro Koshiba	(Principal Executive Officer)

*	Chief Financial Officer and Director	September 20, 2024
Hirokazu Tsukahara	(Principal Financial and Accounting Officer)

*	Secretary and Director	September 20, 2024
Hiroshi Tamura

By:	/s/ Yoshihiro Koshiba
Yoshihiro Koshiba
Attorney-in-fact*

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933 as amended, the undersigned, the duly authorized representative in the United States of America of Metros Development Co., Ltd., has signed this registration statement on September 20, 2024

COGENCY GLOBAL INC.

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Sr. Vice President on behalf of Cogency Global Inc.

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